CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Medium-Term Notes, Series A	$777,000,000	$30,536.10

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-145845

Pricing Supplement to the Prospectus dated August 31, 2007 and the Prospectus Supplement dated September 4, 2007

$3,000,000,000 iPath® Dow Jones-AIG Commodity Index Total ReturnSM ETN

$250,000,000 iPath® Dow Jones-AIG Agriculture Total Return Sub-IndexSM ETN

$125,000,000 iPath® Dow Jones-AIG Aluminum Total Return Sub-IndexSM ETN

$25,000,000 iPath® Dow Jones-AIG Cocoa Total Return Sub-IndexSM ETN

$25,000,000 iPath® Dow Jones-AIG Coffee Total Return Sub-IndexSM ETN

$250,000,000 iPath® Dow Jones-AIG Copper Total Return Sub-IndexSM ETN

$25,000,000 iPath® Dow Jones-AIG Cotton Total Return Sub-IndexSM ETN

$250,000,000 iPath® Dow Jones-AIG Energy Total Return Sub-IndexSM ETN

$250,000,000 iPath® Dow Jones-AIG Grains Total Return Sub-IndexSM ETN

$250,000,000 iPath® Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM ETN

$125,000,000 iPath® Dow Jones-AIG Lead Total Return Sub-IndexSM ETN

$450,000,000 iPath® Dow Jones-AIG Livestock Total Return Sub-IndexSM ETN

$250,000,000 iPath® Dow Jones-AIG Natural Gas Total Return Sub-IndexSM ETN

$250,000,000 iPath® Dow Jones-AIG Nickel Total Return Sub-IndexSM ETN

$125,000,000 iPath® Dow Jones-AIG Platinum Total Return Sub-IndexSM ETN

$125,000,000 iPath® Dow Jones-AIG Precious Metals Total Return Sub-IndexSM ETN

$50,000,000 iPath® Dow Jones-AIG Softs Total Return Sub-IndexSM ETN

$25,000,000 iPath® Dow Jones-AIG Sugar Total Return Sub-IndexSM ETN

$125,000,000 iPath® Dow Jones-AIG Tin Total Return Sub-IndexSM ETN

This pricing supplement relates to 19 series of iPath® Exchange-Traded Notes (the “Securities”) that Barclays Bank PLC may issue from time to time. One series is linked to the Dow Jones – AIG Commodity Index Total ReturnSM (the “Commodity Index”), and the other 18 series are each linked to a sub-index of the Commodity Index (the “Sub-Indices”, and together with the Commodity Index, the “Indices”). The Securities do not guarantee any return of principal at maturity and do not pay any interest during their term. Instead, you will receive a cash payment at maturity or upon early redemption based on the performance of the Index to which your Securities are linked, less an investor fee. The principal terms of each series of Securities are as follows:

Issuer: Barclays Bank PLC

Series: Medium-Term Notes, Series A

Inception, Issuance and Maturity:

•

The Securities linked to the Dow Jones-AIG Commodity Index Total ReturnSM (the “Commodity Index Securities”) were first sold on June 6, 2006; were first issued on June 9, 2006; and are due on June 12, 2036.

•

The Securities linked to the Dow Jones-AIG Agriculture Total Return Sub-IndexSM (the “Agriculture Securities”), the Dow Jones-AIG Copper Total Return Sub-IndexSM (the “Copper Securities”), the Dow Jones-AIG Energy Total Return Sub-IndexSM (the “Energy Securities”), the Dow Jones-AIG Grains Total Return Sub-IndexSM (the “Grains Securities”), the Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM (the “Industrial Metals Securities”), the Dow Jones-AIG Livestock Total Return Sub-Index SM (the “Livestock Securities”), the Dow Jones-AIG Natural Gas Total Return Sub-IndexSM (the “Natural Gas Securities”) and the Dow Jones-AIG Nickel Total Return Sub-IndexSM (the “Nickel Securities”), were each first sold on October 23, 2007; were each first issued on October 26, 2007; and are each due on October 22, 2037.

•

The Securities linked to the Dow Jones-AIG Aluminum Total Return Sub-IndexSM (the “Aluminum Securities”), the Dow Jones-AIG Cocoa Total Return Sub-IndexSM (the “Cocoa Securities”), the Dow Jones-AIG Coffee Total Return Sub-IndexSM (the “Coffee Securities”), the Dow Jones-AIG Cotton Total Return Sub-IndexSM (the “Cotton Securities”), the Dow Jones-AIG Lead Total Return Sub-IndexSM (the “Lead Securities”), the Dow Jones-AIG Platinum Total Return Sub-IndexSM (the “Platinum Securities”), the Dow Jones-AIG Precious Metals Total Return Sub-IndexSM (the “Precious Metals Securities”), the Dow Jones-AIG Softs Total Return Sub-IndexSM (the “Softs Securities”), the Dow Jones-AIG Sugar Total Return Sub-IndexSM (the “Sugar Securities”) and the Dow Jones-AIG Tin Total Return Sub-IndexSM (the “Tin Securities”) were each first sold on June 24, 2008; are each expected to be first issued on June 27, 2008; and are each due on June 24, 2038.

Secondary Market: We have listed on the NYSE Arca stock exchange (“NYSE Arca”) the following series of Securities under the following ticker symbols: Commodity Index Securities (DJP), Agriculture Securities (JJA), Copper Securities (JJC), Energy Securities (JJE), Grains Securities (JJG), Industrial Metals Securities (JJM), Livestock Securities (COW), Natural Gas Securities (GAZ) and Nickel Securities (JJN). We plan to apply to list on NYSE Arca the following series of Securities under the following ticker symbols: Aluminum Securities (JJU), Cocoa Securities (NIB), Coffee Securities (JO), Cotton Securities (BAL), Lead Securities (LD), Platinum Securities (PGM), Precious Metals Securities (JJP), Softs Securities (JJS), Sugar Securities (SGG) and Tin Securities (JJT). To the extent that a series of Securities is listed and an active secondary market in the Securities exists, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Sale to Public: We sold (in the case of the series of Securities that were issued prior to the date of this pricing supplement) or intend to sell (in the case of the other series of Securities) a portion of the Securities on the inception date at 100% of their stated principal amount. The remainder of the Securities of each series will be offered and sold from time to time through Barclays Capital Inc., our affiliate, as agent. Sales of the Securities after the inception date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the Securities are sold to the public (or, in the case of Securities sold through dealers, 100% of the price at which the Securities are sold to those dealers). Barclays Capital Inc. will not receive an agent’s commission in connection with sales of the Securities. Barclays Global Investors Services, an affiliate of Barclays Bank PLC and a member of the Financial Industry Regulatory Authority, Inc., may receive a portion of the investor fee. Please see “Supplemental Plan of Distribution” in this pricing supplement for more information.

You may lose some or all of your principal if you invest in the Securities. See “Risk Factors” beginning on page PS-12 of this pricing supplement for risks relating to an investment in the Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Patent pending

Pricing Supplement dated June 24, 2008

Issued in denominations of $50

Cover Page, continued:

Underlying Indices: The return on each series of Securities is linked to the performance of the Index to which those Securities are linked. The Commodity Index is designed to be a benchmark for commodities as an asset class, and the Sub-Indices are each designed to be benchmarks for specific types of commodities as an asset class. Each Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contract or contracts on the physical commodity or commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Indices are calculated and published by Dow Jones & Company, Inc. (“Dow Jones”) in conjunction with AIG Financial Products Corp. (“AIG-FP”).

Payment at Maturity: If you hold your Securities to maturity, you will receive a cash payment at maturity equal to (1) the principal amount of your Securities times (2) the applicable index factor on the final valuation date minus (3) the applicable investor fee on the final valuation date.

Early Redemption: Subject to the notification requirements described below, you may redeem your Securities on any redemption date during the term of the Securities. If you redeem your Securities, you will receive a cash payment in an amount equal to the daily redemption value, which is (1) the principal amount of your Securities times (2) the applicable index factor on the applicable valuation date minus (3) the applicable investor fee on the applicable valuation date. You must redeem at least 50,000 Securities of the same series at one time in order to exercise your right to redeem your Securities on any redemption date.

Redemption Mechanics: In order to redeem your Securities on a redemption date, you must deliver a notice of redemption to us via email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date and follow the procedures set forth under “Specific Terms of the Securities – Redemption Procedures”. If you fail to comply with these procedures, your notice will be deemed ineffective.

Valuation Date: Valuation date means:

•

in the case of the Commodity Index Securities, each business day from June 15, 2006 to June 5, 2036, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to Thursday, June 5, 2036 as the “final valuation date” for the Commodity Index Securities;

•

in the case of the Agriculture Securities, Copper Securities, Energy Securities, Grains Securities, Industrial Metals Securities, Livestock Securities, Natural Gas Securities and Nickel Securities, each business day from October 24, 2007 to October 15, 2037, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to Thursday, October 15, 2037 as the “final valuation date” for these series of Securities; and

•

in the case of the Aluminum Securities, Cocoa Securities, Coffee Securities, Cotton Securities, Lead Securities, Platinum Securities, Precious Metals Securities, Softs Securities, Sugar Securities and Tin Securities each business day from June 25, 2008 to June 17, 2038, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to June 17, 2038 as the “final valuation date” for these series of Securities.

Redemption Date: A redemption date for each series of Securities is the third business day following each valuation date (other than the final valuation date). The final redemption date will be the third business day following the valuation date that is immediately prior to the final valuation date.

Index Factor: The index factor for a series of Securities on any given day will be equal to the closing value of the Index to which those Securities are linked on that day divided by the initial index level. The initial index level is the closing value of the underlying Index on the inception date of the Securities.

Investor Fee: The investor fee for a series of Securities is equal to 0.75% per year times the principal amount of your Securities times the applicable index factor, calculated on a daily basis in the following manner: The investor fee on the inception date of the Securities will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to (1) 0.75% times (2) the principal amount of your Securities times (3) the applicable index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by (4) 365.

Because the investor fee reduces the amount of your return at maturity or upon redemption, the value of the underlying Index must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the value of the Index decreases or does not increase sufficiently, you will receive less than the principal amount of your investment at maturity or upon redemption.

Trading Day: A trading day with respect to any series of Securities is a day on which (i) the value of the Index to which the Securities are linked is published by AIG-FP and Dow Jones, (ii) trading is generally conducted on the NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the respective Index are traded, in each case as determined by the calculation agent in its sole discretion.

CUSIP Numbers: Commodity Securities—06738C778; Agriculture Securities—06739H206; Aluminum Securities—06739H321; Cocoa Securities—06739H313; Coffee Securities—06739H297; Copper Securities—06739F101; Cotton Securities—06739H271; Energy Securities—06739H750; Grains Securities—06739H305; Industrial Metals Securities—06738G407; Lead Securities—06739H263; Livestock Securities—06739H743; Natural Gas Securities—06739H644; Nickel Securities—06739F119; Platinum Securities—06739H255; Precious Metals Securities—06739H248; Softs Securities—06739H230; Sugar Securities—06739H214; Tin Securities—06739H198.

Previous Issuances: Nine series of Securities were issued prior to the date of this pricing supplement, at the following times and in the following amounts:

•	10,000,000 Commodity Index Securities, principal amount $50 each, were issued on June 9, 2006.

•	5,000,000 Commodity Index Securities, principal amount $50 each, were issued on October 3, 2006.

•	5,000,000 Commodity Index Securities, principal amount $50 each, were issued on November 28, 2006.

•	5,000,000 Commodity Index Securities, principal amount $50 each, were issued on December 26, 2006.

•	5,000,000 Commodity Index Securities, principal amount $50 each, were issued on January 29, 2007.

•	10,000,000 Commodity Index Securities, principal amount $50 each, were issued on April 13, 2007.

•	5,000,000 Commodity Index Securities, principal amount $50 each, were issued on July 2, 2007.

•	5,000,000 Commodity Index Securities, principal amount $50 each, were issued on August 13, 2007.

•	5,000,000 Agriculture Securities, principal amount $50 each, were issued on October 26, 2007.

•	5,000,000 Copper Securities, principal amount $50 each, were issued on October 26, 2007.

•	5,000,000 Energy Securities, principal amount $50 each, were issued on October 26, 2007.

•	5,000,000 Grains Securities, principal amount $50 each, were issued on October 26, 2007.

•	5,000,000 Industrial Metals Securities, principal amount $50 each, were issued on October 26, 2007.

•	5,000,000 Livestock Securities, principal amount $50 each, were issued on October 26, 2007.

•	5,000,000 Natural Gas Securities, principal amount $50 each, were issued on October 26, 2007.

•	5,000,000 Nickel Securities, principal amount $50 each, were issued on October 26, 2007.

•	10,000,000 Commodity Index Securities, principal amount $50 each, were issued on February 1, 2008.

•	1,000,000 Livestock Securities, principal amount $50 each, were issued on June 16, 2008.

•	1,000,000 Livestock Securities, principal amount $50 each, were issued on June 23, 2008.

•	1,000,000 Livestock Securities, principal amount $50 each, were issued on June 23, 2008.

In addition, 1,000,000 Livestock Securities, principal amount $50 each, are expected to be issued on June 25, 2008.

We may use this pricing supplement in the initial sale of Securities. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The Securities are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

PRICING SUPPLEMENT

PROSPECTUS SUPPLEMENT

SUMMARY	S-1
RISK FACTORS	S-3
DESCRIPTION OF MEDIUM-TERM NOTES	S-19
TERMS OF THE NOTES	S-29
INTEREST MECHANICS	S-34
CERTAIN FEATURES OF THE NOTES	S-36
REFERENCE ASSETS	S-44
EMPLOYEE RETIREMENT INCOME SECURITY ACT	S-81
PLAN OF DISTRIBUTION	S-82
USE OF PROCEEDS AND HEDGING	S-84
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-85
VALIDITY OF SECURITIES	S-98

PROSPECTUS

FORWARD-LOOKING STATEMENTS	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
THE BARCLAYS BANK GROUP	2
USE OF PROCEEDS	2
DESCRIPTION OF DEBT SECURITIES	3
DESCRIPTION OF PREFERENCE SHARES	24
DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS	29
DESCRIPTION OF SHARE CAPITAL	35
TAX CONSIDERATIONS	36
PLAN OF DISTRIBUTION	50
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES	54
WHERE YOU CAN FIND MORE INFORMATION	54
FURTHER INFORMATION	54
VALIDITY OF SECURITIES	55
EXPERTS	55
EXPENSES OF ISSUANCE AND DISTRIBUTION	55

PRICING SUPPLEMENT SUMMARY

The following is a summary of terms of 19 series of iPath® Exchange-Traded Notes (the “Securities”) that Barclays Bank PLC may issue from time to time, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this pricing supplement and the accompanying prospectus and prospectus supplement. References to the “prospectus” mean our accompanying prospectus, dated August 31, 2007, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated September 4, 2007, which supplements the prospectus.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may consolidate the additional securities to form a single class with the outstanding Securities.

This section summarizes the following aspects of the Securities:

•	What are the Securities and how do they work?

•	How do you redeem your Securities?

•	What are some of the risks of the Securities?

•	Is this the right investment for you?

•	What are the tax consequences?

•	How do the Securities perform?

What Are the Securities and How Do They Work?

Each series of Securities are medium-term notes that are uncollateralized debt securities and are linked to the performance of an underlying index. One series is linked to the Dow Jones –AIG Commodity Index Total ReturnSM (the “Commodity Index”), and the other 18 series are each linked to a sub-index of the Commodity Index (the “Sub-Indices”, and together with the Commodity Index, the “Indices”). The Securities will be issued in denominations of $50.

The Indices

Each Index is composed of one or more futures contracts on physical commodities (the “index components”) and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Indices are calculated and published by Dow Jones & Company, Inc. (“Dow Jones”) in conjunction with AIG Financial Products Corp. (“AIG-FP”, and together with Dow Jones, the “index sponsors”).

The Indices are as follows (for additional information on each Index, please see the section entitled “The Indices—General Information”, as well as the Index-specific sections, in this pricing supplement):

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The Commodity Index is designed to be a benchmark for commodities as an asset class and is currently composed of futures contracts on the following 19 physical commodities: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc. We refer to the Securities linked to the Commodity Index as the “Commodity Index Securities”.

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The Dow Jones-AIG Agriculture Total Return Sub-IndexSM (the “Agriculture Sub-Index”) is designed to be a benchmark for agricultural commodities as an asset class and is currently composed of futures contracts on the following seven commodities: coffee, corn, cotton, soybean oil, soybeans, sugar and wheat. We refer to the series of Securities linked to the Agriculture Sub-Index as the “Agriculture Securities”.

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The Dow Jones-AIG Aluminum Total Return Sub-IndexSM (the “Aluminum Sub-Index”) is designed to be a benchmark for aluminum as an asset class and is currently composed of one futures contract on the commodity of aluminum. We refer to the series of Securities linked to the Aluminum Sub-Index as the “Aluminum Securities”.

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The Dow Jones-AIG Cocoa Total Return Sub-IndexSM (the “Cocoa Sub-Index”) is designed to be a benchmark for cocoa as an asset class and is currently composed of one futures contract on the commodity of cocoa. We refer to the series of Securities linked to the Cocoa Sub-Index as the “Cocoa Securities”.

•

The Dow Jones-AIG Coffee Total Return Sub-IndexSM (the “Coffee Sub-Index”) is designed to be a benchmark for coffee as an asset class and is currently composed of one futures contract on the commodity of coffee. We refer to the series of Securities linked to the Coffee Sub-Index as the “Coffee Securities”.

•

The Dow Jones-AIG Copper Total Return Sub-IndexSM (the “Copper Sub-Index”) is designed to be a benchmark for copper as an asset class and is currently composed of one futures contract on the commodity of copper. We refer to the series of Securities linked to the Copper Sub-Index as the “Copper Securities”.

•

The Dow Jones-AIG Cotton Total Return Sub-IndexSM (the “Cotton Sub-Index”) is designed to be a benchmark for cotton as an asset class and is currently composed of one futures contract on the commodity of cotton. We refer to the series of Securities linked to the Cotton Sub-Index as the “Cotton Securities”.

•

The Dow Jones-AIG Energy Total Return Sub-IndexSM (the “Energy Sub-Index”) is designed to be a benchmark for energy-related commodities as an asset class and is currently composed of futures contracts on the following four commodities: crude oil, heating oil, natural gas and unleaded gasoline. We refer to the series of Securities linked to the Energy Sub-Index as the “Energy Securities”.

•

The Dow Jones-AIG Grains Total Return Sub-IndexSM (the “Grains Sub-Index”) is designed to be a benchmark for grains as an asset class and is currently composed of futures contracts on the following three commodities: corn, soybeans and wheat. We refer to the series of Securities linked to the Grains Sub-Index as the “Grains Securities”.

•

The Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM (the “Industrial Metals Sub-Index”) is designed to be a benchmark for industrial metals as an asset class and is currently composed of futures contracts on the following four commodities: aluminum, copper, nickel and zinc. We refer to the series of Securities linked to the Industrial Metals Sub-Index as the “Industrial Metals Securities”.

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The Dow Jones-AIG Lead Total Return Sub-IndexSM (the “Lead Sub-Index”) is designed to be a benchmark for lead as an asset class and is currently composed of one futures contract on lead as a commodity. We refer to the series of Securities linked to the Lead Sub-Index as the “Lead Securities”.

•

The Dow Jones-AIG Livestock Total Return Sub-IndexSM (the “Livestock Sub-Index”) is designed to be a benchmark for livestock as an asset class and is currently composed of futures contracts on the following two commodities: lean hogs and live cattle. We refer to the series of Securities linked to the Livestock Sub-Index as the “Livestock Securities”.

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The Dow Jones-AIG Natural Gas Total Return Sub-IndexSM (the “Natural Gas Sub-Index”) is designed to be a benchmark for natural gas as an asset class and is currently composed of one futures contract on the commodity of natural gas. We refer to the series of Securities linked to the Natural Gas Sub-Index as the “Natural Gas Securities”.

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The Dow Jones-AIG Nickel Total Return Sub-IndexSM (the “Nickel Sub-Index”) is designed to be a benchmark for nickel as an asset class and is currently composed of one futures contract on the commodity of nickel. We refer to the series of Securities linked to the Nickel Sub-Index as the “Nickel Securities”.

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The Dow Jones-AIG Platinum Total Return Sub-IndexSM (the “Platinum Sub-Index”) is designed to be a benchmark for platinum as an asset class and is currently composed of one futures contract on the commodity of platinum. We refer to the series of Securities linked to the Platinum Sub-Index as the “Platinum Securities”.

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The Dow Jones-AIG Precious Metals Total Return Sub-IndexSM (the “Precious Metals Sub-Index”) is designed to be a benchmark for precious metals as an asset class and is currently composed of futures contracts on the following two commodities: gold and silver. We refer to the series of Securities linked to the Precious Metals Sub-Index as the “Precious Metals Securities”.

•

The Dow Jones-AIG Softs Total Return Sub-IndexSM (the “Softs Sub-Index”) is designed to be a benchmark for soft commodities as an asset class and is currently composed of futures contracts on the following three commodities: coffee, cotton and sugar. We refer to the series of Securities linked to the Softs Sub-Index as the “Softs Securities”.

•

The Dow Jones-AIG Sugar Total Return Sub-IndexSM (the “Sugar Sub-Index”) is designed to be a benchmark for sugar as an asset class and is currently composed of one futures contract on the commodity of sugar. We refer to the series of Securities linked to the Sugar Sub-Index as the “Sugar Securities”.

•

The Dow Jones-AIG Tin Total Return Sub-IndexSM (the “Tin Sub-Index”) is designed to be a benchmark for tin as an asset class and is currently composed of one futures contract on the commodity of tin. We refer to the series of Securities linked to the Tin Sub-Index as the “Tin Securities”.

We refer to the Sub-Indices with multiple index components as the “multiple-component Sub-Indices”, and we refer to the Sub-Indices with a single index component as the “single-component Sub-Indices”.

Inception, Issuance and Maturity

The Commodity Index Securities were first sold on June 6, 2006, which we refer to as their “inception date”. They were first issued on June 9, 2006, and they are due on June 12, 2036.

The following series of Securities (the “second-group Securities”) were each first sold on October 23, 2007, which we refer to as their “inception date”:

•	Agriculture Securities

•	Copper Securities

•	Energy Securities

•	Grains Securities

•	Industrial Metals Securities

•	Livestock Securities

•	Natural Gas Securities

•	Nickel Securities

Each of these series of Securities was first issued on October 26, 2007, and each is due on October 22, 2037.

The following series of Securities (the “third-group Securities”) were each first sold on June 24, 2008, which we refer to as their “inception date”:

•	Aluminum Securities

•	Cocoa Securities

•	Coffee Securities

•	Cotton Securities

•	Lead Securities

•	Platinum Securities

•	Precious Metals Securities

•	Softs Securities

•	Sugar Securities

•	Tin Securities

Each of these series of Securities is expected to be first issued on June 27, 2008, and each will be due on June 24, 2038.

Payment at Maturity or Upon Redemption

If you have not previously redeemed your Securities, you will receive a cash payment at maturity equal to (1) the principal amount of your Securities times (2) the applicable index factor on the final valuation date minus (3) the applicable investor fee on the final valuation date.

Prior to maturity, you may, subject to certain restrictions, redeem your Securities on any redemption date during the term of the Securities, provided that you present at least 50,000 Securities of the same series for redemption, or your broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer to engage in securities transactions) bundles your Securities for redemption with those of other investors to reach this minimum. If you choose to redeem your Securities on a redemption date, you will receive a cash payment on such date in an amount equal to the daily redemption value, which is (1) the principal amount of your Securities times (2) the applicable index factor on the applicable valuation date minus (3) the applicable investor fee on the applicable valuation date.

The “index factor” for a series of Securities on any given day will be equal to the closing value of the Index underlying those Securities on that day divided by the initial index level. The “initial index level” for a series of Securities is the closing value of the Index underlying those Securities on the inception date of those Securities.

The “investor fee” for a series of Securities is equal to 0.75% per year times the principal amount of your Securities times the applicable index factor, calculated on a daily basis in the following manner. The investor fee on the inception date of the Securities will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to (1) 0.75% times (2) the principal amount of your Securities times (3) the applicable index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by (4) 365.

A “valuation date” is:

•

in the case of the Commodity Index Securities, each business day from June 15, 2006 to June 5, 2036, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to Thursday, June 5, 2036, as the “final valuation date” for the Commodity Index Securities;

•

in the case of the second-group Securities, each business day from October 24, 2007 to October 15, 2037, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to Thursday, October 15, 2037, as the “final valuation date” for these series of Securities; and

•

in the case of the third-group Securities, each business day from June 25, 2008 to June 17, 2038, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to June 17, 2038, as the “final valuation date” for these series of Securities.

A “redemption date” is the third business day following a valuation date (other than the final valuation date). The final redemption date for each series of Securities will be the third business day following the valuation date that is immediately prior to the final valuation date for that series of Securities.

A “trading day” with respect to any series of Securities is a day on which (i) the value of the Index to which the Securities are linked is published by AIG-FP and Dow Jones, (ii) trading is generally conducted on the NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the respective Index are traded, in each case as determined by the calculation agent in its sole discretion.

We will not pay you interest during the term of the Securities.

For a further description of how your payment at maturity will be calculated, see “—How Do the Securities Perform? –Hypothetical Examples” and “Specific Terms of the Securities” in this pricing supplement.

Because the investor fee reduces the amount of your return at maturity or upon redemption, the value of the Index underlying your Securities must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the value of the Index decreases or does not increase sufficiently, you will receive less than the principal amount of your investment at maturity or upon redemption.

How Do You Redeem Your Securities?

We have listed the Commodity Index Securities and the second-group Securities on the NYSE Arca stock exchange (“NYSE Arca”), and we plan to apply to list the third-group Securities on NYSE Arca. To the extent that a series of Securities is listed and an active secondary market in the Securities exists, we expect that investors will purchase and sell the Securities primarily in this secondary market.

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps:

•

deliver a notice of redemption, which is attached as Annex A, to us via email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption, which is attached as Annex B;

•

deliver the signed confirmation of redemption to us via facsimile in the specified form by 5:00 p.m., New York City time, on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

•

instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the valuation date at a price equal to the applicable daily redemption value, facing Barclays Capital DTC 5101; and

•

cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date (the third business day following the valuation date).

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the Securities in respect of such deadlines. If we do not receive your notice of redemption by 4:00 p.m., New York City time, or your confirmation of redemption by 5:00 p.m., New York City time, on the business day prior to the applicable valuation date, your notice will not be effective and we will not redeem your Securities on the applicable redemption date. Any redemption instructions for which we (or our affiliate) receive a valid confirmation in accordance with the procedures described above will be irrevocable.

What Are Some of the Risks of the Securities?

An investment in the Securities involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

•

Uncertain Principal Repayment – If the value of the Index underlying your Securities decreases, or does not increase by an amount greater than the investor fee applicable to your Securities, you will receive less than your original investment in the Securities.

•

Commodity Market Risk – The return on each series of Securities is linked to the performance of an Index which, in turn, is linked to the prices of its index components. The index components of each Index are one or more futures contracts on physical commodities. Commodity prices may change unpredictably, affecting the value of the index components and, consequently, the value of your Securities in unforeseeable ways.

•

Limited or Lack of Portfolio Diversification – The index components of the Commodity Index Securities are concentrated in the commodities sector, and the index components of the Sub-Indices are concentrated in one part of the commodities sector or in one commodity. Your investment may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors (in the case of the Commodity Index Securities), in one industry or sector (in the case of the series of Securities linked to multiple-component Sub-Indices) or in one issuer (in the case of the series of Securities linked to single-component Sub-Indices).

•	No Interest Payments – You will not receive any periodic interest payments on the Securities.

•

A Trading Market for the Securities May Not Exist – Although we have listed the Commodity Index Securities and the second-group Securities on NYSE Arca, and we plan to apply to list the third-group Securities on NYSE Arca, a trading market for any series of Securities may not exist at any time. Certain affiliates of Barclays Bank PLC intend to engage in limited purchase and resale transactions. If they do, however, they are not required to do so and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

Is This the Right Investment for You?

The Securities may be a suitable investment for you if:

•	You are willing to accept the risk of fluctuations in commodities prices in general and prices of the index components of the Index underlying your Securities in particular.

•	You believe the value of the Index underlying your Securities will increase by an amount sufficient to offset the investor fee during the term of the Securities.

•	You seek an investment with a return linked to the performance of the Index underlying your Securities.

•	You do not seek current income from this investment.

•	You do not seek a guaranteed return of principal.

The Securities may not be a suitable investment for you if:

•	You are not willing to be exposed to fluctuations in commodities prices in general and prices of the index components of the Index underlying your Securities in particular.

•	You believe the value of the Index underlying your Securities will decrease or will not increase by an amount sufficient to offset the investor fee during the term of the Securities.

•	You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

•	You seek current income from your investment.

•	You seek a guaranteed return of principal.

What Are the Tax Consequences?

Absent a change in law or an administrative or judicial ruling to the contrary, pursuant to the terms of the Securities, by purchasing the Securities you agree to treat the Securities for all tax purposes as a pre-paid contract with respect to the Index. If the Securities are so treated, you should recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the Securities.

The United States federal income tax consequences of your investment in the Securities are uncertain. In the opinion of our counsel, Sullivan & Cromwell LLP, your Securities should be treated as described above, but it is possible that the Internal Revenue Service may assert an alternative treatment. Because of this uncertainty, we urge you to consult your own tax advisor as to the tax consequences of your investment in the Securities.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Securities, including possible alternative treatments for your Securities, see “Supplemental Tax Considerations—Supplemental U.S. Tax Considerations” below.

How Do the Securities Perform?

Set forth below is an explanation of the steps necessary to calculate the payment on any series of Securities at maturity or upon redemption.

Step 1: Calculate the investor fee

The investor fee for a series of Securities is equal to 0.75% per year times the principal amount of your Securities times the applicable index factor, calculated on a daily basis in the following manner. The investor fee on the inception date of the Securities will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to (1) 0.75% times (2) the principal amount of your Securities times (3) the applicable index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by (4) 365.

Step 2: Calculate the payment

You will receive a cash payment at maturity or upon redemption, as applicable, equal to (1) the principal amount of your Securities times (2) the applicable index factor on the applicable valuation date minus (3) the applicable investor fee on the applicable valuation date.

Because the investor fee reduces the amount of your return at maturity or upon redemption, the value of the Index underlying your Securities must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the value of the Index decreases or does not increase sufficiently, you will receive less than the principal amount of your investment at maturity or upon redemption.

Hypothetical Examples

The following examples show how a series of Securities would perform in hypothetical circumstances, assuming a starting level for the relevant Index of 100. We have included two examples in which the relevant Index has increased by approximately 900% at maturity, as well as two examples in which the relevant Index has decreased by approximately 3% at maturity. These examples highlight the behavior of the investor fee in different circumstances. Because the investor fee is a weighted average measure, the absolute level of the investor fee will be dependent upon the path taken by the respective Index to arrive at its ending level. The figures in these examples have been rounded for convenience. Figures for year 30 are as of the final valuation date, and given the indicated assumptions, a holder will receive payment at maturity in the indicated amount, according to the indicated formula.

Assumptions:

Yearly Fee	Days	Denomination	Starting Index
0.75%	365	$50.00	100.000

A	B	C	D	E	F
Year	Index Level	Average Yearly Index Factor	Yearly Fee	Investor Fee	Indicative Value
A	B	B /Starting Index	C x Principal x 0.75%	Running Total of D	(Principal x C) – E
0	100.000	1.00	$0.00	$0.00	$50.00
1	95.857	0.96	$0.36	$0.36	$47.57
2	124.334	1.24	$0.47	$0.83	$61.34
3	145.108	1.45	$0.54	$1.37	$71.18
4	198.663	1.99	$0.74	$2.11	$97.22
5	214.208	2.14	$0.80	$2.92	$104.19
6	236.778	2.37	$0.89	$3.81	$114.58
7	288.547	2.89	$1.08	$4.89	$139.39
8	253.559	2.54	$0.95	$5.84	$120.94
9	292.547	2.93	$1.10	$6.94	$139.34
10	415.963	4.16	$1.56	$8.50	$199.49
11	384.429	3.84	$1.44	$9.94	$182.28
12	449.213	4.49	$1.68	$11.62	$212.98
13	437.083	4.37	$1.64	$13.26	$205.28
14	563.771	5.64	$2.11	$15.38	$266.51
15	529.313	5.29	$1.98	$17.36	$247.30
16	629.838	6.30	$2.36	$19.72	$295.20
17	739.379	7.39	$2.77	$22.49	$347.19
18	1,137.525	11.38	$4.27	$26.76	$542.00
19	1,495.992	14.96	$5.61	$32.37	$715.63
20	1,316.517	13.17	$4.94	$37.31	$620.95
21	1,387.225	13.87	$5.20	$42.51	$651.10
22	1,545.036	15.45	$5.79	$48.30	$724.21
23	1,652.895	16.53	$6.20	$54.50	$771.95
24	1,597.271	15.97	$5.99	$60.49	$738.14
25	1,580.317	15.80	$5.93	$66.42	$723.74
26	1,541.605	15.42	$5.78	$72.20	$698.60
27	1,669.372	16.69	$6.26	$78.46	$756.23
28	1,430.000	14.30	$5.36	$83.82	$631.18
29	1,256.000	12.56	$4.71	$88.53	$539.47
30	1,006.000	10.06	$3.77	$92.30	$410.70

		Annualized Index Return			8.00%
		Annualized iPath® Indicative Value Return			7.27%

Hypothetical Examples

A	B	C	D	E	F
Year	Index Level	Average Yearly Index Factor	Yearly Fee	Investor Fee	Indicative Value
A	B	B / Starting Index	C x Principal x 0.75%	Running Total of D	(Principal x C) – E
0	100.000	1.00	$0.00	$0.00	$50.00
1	110.261	1.10	$0.41	$0.41	$54.72
2	104.980	1.05	$0.39	$0.81	$51.68
3	110.841	1.11	$0.42	$1.22	$54.20
4	127.256	1.27	$0.48	$1.70	$61.93
5	135.596	1.36	$0.51	$2.21	$65.59
6	177.401	1.77	$0.67	$2.87	$85.83
7	184.768	1.85	$0.69	$3.57	$88.82
8	190.853	1.91	$0.72	$4.28	$91.14
9	260.628	2.61	$0.98	$5.26	$125.05
10	370.418	3.70	$1.39	$6.65	$178.56
11	430.579	4.31	$1.61	$8.26	$207.03
12	461.766	4.62	$1.73	$10.00	$220.89
13	486.813	4.87	$1.83	$11.82	$231.59
14	475.114	4.75	$1.78	$13.60	$223.95
15	440.438	4.40	$1.65	$15.25	$204.96
16	431.775	4.32	$1.62	$16.87	$199.01
17	401.540	4.02	$1.51	$18.38	$182.39
18	467.201	4.67	$1.75	$20.13	$213.47
19	503.038	5.03	$1.89	$22.02	$229.50
20	534.204	5.34	$2.00	$24.02	$243.08
21	584.997	5.85	$2.19	$26.21	$266.28
22	615.567	6.16	$2.31	$28.52	$279.26
23	568.617	5.69	$2.13	$30.65	$253.65
24	700.760	7.01	$2.63	$33.28	$317.10
25	841.207	8.41	$3.15	$36.44	$384.17
26	883.805	8.84	$3.31	$39.75	$402.15
27	713.903	7.14	$2.68	$42.43	$314.52
28	847.909	8.48	$3.18	$45.61	$378.35
29	843.842	8.44	$3.16	$48.77	$373.15
30	1,006.000	10.06	$3.77	$52.55	$450.45

		Annualized Index Return			8.00%
		Annualized iPath® Indicative Value Return			7.60%

Hypothetical Examples

A	B	C	D	E	F
Year	Index Level	Average Yearly Index Factor	Yearly Fee	Investor Fee	Indicative Value
A	B	B / Starting Index	C x Principal x 0.75%	Running Total of D	(Principal x C) – E
0	100.000	1.00	$0.00	$0.00	$50.00
1	118.039	1.18	$0.44	$0.44	$58.58
2	124.839	1.25	$0.47	$0.91	$61.51
3	157.076	1.57	$0.59	$1.50	$77.04
4	145.381	1.45	$0.55	$2.05	$70.65
5	117.316	1.17	$0.44	$2.48	$56.17
6	121.183	1.21	$0.45	$2.94	$57.65
7	118.268	1.18	$0.44	$3.38	$55.75
8	128.649	1.29	$0.48	$3.87	$60.46
9	102.556	1.03	$0.38	$4.25	$47.03
10	111.878	1.12	$0.42	$4.67	$51.27
11	106.334	1.06	$0.40	$5.07	$48.10
12	122.494	1.22	$0.46	$5.53	$55.72
13	126.291	1.26	$0.47	$6.00	$57.14
14	134.240	1.34	$0.50	$6.50	$60.62
15	134.861	1.35	$0.51	$7.01	$60.42
16	148.846	1.49	$0.56	$7.57	$66.85
17	191.836	1.92	$0.72	$8.29	$87.63
18	188.879	1.89	$0.71	$9.00	$85.44
19	197.492	1.97	$0.74	$9.74	$89.01
20	177.347	1.77	$0.67	$10.40	$78.27
21	144.916	1.45	$0.54	$10.95	$61.51
22	149.442	1.49	$0.56	$11.51	$63.22
23	171.977	1.72	$0.64	$12.15	$73.84
24	175.704	1.76	$0.66	$12.81	$75.04
25	157.300	1.57	$0.59	$13.40	$65.25
26	146.523	1.47	$0.55	$13.95	$59.31
27	160.043	1.60	$0.60	$14.55	$65.47
28	152.491	1.52	$0.57	$15.12	$61.12
29	110.671	1.11	$0.42	$15.54	$39.80
30	97.000	0.97	$0.36	$15.90	$32.60

		Annualized Index Return			-0.10%
		Annualized iPath® Indicative Value Return			-1.42%

Hypothetical Examples

A	B	C	D	E	F
Year	Index Level	Average Yearly Index Factor	Yearly Fee	Investor Fee	Indicative Value
A	B	B / Starting Index	C x Principal x 0.75%	Running Total of D	(Principal x C) – E
0	100.000	1.00	$0.00	$0.00	$50.00
1	116.678	1.17	$0.44	$0.44	$57.90
2	131.952	1.32	$0.49	$0.93	$65.04
3	128.297	1.28	$0.48	$1.41	$62.74
4	99.925	1.00	$0.37	$1.79	$48.17
5	102.858	1.03	$0.39	$2.17	$49.25
6	112.133	1.12	$0.42	$2.59	$53.47
7	113.326	1.13	$0.42	$3.02	$53.64
8	109.857	1.10	$0.41	$3.43	$51.50
9	105.810	1.06	$0.40	$3.83	$49.08
10	97.824	0.98	$0.37	$4.19	$44.72
11	96.233	0.96	$0.36	$4.56	$43.56
12	98.313	0.98	$0.37	$4.92	$44.23
13	90.065	0.90	$0.34	$5.26	$39.77
14	72.615	0.73	$0.27	$5.53	$30.77
15	73.804	0.74	$0.28	$5.81	$31.09
16	77.308	0.77	$0.29	$6.10	$32.55
17	87.637	0.88	$0.33	$6.43	$37.39
18	71.196	0.71	$0.27	$6.70	$28.90
19	79.442	0.79	$0.30	$6.99	$32.73
20	92.500	0.92	$0.35	$7.34	$38.91
21	97.216	0.97	$0.36	$7.71	$40.90
22	106.744	1.07	$0.40	$8.11	$45.27
23	114.164	1.14	$0.43	$8.53	$48.55
24	91.228	0.91	$0.34	$8.88	$36.74
25	80.572	0.81	$0.30	$9.18	$31.11
26	83.182	0.83	$0.31	$9.49	$32.10
27	78.711	0.79	$0.30	$9.79	$29.57
28	88.894	0.89	$0.33	$10.12	$34.33
29	97.724	0.98	$0.37	$10.49	$38.38
30	97.000	0.97	$0.36	$10.85	$37.65

Annualized Index Return					-0.10%
Annualized iPath® Indicative Value Return					-0.94%

RISK FACTORS

The Securities are unsecured promises of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities. The return on a series of Securities is linked to the performance of the Index underlying those Securities. Investing in a series of Securities is not equivalent to investing directly in the underlying index components or Index itself. See the section entitled “The Indices—General Information”, as well as the Index-specific sections, in this pricing supplement for more information.

This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus and prospectus supplement, before investing in the Securities.

Risks Associated with All Series of Securities

Even If the Value of the Underlying Index at Maturity or Upon Redemption Exceeds its Initial Level, You May Receive Less Than the Principal Amount of Your Securities

Because the investor fee reduces the amount of your return at maturity or upon redemption, the value of the Index underlying your Securities must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption of your Securities. If the value of the Index underlying your Securities decreases or does not increase sufficiently to offset the investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption of your Securities.

You Will Not Benefit from Any Increase in the Value of the Underlying Index If Such Increase Is Not Reflected in the Value of the Index on the Applicable Valuation Date

If the Index underlying your Securities does not increase by an amount sufficient to offset the investor fee between the inception date and the applicable valuation date (including the final valuation date), we will pay you less than the principal amount of your Securities at maturity or upon redemption. This will be true even if the value of the Index underlying your Securities as of some date or dates prior to the applicable valuation date would have been sufficiently high to offset the investor fee.

There Are Restrictions on the Minimum Number of Securities You May Redeem and on the Dates on Which You May Redeem Them

You must redeem at least 50,000 Securities of the same series at one time in order to exercise your right to redeem your Securities on any redemption date. You may only redeem your Securities on a redemption date if we receive a notice of redemption from you by no later than 4:00 p.m. and a confirmation of redemption by no later than 5:00 p.m. on the business day prior to the applicable valuation date. If we do not receive your notice of redemption by 4:00 p.m., or your confirmation of redemption by 5:00 p.m., on the business day prior to the applicable valuation date, your notice will not be effective and we will not redeem your Securities on the applicable redemption date. Your notice of redemption and confirmation of redemption will not be effective until we confirm receipt. See “Specific Terms of the Securities – Redemption Procedures” for more information.

The Market Value of Each Series of Securities May Be Influenced by Many Unpredictable Factors

The market value of your Securities may fluctuate between the date you purchase them and the applicable valuation date. You may also sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that generally the value of the index components and of the Index underlying your Securities will affect the market value of those Securities more than any other factor. Other factors that may influence the market value of a series of Securities include:

•	prevailing spot prices for the commodities underlying the index component or components;

•	the time remaining to the maturity of the Securities;

•	supply and demand for the Securities, including inventory positions with Barclays Capital Inc. or any market maker;

•

economic, financial, political, regulatory, geographical, biological, or judicial events that affect the level of the underlying Index or the market price of the index components included in that Index;

•	the general interest rate environment; and

•	the creditworthiness of Barclays Bank PLC.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

Commodity Prices May Change Unpredictably, Affecting the Value of the Indices and the Value of Your Securities in Unforeseeable Ways

Trading in futures contracts on physical commodities, including trading in the index components, is speculative and can be extremely volatile. Market prices of the index components may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; and monetary and other governmental policies, action and inaction. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the value of the Index underlying your Securities and therefore the value of your Securities in varying ways, and different factors may cause the prices of index components, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

Supply of and Demand for Physical Commodities Tends to be Particularly Concentrated, So Prices Are Likely to Be Volatile

The prices of physical commodities, including the commodities underlying index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions or industries.

Certain commodities are used primarily in one industry, and fluctuations in levels of activity in (or the availability of alternative resources to) one industry may have a disproportionate effect on global demand for a particular commodity. Moreover, recent growth in industrial production and gross domestic product has made China and other developing nations oversized users of commodities and has increased the extent to which certain commodities rely on the those markets. Political, economic and other developments that affect those countries may affect the value of the commodities underlying the index components included in an Index and, thus, the value of the Securities linked to that Index.

In addition, because certain of the commodities underlying index components may be produced in a limited number of countries and may be controlled by a small number of producers, political, economic and supply-related events in such countries or with such produces could have a disproportionate impact on the prices of such commodities and therefore the value of your Securities.

Suspension or Disruptions of Market Trading in Commodities and Related Futures May Adversely Affect the Value of Your Securities

The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could adversely affect the value of the Index underlying your Securities and, therefore, the value of your Securities.

Concentration Risks Associated with the Indices May Adversely Affect the Value of the Securities

Because each series of Securities is linked to an Index, which is comprised of one or more contracts on physical commodities, it will be less diversified than other funds, investment portfolios or indices investing in or tracking a broader range of products and, therefore, could experience greater volatility. You should be aware, in particular, that other commodities indices may be more diversified in terms of both the number of and variety of futures contracts on commodities than the Index underlying your Securities (especially in the case of the Securities liked to a Sub-Index). Your investment may carry risks similar to a concentrated securities investment in a limited number of industries or sectors (in the case of the Commodity Index Securities), in one industry or sector (in the case of the series of Securities linked to multiple-component Sub-Indices) or in one issuer (in the case of the series of Securities linked to single-component Sub-Indices).

Future Prices of the Index Components That Are Different Relative to Their Current Prices May Result in a Reduced Amount Payable at Maturity or Upon Redemption

Each Index is composed of commodity futures contracts rather than physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that comprise the Indices approach expiration, they are replaced by similar contracts that have a later expiration. Thus, for example, a futures contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October may be replaced by a contract for delivery in November. This process is referred to as “rolling”. If the market for these contracts is (putting aside other considerations) in “backwardation”, which means that the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield”. The actual realization of a potential roll yield will be dependent upon the level of the related spot price relative to the unwind price of the commodity futures contract at the time of sale of the contract. While many of the contracts included in the Indices have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain of the commodities reflected in the Indices have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative “roll yields”, which could adversely affect the value of the Index underlying your Securities and, accordingly, decrease the payment you receive at maturity or upon redemption.

The Indices May in the Future Include Contracts That Are Not Traded on Regulated Futures Exchanges

The Indices are currently based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). However, any Index may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the U.S. Commodity Exchange Act of 1936, or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated U.K. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in an Index, may be subject to certain risks not presented by U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Historical Values of the Indices or Any Index Component Should Not Be Taken as an Indication of the Future Performance of the Indices During the Term of the Securities

The actual performance of the Index underlying your Securities or any index component over the term of the Securities, as well as the amount payable at maturity or upon redemption, may bear little relation to the historical values of that Index or the index components, which in most cases have been highly volatile.

Changes in the Treasury Bill Rate of Interest May Affect the Value of the Indices and Your Securities

Because the value of each the Indices is linked, in part, to the Treasury Bill rate of interest that could be earned on cash collateral invested in specified Treasury Bills, changes in the Treasury Bill rate of interest may affect the amount payable on your Securities at maturity or upon redemption and, therefore, the market value of your Securities. Assuming the trading prices of the index components included in the Index to which your Securities is linked remain constant, an increase in the Treasury Bill rate of interest will increase the value of the Index and, therefore, the value of your Securities. A decrease in the Treasury Bill rate of interest will adversely impact the value of the Index and, therefore, the value of your Securities.

Changes in Our Credit Ratings May Affect the Market Value of Your Securities

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of your Securities. However, because the return on your Securities is dependent upon certain factors in addition to our ability to pay our obligations on your Securities, an improvement in our credit ratings will not reduce the other investment risks related to your Securities.

You Will Not Receive Interest Payments on the Securities or Have Rights in Any of the Index Components

You will not receive any periodic interest payments on your Securities. As an owner of a series of Securities, you will not have rights that investors in the index components included in the Index underlying those Securities may have. Your Securities will be paid in cash, and you will have no right to receive delivery of any index components or commodities underlying index components.

There May Not Be an Active Trading Market in the Securities; Sales in the Secondary Market May Result in Significant Losses

Although we have listed the Commodity Index Securities and the second-group Securities on NYSE Arca, and we plan to apply to list the third-group Securities on NYSE Arca, a trading market for any series of Securities may not exist at any time.

Certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the Securities, although they are not required to do so. If they decide to engage in such transactions, they may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

Trading and Other Transactions by Barclays Bank PLC or Its Affiliates in Instruments Linked to Indices or Index Components May Impair the Market Value of the Securities

As described in the section entitled “Use of Proceeds and Hedging” in this pricing supplement, we or one or more of our affiliates may hedge our obligations under any series of Securities by purchasing index components (including the underlying physical commodities), futures or options on index components or Indices, or other derivative instruments with returns linked to the performance of index components or Indices, and we may adjust these hedges by, among other things, purchasing or selling any of the foregoing. Although they are not expected to, any of these hedging activities may adversely affect the market price of index components and the value of the Indices and, therefore, the market value of the Securities. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

We or one or more of our affiliates may also engage in trading in index components, futures or options on index components, the physical commodities underlying the index components or the Indices, and other investments relating to index components or the Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers. Any of these activities could adversely affect the market price of the index components or the value of the Indices and, therefore, the market value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Securities. With respect to any of the activities described above, neither Barclays Bank PLC nor its affiliates has any obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

The Liquidity of the Market for the Securities May Vary Materially Over Time

As stated on the cover of this pricing supplement, we sold a portion of the Commodity Index Securities and second-group Securities on their respective inception dates and intend to sell a portion of the third-group Securities on their respective inception dates, and the remainder of the Securities will be offered and sold from time to time through Barclays Capital Inc., our affiliate, as agent. Also, the number of Securities of any series outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. Accordingly, the liquidity of the market for a series of Securities could vary materially over the term of the Securities. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this pricing supplement, including the condition that you must redeem at least 50,000 Securities of the same series at one time in order to exercise your right to redeem your Securities on any redemption date.

Our Business Activities May Create Conflicts of Interest

We and our affiliates expect to play a variety of roles in connection with the issuance of the Securities. As noted above, we and our affiliates expect to engage in trading activities related to the index components (including the underlying physical commodities), futures or options on index components or Indices, or other derivative instruments with returns linked to the performance of index components or Indices that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests that we and our affiliates will have in our and our affiliates’ proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our and our affiliates’ customers and in accounts under our and our affiliates’ management. These trading activities, if they influence the value of any Indices, could be adverse to the interests of the holders of the Securities. Moreover, we and our affiliates have published and in the future expect to publish research reports with respect to some or all of the physical commodities underlying the index components and physical commodities generally. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. The research should not be viewed as a recommendation or endorsement of the Securities in any way and investors must make their own independent investigation of the merits of this investment. Any of these activities by us, Barclays Capital Inc. or our other affiliates may affect the market price of the index components and the value of the Indices and, therefore, the market value of the Securities. With respect to any of the activities described above, neither Barclays Bank PLC nor its affiliates has any obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

Barclays Bank PLC and Its Affiliates Have No Affiliation with AIG-FP or Dow Jones and Are Not Responsible for Their Public Disclosure of Information, Which May Change Over Time

We and our affiliates are not affiliated with AIG-FP or Dow Jones in any way and have no ability to control or predict their actions, including any errors in, or discontinuation of disclosure regarding their methods or policies relating to the calculation of, the Indices. AIG-FP and Dow Jones are not under any obligation to continue to calculate the Indices or required to calculate any successor indices. If AIG-FP and Dow Jones discontinue or suspend the calculation of an Index, it may become difficult to determine the market value of the Securities linked to that Index or the amount payable at maturity or upon redemption. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the discontinued or suspended Index exists, the amount you receive at maturity or upon redemption of the Securities linked to that Index will be determined by the calculation agent in its sole discretion. See “Specific Terms of the Securities—Market Disruption Event” and “—Discontinuance or Modification of an Index” in this pricing supplement.

All disclosure in this pricing supplement regarding the Indices, including their make-up, method of calculation and changes in their components, is derived from publicly available information. We have not independently verified this information. You, as an investor in the Securities, should make your own investigation into the Indices, AIG-FP and Dow Jones. AIG-FP and Dow Jones have no obligation to consider your interests as a holder of the Securities.

The Policies of AIG-FP and Dow Jones and Changes That Affect the Composition and Valuation of the Indices or the Index Components Could Affect the Amount Payable on the Securities and Their Market Value

The policies of AIG-FP and Dow Jones concerning the calculation of the level of the Indices, additions, deletions or substitutions of index components and the manner in which changes affecting the index components are reflected in any Index could affect the value of the Indices and, therefore, the amount payable on the Securities at maturity or upon redemption and the market value of the Securities prior to maturity.

Additional commodity futures contracts may satisfy the eligibility criteria for inclusion in an Index, and the commodity futures contracts currently included in an Index may fail to satisfy such criteria. The weighting factors applied to each futures contract included in each Index may change annually, based on changes in commodity production and volume statistics. In addition, AIG-FP and Dow Jones may modify the methodology for determining the composition and weighting of each Index, for calculating its value in order to assure that the relevant Index represents an adequate measure of market performance or for other reasons, or for calculating the value of the relevant Index. AIG-FP and Dow Jones may also discontinue or suspend calculation or publication of any of the Indices, in which case it may become difficult to determine the market value of that Index. Any such changes could adversely affect the value of your Securities.

If events such as these occur, or if the value of any Index is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the value of such Index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the Securities—Market Disruption Event”, “—Discontinuation or Modification of an Index” and “—Role of Calculation Agent”.

Barclays Bank PLC Has a Non-Exclusive Right to Use the Indices

We have been granted a non-exclusive right to use the Indices and related service marks and trademarks in connection with the Securities. If we breach our obligations under the license, AIG-FP and Dow Jones will have the right to terminate the license. If AIG-FP and Dow Jones choose to terminate the license agreement, we still have the right to use the Indices and related service marks and trademarks in connection with the Securities until their maturity, provided that we cure our breach within thirty days of the termination of the license. If we fail to cure this breach, it may become difficult for us to determine the daily redemption value or your payment at maturity in the Securities. The calculation agent in this case will determine the value of the Indices or the fair market value of the Securities—and thus the amount payable at maturity or the daily redemption value—in a manner it considers appropriate in its reasonable discretion.

There Are Potential Conflicts of Interest Between You and the Calculation Agent

Currently, Barclays Bank PLC serves as the calculation agent. We will, among other things, decide the amount of the return paid out to you on the Securities at maturity or upon redemption. For a more detailed description of the calculation agent’s role, see “Specific Terms of the Securities—Role of Calculation Agent” in this pricing supplement.

If AIG-FP and Dow Jones were to discontinue or suspend calculation or publication of an Index, it may become difficult to determine the market value of the Securities linked to that Index. If events such as these occur, or if the value of the Index underlying your Securities is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the value of that Index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the Securities – Role of Calculation Agent” in this pricing supplement.

The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting an Index has occurred or is continuing on a valuation date, including the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability to unwind our or our affiliates’ hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

If a Market Disruption Event Has Occurred or Exists on a Valuation Date, the Calculation Agent Can Postpone the Determination of the Value of an Index or the Maturity Date or a Redemption Date

The determination of the value of an Index on a valuation date, including the final valuation date, may be postponed if the calculation agent determines that a market disruption event with respect to that Index has occurred or is continuing on such valuation date. If such a postponement occurs, the index components unaffected by the market disruption event shall be determined on the scheduled valuation date and the value of the affected index component shall be determined using the closing value of the affected index component on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will a valuation date for any series of Securities be postponed by more than five trading days. As a result, the maturity date or a redemption date for a series of Securities could also be postponed, although not by more than five trading days. If a valuation date is postponed until the fifth trading day following the scheduled valuation date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the valuation date and the calculation agent will make a good faith estimate in its sole discretion of the value of the relevant Index for such day. See “Specific Terms of the Securities—Market Disruption Event” in this pricing supplement.

Data Sourcing and Calculation Associated with the Indices May Adversely Affect the Market Price of the Securities

The annual composition of each Index will be recalculated in reliance upon historic price, liquidity and production data that are subject to potential errors in data sources or other errors that may affect the weighting of the index components. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the Index for the following year. Additionally, AIG-FP may not discover every discrepancy. Furthermore, the annual weightings for the Index are determined each year in June or July by AIG-FP under the supervision of the Supervisory Committee (as defined in the section entitled “The Commodity Index—Oversight of the Commodity Index” in this pricing supplement), which has a significant degree of discretion in exercising its supervisory duties with respect to each Index and has no obligation to take the needs of any parties to transactions involving the Indices into consideration when reweighting or making any other changes to the Index.

AIG-FP May Be Required to Replace a Designated Contract if the Existing Futures Contract Is Terminated or Replaced

A futures contract known as a “designated contract” has been selected as the reference contract for the physical commodity underlying each index component. Data concerning this designated contract will be used to calculate each Index that includes that index component. If a designated contract were to be terminated or replaced in accordance with the rules set forth in the Dow Jones-AIG Commodity Index Handbook, a comparable futures contract would be selected by the Supervisory Committee, if available, to replace that designated contract. The termination or replacement of any designated contract may have an adverse impact on the value of any Index in which the relevant index component is included.

The Tax Consequences are Uncertain

The U.S. federal income tax treatment of each series of Securities is uncertain and the Internal Revenue Service could assert that any series of Securities should be taxed in a manner that is different than described in this pricing supplement. As discussed further below, on December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Securities even though you will not receive any payments with respect to the Securities until maturity and whether all or part of the gain you may recognize upon sale or maturity of an instrument such as the Securities could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

In addition, one member of the House of Representatives recently introduced a bill that, if enacted, may require holders of Securities purchased after the bill is enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

It is also possible that the Internal Revenue Service could ultimately characterize your investment in a way that requires you to currently realize gain or loss each time a futures contract tracked by the relevant Index rolls.

For a discussion of the U.S. federal income tax treatment applicable to your Securities as well as potential alternative characterizations for your Securities, please see the discussion under “Supplemental Tax Considerations – Supplemental U.S. Tax Considerations” below.

Additional Risks Associated with Securities Linked to an Index that Includes Aluminum

The Securities May Be Subject to Certain Risks Specific to Aluminum as a Commodity

Aluminum is an industrial metal. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes aluminum (currently the Commodity Index, the Aluminum Sub-Index and the Industrial Metals Sub-Index) may be subject to a number of additional factors specific to industrial metals, and in particular aluminum, that might cause price volatility. These may include, among others:

•	changes in the level of industrial activity using industrial metals, and in particular aluminum, including the availability of substitutes such as man-made or synthetic substitutes;

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

The London Metal Exchange’s Use of or Omission to Use Price Controls May Result in Limited Appreciation but Unlimited Depreciation in the Price of the Index Component and, Therefore, the Value of Your Securities

The futures contract on aluminum that is included in the Commodity Index, the Aluminum Sub-Index and the Industrial Metals Sub-Index is traded on the London Metal Exchange (the “LME”) and not on a U.S. futures exchange. U.S. exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”. In contrast, the LME, has no daily price fluctuation limits to restrict the extent of daily fluctuations in the prices of contracts traded on the LME, including the index component. In a declining market, therefore, it is possible that prices for one or more contracts traded on the LME, including the index component, would continue to decline without limitation within a trading day or over a period of trading days. A steep decline in the price of the index component could have a significant adverse impact on the value of each Index in which aluminum is included and, therefore, the value of the Securities linked to that Index.

Moreover, the LME has discretion to impose “backwardation limits” by permitting short sellers who are unable to effect delivery of an underlying commodity and/or borrow such commodity at a price per day that is no greater than the backwardation limit to defer their delivery obligations by paying a penalty in the amount of the backwardation limit to buyers for whom delivery was deferred. Backwardation limits tend to either constrain appreciation or cause depreciation of the prices of futures contracts expiring in near delivery months. Impositions of such backwardation limits could adversely affect the value of each Index in which aluminum is included and, therefore, the value of the Securities linked to that Index.

Contracts Traded on the LME Are Exposed to Concentration Risks Beyond Those Characteristic of Futures Contracts On U.S. Futures Exchanges

Futures contracts traded on U.S. futures exchanges generally call for delivery of the physical commodities to which such contracts relate in stated delivery months. In contrast, contracts traded on the LME may call for delivery on a daily, weekly or monthly basis. As a result, there may be a greater risk of a concentration of positions in contracts trading on the LME on particular delivery dates than for futures contracts traded on U.S. futures exchanges, since, for example, contracts calling for delivery on a daily, weekly or monthly basis could call for delivery on the same or approximately the same date. Such a concentration of positions, in turn, could cause temporary aberrations in the prices of contracts traded on the LME for delivery dates to which such positions relate. To the extent such aberrations are in evidence on a given valuation date with respect to the price of the index component, they could adversely affect the value of each Index in which aluminum is included and, therefore, the value of the Securities linked to that Index.

Additional Risks Associated with Securities Linked to an Index that Includes Cocoa

The Securities May Be Subject to Certain Risks Specific to Cocoa as a Commodity

Cocoa is an agricultural commodity and a soft commodity. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes cocoa (currently only the Cocoa Sub-Index) may be subject to a number of additional factors specific to agricultural commodities and softs, and in particular cocoa, that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	changes in government policies;

•	changes in global demand for food;

•	planting decisions; and

•	changes in demand for agricultural products or softs, and in particular cocoa, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Coffee

The Securities May Be Subject to Certain Risks Specific to Coffee as a Commodity

Coffee is an agricultural commodity and a soft commodity. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes coffee (currently the Commodity Index, the Agriculture Sub-Index, the Coffee Sub-Index and the Softs Sub-Index) may be subject to a number of additional factors specific to agricultural commodities and softs, and in particular coffee, that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	changes in government policies;

•	changes in global demand for food;

•	planting decisions; and

•	changes in demand for agricultural products or softs, and in particular coffee, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Copper

The Securities May Be Subject to Certain Risks Specific to Copper as a Commodity

Copper is an industrial metal. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes copper (currently the Commodity Index, the Copper Sub-Index and the Industrial Metals Sub-Index) may be subject to a number of additional factors specific to industrial metals, and in particular copper, that might cause price volatility. These may include, among others:

•	changes in the level of industrial activity using industrial metals, and in particular copper, including the availability of substitutes such as man-made or synthetic substitutes;

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Corn

The Securities May Be Subject to Certain Risks Specific to Corn as a Commodity

Corn is an agricultural commodity and a grain. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes corn (currently the Commodity Index, the Agriculture Sub-Index and the Grains Sub-Index) may be subject to a number of additional factors specific to agricultural commodities and grains, and in particular corn, that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	changes in government policies;

•	changes in global demand for food;

•	changes in ethanol demand;

•	planting decisions; and

•	changes in demand for agricultural products or grains, and in particular corn, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Cotton

The Securities May Be Subject to Certain Risks Specific to Cotton as a Commodity

Cotton is an agricultural commodity and a soft commodity. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes cotton (currently the Commodity Index, the Agriculture Sub-Index, the Cotton Sub-Index and the Softs Sub-Index) may be subject to a number of additional factors specific to agricultural commodities and softs, and in particular cotton, that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	changes in government policies;

•	planting decisions; and

•	changes in demand for agricultural products or softs, and in particular cotton, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Crude Oil

The Securities May Be Subject to Certain Risks Specific to Crude Oil as a Commodity

Crude oil is an energy-related commodity. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes crude oil (currently the Commodity Index and the Energy Sub-Index) may be subject to a number of additional factors specific to energy-related commodities, and in particular crude oil, that might cause price volatility. These may include, among others:

•	changes in the level of industrial and commercial activity with high levels of energy demand;

•	disruptions in the supply chain or in the production or supply of other energy sources;

•	price changes in alternative sources of energy;

•	adjustments to inventory;

•	variations in production and shipping costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Gold

The Securities May Be Subject to Certain Risks Specific to Gold as a Commodity

Gold is a precious metal. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes gold (currently the Commodity Index and the Precious Metals Sub-Index) may be subject to a number of additional factors specific to precious metals, and in particular gold, that might cause price volatility. These may include, among others:

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations;

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally;

•	precious metal leasing rates;

•	currency exchange rates;

•	level of economic growth and inflation; and

•

degree to which consumers, governments, corporate and financial institutions hold physical gold as a safe haven asset (hoarding) which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Heating Oil

The Securities May Be Subject to Certain Risks Specific to Heating Oil as a Commodity

Heating oil is an energy-related commodity. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes heating oil (currently the Commodity Index and the Energy Sub-Index) may be subject to a number of additional factors specific to energy-related commodities, and in particular heating oil, that might cause price volatility. These may include, among others:

•	changes in the level of industrial and commercial activity with high levels of energy demand;

•	disruptions in the supply chain or in the production or supply of other energy sources;

•	price changes in alternative sources of energy;

•	adjustments to inventory;

•	variations in production and shipping costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Lead

Securities May Be Subject to Certain Risks Specific to Lead as a Commodity

Lead is an industrial metal. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes lead (currently only the Lead Sub-Index) may be subject to a number of additional factors specific to industrial metals, and in particular lead, that might cause price volatility. These may include, among others:

•	changes in the level of industrial activity using industrial metals, and in particular lead, including the availability of substitutes such as man-made or synthetic substitutes;

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

The LME’s Use of or Omission to Use Price Controls May Result in Limited Appreciation but Unlimited Depreciation in the Price of the Index Component and, Therefore, the Value of Your Securities

The futures contract on lead that is included in the Lead Sub-Index and eligible to be included in the Commodity Index is traded on the LME and not on a U.S. futures exchange. U.S. exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”. In contrast, the LME, has no daily price fluctuation limits to restrict the extent of daily fluctuations in the prices of contracts traded on the LME, including the index component. In a declining market, therefore, it is possible that prices for one or more contracts traded on the LME, including the index component, would continue to decline without limitation within a trading day or over a period of trading days. A steep decline in the price of the index component could have a significant adverse impact on the value of each Index in which lead is included and, therefore, the value of the Securities linked to that Index.

Moreover, the LME has discretion to impose “backwardation limits” by permitting short sellers who are unable to effect delivery of an underlying commodity and/or borrow such commodity at a price per day that is no greater than the backwardation limit to defer their delivery obligations by paying a penalty in the amount of the backwardation limit to buyers for whom delivery was deferred. Backwardation limits tend to either constrain appreciation or cause depreciation of the prices of futures contracts expiring in near delivery months. Impositions of such backwardation limits could adversely affect the value of each Index in which lead is included and, therefore, the value of the Securities linked to that Index.

Contracts Traded on the LME Are Exposed to Concentration Risks Beyond Those Characteristic of Futures Contracts On U.S. Futures Exchanges

Futures contracts traded on U.S. futures exchanges generally call for delivery of the physical commodities to which such contracts relate in stated delivery months. In contrast, contracts traded on the LME may call for delivery on a daily, weekly or monthly basis. As a result, there may be a greater risk of a concentration of positions in contracts trading on the LME on particular delivery dates than for futures contracts traded on U.S. futures exchanges, since, for example, contracts calling for delivery on a daily, weekly or monthly basis could call for delivery on the same or approximately the same date. Such a concentration of positions, in turn, could cause temporary aberrations in the prices of contracts traded on the LME for delivery dates to which such positions relate. To the extent such aberrations are in evidence on a given valuation date with respect to the price of the index component, they could adversely affect the value of each Index in which lead is included and, therefore, the value of the Securities linked to that Index.

Additional Risks Associated with Securities Linked to an Index that Includes Lean Hogs

Securities May Be Subject to Certain Risks Specific to Lean Hogs as a Commodity

Lean hogs are a type of livestock. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes lean hogs (currently the Commodity Index and the Livestock Sub-Index) may be subject to a number of additional factors specific to livestock, and in particular lean hogs, that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	disease and famine;

•	changes in government policies; and

•	changes in end-user demand for livestock.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Live Cattle

Securities May Be Subject to Certain Risks Specific to Live Cattle as a Commodity

Live cattle are a type of livestock. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes live cattle (currently the Commodity Index and the Livestock Sub-Index) may be subject to a number of additional factors specific to livestock, and in particular live cattle, that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	disease and famine;

•	changes in government policies; and

•	changes in end-user demand for livestock.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Natural Gas

The Securities May Be Subject to Certain Risks Specific to Natural Gas as a Commodity

Natural gas is an energy-related commodity. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes natural gas (currently the Commodity Index, the Energy Sub-Index and the Natural Gas Sub-Index) may be subject to a number of additional factors specific to energy-related commodities, and in particular natural gas, that might cause price volatility. These may include, among others:

•	changes in the level of industrial and commercial activity with high levels of energy demand;

•	disruptions in the supply chain or in the production or supply of other energy sources;

•	price changes in alternative sources of energy;

•	adjustments to inventory;

•	variations in production and shipping costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Nickel

The Securities May Be Subject to Certain Risks Specific to Nickel as a Commodity

Nickel is an industrial metal. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes nickel (currently the Commodity Index, the Industrial Metals Sub-Index and the Nickel Sub-Index) may be subject to a number of additional factors specific to industrial metals, and in particular nickel, that might cause price volatility. These may include, among others:

•	changes in the level of industrial activity using industrial metals, and in particular nickel, including the availability of substitutes such as man-made or synthetic substitutes;

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

The LME’s Use of or Omission to Use Price Controls May Result in Limited Appreciation but Unlimited Depreciation in the Price of the Index Component and, Therefore, the Value of Your Securities

The futures contract on nickel that is included in the Commodity Index, the Industrial Metals Sub-Index and the Nickel Sub-Index is traded on the LME and not on a U.S. futures exchange. U.S. exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”. In contrast, the LME, has no daily price fluctuation limits to restrict the extent of daily fluctuations in the prices of contracts traded on the LME, including the index component. In a declining market, therefore, it is possible that prices for one or more contracts traded on the LME, including the index component, would continue to decline without limitation within a trading day or over a period of trading days. A steep decline in the price of the index component could have a significant adverse impact on the value of each Index in which nickel is included and, therefore, the value of the Securities linked to that Index.

Moreover, the LME has discretion to impose “backwardation limits” by permitting short sellers who are unable to effect delivery of an underlying commodity and/or borrow such commodity at a price per day that is no greater than the backwardation limit to defer their delivery obligations by paying a penalty in the amount of the backwardation limit to buyers for whom delivery was deferred. Backwardation limits tend to either constrain appreciation or cause depreciation of the prices of futures contracts expiring in near delivery months. Impositions of such backwardation limits could adversely affect the value of each Index in which nickel is included and, therefore, the value of the Securities linked to that Index.

Contracts Traded on the LME Are Exposed to Concentration Risks Beyond Those Characteristic of Futures Contracts On U.S. Futures Exchanges

Futures contracts traded on U.S. futures exchanges generally call for delivery of the physical commodities to which such contracts relate in stated delivery months. In contrast, contracts traded on the LME may call for delivery on a daily, weekly or monthly basis. As a result, there may be a greater risk of a concentration of positions in contracts trading on the LME on particular delivery dates than for futures contracts traded on U.S. futures exchanges, since, for example, contracts calling for delivery on a daily, weekly or monthly basis could call for delivery on the same or approximately the same date. Such a concentration of positions, in turn, could cause temporary aberrations in the prices of contracts traded on the LME for delivery dates to which such positions relate. To the extent such aberrations are in evidence on a given valuation date with respect to the price of the index component, they could adversely affect the value of each Index in which nickel is included and, therefore, the value of the Securities linked to that Index.

Additional Risks Associated with Securities Linked to an Index that Includes Platinum

The Securities May Be Subject to Certain Risks Specific to Platinum as a Commodity

Platinum is a precious metal. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes platinum (currently only the Platinum Sub-Index) may be subject to a number of additional factors specific to precious metals, and in particular platinum, that might cause price volatility. These may include, among others:

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Silver

The Securities May Be Subject to Certain Risks Specific to Silver as a Commodity

Silver is a precious metal. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes silver (currently the Commodity Index and the Precious Metals Sub-Index) may be subject to a number of additional factors specific to precious metals, and in particular silver, that might cause price volatility. These may include, among others:

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations;

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally;

•	precious metal leasing rates;

•	currency exchange rates;

•	level of economic growth and inflation; and

•

degree to which consumers, governments, corporate and financial institutions hold physical gold as a safe haven asset (hoarding) which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Soybean Oil

The Securities May Be Subject to Certain Risks Specific to Soybean Oil as a Commodity

Soybean oil is an agricultural commodity. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes soybean oil (currently the Commodity Index and the Agriculture Sub-Index) may be subject to a number of additional factors specific to agricultural commodities, and in particular soybean oil, that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	changes in government policies;

•	changes in global demand for food;

•	changes in bio-diesel demand;

•	planting decisions; and

•	changes in demand for agricultural products, and in particular soybean oil, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Soybeans

The Securities May Be Subject to Certain Risks Specific to Soybeans as a Commodity

Soybeans are an agricultural commodity and a grain. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes soybeans (currently the Commodity Index, the Agriculture Sub-Index and the Grains Sub-Index) may be subject to a number of additional factors specific to agricultural commodities and grains, and in particular soybeans, that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	changes in government policies;

•	changes in global demand for food;

•	changes in bio-diesel demand;

•	planting decisions; and

•	changes in demand for agricultural products or grains, and in particular soybeans, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Sugar

The Securities May Be Subject to Certain Risks Specific to Sugar as a Commodity

Sugar is an agricultural commodity and a soft commodity. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes sugar (currently the Commodity Index, the Agriculture Sub-Index, the Softs Sub-Index and the Sugar Sub-Index) may be subject to a number of additional factors specific to agricultural commodities and softs, and in particular sugar, that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	changes in government policies;

•	changes in global demand for food;

•	changes in ethanol demand;

•	planting decisions; and

•	changes in demand for agricultural products or softs, and in particular sugar, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Tin

The Securities May Be Subject to Certain Risks Specific to Tin as a Commodity

Tin is an industrial metal. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes tin (currently only the Tin Sub-Index) may be subject to a number of additional factors specific to industrial metals, and in particular tin, that might cause price volatility. These may include, among others:

•	changes in the level of industrial activity using industrial metals, and in particular tin, including the availability of substitutes such as man-made or synthetic substitutes;

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

The LME’s Use of or Omission to Use Price Controls May Result in Limited Appreciation but Unlimited Depreciation in the Price of the Index Component and, Therefore, the Value of Your Securities

The futures contract on tin that is included in the Tin Sub-Index and eligible to be included in the Commodity Index is traded on the LME and not on a U.S. futures exchange. U.S. exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”. In contrast, the LME, has no daily price fluctuation limits to restrict the extent of daily fluctuations in the prices of contracts traded on the LME, including the index component. In a declining market, therefore, it is possible that prices for one or more contracts traded on the LME, including the index component, would continue to decline without limitation within a trading day or over a period of trading days. A steep decline in the price of the index component could have a significant adverse impact on the value of each Index in which tin is included and, therefore, the value of the Securities linked to that Index.

Moreover, the LME has discretion to impose “backwardation limits” by permitting short sellers who are unable to effect delivery of an underlying commodity and/or borrow such commodity at a price per day that is no greater than the backwardation limit to defer their delivery obligations by paying a penalty in the amount of the backwardation limit to buyers for whom delivery was deferred. Backwardation limits tend to either constrain appreciation or cause depreciation of the prices of futures contracts expiring in near delivery months. Impositions of such backwardation limits could adversely affect the value of each Index in which tin is included and, therefore, the value of the Securities linked to that Index.

Contracts Traded on the LME Are Exposed to Concentration Risks Beyond Those Characteristic of Futures Contracts On U.S. Futures Exchanges

Futures contracts traded on U.S. futures exchanges generally call for delivery of the physical commodities to which such contracts relate in stated delivery months. In contrast, contracts traded on the LME may call for delivery on a daily, weekly or monthly basis. As a result, there may be a greater risk of a concentration of positions in contracts trading on the LME on particular delivery dates than for futures contracts traded on U.S. futures exchanges, since, for example, contracts calling for delivery on a daily, weekly or monthly basis could call for delivery on the same or approximately the same date. Such a concentration of positions, in turn, could cause temporary aberrations in the prices of contracts traded on the LME for delivery dates to which such positions relate. To the extent such aberrations are in evidence on a given valuation date with respect to the price of the index component, they could adversely affect the value of each Index in which tin is included and, therefore, the value of the Securities linked to that Index.

Additional Risks Associated with Securities Linked to an Index that Includes Unleaded Gasoline

The Securities May Be Subject to Certain Risks Specific to Unleaded Gasoline as a Commodity

Unleaded gasoline is an energy-related commodity. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes unleaded gasoline (currently the Commodity Index and the Energy Sub-Index) may be subject to a number of additional factors specific to energy-related commodities, and in particular unleaded gasoline, that might cause price volatility. These may include, among others:

•	changes in the level of industrial and commercial activity with high levels of energy demand;

•	disruptions in the supply chain or in the production or supply of other energy sources;

•	price changes in alternative sources of energy;

•	adjustments to inventory;

•	variations in production and shipping costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Wheat

The Securities May Be Subject to Certain Risks Specific to Wheat as a Commodity

Wheat is an agricultural commodity and a grain. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes wheat (currently the Commodity Index, the Agriculture Sub-Index and the Grains Sub-Index) may be subject to a number of additional factors specific to agricultural commodities and grains, and in particular wheat, that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	changes in government policies;

•	planting decisions; and

•	changes in demand for agricultural products or grains, and in particular wheat, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Zinc

The Securities May Be Subject to Certain Risks Specific to Zinc as a Commodity

Zinc is an industrial metal. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes zinc (currently the Commodity Index and the Industrial Metals Sub-Index) may be subject to a number of additional factors specific to industrial metals, and in particular zinc, that might cause price volatility. These may include, among others:

•	changes in the level of industrial activity using industrial metals, and in particular zinc, including the availability of substitutes such as man-made or synthetic substitutes;

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

The LME’s Use of or Omission to Use Price Controls May Result in Limited Appreciation but Unlimited Depreciation in the Price of the Index Component and, Therefore, the Value of Your Securities

The futures contract on zinc that is included in the Commodity Index and the Industrial Metals Sub-Index is traded on the LME and not on a U.S. futures exchange. U.S. exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”. In contrast, the LME, has no daily price fluctuation limits to restrict the extent of daily fluctuations in the prices of contracts traded on the LME, including the index component. In a declining market, therefore, it is possible that prices for one or more contracts traded on the LME, including the index component, would continue to decline without limitation within a trading day or over a period of trading days. A steep decline in the price of the index component could have a significant adverse impact on the value of each Index in which zinc is included and, therefore, the value of the Securities linked to that Index.

Moreover, the LME has discretion to impose “backwardation limits” by permitting short sellers who are unable to effect delivery of an underlying commodity and/or borrow such commodity at a price per day that is no greater than the backwardation limit to defer their delivery obligations by paying a penalty in the amount of the backwardation limit to buyers for whom delivery was deferred. Backwardation limits tend to either constrain appreciation or cause depreciation of the prices of futures contracts expiring in near delivery months. Impositions of such backwardation limits could adversely affect the value of each Index in which zinc is included and, therefore, the value of the Securities linked to that Index.

Contracts Traded on the LME Are Exposed to Concentration Risks Beyond Those Characteristic of Futures Contracts On U.S. Futures Exchanges

Futures contracts traded on U.S. futures exchanges generally call for delivery of the physical commodities to which such contracts relate in stated delivery months. In contrast, contracts traded on the LME may call for delivery on a daily, weekly or monthly basis. As a result, there may be a greater risk of a concentration of positions in contracts trading on the LME on particular delivery dates than for futures contracts traded on U.S. futures exchanges, since, for example, contracts calling for delivery on a daily, weekly or monthly basis could call for delivery on the same or approximately the same date. Such a concentration of positions, in turn, could cause temporary aberrations in the prices of contracts traded on the LME for delivery dates to which such positions relate. To the extent such aberrations are in evidence on a given valuation date with respect to the price of the index component, they could adversely affect the value of each Index in which zinc is included and, therefore, the value of the Securities linked to that Index.

THE INDICES – GENERAL INFORMATION

We have derived all information contained in this pricing supplement regarding each Index, including, without limitation, its make up, its method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the index sponsors.

The Indices are sponsored, calculated and published by the index sponsors. In connection with any offering of Securities, neither we nor any of our agents or dealers have participated in the preparation of the information described in the preceding paragraph or made any due diligence inquiry with respect to the index sponsors. Neither we nor any of our agents or dealers makes any representation or warranty as to the accuracy or completeness of such information or any other publicly available information regarding the Indices or the index sponsors.

You, as an investor in the Securities, should make your own investigation into any Index and the index sponsors. The index sponsors are not involved in any offer of Securities in any way and have no obligation to consider your interests as a holder of the Securities. The index sponsors have no obligation to continue to publish any of the Indices and may discontinue or suspend publication of any Index at any time in their sole discretion.

AIG-FP and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the Indices, as well as commodities, including commodities included in the Indices. AIG-FP and its affiliates also actively enter into or trade and market securities, swaps, options, derivatives, and related instruments which are linked to the performance of commodities or are linked to the performance of the Indices. Certain of AIG-FP’s affiliates may underwrite or issue other securities or financial instruments indexed to the one or more Indices, and AIG-FP and Dow Jones and their respective affiliates may license any of the Indices for publication or for use by unaffiliated third parties. These activities could present conflicts of interest and could affect the value of the Indices. For instance, a market maker in a financial instrument linked to the performance of an Index may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying index components in order to hedge the market maker’s position in the financial instrument may affect the market price of the futures contracts included in the Index, which in turn may affect the value of the Index. With respect to any of the activities described above, none of AIG-FP, Dow Jones or their respective affiliates has any obligation to take the needs of any buyers, sellers or holders of the Securities into consideration at any time.

Historical performance of the Indices is not an indication of future performance. Future performance of the Indices may differ significantly from historical performance, either positively or negatively.

Information contained on certain websites mentioned below is not incorporated by reference in, and should not be considered part of, this index supplement or the accompanying prospectus supplement and prospectus.

Because each Sub-Index is a sub-index of the Commodity Index, disclosure in this pricing supplement relating to the Commodity Index accordingly relates to each of the Sub-Indices as well and should be read in conjunction with the individual descriptions of the Sub-Indices.

Commodity Futures Markets

As discussed in the descriptions of the individual Indices below, each of the Indices is composed of one or more futures contracts on physical commodities. Futures contracts on physical commodities and commodity indices are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities and commodity indices are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the Indices are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities provides for the payment and receipt of cash based on the level of the index at settlement or liquidation of the contract. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”. This amount varies based on the requirements imposed by the exchange clearing houses, but may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market”.

Futures contracts are traded on organized exchanges, known as “designated contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant”, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling”. For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodities Futures Trading Commission. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

THE COMMODITY INDEX

The Commodity Index is a proprietary index that is designed to be a benchmark for commodities as an asset class. It is composed of futures contracts on physical commodities and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Four Main Principles Guiding the Commodity Index

The Commodity Index was created and is maintained using the following four main principles:

•

Economic Significance. A commodity index should fairly represent the importance of a diversified group of commodities to the world economy. To achieve a fair representation, the Commodity Index uses both liquidity data and U.S. dollar weighted production data in determining the relative quantities of included commodities. The Commodity Index primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants. The Commodity Index also relies on production data as a useful measure of the importance of a commodity to the world economy. Production data alone, however, may underestimate the economic significance of storable commodities (e.g., gold) relative to non-storable commodities (e.g., live cattle). Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities. Additionally, production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the pronouncements of the markets themselves. The Commodity Index thus relies on data that is both endogenous to the futures market (liquidity) and exogenous to the futures market (production) in determining relative weightings.

•

Diversification. A second major goal of the Commodity Index is to provide diversified exposure to commodities as an asset class. Disproportionate weightings of any particular commodity or sector increase volatility and negate the concept of a broad-based commodity index. Instead of diversified commodities exposure, the investor is unduly subjected to micro-economic shocks in one commodity or sector. As described further below, diversification rules have been established and are applied annually. Additionally, the Commodity Index is rebalanced annually on a price-percentage basis in order to maintain diversified commodities exposure over time.

•

Continuity. The third goal of the Commodity Index is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the Commodity Index from year to year. The Commodity Index is intended to provide a stable benchmark, so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the Commodity Index.

•

Liquidity. Another goal of the Commodity Index is to provide a highly liquid benchmark. The explicit inclusion of liquidity as a weighting factor helps to ensure that the Commodity Index can accommodate substantial investment flows. The liquidity of an index affects transaction costs associated with current investments. It also may affect the reliability of historical price performance data.

These principles represent goals of the Commodity Index and the index sponsors, and there can be no assurance that these goals will be reached by the index sponsors.

Oversight of the Commodity Index

The index sponsors use a two-tier structure, comprised of a Supervisory Committee and an Advisory Committee, to oversee the Commodity Index. The purpose of the two-tier structure is to gain broad input into the decision-making process in respect of the Commodity Index, while also providing a mechanism for rapid reaction in the event of any market disruptions or extraordinary changes in market conditions that may affect the Commodity Index.

The Supervisory Committee is comprised of three members, two of whom are appointed by AIG-FP and one of whom is appointed by Dow Jones. The Supervisory Committee makes all final decisions relating to the Commodity Index, given any advice and recommendations from the Advisory Committee. The Advisory Committee consists of six to twelve members drawn from the financial and academic communities.

Both the Supervisory Committee and the Advisory Committee meet annually in June or July to consider any changes to be made to the Commodity Index for the coming year. These committees may also meet at other times as may be necessary for purposes of their respective responsibilities in connection with the oversight of the Commodity Index.

Composition of the Commodity Index

Commodities Available for Inclusion in the Commodity Index

A number of commodities have been selected that are believed to be sufficiently significant to the world economy to merit consideration for inclusion in the Commodity Index and which are the subject of a qualifying related futures contract. The 23 potential commodities currently considered for inclusion in the Commodity Index are aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, live cattle, lean hogs, natural gas, nickel, platinum, silver, soybeans, soybean oil, sugar, tin, unleaded gasoline, wheat and zinc.

Designated Contracts for Each Commodity

A futures contract known as a designated contract is selected for each commodity. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the LME, each of the potential commodities is the subject of a futures contract that trades on a U.S. exchange. Where the Supervisory Committee believes that there exists more than one futures contract with sufficient liquidity to be chosen as a designated contract for a commodity, the Supervisory Committee selects the futures contract traded in North America and denominated in dollars (except in the case of the commodities for which LME contracts have been selected). If more than one such contract exists, the Supervisory Committee selects the most actively traded contract. Data concerning this designated contract will be used to calculate the Commodity Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a designated contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that designated contract.

The Commodity Index Is a Rolling Index

The Commodity Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The roll for each contract occurs over a period of five DJ-AIG Business Days each month according to a pre-determined schedule. This process is known as “rolling” a futures position, and the Commodity Index is a “rolling index”.

A “DJ-AIG Business Day” is a day on which the sum of the Commodity Index Percentages (as defined in the section entitled “—Annual Reweightings and Rebalancings of the Commodity Index” below) for the Commodity Index commodities that are open for trading is greater than 50%. For example, based on the weighting of the Commodity Index commodities for 2008, if the Chicago Board of Trade and the New York Mercantile Exchange are closed for trading on the same day, a DJ-AIG Business Day will not exist.

Determination of Composition and Weightings of the Commodity Index

The composition and weighting of the Commodity Index is determined by AIG-FP, under the supervision of the Supervisory Committee, each year.

In determining which commodities will be included in the Commodity Index and their relative weightings for a given year, AIG-FP looks to both liquidity and U.S. dollar-adjusted production data in 2/3 and 1/3 shares, respectively. For each of the 23 commodities designated for potential inclusion in the Commodity Index, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic dollar value of the designated contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Commodity Index. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic dollar value of the designated contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Commodity Index.

The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Commodity Index and their respective percentage weights. The diversification rules are as follows:

•	No related group of commodities designated as a “Commodity Group” may constitute more than 33% of the Commodity Index. The Commodity Groups are:

•	Energy (currently including crude oil, heating oil, natural gas and unleaded gasoline)

•	Grains (currently including corn, soybeans, wheat and soybean oil)

•	Industrial Metals (currently including aluminum, copper, nickel and zinc)

•	Livestock (currently including lean cattle and live hogs)

•	Precious Metals (currently including gold and silver)

•	Softs (currently including coffee, cotton and sugar)

•	No single commodity may constitute (based on target weight) more than 15% of the Commodity Index.

•	No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute (based on target weight) more than 25% of the Commodity Index.

•	No single commodity that is in the Commodity Index may constitute (based on target weight) less than 2% of the Commodity Index.

Annual Recomposition and Reweighting of the Commodity Index

The composition of and weightings for the Commodity Index are determined for each year in June or July of the previous year. The determinations are made by AIG-FP under the supervision of the Supervisory Committee, reviewed at the annual meeting of the Supervisory and Advisory Committees and announced following approval by the Supervisory Committee. The new composition and weightings are then implemented the following January. Following the recomposition and reweighting, the actual weights of each commodity included in the Commodity Index will fluctuate as market prices change and therefore may exceed or be less than the target weights.

2008 Designated Contracts and Target Weightings

The composition of the Commodity Index for 2008 was approved by the Oversight Committee at a meeting held in July 2007. The 19 commodities included in the Commodity Index for 2008 are: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc. The designated contracts for those commodities, and their target weights, are as follows:

2008 Commodity Index Breakdown by Commodity

Commodity	Designated Contract	Exchange	Units	Quote	Target Weighting (%)
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	USD/metric ton	7.11%
Coffee	Coffee “C”	CSCE	37,500 lbs	U.S. cents/pound	3.00%
Copper	Copper*	COMEX	25,000 lbs	U.S. cents/pound	7.04%
Corn	Corn	CBOT	5,000 bushels	U.S. cents/bushel	5.66%
Cotton	Cotton	NYCE	50,000 lbs	U.S. cents/pound	2.48%
Crude Oil	Light, Sweet Crude Oil	NYMEX	1,000 barrels	USD/barrel	13.16%
Gold	Gold	COMEX	100 troy oz.	USD/troy oz.	7.40%
Heating Oil	Heating Oil	NYMEX	42,000 gallons	U.S. cents/gallon	3.82%
Live Cattle	Live Cattle	CME	40,000 lbs	U.S. cents/pound	4.89%
Lean Hogs	Lean Hogs	CME	40,000 lbs	U.S. cents/pound	2.55%
Natural Gas	Henry Hub Natural Gas	NYMEX	Gas 10,000 mmbtu	USD/mmbtu	12.24%
Nickel	Primary Nickel	LME	6 metric tons	USD/metric ton	2.79%
Silver	Silver	COMEX	5,000 troy oz.	U.S. cents/troy oz.	2.72%
Soybeans	Soybeans	CBOT	5,000 bushels	U.S. cents/bushel	7.63%
Soybean Oil	Soybean Oil	CBOT	60,000 lbs	U.S. cents/pound	2.81%
Sugar	World Sugar No. 11	CSCE	112,000 lbs	U.S. cents/pound	3.19%
Unleaded Gasoline	Reformulated Gasoline Blendstock for Oxygen Blending	NYMEX	42,000 gal	U.S. cents/gallon	3.78%
Wheat	Wheat	CBOT	5,000 bushels	U.S. cents/bushel	4.70%
Zinc	Special High Grade Zinc	LME	25 metric tons	USD/metric ton	3.03%

*	The Commodity Index uses the High Grade Copper contract traded on the COMEX division of the New York Mercantile Exchange for copper contract prices and LME volume data in determining the weighting of the Commodity Index.

Calculation and Publication of the Commodity Index

The Commodity Index is calculated by Dow Jones, in conjunction with AIG-FP, by applying the impact of the changes to the prices of index components (based on their relative weightings) and the Treasury Bill rate of interest.

The first step in calculating the Commodity Index is to calculate the applicable “commodity index multipliers” or “CIMs”. Following application of the diversification rules discussed in the section entitled “—Composition of the Commodity Index—Determination of Composition and Weightings of the Commodity Index” above, CIPs are incorporated into the Commodity Index by calculating the new unit weights for each index component. On the date near the beginning of each new calendar year, the CIPs, along with the settlement prices on that date for designated contracts included in the Commodity Index, are used to determine a CIM for each index component. This CIM is used to achieve the percentage weightings of the index components, in U.S. dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each index component will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Once the CIMs are determined, the calculation of the value of the Commodity Index is a mathematical process that reflects the performance of each index component and the rate of interest that could be earned on cash collateral invested in three-month U.S. Treasury Bills.

At present, Dow Jones disseminates the Commodity Index value approximately every 15 seconds (assuming the Commodity Index value has changed within such 15-second interval) from 8:00 a.m. to 3:00 p.m., New York City time, and publishes a daily Commodity Index value at approximately 4:00 p.m., New York City time, on each DJ-AIG Business Day on its website at http://www.djindexes.com, on Reuters page AIGCI1 and on Bloomberg under the ticker symbol “DJAIGTR Index”.

Commodity Index Calculation Disruption Events

From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Commodity Index may be adjusted in the event that AIG-FP determines that any of the following index calculation disruption events exists:

•	the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Commodity Index on that day;

•	the settlement price of any futures contract used in the calculation of the Commodity Index reflects the maximum permitted price change from the previous day’s settlement price;

•	the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Commodity Index; or

•	with respect to any futures contract used in the calculation of the Commodity Index that trades on the LME, a business day on which the LME is not open for trading.

Additional information on the Commodity Index is available on the following website: http://www.djindexes.com.

Historical Closing Levels of the Commodity Index

Since its inception, the Commodity Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Commodity Index during any period shown below is not an indication that the value of the Commodity Index is more or less likely to increase or decrease at any time during the term of the Commodity Index Securities. The historical levels do not give an indication of future performance of the Commodity Index. There can be no assurance that the future performance of the Commodity Index or its index components will result in holders of the Commodity Index Securities receiving a positive return on their investment.

The Commodity Index was launched on July 14, 1998. All data relating to the period prior to the launch of the Commodity Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 1998. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Commodity Index would have performed from December 31, 1991 to December 31, 1997 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Commodity Index has performed from December 31, 1998 onwards.

December 31, 1991	94.245
December 31, 1992	97.736
December 31, 1993	96.694
December 30, 1994	112.755
December 29, 1995	129.908
December 31, 1996	160.001
December 31, 1997	154.579
December 31, 1998	112.796
December 31, 1999	140.257
December 29, 2000	184.917
December 31, 2001	148.843
December 31, 2002	187.401
December 31, 2003	232.249
December 31, 2004	253.495
December 31, 2005	307.650
December 29, 2006	314.023
December 31, 2007	364.990
June 23, 2008	458.572

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

THE AGRICULTURE SUB-INDEX

The Agriculture Sub-Index is a multiple-component Sub-Index that is designed to be a benchmark for agricultural commodities as an asset class. It is composed of the futures contracts on agricultural commodities that are included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Agriculture Sub-Index

The Agriculture Sub-Index currently is composed of the seven exchange-traded futures contracts included in the Commodity Index that relate to agricultural commodities: coffee, corn, cotton, soybean oil, soybeans, sugar and wheat.

The target weights for 2008 for the contracts included in the Agriculture Sub-Index are as follows:

Commodity	Weighting
Soybeans	25.88%
Corn	19.22%
Wheat	15.96%
Sugar	10.81%
Coffee	10.18%
Soybean Oil	9.54%
Cotton	8.41%

Calculation and Publication of the Agriculture Sub-Index

The Agriculture Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contracts included in the Agriculture Sub-Index and to their respective weightings within the Agriculture Sub-Index.

At present, Dow Jones disseminates the level of the Agriculture Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:00 p.m. New York City time and publishes a daily Index value at approximately 4:00 p.m. New York City time on each DJ-AIG Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJAIGAGTR Index”.

Historical Closing Levels of the Agriculture Sub-Index

Since its inception, the Agriculture Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Agriculture Sub-Index during any period shown below is not an indication that the value of the Agriculture Sub-Index is more or less likely to increase or decrease at any time during the term of the Agriculture Securities. The historical levels do not give an indication of future performance of the Agriculture Sub-Index. There can be no assurance that the future performance of the Agriculture Sub-Index or its index components will result in holders of the Agriculture Securities receiving a positive return on their investment.

The Agriculture Sub-Index was launched on July 7, 2005. All data relating to the period prior to the launch of the Agriculture Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2005. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(iii)	on a hypothetical basis, how the Agriculture Sub-Index would have performed from December 31, 1991 to December 31, 2004 based on the selection criteria and methodology described above; and

(iv)	on an actual basis, how the Agriculture Sub-Index has performed from December 31, 2005 onwards.

December 31, 1991	102.665
December 31, 1992	93.956
December 31, 1993	111.159
December 30, 1994	120.360
December 29, 1995	149.251
December 31, 1996	152.354
December 31, 1997	176.881
December 31, 1998	140.753
December 31, 1999	111.838
December 29, 2000	108.975
December 31, 2001	90.102
December 31, 2002	107.342
December 31, 2003	122.268
December 31, 2004	106.556
December 31, 2005	107.711
December 29, 2006	123.064
December 31, 2007	159.846
June 23, 2008	187.907

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

THE ALUMINUM SUB-INDEX

The Aluminum Sub-Index is a single-component Sub-Index that is designed to be a benchmark for aluminum as an asset class. It is composed of the futures contract on aluminum that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Calculation and Publication of the Aluminum Sub-Index

The Aluminum Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Aluminum Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Aluminum Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:00 p.m. New York City time and publishes a daily Index value at approximately 4:00 p.m. New York City time on each DJ-AIG Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJAIALTR Index”.

Historical Closing Levels of the Aluminum Sub-Index

Since its inception, the Aluminum Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Aluminum Sub-Index during any period shown below is not an indication that the value of the Aluminum Sub-Index is more or less likely to increase or decrease at any time during the term of the Aluminum Securities. The historical levels do not give an indication of future performance of the Aluminum Sub-Index. There can be no assurance that the future performance of the Aluminum Sub-Index or its index components will result in holders of the Aluminum Securities receiving a positive return on their investment.

The Aluminum Sub-Index was launched on April 3, 2006. All data relating to the period prior to the launch of the Aluminum Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2006. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Aluminum Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Aluminum Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	70.392
December 31, 1992	73.349
December 31, 1993	63.105
December 30, 1994	109.359
December 29, 1995	93.704
December 31, 1996	82.439
December 31, 1997	84.268
December 31, 1998	66.788
December 31, 1999	86.608
December 29, 2000	85.518
December 31, 2001	73.962
December 31, 2002	72.065
December 31, 2003	86.724
December 31, 2004	107.482
December 31, 2005	128.195
December 29, 2006	160.569
December 31, 2007	136.205
June 23, 2008	173.941

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

COCOA SUB-INDEX

The Cocoa Sub-Index is a single-component Sub-Index that is designed to be a benchmark for cocoa as an asset class. It is composed of the futures contract on cocoa that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

At present, cocoa is one of the four commodities eligible for inclusion but not included in the Commodity Index. The contract included in the Cocoa Sub-Index is the “Cocoa” contract traded on the New York Board of Trade, which is the contract that would be eligible for inclusion in the Commodity Index if cocoa were one of the commodities included in the Commodity Index.

Calculation and Publication of the Cocoa Sub-Index

The Cocoa Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Cocoa Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Cocoa Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:00 p.m. New York City time and publishes a daily Index value at approximately 4:00 p.m. New York City time on each DJ-AIG Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJAICCTR Index”.

Historical Closing Levels of the Cocoa Sub-Index

Since its inception, the Cocoa Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Cocoa Sub-Index during any period shown below is not an indication that the value of the Cocoa Sub-Index is more or less likely to increase or decrease at any time during the term of the Cocoa Securities. The historical levels do not give an indication of future performance of the Cocoa Sub-Index. There can be no assurance that the future performance of the Cocoa Sub-Index or its index components will result in holders of the Cocoa Securities receiving a positive return on their investment.

The Cocoa Sub-Index was launched on April 3, 2006. All data relating to the period prior to the launch of the Cocoa Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2006. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Cocoa Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Cocoa Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	94.327
December 31, 1992	58.334
December 31, 1993	60.265
December 30, 1994	61.020
December 29, 1995	56.802
December 31, 1996	58.242
December 31, 1997	63.419
December 31, 1998	50.644
December 31, 1999	27.509
December 29, 2000	21.418
December 31, 2001	36.916
December 31, 2002	59.108
December 31, 2003	49.689
December 31, 2004	49.748
December 31, 2005	45.985
December 29, 2006	47.333
December 31, 2007	56.804
June 23, 2008	85.236

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

COFFEE SUB-INDEX

The Coffee Sub-Index is a single-component Sub-Index that is designed to be a benchmark for coffee as an asset class. It is composed of the futures contract on coffee that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Calculation and Publication of the Coffee Sub-Index

The Coffee Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Coffee Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Coffee Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:00 p.m. New York City time and publishes a daily Index value at approximately 4:00 p.m. New York City time on each DJ-AIG Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJAIKCTR Index”.

Historical Closing Levels of the Coffee Sub-Index

Since its inception, the Coffee Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Coffee Sub-Index during any period shown below is not an indication that the value of the Coffee Sub-Index is more or less likely to increase or decrease at any time during the term of the Coffee Securities. The historical levels do not give an indication of future performance of the Coffee Sub-Index. There can be no assurance that the future performance of the Coffee Sub-Index or its index components will result in holders of the Coffee Securities receiving a positive return on their investment.

The Coffee Sub-Index was launched on April 3, 2006. All data relating to the period prior to the launch of the Coffee Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2006. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Coffee Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Coffee Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	78.741
December 31, 1992	67.006
December 31, 1993	52.106
December 30, 1994	118.365
December 29, 1995	70.377
December 31, 1996	111.682
December 31, 1997	252.681
December 31, 1998	223.594
December 31, 1999	226.536
December 29, 2000	100.741
December 31, 2001	55.521
December 31, 2002	55.720
December 31, 2003	48.986
December 31, 2004	66.318
December 31, 2005	60.490
December 29, 2006	64.129
December 31, 2007	62.786
June 23, 2008	64.566

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

COPPER SUB-INDEX

The Copper Sub-Index is a single-component Sub-Index that is designed to be a benchmark for copper as an asset class. It is composed of the futures contract on copper that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Calculation and Publication of the Copper Sub-Index

The Copper Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Copper Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Copper Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:00 p.m. New York City time and publishes a daily Index value at approximately 4:00 p.m. New York City time on each DJ-AIG Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJAIHGTR Index”.

Historical Closing Levels of the Copper Sub-Index

Since its inception, the Copper Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Copper Sub-Index during any period shown below is not an indication that the value of the Copper Sub-Index is more or less likely to increase or decrease at any time during the term of the Copper Securities. The historical levels do not give an indication of future performance of the Copper Sub-Index. There can be no assurance that the future performance of the Copper Sub-Index or its index components will result in holders of the Copper Securities receiving a positive return on their investment.

The Copper Sub-Index was launched on April 3, 2006. All data relating to the period prior to the launch of the Copper Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2006. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Copper Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Copper Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	93.852
December 31, 1992	102.887
December 31, 1993	81.793
December 30, 1994	145.666
December 29, 1995	157.850
December 31, 1996	158.254
December 31, 1997	143.182
December 31, 1998	123.356
December 31, 1999	155.247
December 29, 2000	153.271
December 31, 2001	118.121
December 31, 2002	122.198
December 31, 2003	178.567
December 31, 2004	257.498
December 31, 2005	415.010
December 29, 2006	631.804
December 31, 2007	688.285
June 23, 2008	868.329

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

COTTON SUB-INDEX

The Cotton Sub-Index is a single-component Sub-Index that is designed to be a benchmark for cotton as an asset class. It is composed of the futures contract on cotton that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Calculation and Publication of the Cotton Sub-Index

The Cotton Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Cotton Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Cotton Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:00 p.m. New York City time and publishes a daily Index value at approximately 4:00 p.m. New York City time on each DJ-AIG Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJAICTTR Index”.

Historical Closing Levels of the Cotton Sub-Index

Since its inception, the Cotton Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Cotton Sub-Index during any period shown below is not an indication that the value of the Cotton Sub-Index is more or less likely to increase or decrease at any time during the term of the Cotton Securities. The historical levels do not give an indication of future performance of the Cotton Sub-Index. There can be no assurance that the future performance of the Cotton Sub-Index or its index components will result in holders of the Cotton Securities receiving a positive return on their investment.

The Cotton Sub-Index was launched on April 3, 2006. All data relating to the period prior to the launch of the Cotton Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2006. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Cotton Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Cotton Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	94.976
December 31, 1992	88.700
December 31, 1993	100.423
December 30, 1994	142.241
December 29, 1995	202.343
December 31, 1996	193.905
December 31, 1997	165.05
December 31, 1998	148.593
December 31, 1999	123.310
December 29, 2000	134.921
December 31, 2001	67.353
December 31, 2002	78.345
December 31, 2003	93.981
December 31, 2004	53.229
December 31, 2005	54.108
December 29, 2006	46.221
December 31, 2007	47.217
June 23, 2008	46.298

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

ENERGY SUB-INDEX

The Energy Sub-Index is a multiple-component Sub-Index that is designed to be a benchmark for energy-related commodities as an asset class. It is composed of the futures contracts on energy-related commodities that are included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Energy Sub-Index

The Energy Sub-Index currently is composed of the four exchange-traded futures contracts included in the Commodity Index that relate to energy-related commodities: crude oil, heating oil, natural gas and unleaded gasoline.

The target weights for 2008 for the contracts included in the Energy Sub-Index are as follows:

Commodity	Weighting
Crude Oil	39.87%
Natural Gas	37.08%
Heating Oil	11.58%
Unleaded Gasoline	11.47%

Calculation and Publication of the Energy Sub-Index

The Energy Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contracts included in the Energy Sub-Index and to their respective weightings within the Energy Sub-Index.

At present, Dow Jones disseminates the level of the Energy Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:00 p.m. New York City time and publishes a daily Index value at approximately 4:00 p.m. New York City time on each DJ-AIG Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJAIENTR Index”.

Historical Closing Levels of the Energy Sub-Index

Since its inception, the Energy Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Energy Sub-Index during any period shown below is not an indication that the value of the Energy Sub-Index is more or less likely to increase or decrease at any time during the term of the Energy Securities. The historical levels do not give an indication of future performance of the Energy Sub-Index. There can be no assurance that the future performance of the Energy Sub-Index or its index components will result in holders of the Energy Securities receiving a positive return on their investment.

The Energy Sub-Index was launched on July 14, 1998. All data relating to the period prior to the launch of the Energy Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 1998. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Energy Sub-Index would have performed from December 31, 1991 to December 31, 1997 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Energy Sub-Index has performed from December 31, 1998 onwards.

December 31, 1991	88.767
December 31, 1992	100.648
December 31, 1993	75.850
December 30, 1994	87.814
December 29, 1995	109.188
December 31, 1996	204.849
December 31, 1997	158.488
December 31, 1998	85.458
December 31, 1999	155.294
December 29, 2000	342.212
December 31, 2001	215.135
December 31, 2002	333.642
December 31, 2003	439.460
December 31, 2004	523.493
December 31, 2005	744.210
December 29, 2006	436.062
December 31, 2007	526.268
June 23, 2008	806.473

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

GRAINS SUB-INDEX

The Grains Sub-Index is a multiple-component Sub-Index that is designed to be a benchmark for grains as an asset class. It is composed of the futures contracts on grains that are included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Grains Sub-Index

The Grains Sub-Index currently is composed of the three exchange-traded futures contracts included in the Commodity Index that relate to grains: corn, soybeans and wheat.

The target weights for 2008 for the contracts included in the Grains Sub-Index are as follows:

Commodity	Weighting
Soybeans	42.39%
Corn	31.47%
Wheat	26.14%

Calculation and Publication of the Grains Sub-Index

The Grains Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contracts included in the Grains Sub-Index and to their respective weightings within the Grains Sub-Index.

At present, Dow Jones disseminates the level of the Grains Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:00 p.m. New York City time and publishes a daily Index value at approximately 4:00 p.m. New York City time on each DJ-AIG Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJAIGRTR Index”.

Historical Closing Levels of the Grains Sub-Index

Since its inception, the Grains Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Grains Sub-Index during any period shown below is not an indication that the value of the Grains Sub-Index is more or less likely to increase or decrease at any time during the term of the Grains Securities. The historical levels do not give an indication of future performance of the Grains Sub-Index. There can be no assurance that the future performance of the Grains Sub-Index or its index components will result in holders of the Grains Securities receiving a positive return on their investment.

The Grains Sub-Index was launched on July 14, 1998. All data relating to the period prior to the launch of the Grains Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 1998. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Grains Sub-Index would have performed from December 31, 1991 to December 31, 1997 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Grains Sub-Index has performed from December 31, 1998 onwards.

December 31, 1991	107.490
December 31, 1992	98.300
December 31, 1993	123.660
December 30, 1994	104.500
December 29, 1995	141.550
December 31, 1996	135.390
December 31, 1997	147.840
December 31, 1998	114.390
December 31, 1999	92.410
December 29, 2000	90.890
December 31, 2001	74.580
December 31, 2002	87.240
December 31, 2003	106.210
December 31, 2004	81.060
December 31, 2005	78.370
December 29, 2006	96.870
December 31, 2007	137.630
June 23, 2008	171.610

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

INDUSTRIAL METALS SUB-INDEX

The Industrial Metals Sub-Index is a multiple-component Sub-Index that is designed to be a benchmark for industrial metals as an asset class. It is composed of the futures contracts on industrial metals that are included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Industrial Metals Sub-Index

The Industrial Metals Sub-Index currently is composed of the four exchange-traded futures contracts included in the Commodity Index that relate to industrial metals: aluminum, copper, nickel and zinc.

The target weights for 2008 for the contracts included in the Industrial Metals Sub-Index are as follows:

Commodity	Weighting
Aluminum	35.59%
Copper	35.25%
Zinc	15.19%
Nickel	13.98%

Calculation and Publication of the Industrial Metals Sub-Index

The Industrial Metals Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contracts included in the Industrial Metals Sub-Index and to their respective weightings within the Industrial Metals Sub-Index.

At present, Dow Jones disseminates the level of the Industrial Metals Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:00 p.m. New York City time and publishes a daily Index value at approximately 4:00 p.m. New York City time on each DJ-AIG Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJAIINTR Index”.

Historical Closing Levels of the Industrial Metals Sub-Index

Since its inception, the Industrial Metals Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Industrial Metals Sub-Index during any period shown below is not an indication that the value of the Industrial Metals Sub-Index is more or less likely to increase or decrease at any time during the term of the Industrial Metals Securities. The historical levels do not give an indication of future performance of the Industrial Metals Sub-Index. There can be no assurance that the future performance of the Industrial Metals Sub-Index or its index components will result in holders of the Industrial Metals Securities receiving a positive return on their investment.

The Industrial Metals Sub-Index was launched on July 14, 1998. All data relating to the period prior to the launch of the Industrial Metals Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 1998. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Industrial Metals Sub-Index would have performed from December 31, 1991 to December 31, 1997 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Industrial Metals Sub-Index has performed from December 31, 1998 onwards.

December 31, 1991	86.470
December 31, 1992	90.324
December 31, 1993	75.839
December 30, 1994	126.387
December 29, 1995	121.396
December 31, 1996	113.539
December 31, 1997	111.532
December 31, 1998	90.497
December 31, 1999	123.622
December 29, 2000	120.305
December 31, 2001	97.855
December 31, 2002	100.693
December 31, 2003	144.527
December 31, 2004	181.048
December 31, 2005	241.645
December 29, 2006	416.470
December 31, 2007	375.397
June 23, 2008	429.051

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

LEAD SUB-INDEX

The Lead Sub-Index is a single-component Sub-Index that is designed to be a benchmark for lead as an asset class. It is composed of the futures contract on lead that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

At present, lead is one of the four commodities eligible for inclusion but not included in the Commodity Index. The contract included in the Lead Sub-Index is the “Refined Standard Lead” contract traded on the LME, which is the contract that would be eligible for inclusion in the Commodity Index if lead were one of the commodities included in the Commodity Index.

Calculation and Publication of the Lead Sub-Index

The Lead Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Lead Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Lead Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:00 p.m. New York City time and publishes a daily Index value at approximately 4:00 p.m. New York City time on each DJ-AIG Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJAIPBTR Index”.

Historical Closing Levels of the Lead Sub-Index

Since its inception, the Lead Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Lead Sub-Index during any period shown below is not an indication that the value of the Lead Sub-Index is more or less likely to increase or decrease at any time during the term of the Lead Securities. The historical levels do not give an indication of future performance of the Lead Sub-Index. There can be no assurance that the future performance of the Lead Sub-Index or its index components will result in holders of the Lead Securities receiving a positive return on their investment.

The Lead Sub-Index was launched on March 7, 2008. All data relating to the period prior to the launch of the Lead Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2008. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Lead Sub-Index would have performed from December 31, 1991 to December 31, 2007 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Lead Sub-Index has performed from March 7, 2008 onwards.

December 31, 1991	85.716
December 31, 1992	67.717
December 31, 1993	66.144
December 30, 1994	86.065
December 29, 1995	91.751
December 31, 1996	100.895
December 31, 1997	82.014
December 31, 1998	71.991
December 31, 1999	77.041
December 29, 2000	71.581
December 31, 2001	76.804
December 31, 2002	61.130
December 31, 2003	101.592
December 31, 2004	166.323
December 31, 2005	200.157
December 29, 2006	337.066
December 31, 2007	567.276
March 7, 2008	692.476
June 23, 2008	416.384

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

LIVESTOCK SUB-INDEX

The Livestock Sub-Index is a multiple-component Sub-Index that is designed to be a benchmark for livestock as an asset class. It is composed of the futures contracts on livestock that are included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Livestock Sub-Index

The Livestock Sub-Index currently is composed of the two exchange-traded futures contracts included in the Commodity Index that relate to livestock: lean hogs and live cattle.

The target weights for 2008 for the contracts included in the Livestock Sub-Index are as follows:

Commodity	Weighting
Live Cattle	65.73%
Lean Hogs	34.27%

Calculation and Publication of the Livestock Sub-Index

The Livestock Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contracts included in the Livestock Sub-Index and to their respective weightings within the Livestock Sub-Index.

At present, Dow Jones disseminates the level of the Livestock Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:00 p.m. New York City time and publishes a daily Index value at approximately 4:00 p.m. New York City time on each DJ-AIG Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJAILITR Index”.

Historical Closing Levels of the Livestock Sub-Index

Since its inception, the Livestock Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Livestock Sub-Index during any period shown below is not an indication that the value of the Livestock Sub-Index is more or less likely to increase or decrease at any time during the term of the Livestock Securities. The historical levels do not give an indication of future performance of the Livestock Sub-Index. There can be no assurance that the future performance of the Livestock Sub-Index or its index components will result in holders of the Livestock Securities receiving a positive return on their investment.

The Livestock Sub-Index was launched on July 14, 1998. All data relating to the period prior to the launch of the Livestock Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 1998. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Livestock Sub-Index would have performed from December 31, 1991 to December 31, 1997 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Livestock Sub-Index has performed from December 31, 1998 onwards.

December 31, 1991	101.200
December 31, 1992	127.850
December 31, 1993	138.080
December 30, 1994	124.550
December 29, 1995	130.600
December 31, 1996	151.000
December 31, 1997	142.240
December 31, 1998	101.500
December 31, 1999	116.350
December 29, 2000	126.180
December 31, 2001	125.450
December 31, 2002	111.110
December 31, 2003	106.760
December 31, 2004	135.690
December 31, 2005	135.340
December 29, 2006	127.060
December 31, 2007	113.500
June 23, 2008	108.590

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

NATURAL GAS SUB-INDEX

The Natural Gas Sub-Index is a single-component Sub-Index that is designed to be a benchmark for natural gas as an asset class. It is composed of the futures contract on natural gas that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Calculation and Publication of the Natural Gas Sub-Index

The Natural Gas Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Natural Gas Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Natural Gas Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:00 p.m. New York City time and publishes a daily Index value at approximately 4:00 p.m. New York City time on each DJ-AIG Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJAINGTR Index”.

Historical Closing Levels of the Natural Gas Sub-Index

Since its inception, the Natural Gas Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Natural Gas Sub-Index during any period shown below is not an indication that the value of the Natural Gas Sub-Index is more or less likely to increase or decrease at any time during the term of the Natural Gas Securities. The historical levels do not give an indication of future performance of the Natural Gas Sub-Index. There can be no assurance that the future performance of the Natural Gas Sub-Index or its index components will result in holders of the Natural Gas Securities receiving a positive return on their investment.

The Natural Gas Sub-Index was launched on April 3, 2006. All data relating to the period prior to the launch of the Natural Gas Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2006. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Natural Gas Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Natural Gas Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	69.376
December 31, 1992	106.788
December 31, 1993	116.684
December 30, 1994	78.231
December 29, 1995	81.730
December 31, 1996	126.078
December 31, 1997	116.435
December 31, 1998	69.198
December 31, 1999	71.611
December 29, 2000	321.190
December 31, 2001	70.380
December 31, 2002	98.186
December 31, 2003	125.137
December 31, 2004	93.294
December 31, 2005	147.224
December 29, 2006	43.043
December 31, 2007	34.736
June 23, 2008	60.050

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

NICKEL SUB-INDEX

The Nickel Sub-Index is a single-component Sub-Index that is designed to be a benchmark for nickel as an asset class. It is composed of the futures contract on nickel that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Calculation and Publication of the Nickel Sub-Index

The Nickel Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Nickel Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Nickel Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:00 p.m. New York City time and publishes a daily Index value at approximately 4:00 p.m. New York City time on each DJ-AIG Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJAINITR Index”.

Historical Closing Levels of the Nickel Sub-Index

Since its inception, the Nickel Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Nickel Sub-Index during any period shown below is not an indication that the value of the Nickel Sub-Index is more or less likely to increase or decrease at any time during the term of the Nickel Securities. The historical levels do not give an indication of future performance of the Nickel Sub-Index. There can be no assurance that the future performance of the Nickel Sub-Index or its index components will result in holders of the Nickel Securities receiving a positive return on their investment.

The Nickel Sub-Index was launched on April 3, 2006. All data relating to the period prior to the launch of the Nickel Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2006. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Nickel Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Nickel Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	90.748
December 31, 1992	74.436
December 31, 1993	65.116
December 30, 1994	108.756
December 29, 1995	96.199
December 31, 1996	77.880
December 31, 1997	72.706
December 31, 1998	48.462
December 31, 1999	101.943
December 29, 2000	99.047
December 31, 2001	89.010
December 31, 2002	117.759
December 31, 2003	280.755
December 31, 2004	268.788
December 31, 2005	255.078
December 29, 2006	714.957
December 31, 2007	621.979
June 23, 2008	516.727

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PLATINUM SUB-INDEX

The Platinum Sub-Index is a single-component Sub-Index that is designed to be a benchmark for platinum as an asset class. It is composed of the futures contract on platinum that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

At present, platinum is one of the four commodities eligible for inclusion but not included in the Commodity Index. The contract included in the Platinum Sub-Index is the “Platinum” contract traded on the New York Mercantile Exchange, which is the contract that would be eligible for inclusion in the Commodity Index if platinum were one of the commodities included in the Commodity Index.

Calculation and Publication of the Platinum Sub-Index

The Platinum Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Platinum Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Platinum Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:00 p.m. New York City time and publishes a daily Index value at approximately 4:00 p.m. New York City time on each DJ-AIG Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJAIPLTR Index”.

Historical Closing Levels of the Platinum Sub-Index

Since its inception, the Platinum Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Platinum Sub-Index during any period shown below is not an indication that the value of the Platinum Sub-Index is more or less likely to increase or decrease at any time during the term of the Platinum Securities. The historical levels do not give an indication of future performance of the Platinum Sub-Index. There can be no assurance that the future performance of the Platinum Sub-Index or its index components will result in holders of the Platinum Securities receiving a positive return on their investment.

The Platinum Sub-Index was launched on March 7, 2008. All data relating to the period prior to the launch of the Platinum Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2008. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Platinum Sub-Index would have performed from December 31, 1991 to December 31, 2007 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Platinum Sub-Index has performed from March 7, 2008 onwards.

December 31, 1991	83.155
December 31, 1992	89.860
December 31, 1993	104.261
December 30, 1994	111.645
December 29, 1995	111.512
December 31, 1996	106.488
December 31, 1997	112.116
December 31, 1998	117.866
December 31, 1999	147.484
December 29, 2000	249.936
December 31, 2001	216.615
December 31, 2002	285.167
December 31, 2003	417.068
December 31, 2004	466.250
December 31, 2005	548.507
December 29, 2006	650.200
December 31, 2007	882.873
March 7, 2008	1,130.955
June 23, 2008	1,133.836

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PRECIOUS METALS SUB-INDEX

The Precious Metals Sub-Index is a multiple-component Sub-Index that is designed to be a benchmark for precious metals as an asset class. It is composed of the futures contracts on precious metals that are included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Precious Metals Sub-Index

The Precious Metals Sub-Index currently is composed of the two exchange-traded futures contracts included in the Commodity Index that relate to precious metals: gold and silver.

The target weights for 2008 for the contracts included in the Precious Metals Sub-Index are as follows:

Commodity	Weighting
Gold	73.10%
Silver	26.90%

Calculation and Publication of the Precious Metals Sub-Index

The Precious Metals Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contracts included in the Precious Metals Sub-Index and to their respective weightings within the Precious Metals Sub-Index.

At present, Dow Jones disseminates the level of the Precious Metals Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:00 p.m. New York City time and publishes a daily Index value at approximately 4:00 p.m. New York City time on each DJ-AIG Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJAIPRTR Index”.

Historical Closing Levels of the Precious Metals Sub-Index

Since its inception, the Precious Metals Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Precious Metals Sub-Index during any period shown below is not an indication that the value of the Precious Metals Sub-Index is more or less likely to increase or decrease at any time during the term of the Precious Metals Securities. The historical levels do not give an indication of future performance of the Precious Metals Sub-Index. There can be no assurance that the future performance of the Precious Metals Sub-Index or its index components will result in holders of the Precious Metals Securities receiving a positive return on their investment.

The Precious Metals Sub-Index was launched on July 14, 1998. All data relating to the period prior to the launch of the Precious Metals Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 1998. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Precious Metals Sub-Index would have performed from December 31, 1991 to December 31, 1997 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Precious Metals Sub-Index has performed from December 31, 1998 onwards.

December 31, 1991	91.650
December 31, 1992	86.200
December 31, 1993	106.800
December 30, 1994	103.440
December 29, 1995	106.510
December 31, 1996	101.330
December 31, 1997	93.880
December 31, 1998	90.650
December 31, 1999	94.140
December 29, 2000	86.830
December 31, 2001	87.910
December 31, 2002	104.490
December 31, 2003	125.680
December 31, 2004	134.990
December 31, 2005	162.580
December 29, 2006	206.670
December 31, 2007	260.310
June 23, 2008	278.330

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

SOFTS SUB-INDEX

The Softs Sub-Index is a multiple-component Sub-Index that is designed to be a benchmark for soft commodities as an asset class. It is composed of the futures contracts on soft commodities that are included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Softs Sub-Index

The Softs Sub-Index currently is composed of the seven exchange-traded futures contracts included in the Commodity Index that relate to soft commodities: coffee, cotton and sugar.

The target weights for 2008 for the contracts included in the Softs Sub-Index are as follows:

Commodity	Weighting
Sugar	36.75%
Coffee	34.64%
Cotton	28.61%

Calculation and Publication of the Softs Sub-Index

The Softs Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contracts included in the Softs Sub-Index and to their respective weightings within the Softs Sub-Index.

At present, Dow Jones disseminates the level of the Softs Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:00 p.m. New York City time and publishes a daily Index value at approximately 4:00 p.m. New York City time on each DJ-AIG Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJAISOTR Index”.

Historical Closing Levels of the Softs Sub-Index

Since its inception, the Softs Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Softs Sub-Index during any period shown below is not an indication that the value of the Softs Sub-Index is more or less likely to increase or decrease at any time during the term of the Softs Securities. The historical levels do not give an indication of future performance of the Softs Sub-Index. There can be no assurance that the future performance of the Softs Sub-Index or its index components will result in holders of the Softs Securities receiving a positive return on their investment.

The Softs Sub-Index was launched on July 14, 1998. All data relating to the period prior to the launch of the Softs Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 1998. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Softs Sub-Index would have performed from December 31, 1991 to December 31, 1997 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Softs Sub-Index has performed from December 31, 1998 onwards.

December 31, 1991	95.408
December 31, 1992	82.248
December 31, 1993	84.495
December 30, 1994	130.755
December 29, 1995	129.052
December 31, 1996	153.343
December 31, 1997	204.213
December 31, 1998	166.665
December 31, 1999	133.983
December 29, 2000	130.453
December 31, 2001	105.968
December 31, 2002	127.912
December 31, 2003	123.838
December 31, 2004	126.890
December 31, 2005	140.339
December 29, 2006	123.540
December 31, 2007	119.273
June 23, 2008	119.126

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

SUGAR SUB-INDEX

The Sugar Sub-Index is a single-component Sub-Index that is designed to be a benchmark for sugar as an asset class. It is composed of the futures contract on sugar that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Calculation and Publication of the Sugar Sub-Index

The Sugar Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Sugar Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Sugar Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:00 p.m. New York City time and publishes a daily Index value at approximately 4:00 p.m. New York City time on each DJ-AIG Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJAISBTR Index”.

Historical Closing Levels of the Sugar Sub-Index

Since its inception, the Sugar Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Sugar Sub-Index during any period shown below is not an indication that the value of the Sugar Sub-Index is more or less likely to increase or decrease at any time during the term of the Sugar Securities. The historical levels do not give an indication of future performance of the Sugar Sub-Index. There can be no assurance that the future performance of the Sugar Sub-Index or its index components will result in holders of the Sugar Securities receiving a positive return on their investment.

The Sugar Sub-Index was launched on April 3, 2006. All data relating to the period prior to the launch of the Sugar Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2006. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Sugar Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Sugar Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	116.775
December 31, 1992	127.696
December 31, 1993	141.670
December 30, 1994	193.099
December 29, 1995	209.616
December 31, 1996	250.997
December 31, 1997	289.693
December 31, 1998	183.941
December 31, 1999	146.428
December 29, 2000	253.801
December 31, 2001	215.207
December 31, 2002	289.917
December 31, 2003	232.452
December 31, 2004	288.680
December 31, 2005	430.708
December 29, 2006	321.010
December 31, 2007	286.516
June 23, 2008	283.245

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

TIN SUB-INDEX

The Tin Sub-Index is a single-component Sub-Index that is designed to be a benchmark for tin as an asset class. It is composed of the futures contract on tin that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

At present, tin is one of the four commodities eligible for inclusion but not included in the Commodity Index. The contract included in the Tin Sub-Index is the “Refined Tin” contract traded on the LME, which is the contract that would be eligible for inclusion in the Commodity Index if tin were one of the commodities included in the Commodity Index.

Calculation and Publication of the Tin Sub-Index

The Tin Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Tin Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Tin Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:00 p.m. New York City time and publishes a daily Index value at approximately 4:00 p.m. New York City time on each DJ-AIG Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJAISNTR Index”.

Historical Closing Levels of the Tin Sub-Index

Since its inception, the Tin Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Tin Sub-Index during any period shown below is not an indication that the value of the Tin Sub-Index is more or less likely to increase or decrease at any time during the term of the Tin Securities. The historical levels do not give an indication of future performance of the Tin Sub-Index. There can be no assurance that the future performance of the Tin Sub-Index or its index components will result in holders of the Tin Securities receiving a positive return on their investment.

The Tin Sub-Index was launched on March 7, 2008. All data relating to the period prior to the launch of the Tin Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2008. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Tin Sub-Index would have performed from December 31, 1991 to December 31, 2007 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Tin Sub-Index has performed from March 7, 2008 onwards.

December 31, 1991	99.702
December 31, 1992	104.499
December 31, 1993	86.922
December 30, 1994	109.651
December 29, 1995	120.127
December 31, 1996	114.318
December 31, 1997	109.359
December 31, 1998	116.331
December 31, 1999	143.638
December 29, 2000	125.872
December 31, 2001	95.203
December 31, 2002	103.768
December 31, 2003	160.283
December 31, 2004	206.970
December 31, 2005	187.208
December 29, 2006	348.100
December 31, 2007	519.023
March 7, 2008	609.372
June 23, 2008	742.382

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

LICENSE AGREEMENTS

Dow Jones, AIG-FPs, and Barclays Bank PLC have entered into or expect to enter into a non-exclusive license agreement providing for the license to Barclays Bank PLC, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use each of the Indices.

“Dow Jones”, “AIG®”, “Dow-Jones-AIG Commodity IndexSM”, “DJ-AIGCISM”, “Dow Jones-AIG Commodity Index Total ReturnSM” and the names of each of the Sub-Indices as set forth in the Index-specific sections above are service marks of Dow Jones & Company, Inc. and American International Group, Inc., as the case may be, and have been licensed for use for certain purposes by Barclays Bank PLC.

Barclays Bank PLC’s securities based on any of the Indices are not sponsored, endorsed, sold or promoted by Dow Jones, AIG-FP, American International Group, or any of their respective subsidiaries or affiliates, and none of Dow Jones, AIG-FP, American International Group, or any of their respective subsidiaries or affiliates, makes any representation regarding the advisability of investing in such securities. None of Dow Jones, American International Group, AIG-FP or any of their affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to Barclays Bank PLC’s securities based on any of the Indices or any member of the public regarding the advisability of investing in securities or commodities generally or in Barclays Bank PLC’s securities based on any of the Indices particularly. The only relationship of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates to Barclays Bank PLC is the licensing of certain trademarks, trade names and service marks and of the Indices, which are determined, composed and calculated by Dow Jones in conjunction with AIG-FP without regard to Barclays Bank PLC or any of its securities based on the Indices. Dow Jones and AIG-FP have no obligation to take the needs of Barclays Bank PLC or the owners of such securities into consideration in determining, composing or calculating the Indices. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates shall have any obligation or liability, including without limitation to securities customers, in connection with the administration, marketing or trading of Barclays Bank PLC’s securities based on any of the Indices. Notwithstanding the foregoing, AIG-FP, American International Group and their respective subsidiaries or affiliates may independently issue and/or sponsor financial products unrelated to the securities issued by Barclays Bank PLC, but which may be similar to and competitive with such securities. In addition, American International Group, AIG-FP and their respective subsidiaries or affiliates actively trade commodities, commodity indexes and commodity futures (including the Indices), as well as swaps, options and derivatives which are linked to commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Indices and any securities based on them.

This pricing supplement relates only to Barclays Bank PLC’s securities based on any of the Indices and does not relate to the exchange-traded physical commodity underlying the components of the Indices. Purchasers of Barclays Bank PLC’s securities should not conclude that the inclusion of a futures contract in an index is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates. The information in the pricing supplement regarding the exchange-traded futures contracts which comprise the Indices has been derived solely from publicly available documents. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates has made any due diligence inquiries with respect to the exchange-traded futures contracts which comprise the Indices. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the exchange-traded futures contracts which comprise the Indices, including without limitation a description of factors that affect the prices of such exchange-traded futures contract, are accurate or complete.

NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF BARCLAYS BANK PLC’S SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, AIG-FP AND BARCLAYS BANK PLC, OTHER THAN AMERICAN INTERNATIONAL GROUP AND ITS AFFILIATES.

VALUATION OF THE SECURITIES

The market value of each series of Securities will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index underlying the Securities on any day will affect the market value of the Securities more than any other factors. Other factors that may influence the market value of a series of Securities include, but are not limited to, supply and demand for the series of Securities, the volatility of the Index underlying the Securities, the market price of the index components included in that Index, the Treasury Bill rate of interest, the volatility of commodities prices, economic, financial, political, regulatory, or judicial events that affect the value of the Index underlying the Securities or the market price of the index components included in that Index, the general interest rate environment, as well as the perceived creditworthiness of Barclays Bank PLC. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the Securities prior to maturity.

Indicative Value

We or an affiliate expect to calculate and publish the closing “indicative value” of each series of Securities on each trading day at www.iPathETN.com. In connection with any series of Securities, we use the term “indicative value” to refer to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Security X (Current Index Level / Initial Index Level) - Current Investor Fee

where:

Principal Amount per Security = $50;

Current Index Level = The most recent published level of the Index underlying the Securities as reported by the AIG-FP;

Initial Index Level = The level of that Index on the inception date; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to the Securities, determined as described in this pricing supplement (which, during any trading day, will be the investor fee determined on the preceding calendar day).

Additionally, an “intraday” indicative value meant to approximate the intrinsic economic value of each series of Securities will be calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association. The ticker symbols for the intraday indicative value of each series of Securities are as follows:

•	Commodity Index Securities: DJP.IV

•	Agriculture Securities: JJA.IV

•	Aluminum Securities: JJU.IV

•	Cocoa Securities: NIB.IV

•	Coffee Securities: JO.IV

•	Copper Securities: JJC.IV

•	Cotton Securities: BAL.IV

•	Energy Securities: JJE.IV

•	Grains Securities: JJG.IV

•	Industrial Metals Securities: JJM.IV

•	Lead Securities: LD.IV

•	Livestock Securities: COW.IV

•	Natural Gas Securities: GAZ.IV

•	Nickel Securities: JJN.IV

•	Platinum Securities: PGM.IV

•	Precious Metals Securities: JJP.IV

•	Softs Securities: JJS.IV

•	Sugar Securities: SGG.IV

•	Tin Securities: JJT.IV

For purposes of calculating this intraday indicative value, Bloomberg L.P. or a successor will use appropriate market data (for example, an average of live exchange rate from major financial institutions and market participants) available during the day to approximate the relevant Index. Bloomberg L.P. is not affiliated with Barclays Bank PLC and does not approve, endorse, review or recommend Barclays Bank PLC or any series of the Securities.

The intraday indicative value will be derived from sources deemed reliable, but Bloomberg L.P. and its suppliers do not guarantee the correctness or completeness of the intraday indicative value or other information furnished in connection with any series of Securities. Bloomberg L.P. makes no warranty, express or implied, as to results to be obtained by Barclays Bank PLC, Barclays Bank PLC’s customers, holders of the Securities, or any other person or entity from the use of the indicative value or any data included therein. Bloomberg L.P. makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the indicative value or any data included therein.

Bloomberg L.P., its employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of Bloomberg L.P., its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the intraday indicative value or any series of the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. Bloomberg L.P. shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the “intraday” indicative value, from whatever cause. Bloomberg L.P. is not responsible for the selection of or use of any Index or any series of the Securities, the accuracy and adequacy of any Index or information used by Barclays Bank PLC and the resultant output thereof.

The intraday indicative value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your Securities, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published Index levels from Dow Jones and AIG-FP may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative value for a series of Securities. Index levels provided by Dow Jones and AIG-FP will not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of any series of Securities may be different from their intraday indicative value.

As discussed in “Specific Terms of the Securities – Payment Upon Redemption”, you may, subject to certain restrictions, choose to redeem your Securities on any redemption date during the term of the Securities. If you redeem your Securities on a particular redemption date, you will receive a cash payment on such date in an amount equal to the daily redemption value, which is (1) the principal amount of your Securities times (2) the index factor for that series of Securities on the relevant valuation date minus (3) the investor fee for that series of Securities on the applicable valuation date. You must redeem at least 50,000 Securities of the same series at one time in order to exercise your right to redeem your Securities on any redemption date. The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

SPECIFIC TERMS OF THE SECURITIES

In this section, references to “holders” mean those who own Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in Securities registered in street name or in Securities issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

Each series of Securities is part of a series of debt securities entitled “Medium-Term Notes, Series A” (the “medium-term notes”) that we may issue under the indenture, dated September 16, 2004, between Barclays Bank PLC and The Bank of New York, as trustee, from time to time. This pricing supplement summarizes specific financial and other terms that apply to each series of Securities. Terms that apply generally to all medium-term notes are described in “Description of Medium-Term Notes” and “Terms of the Notes” in the accompanying prospectus supplement, and terms that apply generally to all index-linked notes are described in “Reference Assets—

Indices” in the accompanying prospectus supplement. The terms described here (i.e., in this pricing supplement) supplement those described in the accompanying prospectus, prospectus supplement and any related free writing prospectuses and, if the terms described here are inconsistent with those described in those documents, the terms described here are controlling.

Please note that the information about the price to the public and the proceeds to Barclays Bank PLC on the front cover of this pricing supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of each series of Securities in more detail below.

Inception, Issuance and Maturity

The Commodity Index Securities were first sold on June 6, 2006, which we refer to as their inception date. They were first issued on June 9, 2006, and they are due on June 12, 2036.

The second-group Securities were each first sold on October 23, 2007, which we refer to as their inception date. Each of these series of Securities was first issued on October 26, 2007, and each is due on October 22, 2037.

The third-group Securities were each first sold on June 24, 2008, which we refer to as their inception date. Each of these series of Securities is expected to be first issued on June 27, 2008, and each will be due on June 24, 2038.

If the maturity date for a series of Securities is not a business day, the maturity date will be the next following business day. If the fifth business day before this day does not qualify as a valuation date (as described below), then the maturity date will be the fifth business day following the final valuation date. The calculation agent may postpone the final valuation date – and therefore the maturity date – if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under “– Market Disruption Event” below.

In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.

Coupon

We will not pay you interest during the term of the Securities.

Denomination

We will offer the Securities in denominations of $50.

Payment at Maturity

If you have not previously redeemed your Securities, you will receive a cash payment at maturity equal to (1) the principal amount of your Securities times (2) the applicable index factor on the final valuation date minus (3) the applicable investor fee on the final valuation date.

Payment Upon Redemption

Prior to maturity, you may, subject to certain restrictions, redeem your Securities on any redemption date during the term of the Securities, provided that you present at least 50,000 Securities of the same series for redemption, or your broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer to engage in securities transactions) bundles your Securities for redemption with those of other investors to reach this minimum. If you choose to redeem your Securities on a redemption date, you will receive a cash payment on such date in an amount equal to the daily redemption value, which is (1) the principal amount of your Securities times (2) the applicable index factor on the applicable valuation date minus (3) the applicable investor fee on the applicable valuation date. You must redeem at least 50,000 Securities of the same series at one time in order to exercise your right to redeem your Securities on any redemption date. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 Securities. Any such reduction will be applied on a consistent basis for all holders of Securities at the time the reduction becomes effective.

In the event that payment upon redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.

Index Factor

The index factor for a series of Securities on any given day will be equal to the closing value of the Index underlying those Securities on that day divided by the initial index level. The initial index level for a series of Securities is the closing value of the Index underlying those Securities on the inception date of those Securities.

Investor Fee

The investor fee for a series of Securities is equal to 0.75% per year times the principal amount of your Securities times the applicable index factor, calculated on a daily basis in the following manner. The investor fee on the inception date of the Securities will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to (1) 0.75% times (2) the principal amount of your Securities times (3) the applicable index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by (4) 365.

Valuation Date

In the case of the Commodity Index Securities, a valuation date is each business day from June 15, 2006 to June 5, 2036, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to Thursday, June 5, 2036, as the final valuation date for the Commodity Index Securities.

In the case of the second-group Securities, a valuation date is each business day from October 24, 2007 to October 15, 2037, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to Thursday, October 15, 2037, as the final valuation date for these series of Securities.

In the case of the third-group Securities, a valuation date is each business day from June 25, 2008 to June 17, 2038, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to June 17, 2038, as the final valuation date for these series of Securities.

Redemption Date

A redemption date is the third business day following a valuation date (other than the final valuation date). The final redemption date for each series of Securities will be the third business day following the valuation date that is immediately prior to the final valuation date for that series of Securities.

Trading Day

A trading day with respect to any series of Securities is a day on which (i) the value of the Index to which the Securities are linked is published by AIG-FP and Dow Jones, (ii) trading is generally conducted on the NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the respective Index are traded, in each case as determined by the calculation agent in its sole discretion.

Redemption Procedures

You may, subject to the minimum redemption amount described above, elect to redeem your Securities on any redemption date. To redeem your Securities, you must instruct your broker or other person with whom you hold your Securities to take the following steps:

•

deliver a notice of redemption, which is attached as Annex A, to us via email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption, which is attached as Annex B;

•

deliver the signed confirmation of redemption to us via facsimile in the specified form by 5:00 p.m., New York City time, on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

•

instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the valuation date at a price equal to the applicable daily redemption value, facing Barclays Capital DTC 5101; and

•

cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date (the third business day following the valuation date).

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the Securities in respect of such deadlines. If we do not receive your notice of redemption by 4:00 p.m., or your confirmation of redemption by 5:00 p.m., on the business day prior to the applicable valuation date, your notice will not be effective and we will not redeem your Securities on the applicable redemption date. Any redemption instructions for which we (or our affiliate) receive a valid confirmation in accordance with the procedures described above will be irrevocable.

Market Disruption Event

As set forth under “—Payment at Maturity” and “—Payment Upon Redemption” above, the calculation agent will determine the value of the relevant Index on each valuation date, including the final valuation date. As described above, a valuation date for any series of Securities may be postponed and thus the determination of the value of the relevant Index may be postponed if the calculation agent determines that, on a valuation date, a market disruption event has occurred or is continuing in respect of any index component. If such a postponement occurs, the index components unaffected by the market disruption event shall be determined on the scheduled valuation date and the value of the affected index component shall be determined using the closing value of the affected index component on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will a valuation date for a series of Securities be postponed by more than five trading days.

If a valuation date is postponed until the fifth trading day following the scheduled valuation date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the valuation date and the calculation agent will make a good faith estimate in its sole discretion of the value of the relevant Index for such day.

Any of the following will be a market disruption event:

•

a material limitation, suspension or disruption in the trading of any index component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

•

the daily contract reference price for any index component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•

failure by AIG-FP and Dow Jones to publish the closing value of the relevant Index or of the applicable trading facility or other price source to announce or publish the daily contract reference price for one or more index components; or

•

any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this pricing supplement.

The following events will not be market disruption events:

•

a limitation on the hours or numbers of days of trading on a trading facility on which any index component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision by a trading facility to permanently discontinue trading in any index component.

Default Amount on Acceleration

If an event of default occurs and the maturity of a series of Securities is accelerated, we will pay the default amount in respect of the principal of that series of Securities at maturity. We describe the default amount below under “—Default Amount”.

For the purpose of determining whether the holders of our medium-term notes, of which each series of Securities is a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each Security outstanding as the principal amount of that Security. Although the terms of the Securities may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the Securities. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities—Modification and Waiver” and “—Senior Events of Default; Subordinated Events of Default and Defaults; Limitations of Remedies”.

Default Amount

The default amount for a series of Securities on any day will be an amount, determined by the calculation agent in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to that series of Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to such Securities. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of such Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for a series of Securities, which we describe below, the holders of such Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the series of Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Further Issuances

We may, without your consent, create and issue additional securities having the same terms and conditions as any series of Securities. If there is substantial demand for a series of Securities, we may issue additional Securities frequently. We may consolidate the additional securities to form a single class with the outstanding Securities.

Discontinuance or Modification of an Index

If AIG-FP and Dow Jones discontinue publication of an Index and they or any other person or entity publishes an index that the calculation agent determines is comparable to the discontinued Index and approves as a successor index, then the calculation agent will determine the value of the relevant Index on the applicable valuation date and the amount payable at maturity or upon redemption by reference to such successor index.

If the calculation agent determines that the publication of an Index is discontinued and that there is no successor index, or that the closing value of an Index is not available because of a market disruption event or for any other reason, on the date on which the value of that Index is required to be determined, or if for any other reason an Index is not available to us or the calculation agent on the relevant date, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the relevant Index.

If the calculation agent determines that an Index, the index components of an Index or the method of calculating an Index has been changed at any time in any respect—Including any addition, deletion or substitution and any reweighting or rebalancing of index components, and whether the change is made by AIG-FP and Dow Jones under their existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index components, or is due to any other reason—then the calculation agent will be permitted (but not required) to make such adjustments to that Index or method of calculating that Index as it believes are appropriate to ensure that the value of the Index used to determine the amount payable on the maturity date or upon redemption is equitable.

All determinations and adjustments to be made by the calculation agent with respect to the value of an Index and the amount payable at maturity or upon redemption or otherwise relating to the value of an Index may be made in the calculation agent’s sole discretion. See “Risk Factors” in this pricing supplement for a discussion of certain conflicts of interest which may arise with respect to the calculation agent.

Manner of Payment and Delivery

Any payment on or delivery of a series of Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a business day with respect to a series of Securities, we mean a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in London or New York City generally are authorized or obligated by law, regulation or executive order to close.

Role of Calculation Agent

Currently, we will serve as the calculation agent. We may change the calculation agent without notice. The calculation agent will, in its sole discretion, make all determinations regarding the value of each series of Securities, including at maturity or upon redemption, market disruption events, business days, trading days, the investor fee, the default amount, the initial index level, the final index level, the closing value of the Index on any valuation date, the maturity date, redemption dates, the amount payable in respect of your Securities at maturity or upon redemption and any other calculations or determinations to be made by the calculation agent as specified herein. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

CLEARANCE AND SETTLEMENT

Depository Trust Company (“DTC”) participants that hold Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of Securities for the purposes we describe in the attached prospectus supplement under “Use of Proceeds and Hedging”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of a series of Securities, we or our affiliates expect to enter into hedging transactions involving purchases of instruments linked to the Index underlying those Securities prior to or on the inception date. In addition, from time to time after we issue a series of Securities, we or our affiliates may enter into additional hedging transactions or unwind those hedging transactions we have entered into. In this regard, we or our affiliates may:

•

acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to some or all of the index components (including the underlying physical commodities) or Indices;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to the level of other similar market indices, contracts or commodities; or

•	any combination of the above two.

We or our affiliates may acquire a long or short position in securities similar to a series of Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge positions on or before a final valuation date. That step may involve sales or purchases of listed or over-the-counter options or futures on index components (including the underlying physical commodities) or listed or over-the-counter options, futures, or other instruments linked to the level of index components or the Indices, as well as other indices designed to track the performance of the Indices or other components of the commodities market.

The hedging activity discussed above may adversely affect the value of an Index and, as a consequence, the market value of the Securities linked to that Index from time to time and the amount payable at maturity or upon redemption. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

SUPPLEMENTAL TAX CONSIDERATIONS

The following is a general description of certain United States tax considerations relating to each series of Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United Kingdom and the United States of acquiring, holding and disposing of such Securities and receiving payments of interest, principal and/or other amounts under such Securities. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

Supplemental U.S. Tax Considerations

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement. The following section is the opinion of Sullivan & Cromwell LLP, counsel to Barclays Bank PLC. It applies to you only if you are a U.S. holder (as defined below) and you hold your Security as a capital asset for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a regulated investment company;

•	a partnership or other pass-through entity;

•	a person that owns a note as a hedge or that is hedged against interest rate risks;

•	a person that owns a note as part of a straddle or conversion transaction for tax purposes; or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax adviser concerning the U.S. federal income tax and other tax consequences of your investment in Securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

This section describes the tax consequences to a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

In the opinion of our counsel, Sullivan & Cromwell LLP, each series of Securities should be treated as a pre-paid contract with respect to the Index underlying those Securities. The terms of each series of Securities require you and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat such Securities for all United States federal income tax purposes in accordance with such characterization. If the Securities are so treated, you should recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for it. Capital gain of a noncorporate United States holder that is recognized in a taxable year beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the property is held for more than one year.

No statutory, judicial or administrative authority directly discusses how your Securities should be treated for United States federal income tax purposes. As a result, the United States federal income tax consequences of your investment in Securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax adviser in determining the tax consequences of an investment in your Securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. Alternative treatments would also be possible and the Internal Revenue Service might assert that treatment other than that described above is more appropriate. For example, it would be possible to treat your Security, and the Internal Revenue Service might assert that your Security should be treated, as a debt instrument subject to the special tax rules governing contingent debt instruments. If your Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If your Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

It is also possible that you could be treated as owning the underlying components of the Index underlying your Securities, or alternatively, that you could be treated as having disposed of your Securities each time there are changes made to the underlying components of that Index. In such case, you would be required to recognize gain or loss each time an underlying component of the Index is replaced. Moreover, it is possible that you would be required to accrue interest over the term of your Securities even though you will not receive any payments from us until sale, redemption or maturity of your Securities.

In addition, it is possible that the Internal Revenue Service could assert that any gain or loss that you recognize upon redemption or maturity of your Securities could be treated as ordinary gain or loss.

It is also possible that Section 1256 of the Internal Revenue Code could apply to your Securities. If Section 1256 were to apply to your Securities, you would be required to mark your Securities to market at the end of each year (i.e., recognize income as if the Securities had been sold for fair market value). In such case, gain or loss recognized with respect to your Securities should be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to the period during which you held your Securities.

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering the proper federal income tax treatment of an instrument such as the Securities including whether the holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise provided by law, Barclays Bank PLC intends to treat each series of Securities for U.S. federal income tax purposes in accordance with the treatment set forth in this section unless and until such time as the Treasury Department and Internal Revenue Service issue guidance providing that some other treatment is more appropriate.

In addition, one member of the House of Representatives recently introduced a bill that, if enacted, would require holders of Securities purchased after the bill is enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

Information Reporting and Backup Withholding

Please see the discussion under “Certain U.S. Federal Income Tax Considerations–Information Reporting and Backup Withholding” in the accompanying prospectus supplement for a description of the applicability of the information reporting and backup withholding rules to payments made on your Securities.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We sold a portion of the Commodity Index Securities and the second-group Securities on their respective inception dates, and we intend to sell a portion of the third-group Securities on their respective inception dates, at 100% of their stated principal amount. The remainder of the Securities will be offered and sold from time to time through Barclays Capital Inc., our affiliate, as agent. Sales of the Securities after their inception date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the Securities are sold to the public. Barclays Capital Inc. will not receive an agent’s commission in connection with sales of the Securities.

In connection with this offering, we will sell Securities to dealers as principal, and such dealers may then resell Securities to the public at varying prices that the dealers will determine at the time of resale. In addition, such dealers may make a market in Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this pricing supplement and the accompanying prospectus and prospectus supplement) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the relevant Securities, or they may sell a Security covered by this prospectus in short sale transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. Among other activities, broker-dealers and other persons may make short sales of Securities and may cover such short positions by borrowing Securities from us or our affiliates or by purchasing Securities from us or our affiliates subject to our obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

Barclays Bank PLC and Barclays Capital Inc. have retained the services of Barclays Global Investors Services, their affiliate and a member of the Financial Industry Regulatory Authority, Inc., to promote the Securities and provide certain services relating to the Securities. Barclays Global Investors Services may receive a portion of the investor fee. Underwriting compensation will not exceed a total of 8% of proceeds.

ANNEX A

NOTICE OF REDEMPTION

To: [ipathredemptions@barclayscapital.com]

Subject: iPath® Notice of Redemption, CUSIP No. [             ]

[BODY OF EMAIL]

Name of holder: [             ]

Number of Securities to be redeemed: [             ]

Applicable Valuation Date: [         ], 20[   ]

Contact Name: [             ]

Telephone #: [             ]

Acknowledgement: I acknowledge that the Securities specified above will not be redeemed unless all of the requirements specified in the pricing supplement relating to the Securities are satisfied.

A-1

ANNEX B

CONFIRMATION OF REDEMPTION

Dated:

Barclays Bank PLC

Barclays Bank PLC, as Calculation Agent

Fax: 212-412-1232

Dear Sirs:

The undersigned holder of Barclays Bank PLC’s $[insert aggregate principal amount] Medium-Term Notes, Series A, iPath® Exchange-Traded Notes due [insert maturity date] CUSIP No. [insert CUSIP No.] (the “Securities”), redeemable for a cash amount based on the [insert name of relevant Index] hereby irrevocably elects to exercise, on the redemption date of             , with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the prospectus relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) instruct its DTC custodian with respect to the Securities (specified below) to book a delivery vs. payment trade on the valuation date with respect to the number of Securities specified below at a price per Security equal to the applicable daily redemption value, facing Barclays Capital DTC 5101 and (ii) cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the redemption date.

Very truly yours,
[NAME OF HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

(You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any redemption date.)

B-1

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-145845

Prospectus Supplement to the Prospectus dated August 31, 2007

BARCLAYS BANK PLC
MEDIUM-TERM NOTES, SERIES A

All Asset Classes and Structures Under One RoofSM

We will give you the specific terms of the notes we are offering in pricing supplements. In some cases, we may also set forth additional terms of the notes in product supplements. You should read this prospectus supplement, the related prospectus dated August 31, 2007, the applicable product supplement(s), if any, and the applicable pricing supplement carefully before you invest. If the terms described in the applicable product supplement are different or inconsistent with those described herein or in the prospectus, the terms described in the applicable product supplement will supersede. If the terms described in the applicable pricing supplement are different or inconsistent with those described herein, in the prospectus or in the applicable product supplement, if any, the terms described in the applicable pricing supplement will supersede. Information that we indicate will or may be provided in a pricing supplement may instead be provided in a product supplement.

Principal Protection

The applicable pricing supplement will specify whether your principal investment in the notes is fully protected, partially protected, contingently protected or not protected.

Principal Payment at Maturity

If you hold your notes to maturity, for each note you will receive a cash payment that may be more or less than the principal amount of each note based upon the value of the reference asset and as described in the applicable pricing supplement.

Interest Rates and Interest Payments

The notes may have a rate of interest based on (i) one or more reference assets, (ii) a fixed amount or rate or (iii) movements in the level, value or price or other events relating to one or more reference assets.

Reference Asset

The principal, interest or any other amounts payable on the notes may be based on one or more of the following or on movements in the level, value or price or other events relating to one or more: indices of equity securities, equity securities, shares or other interests in exchange-traded funds, indices of commodities, commodities, indices of foreign currencies, foreign currencies, indices of interest rates, interest rates, indices of consumer prices or other asset classes. In addition, the principal, interest or any other amounts payable on the notes may be based on measures, formula or instruments, including the occurrence or non-occurrence of any event or circumstance, or baskets comprised of any instruments or measures, as specified in the applicable pricing supplement. To the extent that amounts payable on the notes are based on a different reference asset, the terms of the applicable pricing supplement will describe that reference asset.

Maturity Date

The applicable pricing supplement will specify the maturity date.

Denominations

Unless otherwise specified in the applicable pricing supplement, the notes will be issued in minimum denominations of $1,000 (or the specified currency equivalent), increased in multiples of $1,000 (or the specified currency equivalent).

Redemption, Repayment, Repurchase or Exchange

Terms of specific notes may permit or require redemption for cash or one or more reference assets at our option or at your option. The notes may permit or require repayment or repurchase at our option or at your option. The notes may be optionally or mandatorily exchangeable for cash or one or more reference assets.

Ranking

The notes constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.

Listing

Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any U.S. securities exchange or quotation system.

See “Risk Factors” beginning on page S-3 of this prospectus supplement for risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Capital Inc. and other entities disclosed in the applicable pricing supplement may solicit offers to subscribe for the notes as our agent. We may also issue notes to any agent as principal for its own account at prices to be agreed upon at the time of subscription. The agents may resell any notes they subscribe for as principal for its own account at prevailing market prices, or at other prices, as the agents determine. The applicable pricing supplement will disclose the agent’s discounts and commissions, if any. Unless we or our agent informs you otherwise in the confirmation of sale, the agents may use this prospectus supplement, the prospectus and the applicable pricing supplement in connection with offers and sales of the notes in market-making.

All Asset Classes and Structures Under One RoofSM, Barclays, Barclays Capital and Barclays’ eagle logo are service marks, trademarks or registered trademarks of Barclays Bank PLC.

Patent Pending

September 4. 2007

PROSPECTUS SUPPLEMENT

PROSPECTUS

FORWARD-LOOKING STATEMENTS	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
THE BARCLAYS BANK GROUP	2
USE OF PROCEEDS	2
DESCRIPTION OF DEBT SECURITIES	3
DESCRIPTION OF PREFERENCE SHARES	24
DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS	29
DESCRIPTION OF SHARE CAPITAL	35
TAX CONSIDERATIONS	36
PLAN OF DISTRIBUTION	50
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES	54
WHERE YOU CAN FIND MORE INFORMATION	54
FURTHER INFORMATION	54
VALIDITY OF SECURITIES	55
EXPERTS	55
EXPENSES OF ISSUANCE AND DISTRIBUTION	55

i

Offers and sales of the notes are subject to restrictions in certain jurisdictions. The distribution of this prospectus supplement, the prospectus and any pricing supplement and the offer or sale of the notes in certain other jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement, the prospectus and any pricing supplement or any note must inform themselves about and observe any applicable restrictions on the distribution of these materials and the offer and sale of the notes.

SUMMARY

The Barclays Bank Group

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The Group also operates in many other countries around the world. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

You may contact our principal executive offices at 1 Churchill Place, London, E14 5HP, England. Our telephone number is 011-44-20-7116-1000.

In this prospectus supplement, unless the context otherwise requires, “we”, “us” and “our” mean Barclays Bank PLC and references to “$” are to U.S. dollars.

Overview of Medium-Term Notes

The notes are a separate series of our debt securities. We summarize various terms that apply generally to our debt securities, including the notes, in the accompanying prospectus under the caption “Description of Debt Securities”. The following description of the notes supplements that description of the debt securities. Consequently, you should read this prospectus supplement together with the accompanying prospectus and pricing supplement in order to understand the terms of the notes.

This section summarizes the material terms that will apply generally to the notes as a series. Each particular note will have financial and other terms specific to it. Some of those terms are described below under the captions “Terms of the Notes”, “Interest Mechanics”, “Certain Features of the Notes” and “Reference Assets”. The specific terms of each note issuance will be described in a pricing supplement that will accompany this prospectus supplement and the prospectus. Those terms may vary from the terms described here. As you read this prospectus supplement, please remember that the specific terms of your note as described in your pricing supplement will supplement and, if applicable, may modify or replace the general terms described in this section and in the accompanying prospectus. Unless we say otherwise below, the terms we use in this prospectus supplement that we also use in the accompanying prospectus have the meanings we give them in the prospectus. Similarly, the terms we use in any pricing supplement that we also use in this prospectus supplement will have the meanings we give them in this prospectus supplement, unless we say otherwise in the pricing supplement.

The Notes Will Be Issued Under the Senior Debt Indenture

The notes are governed by the senior debt indenture between us and The Bank of New York, which acts as trustee. The trustee has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe under “Description of Debt Securities” in the accompanying prospectus; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

We May Issue Other Series of Debt Securities

The senior debt indenture permits us to issue different series of debt securities from time to time. The medium-term notes are a single, distinct series of debt securities. We may, however, issue notes in those amounts, at those times and on those terms as we wish. The notes may differ from one another, and from debt securities of other series, in their terms. When we refer to “the notes”, “the medium-term notes” or “these notes”, we mean our Medium-Term Notes, Series A. When we refer to a “series” of debt securities, we mean a series, such as the notes, issued under the senior debt indenture. When we refer to a “class” of the medium-term notes, we mean notes of a certain offering that may be reopened or reissued as described below under “—Amounts That We May Issue” and “Terms of the Notes—Reissuances or Reopened Issues”, resulting in notes with different issue dates, but otherwise the same terms.

Amounts That We May Issue

The senior debt indenture does not limit the aggregate amount of debt securities that we may issue. Nor does it limit the number of series or the aggregate amount of any particular series that we may issue. Also, if we issue notes having the same terms in a particular offering, we may reissue or “reopen” that offering at any later time and offer additional notes having those terms. We intend to issue medium-term notes initially in an amount having the aggregate offering price specified on the cover of this prospectus supplement. However, we may issue additional medium-term notes in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. Our affiliates, including Barclays Capital Inc., may use this prospectus supplement to resell notes in market-making transactions from time to time. We describe these transactions under “Plan of Distribution” below. The senior debt indenture and the notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the notes or the senior debt indenture, except as described under “Description of Debt Securities” in the accompanying prospectus.

Ranking

The notes constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.

The notes are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

This Section Is Only a Summary

The senior debt indenture and its associated documents, including your note, contain the full legal text of the matters described in this section and your pricing supplement. The senior debt indenture and the notes are governed by New York law. A copy of the senior debt indenture has been filed with the U.S. Securities and Exchange Commission (“SEC”) as part of our registration statements. See “Further Information” in the accompanying prospectus for information on how to obtain a copy. Investors should carefully read the description of the terms and provisions of our senior debt securities and the senior debt indenture under “Description of Debt Securities” in the accompanying prospectus. That section, together with this prospectus supplement and the relevant pricing supplement, summarize all the material terms of the senior debt indenture and your note. They do not, however, describe every aspect of the senior debt indenture and your note. For example, in the section entitled “Description of Medium-Term Notes” herein, the accompanying prospectus and your pricing supplement, we use terms that have been given special meaning in the senior debt indenture, but we describe the meaning of only the more important of those terms.

Types of Medium-Term Notes

The principal, interest or any other amounts payable on the notes may be based on one or more of the following or on movements in the level, value or price or other events relating to one or more: indices of equity securities, equity securities, indices of commodities, commodities, indices of foreign currencies, foreign currencies, indices of interest rates, indices of consumer prices, interest rates or other asset classes, In addition, the principal, interest or any other amounts payable on the notes may be based on measures, formula or instruments, including the occurrence or non-occurrence of any event or circumstance, or baskets comprised of any instruments or measures, as specified in the applicable pricing supplement. To the extent that amounts payable on the notes are based on a different reference asset, the terms of the applicable pricing supplement will describe that reference asset. See “Certain Features of the Notes” and “Reference Assets” in this prospectus supplement.

Form, Denomination and Legal Ownership of Notes

Unless otherwise specified in the applicable pricing supplement, your note will be issued:

•	in registered form, without interest;

•	in authorized denominations of $1,000 (or the specified currency equivalent) and integral multiples thereof; and

•	in book-entry form, represented by a global note or a master global note.

You should read the section “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus for information about this type of arrangement and your rights under this type of arrangement.

RISK FACTORS

You should understand the risks of investing in the notes and should reach an investment decision, only after careful consideration with your advisors of the suitability of the notes in light of your particular financial circumstances, the following risk factors and the other information included or incorporated by reference in the applicable pricing supplement, this prospectus supplement and the prospectus. Please note that this Risk Factors section has various subsections addressing risk factors relating to specific types of reference assets and transaction structures. We have no control over a number of matters, including economic, financial, regulatory, geographic, judicial and political events, that are important in determining the existence, magnitude, and longevity of these risks and their influence on the value of, or the payments made on, the notes. You should not purchase the notes unless you understand and can bear these investment risks.

Risks Relating to All Notes

(1)	The notes are intended to be held to maturity.

You may receive less, and possibly significantly less, than the amount you originally invested if you sell your notes prior to maturity. You should be willing to hold your notes until maturity.

(2)	There may not be any secondary market for your notes.

Upon issuance, the notes will not have an established trading market. We cannot assure you that a trading market for the notes will develop or, if one develops, that it will be maintained. Although we may apply to list certain issuances of notes on a national securities exchange, we may not meet the requirements for listing and do not expect to announce, prior to the issuance of the notes, whether we will meet those requirements. Even if there is a secondary market, it may not provide liquidity. While we anticipate that our affiliate Barclays Capital Inc. may make a market for the notes, it is not required to do so. If the notes are not listed on any securities exchange and Barclays Capital Inc. were to cease acting as a market maker, it is likely that there would be no secondary market for the notes. You therefore must be willing and able to hold the notes until maturity.

(3)	Price or other movements in reference assets and their components are unpredictable.

Movements in the level, value or price of the reference assets or their respective components are unpredictable and volatile, and are influenced by complex and interrelated political, economic, financial, regulatory, geographic, judicial and other factors. As a result, it is impossible to predict whether their levels, values or prices will rise or fall during the term of the notes. Changes in the levels, values or prices will determine the amount of interest, payments at maturity, or other amounts payable on your notes. Therefore these changes may result in a loss of principal or the receipt of little or no interest or other payments on your notes. As the notes are linked to reference assets that may be unpredictable and volatile, we cannot guarantee that these changes will be beneficial to you, and therefore you may receive less than the amount you initially invested in the notes, may not receive any interest on the notes or may experience other losses in connection with your investment in the notes.

(4)	The historical or hypothetical performance of the reference asset is not an indication of future performance.

The historical or hypothetical performance of the reference assets, which may be included in the applicable pricing supplement, should not be taken as an indication of the future performance of the reference asset. It is impossible to predict whether the level, value or price of the reference asset will fall or rise during the term of the notes. Past fluctuations and trends in the reference assets are not necessarily indicative of fluctuations or trends that may occur in the future.

(5)	You must rely on your own evaluation of the merits of an investment in the notes.

In connection with your purchase of the notes, we urge you to consult your own financial, tax and legal advisors as to the risks involved in an investment in the notes and to investigate the reference asset and not rely on our views in any respect. You should make a complete investigation as to the merits of an investment in the notes.

(6)	The price at which you will be able to sell your notes prior to maturity will depend on a number of factors, and may be substantially less than the amount you had originally invested.

If you wish to liquidate your investment in the notes prior to maturity, your only alternative, in the absence of any repayment at option of the holder provisions, would be to sell them. At that time, there may be an illiquid market for notes or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may affect their market value. We believe that the market value of your notes will be affected by the volatility of the reference asset, the level, value or price of the reference asset at the time of the sale, changes in interest rates, the supply and demand of the notes and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price, if any, at which you will be able to sell your notes prior to maturity may be substantially less than the amount you originally invested depending upon, the level, value or price of the reference asset at the time of the sale. The following paragraphs describe the manner in which we expect the market value of the notes to be affected in the event of a change in a specific factor, assuming all other conditions remain constant.

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Reference asset performance. We expect that the market value of the notes prior to maturity will depend substantially on the current level (or in some cases, performance since the date on which the notes price) of the reference asset relative to its initial level, value or price. If you decide to sell your notes prior to maturity when the current level, price or value of the reference asset at the time of sale is favorable relative to its initial level, value or price, you may nonetheless receive substantially less than the amount that would be payable at maturity based on that level, value or price because of expectations that the level, value or price will continue to fluctuate until the final level, value or price is determined.

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Volatility of the reference asset. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the reference assets or their components increases or decreases, the market value of the notes may be adversely affected.

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Interest rates. We expect that the market value of the notes will be affected by changes in interest rates. Interest rates also may affect the economy and, in turn, the value of the components of the reference asset, which would affect the market value of the notes.

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Supply and Demand for the Notes. We expect that the market value of the notes will be affected by the supply of and demand for the notes. In general, if the supply of the notes decreases and/or the demand in the notes increases, the market value of the notes may increase. Alternatively, if the supply of the notes increases and/or the demand in the notes decreases, the market value of the notes may be adversely affected. The supply of the notes, and therefore the market value of the notes, may be affected by inventory positions held by Barclays Capital Inc., Barclays Capital PLC or any market maker.

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Redemption/call rights: Either your right to redeem the notes or our right to call the notes may affect the market value of the notes. Generally, the grant of a redemption right to noteholders may enhance the market value of the notes while a call right by us may adversely affect the market value of the notes.

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Our credit ratings, financial condition and results of operations. Actual or anticipated changes in our current credit ratings, as well as our financial condition or results of operations may significantly affect the market value of the notes. However, because the return on the notes is dependent upon factors in addition to our ability to pay our obligations under the notes (such as the current level, value or price of the reference asset), an improvement in our credit ratings, financial condition or results of operations is not expected to have a positive effect on the market value of the notes. These credit ratings relate only to our creditworthiness, do not affect or enhance the performance of the notes and are not indicative of the risks associated with the notes or an investment in the reference asset. A rating is not a recommendation to buy, sell or hold notes and may be subject to suspension, change or withdrawal at any time by the assigning rating agency.

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Time remaining to maturity. A “time premium” results from expectations concerning the level, value or price of the reference asset during the period prior to the maturity of the notes. As the time remaining to the maturity of the notes decreases, this time premium will likely decrease, potentially adversely affecting the market value of the notes. As the time remaining to maturity decreases, the market value of the notes may be less sensitive to the volatility in the components of the reference asset.

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Events affecting or involving the reference asset. Economic, financial, regulatory, geographic, judicial, political and other developments that affect the level, value or price of the reference assets and their components, and real or anticipated changes in those factors, also may affect the market value of the notes. For example, for reference assets composed of equity securities, earnings results of a component of the reference asset, and real or anticipated changes in those conditions or results, may affect the market value of the notes.

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Agent’s commission and cost of hedging. The initial public offering price of the notes includes the agent’s commission or discount, if any, and the cost of hedging our obligations under the notes. These costs may include our or our affiliates’ expected cost of providing that hedge and the profit we expect to realize in consideration for assuming the risks inherent in providing that hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, in secondary market transactions will likely be lower than the original issue price, and could result in a substantial loss to you.

The effect of one of the factors specified above may offset some or all of any change in the market value of the notes attributable to another factor.

(7)	The notes are not insured against loss by any third parties.

The notes will be solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the notes.

(8)	The notes are not insured by the FDIC.

The notes are not deposit liabilities of Barclays Bank PLC and neither the notes nor your investment in the notes are insured by the FDIC or any other governmental agency of the United States, United Kingdom or any other jurisdiction.

(9)	There are no security interests in the notes or other financial instruments held by Barclays Bank PLC.

The indenture governing the notes does not contain any restrictions on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the securities or other instruments acquired by us or our affiliates. Neither we nor any of our affiliates will pledge or otherwise hold those securities or other instruments for the benefit of holders of the notes. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us, any of those securities or instruments that we own will be subject to the claims of our creditors generally and will not be available specifically for the benefit of the holders of the notes. The principal, interest or any other amounts payable on the notes constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.

(10)	Reported levels, values and prices of reference assets and their components may be based on non-current information.

If trading is interrupted in the reference assets or any of their components, publicly available information regarding the level, value or price of the reference asset may be based on the last reported levels, values or prices. As a result, publicly available information regarding reported levels, values or prices of the reference assets or their components may at times be based on non-current information.

(11)	The reference assets or their components may trade around-the-clock; however, if a secondary market develops, the notes may trade only during regular trading hours in the United States.

If the market for the reference assets or their components is a global, around-the-clock market, the hours of trading for the notes may not conform to the hours during which the reference assets or their components are traded. To the extent that U.S. markets are closed while international markets remain open, significant movements may take place in the levels, values or prices of the reference assets or their components that will not be reflected immediately in the price of the notes. There may not be any systematic reporting of last-sale or similar information for the reference assets or their components. The absence of last-sale or similar information and the limited availability of quotations would make it difficult for many investors to obtain timely, accurate data about the state of the market for the reference assets or their components.

(12)	The calculation agent may postpone the determination of the amount you receive during the term of the notes or at maturity if a market disruption event occurs.

In some cases, the notes may be linked to a reference asset where a valuation date, observation date or averaging date, as applicable, (collectively referred to herein as a “valuation date”, and which is described in “Certain Features of the Notes—Valuation Dates, Observation Dates or Averaging Dates” below) may be postponed if the calculation agent determines that a market disruption event (described in “Reference Assets” below) has occurred or is continuing on that valuation date. If that type of postponement occurs, the calculation agent will determine the closing level, value, price or other amount with respect to that valuation date on the first succeeding business day on which no market disruption event occurs or is continuing, provided that the valuation date will not be postponed by more than five business days. You will not be entitled to compensation from us or the calculation agent for any loss suffered as a result of the occurrence of a market disruption event, any resulting delay in payment or any change in the level, value or price of the reference asset after the originally scheduled valuation date.

(13)	The material U.S. federal income tax consequences of an investment in some types of notes are uncertain.

There is no direct legal authority as to the proper tax treatment of some types of notes, and therefore significant aspects of the tax treatment of some types of notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. The applicable pricing supplement will provide further detailed information as to the tax treatment of your notes. We urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations”.

(14)	The calculation agent could be one of our affiliates, which could result in a conflict of interest.

The calculation agent will make determinations and judgments in connection with valuing the reference asset and calculating adjustments to the reference asset, dates, prices, or any other affected variable when the reference asset is changed or modified as well as determining whether a market disruption event has occurred. You should refer to “Description of Medium—Term Notes—Calculations and Calculation Agent”. Because the calculation agent could be our affiliate, conflicts of interest may arise in connection with the calculation agent performing its role as calculation agent.

(15)	Trading and other transactions by us or our affiliates could affect the level, value or price of reference assets and their components, the market value of the notes or the amount of interest, principal or other amounts payable on your notes.

In connection with our normal business practices or in connection with hedging our obligations under the notes, we and our affiliates may from time to time buy or sell the reference assets and their components, or similar instruments, or derivative instruments relating to the reference assets or their components. These trading activities may present a conflict of interest between your interest in the notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers and in accounts under our management. These trading activities also could affect the level, value or price of the reference assets in a manner that would decrease the market value of the notes prior to maturity or the amount you would receive at maturity. To the extent that we or any of our affiliates have a hedge position in the reference assets or their components, or in a derivative or synthetic instrument related to the reference assets or their components, we or any of our affiliates may increase or liquidate a portion of those holdings at any time before, during or after the term of the notes. This activity may affect the amount payable at maturity or any calculation of the market value of the notes in a manner that would be adverse to your investment in the notes. Depending on, among other things, future market conditions, the aggregate amount and the composition of those hedge positions are likely to vary over time. In addition, we or any of our affiliates may purchase or otherwise acquire a long or short position in the notes. We or any of our affiliates may hold or resell any such position in the notes.

(16)	Research reports and other transactions may create conflicts of interest between you and us.

We or one or more of our affiliates have published, and may in the future publish, research reports relating to the reference assets or any of their components. The views expressed in this research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the level, value or price of the reference assets or their components and, therefore, the market value of the notes. Moreover, other professionals who deal in these markets may at any time have views that differ significantly from ours. In connection with your purchase of the notes, you should investigate the reference asset and not rely on our views with respect to future movements in the reference assets and their components.

We or any of our affiliates also may issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns indexed to the reference asset. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of the notes.

We and our affiliates, at present or in the future, may engage in business relating to the person or organization responsible for calculating, publishing or maintaining the reference assets, which we refer to as the “sponsor” of the reference asset. In addition, we or our affiliates may engage in business relating to any components of the reference assets, including making loans to, equity investments in, or providing investment banking, asset management or other advisory services to the respective sponsor or issuer. In connection with these activities, we may receive information pertinent to the reference assets or their components that we will not divulge to you.

(17)	We cannot control actions by the sponsors or issuers of the reference asset.

Actions by any sponsor or issuer of the reference asset may have an adverse effect on the price of the reference asset and therefore on the market value of the notes. No sponsor or issuer will be involved with the administration, marketing or trading of the notes and no sponsor will have any obligations with respect to the amounts to be paid to you on any interest payment date or on the maturity date, or to consider your interests as an owner of notes when it takes any actions that might affect the market value of the notes. No sponsor will receive any of the proceeds of any note offering and no sponsor or issuer will be responsible for, or have participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued.

Unless otherwise specified in the applicable pricing supplement, we will not be affiliated with any sponsor or issuer of the reference assets (except for the licensing arrangements, if any, discussed in this prospectus supplement or the applicable pricing supplement), and we have no ability to control or predict their actions. These actions could include mergers or tender offers in the case of reference assets consisting of securities or errors in information disclosed by a sponsor of an index or an issuer of an equity security or any discontinuance by them of that disclosure. However, we may currently, or in the future, engage in business with the sponsors or issuers. Neither we, nor any of our affiliates, including the agent, assumes any responsibility for the adequacy or accuracy of any publicly available information about the sponsor or issuer of the reference assets, whether the information is contained in the pricing supplement or otherwise. You should make your own investigation into the reference assets and their sponsors or issuers.

(18)	No research recommendation on your notes.

Although Barclays Bank PLC or one or more of our affiliates may publish research on, or assign a research recommendation to, other financial products linked to the performance of any of the reference assets, neither Barclays Bank PLC nor any of its subsidiaries or affiliates publishes research on, or assigns a research recommendation to, your notes.

(19)	You have no recourse to the sponsor or issuer of the reference asset or any components of the reference asset.

Your investment in the notes will not give you any rights against any sponsor or any issuer of the reference assets or any components of the reference assets, including any sponsor that may determine or publish the level, value or price of the reference assets and any issuer that may otherwise affect the level, value or price of the reference assets.

(20)	Changes in methodology of the sponsor of certain reference assets or changes in laws or regulations, may affect the value of and payment of principal, interest or other amounts payable on your notes.

The sponsors of reference assets may have the ability from time to time to change any rule or bylaw or take emergency action under its rules, any of which could affect the level, value or price of the reference asset or a component of the reference asset. Any change of that kind which causes a change in the level, value or price could adversely affect the market value of the notes.

In addition, levels, values or prices of the reference asset could be adversely affected by the promulgation of new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those relating to taxes and duties on any reference asset) by one or more governments, governmental agencies or instrumentalities, courts or other official bodies. Any of these events could adversely affect the level, value or price of the reference asset and, correspondingly, could adversely affect the market value of the notes.

(21)	Any of the indices comprising the reference assets may be discontinued; the manner in which the reference assets are calculated may change in the future and the instruments comprising the components of the indices, or their respective weights, may change.

There can be no assurances that the reference assets will continue or the method by which the reference assets are calculated will remain unchanged. Changes in the method in which the reference assets are calculated could reduce the level of the reference asset and, as a consequence, adversely affect the amount of principal, interest, or any other amounts payable on your notes or the market value of your notes. In addition, if the reference asset is discontinued or altered, a substitute index may be employed to calculate the amount of principal, interest or any other amounts payable on your notes. This substitution may adversely affect the market value of the notes.

Further, the sponsor of reference assets that are indices can add, delete or substitute the instruments comprising the components of the reference asset or make other methodological changes that could adversely change the level of the reference asset and, therefore, the market value of the notes. You should realize that changes in the components of the reference asset may affect the reference asset, as a newly added instrument or instruments may perform significantly better or worse than the instrument or instruments it replaces. We have no control over the way the reference assets are calculated by the sponsor.

(22)	Any discontinuance or suspension of calculation or publication of the closing levels or prices of the reference asset may adversely affect the market value of the notes and the amount you will receive at maturity.

If the calculation or publication of the closing levels or prices of the reference asset is discontinued or suspended, it may become difficult to determine the market value of the notes or, if the discontinuance or suspension is continuing on a valuation date, the level or price for that respective date and the amount of interest or other payment amounts determined on such date. If the discontinuance or suspension is continuing on the final valuation date, final observation date or final averaging date (collectively referred to herein as the “final valuation date” and described under “Certain Features of the Notes—Final Valuation Date, Final Observation Date or Final Averaging Date” below), it may become difficult to determine the amount of interest, payments at maturity or other amounts payable at maturity.

Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds

(23)	Equity market risks may affect the market value of the notes and the amount you will receive at maturity.

If the reference asset is an index that includes one or more equity securities or is an exchange-traded fund that tracks such an index, we expect that the reference asset will fluctuate in accordance with changes in the financial condition of the relevant issuer(s) of its component stocks, the value of common stocks generally and other factors. The financial condition of the issuer(s) of the components of the reference asset may become impaired or the general condition of the equity market may deteriorate, either of which may cause a decrease in the level of the reference asset and thus in the market value of the notes. Common stocks are susceptible to general equity market fluctuations and to volatile increases and decreases in value, as market confidence in and perceptions regarding the security or securities comprising a reference asset change. Investor perceptions regarding the issuer of a security comprising a reference asset are based on various and unpredictable factors, including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises.

(24)	You have no rights in the property, nor shareholder rights in any securities of any issuer, of the security or securities comprising the reference asset.

Investing in the notes will not make you a holder of the security or securities comprising the reference asset. Neither you nor any other holder or owner of the notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to any property or securities of any issuer or issuers of the security or securities comprising the reference asset.

(25)	Payments on the notes will not reflect dividends on any of the securities underlying the reference asset.

Payments at maturity do not reflect the payment of dividends on any of the common stocks underlying the reference asset. Therefore, the yield derived from an investment in the notes will not be the same as if you had purchased the common stocks underlying the reference asset and held them for a similar period.

(26)	We obtained the information about the sponsor or issuer of the reference asset from public filings.

We have derived all information in this prospectus supplement or the applicable pricing supplement about the sponsor or issuer of the reference asset from publicly available documents. We have not participated and will not participate in the preparation of any of those documents. Nor have we made or will we make any “due diligence” investigation or any inquiry with respect to the sponsor or issuer of the reference asset in connection with the offering of the notes. We do not make any representation that any publicly available document or any other publicly available information about the sponsor or issuer of the reference asset is accurate or complete. Furthermore, we do not know whether all events occurring before the date of this prospectus supplement or the applicable pricing supplement including events that would affect the accuracy or completeness of the publicly available documents referred to above or the level, value or price of the reference asset, have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the sponsor or issuer of reference asset could affect the value you will receive during the term of the notes or at maturity and, therefore, the market value of the notes.

(27)	Any of the issuers of the securities comprising the reference assets may perform an action that could adversely affect the market value of the notes.

The calculation agent may adjust any date, price (including but not limited to the initial price, final price, barrier price and strike price), barrier percentage, physical delivery amount, any combination thereof or any other variable for stock splits, mergers, tender offers, reverse stock splits, stock dividends, extraordinary dividends and other corporate events that affect capital structure of the issuer of the equity security comprising the reference asset, as well as for certain actions taken by any depositary for the reference asset (e.g., American depositary shares) that affect the reference asset in the situations and in the manner described in “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” in this prospectus supplement. However, the calculation agent is not required to make an adjustment for every corporate event that may affect the reference asset or any component of the reference asset. Any of the above events or other actions by the issuer of the reference asset or a third party may adversely affect the market value of the reference asset and, therefore, adversely affect the market value of the notes.

(28)	Reference assets or their components traded in an international market may be subject to additional risk.

The levels, values, prices and performance of reference assets and their components traded in international markets may be affected by political, economic, financial and social factors in the relevant international market. In addition, recent or future changes in that country’s government, economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could adversely affect the international securities markets. Moreover, the relevant international economy may differ favorably or unfavorably from that of the United States.

(29)	Time differences between the domestic and international markets and New York City may create discrepancies in the market value of the notes if the reference assets or their components primarily trade on international markets.

In the event that the reference assets or their components trade primarily on an international market, time differences between the domestic and international markets (e.g., New York City is currently five and 13 hours behind London and Tokyo, respectively) may result in discrepancies between the level of the reference assets (or the price of their components) and the market value of the notes. To the extent that U.S. markets are closed while markets for the reference assets or their components remain open, significant price or rate movements may take place in the reference assets or their components that will not be reflected immediately in the market value of the notes. In addition, there may be periods when the relevant international markets are closed for trading (e.g., during holidays in an international country), causing the level of the reference assets (or the price of their components) to remain unchanged for multiple trading days in New York City.

(30)	Your return may be affected by factors affecting international securities markets.

The reference asset may include, as a component, securities issued by international companies and may be denominated in a foreign currency. Investors should be aware that investments in reference assets linked to the value of international securities (or indices relating to those securities) might involve particular risks. The international securities comprising or relating to a reference asset may have less liquidity and could be more volatile than many of the securities traded in U.S. or other longer-established securities markets. Direct or indirect government intervention to stabilize the relevant international securities markets, as well as cross shareholdings in international companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about international companies than about those U.S. companies that are subject to the reporting requirements of the SEC; and international companies often are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. The other special risks associated with international securities may include, but are not necessarily limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; higher inflation; and social, economic and political uncertainties.

These factors may adversely affect the performance of the reference assets or their components and, as a result, the market value of the notes and the amount you will receive at maturity.

(31)	The issuer of a security that serves as a reference asset could take actions that may adversely affect a note.

The issuer of a security that serves as the reference asset or a component of an index which is the reference asset for a note will have no involvement in the offer and sale of the note and no obligation to you. The issuer may take action, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of that security, the reference asset or a component of the reference asset and, correspondingly, could adversely affect the market value of the note.

Additional Risks Relating to Notes with Reference Assets That Are Commodities, an Index Containing Commodities, Shares or Other Interests in an Exchange-Traded Fund Invested in Commodities or Based in Part on Commodities

(32)	Prices of commodities are highly volatile.

Commodities prices are highly volatile and are affected by numerous factors in addition to economic activity. These include political events, weather, labor activity, direct government intervention, such as embargos, and supply disruptions in major producing or consuming regions. Those events tend to affect prices worldwide, regardless of the location of the event. Market expectations about these events and speculative activity also cause prices to fluctuate. These factors may adversely affect the performance of the reference assets or their components and, as a result, the market value of the notes and the amount you will receive at maturity.

(33)	The prices of certain commodities may be subject to price ceilings.

Certain exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”, and the maximum or minimum price of a futures contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular futures contract, no trades may be made at a different price. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of futures contracts at disadvantageous times or prices. These circumstances could adversely affect the prices of the commodities comprising the reference asset and, therefore, could adversely affect the value of the Notes.

(34)	Suspensions or disruptions of market trading in the commodity markets and related futures markets may adversely affect the amount of principal, interest or any other amounts payable on your notes and/or the market value of the notes.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including a lack of liquidity in the markets, the participation of speculators and potential government regulation and intervention. In addition, some futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices which could have an adverse effect on the market value of the notes. These factors may adversely affect the performance of the reference assets or their components and, as a result, the market value of the notes and the principal, interest and other amounts payable on the notes.

(35)	Risks relating to trading of the reference assets and their components on international futures exchanges.

Certain international futures exchanges operate in a manner more closely analogous to the over-the-counter physical commodity markets than to the regulated futures markets, and certain features of U.S. futures markets are not present. For example, there may not be any daily price limits which would otherwise restrict the extent of daily fluctuations in the prices of the respective contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. This may adversely affect the performance of the reference assets or their components and, as a result, the market value of the notes and the principal, interest or any other amounts payable on your notes.

(36)	You may not have any rights to receive the reference assets or their components.

Investing in the notes will not make you a holder of any commodity or futures contract relating to the reference assets or their components. The notes will be paid in U.S. dollars or the specified currency stated in the applicable pricing supplement, and you will have no right to receive delivery of any commodity or futures contract relating to the reference assets or their components.

(37)	Lack of regulation of the notes linked to commodities, basket of commodities or index of commodities.

The net proceeds to be received by us from the sale of notes relating to one or more commodities or basket (or an index thereon) will not be used to purchase or sell any commodity futures contracts or options on futures contracts for your benefit. An investment in the notes thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the notes will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission, commonly referred to as the “CTFC”. We are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the notes will not be interests in a commodity pool, the notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

(38)	The level of reference assets or the levels, values or prices of their components can fluctuate widely due to supply and demand disruptions in major producing or consuming regions.

The level of reference assets or the prices of their components can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. In particular, recent growth in industrial production and gross domestic product has made many developing countries, particularly China, disproportionately large users of commodities and has increased the extent to which the reference assets rely on the markets of these developing countries. Political, economic and other developments that affect these developing countries may affect the level of the reference assets or the price of their components and, thus, the market value of the notes. Because the reference assets may be produced in a limited number of countries and may be controlled by a small number of producers, political-, economic- and supply-related events in those countries could have a disproportionate impact on the level of those reference assets or the price of their components.

Additional Risks Relating to Notes with Reference Assets that are Currencies, an Index Containing Currencies, Shares or Other Interests in an Exchange-Traded Fund Invested in Currencies or Based in Part on Currencies

(39)	Notes relating to currencies may be subject to foreign exchange risk.

The price relationship between two different currencies (e.g., the U.S. dollar and the Indian rupee) may be highly volatile and varies based on a number of interrelated factors, including the supply and demand for each currency, political, economic, legal, financial, accounting and tax matters and other actions that we cannot control. Relevant factors include, among other things, the possibility that exchange controls could be imposed or modified, the possible imposition of other regulatory controls or taxes, the overall growth and performance of the local economies, the trade and current account balance between the relevant countries, market interventions by the central banks, inflation, interest rate levels, the performance of the global stock markets, the stability of the relevant governments and banking systems, wars, major natural disasters and other foreseeable and unforeseeable events. In addition, the value of a currency may be affected by the operation of, and the identity of persons and entities trading on, interbank and interdealer foreign exchange markets. These factors may adversely affect the performance of the reference assets or their components and, as a result, the market value of the notes and the amount you will receive at maturity.

(40)	You may not have any rights to receive the reference assets or their components.

Investing in the notes will not make you a holder of any currency or futures contract relating to the reference assets or their components. The notes will be paid in U.S. dollars or the specified currency stated in the applicable pricing supplement, and you will have no right to receive delivery of any currency or futures contract relating to the reference assets or their components.

(41)	The liquidity, market value, the amount of principal, interest or any other amounts payable on your notes could be affected by the actions of the relevant sovereign governments.

Currency exchange rates of most economically developed nations are “floating”, meaning the rate is permitted to fluctuate in value. However, governments, from time to time, may not allow their currencies to float freely in response to economic forces. Moreover, governments, including those of the United States, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the currency exchange rates of their respective currencies. Governments also may issue a new currency to replace an existing currency or alter the currency exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing notes relating to one or more foreign currencies is that their liquidity, their value and the amount of principal, interest or other amounts payable on your notes could be affected by the actions of sovereign governments which could change or interfere with currency valuation and the movement of currencies across borders. There will be no adjustment or change in the terms of those notes in the event that currency exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency or in the event of any other development affecting the relevant currencies.

However, the government that issues that currency will also have no involvement in the offer and sale of the note and no obligations to you.

Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected

(42)	The notes are not fully principal protected and you may lose some or all of your principal.

The full principal amount of your investment is not protected, or is only contingently protected, and you may receive less, and possibly significantly less, than the amount you invested. Changes in the final level, value or price (terms described in “Terms of the Notes” below) of the reference asset could adversely affect the amount of principal, interest or any other amounts payable on your notes. Therefore, these changes may result in a loss of principal or the receipt of little or no interest or other payments on your notes. This will be true even if the level, value or price of the reference asset as of some date or dates prior to the final valuation date may have been above the initial level, value or price, because the principal, interest and any other amounts payable on your notes will be calculated only on the basis of the levels, values or prices of the reference asset on the valuation dates subsequent to the initial valuation date. You should therefore be prepared to realize no return on your notes during their term or even a loss of all of your principal investment.

Additional Risks Relating to Notes with a Maximum Return, Maximum Rate, Ceiling or Cap

(43)	Your gain on the notes at maturity will be limited to the maximum return, maximum rate, ceiling or cap.

Your payment at maturity is based on the return of the reference asset, which if positive, may be subject to the maximum return, maximum rate, ceiling or cap (collectively referred to herein as a “maximum return” and are described under “Certain Features of the Notes—Maximum Return, Maximum Rate, Ceiling or Cap” below). In the event that the maximum return is applicable, the maximum payment at maturity for each note will be the sum of (i) the principal amount of the note and (ii) the product of the principal amount of the note and the maximum return, regardless of the positive percentage increase of the reference asset or any of its components.

Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level

(44)	The price at which you will be able to sell your notes prior to or at the maturity date will depend on whether the closing level, value or price of the reference asset ever fell below the barrier level or percentage.

The market value of the notes will be affected if the closing level, value or price of the reference asset declines and if it ever approaches or falls below the barrier level, barrier percentage or protection price (terms are described in “Terms of the Notes” below). This type of occurrence will mean that the principal amount of your notes is not protected and you may receive less, and possibly significantly less, than the amount you invested.

Additional Risks Relating to Notes Which Pay No Interest

(45)	Your yield may be lower than the yield on a standard debt security of comparable maturity.

You will not generally receive periodic payments of interest on the notes as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity date and issuance date as the notes. The effective yield to maturity of the notes may therefore be less than that which would be payable on that type of conventional debt security. Therefore, the return of each note at maturity may not compensate you for any opportunity cost implied by inflation and other factors relating to the time value of money.

Additional Risks Relating to Notes with a Reference Asset That Are a Floating Interest Rate, an Index Containing Floating Interest Rates or Based in Part on a Floating Interest Rate

(46)	You may receive a lesser amount of interest in the future.

Because the reference asset will be comprised of or based in part on a floating interest rate, there will be significant risks not associated with a conventional fixed-rate debt security. These risks include fluctuation of the applicable interest rate and the possibility that, in the future, you will receive a lesser amount of interest or no interest at all. We have no control over a number of matters that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, interest rates have been volatile, and volatility also could be characteristic of the future.

(47)	The interest rate may be below the rate otherwise payable on similar notes with a floating interest rate issued by us or another issuer with the same credit rating.

Because the reference asset will be comprised of or based in part on a floating interest rate, you may receive a rate of interest that is less than the rate of interest on debt securities with the same maturity issued by us or an issuer with the same credit rating.

(48)	The notes may be subject to a maximum interest rate, which will limit your return.

If the reference asset is comprised of or based in part on a floating interest rate, the notes may be subject to a maximum interest rate. The rate of interest that will accrue will never exceed the maximum rate permitted by New York law, as modified by federal law.

(49)	If the notes contain a coupon conversion right, our exercise of that right will depend on market interest rates.

Whether or not we exercise a coupon conversion right (described in “Terms of the Notes” below) will depend on movements in market interest rates compared to the applicable reference asset. We will exercise the coupon conversion right and elect to cease accreting and compounding interest in favor of paying interest to you on a period basis without compounding, at our sole discretion. If we exercise our coupon conversion right, you may not be able to reinvest any interest we pay you at a rate equal to the applicable reference asset.

(50)	The interest rate on the notes could be zero.

We have no control over the fluctuations in the levels of the reference assets. If the interest payments depend on a formula that uses the reference asset as a variable, certain values of the reference asset may result in a calculation that equals zero. In that case, no interest may accrue for the related interest payment period.

Additional Risks Relating to Notes Which Contain a Multiplier

(51)	Changes in the levels, values and prices of the reference assets will intensify any changes to the reference asset.

If the principal, interest or any other amounts payable on the notes is dependent on a multiplier, movements in the levels, values and prices of reference assets during each interest payment period will be intensified. As a result, small changes in any of the reference assets are expected to have a greater effect than notes without a multiplier.

Additional Risks Relating to Notes Which We May Call or Redeem (Automatically or Otherwise)

(52)	Market factors may influence whether we exercise our right to call or redeem the notes prior to their scheduled maturity.

It is possible that we will call or redeem the notes prior to the maturity date. If the notes are redeemed prior to their maturity date, you may be subject to reinvestment rate risk whereby it is likely that you will be unable to invest in securities with similar risk and yield as the notes. Your ability to realize market value appreciation is limited by our right to call the notes prior to the maturity date.

(53)	If subject to an automatic call, the appreciation potential of the notes is limited.

Any gain on the notes will be limited to the call premium, if any, applicable to the review date on which the notes are called, regardless of the appreciation of the reference asset, which may be greater than the applicable call premium. In addition, the automatic call feature of the notes may shorten the term of your investment.

(54)	The amount we will pay you to call your notes because we are required to pay additional amounts in respect of tax withholding is uncertain.

If we redeem your notes because we are required to pay additional amounts in respect of withholding, or deduction of taxes from any payment on the notes, we will pay you a redemption price for your notes that will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic positions. This redemption price would take into consideration the net present value of expected future payments of the principal and interest on the notes. If there are little or no expected future interest payments on the notes, the net present value would primarily depend on the present value of the repayment of the principal amount at maturity, which could result in a net present market value of the notes below par.

Additional Risks Relating to Notes with More Than One Reference Asset (a “Basket”)

(55)	The basket may not be a recognized market index and may not accurately reflect global market performance.

The basket may not be a recognized market index and may be created solely for purposes of the offering of the notes and calculated solely during the term of the notes. In that instance, the level of the basket and, therefore, its performance will not be published as a separate index during the term of the notes.

(56)	Risks associated with the basket may adversely affect the market price of the notes.

Because the notes may be linked to changes in the values of a limited number of reference assets, the basket may be less diversified than funds or portfolios investing in broader markets and, therefore, could experience greater volatility. An investment in those notes may carry risks similar to a concentrated investment in a limited number of industries or sectors.

(57)	The components of the reference assets and the reference assets comprising the basket may not move in tandem; and gains in one such instrument may be offset by declines in another such instrument.

Price movements in the components of the reference assets and the reference assets comprising the basket may not move in tandem with each other. At a time when the level, value or price of one or more of those instruments increases, the level, value or price of one or more of the other of those instruments may decline. Therefore, increases in the level, value or price of one or more of the components of the reference asset and the reference assets comprising the basket may be moderated, or wholly offset, by lesser increases or declines in the level, value or price of one or more of the other components of the reference asset and the reference assets comprising the basket.

(58)	The basket may be highly concentrated in one or more geographic regions, industries or economic sectors.

The notes are subject to the downside risk of an investment in the basket, which may be highly concentrated in securities or other instruments representing a particular geographic region, industry or economic sector. These include the risks that the price, value or level of other assets in these geographic regions, industries or economic sectors or the prices of securities or other components of the reference asset and the reference assets comprising the basket may decline, thereby adversely affecting the market value of the notes. If the basket is concentrated in a geographic region, an industry or group of industries or a particular economic sector, the notes also will be concentrated in that industry or group of industries or economic sector.

For example, a financial crisis could erupt in a particular geographic region, industry or economic sector and lead to sharp declines in the currencies, stock markets and other asset prices in that geographic region, industry or economic sector, threatening the particular financial systems, disrupting economies and causing political upheaval. A financial crisis or other event in any geographic region, industry or economic sector could have a negative impact on some or all of the reference assets and the basket and, consequently, the market value of the notes may be adversely affected.

(59)	The correlation among the components comprising the basket may change.

Correlation is the term used to describe the relationship between the percentage change among the components. Changes in the correlation may adversely affect the market value of the notes.

Additional Risks Relating to Notes with More Than One Reference Asset, Where the Performance of the Note Is Linked to the Performance of Only One Reference Asset.

(60)	Although the notes may initially be linked to more than one reference asset, losses may be linked to the performance of only one reference asset.

While the note may initially be linked to more than one reference asset, losses may be linked to the performance of only one reference asset. The note may be linked to the reference asset that has exhibited the greatest percentage price decline or the lowest percentage price increase (if the final price of each reference asset is greater than its respective initial price). In either case, gains in any of the other reference assets will be irrelevant. Further, if the notes are linked to the worst performing reference asset among multiple reference assets, there may be a greater risk of your notes being linked to a poor performing reference asset, and therefore a greater risk of you receiving no return in excess of your initial investment if your notes are principal protected and a greater risk of loss if your notes are not principal protected.

Additional Risks Relating to Digital Notes

(61)	You will not participate in any appreciation in the value of the reference asset.

Some notes, which are sometimes referred to as “digital notes”, are notes that pay interest, if any, at maturity and that do not reflect the extent to which a reference asset appreciates. For example, if the final price of the reference asset is greater than the initial price of the reference asset, the interest payment you receive with respect to the notes and the principal payment you receive at maturity will be a fixed amount and not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate. For example, if the reference asset has appreciated by 50% as of the final valuation date, you will receive only your principal amount plus the applicable interest payments made at maturity of the notes. In this case, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

Additional Risks Relating to Notes Payable in a Currency other than U.S. Dollars.

(62)	The unavailability of foreign currencies could result in a substantial loss to you.

Banks may not offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, payments on non-U.S. dollar denominated notes will be made from an account with a bank located in the country issuing the specified currency. As a result, you may have difficulty converting or be unable to convert those specified currencies into U.S. dollars on a timely basis or at all.

(63)	Changes in foreign currency exchange rates and foreign exchange controls could result in a substantial loss to you.

An investment in the notes that is denominated in a specified currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the relevant foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the United States or international governments. These risks generally depend on factors over which we have no control, such as economic and political events or the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and that volatility also could occur in the future. If a note is non-U.S. dollar denominated, changes in rates of exchange between the U.S. dollar and the relevant foreign currency could adversely affect the effective yield of the note below its interest rate, and in some circumstances could result in a loss to the investor on a U.S. dollar basis.

Governments have imposed, and may in the future impose, exchange controls that could affect currency exchange rates, as well as the availability of a specified foreign currency for making payments with respect to a non-U.S. dollar denominated note. There can be no assurance that exchange controls will not restrict or prohibit payments in any of those currencies or currency units. Even if there are no actual exchange controls, it is possible that the specified currency for any particular note would not be available to make payments when due. In that event, we will repay that note in U.S. dollars on the basis of the most recently available currency exchange rate.

(64)	Non-U.S. dollar notes may permit us to make payments in U.S. dollars or delay payment if we are unable to obtain the specified currency.

Notes payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the notes comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. We will describe these provisions in the pricing supplement relating to your notes. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the currency exchange rate we would use would be determined in the manner described in the accompanying prospectus under “Description of Debt Securities—Legal Ownership; Form of Debt Securities—Payment and Paying Agents” and under “Description of the Medium-Term Notes—Payment and Paying Agents”. A determination of this kind may be based on limited information and would involve significant discretion on the part of the exchange rate agent appointed by us. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on notes payable in that currency.

(65)	We will not adjust non-U.S. dollar notes to compensate for changes in currency exchange rates.

Except as described in the applicable pricing supplement, we will not make any adjustment or change in the terms of a non-U.S. dollar note in the event of any change in currency exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar notes will bear the risk that their investment may be adversely affected by these types of events.

(66)	In a lawsuit for payment on a non-U.S. dollar note, you may bear currency exchange risk.

Our notes will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a note denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the currency exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a note denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar note in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular note is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

DESCRIPTION OF MEDIUM-TERM NOTES

Clearance and Settlement

Notes we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Deposit Trust Company, or “DTC”, in the United States, Clearstream Banking, société anonyme, or Clearstream, Luxembourg, in Luxembourg and Euroclear Bank S.A./N.V., or Euroclear, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositories. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for notes we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global notes will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable pricing supplement.

Cross-market transfers of debt securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global note in registered form is deposited with the DTC, in turn hold those interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interest in securities held by them. This is also true for any other clearance system that may be named in a pricing supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a pricing supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC. The following concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DTC is:

(1)	the world’s largest securities depository;

(2)	a limited purpose trust company organized under the laws of the State of New York;

(3)	a “banking organization” within the meaning of New York Banking Law;

(4)	a member of the Federal Reserve System;

(5)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(6)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC participants (“DTC direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among DTC direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledged between direct participants’ accounts, which eliminates the need for physical movement of securities certificates.

DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of DTC direct participants and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (“NSCC”, “FICC”, and “EMCC”, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc.

Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC direct participant, either directly or indirectly (“DTC indirect participants”).

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities. DTC has Standard & Poor’s highest rating: AAA. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of notes under the DTC system must be made by or through DTC direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each note (“beneficial owner”) is in turn to be recorded on the DTC direct and DTC indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC direct or DTC indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by DTC direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or any other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the DTC direct participants to whose accounts those notes are credited, which may or may not be the beneficial owners. The DTC direct and DTC indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC direct participants, by DTC direct participants to DTC indirect participants, and by DTC direct participants and DTC indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

With respect to the notes that contain an option to redeem, redemption notices shall be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each DTC direct participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a DTC direct participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to an issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from issuer or agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of that DTC participant and not of DTC, agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or any other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of those payments to DTC direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of DTC direct and DTC indirect participants.

A beneficial owner shall give notice to elect to have its notes purchased or tendered, through its participant, to an agent, and shall effect delivery of those notes by causing the DTC direct participant to transfer the DTC participant’s interest in the notes, on DTC’s records, to an agent. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by DTC direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to issuer or agent. Under those circumstances, in the event that a successor depository is not obtained, note certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC.

Clearstream, Luxembourg. The following concerning Clearstream, Luxembourg and Clearstream, Luxembourg’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

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Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

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Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

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Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities.

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Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

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Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear. The following concerning Euroclear and Euroclear’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

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Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

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Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

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Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems. We may choose any other clearing system for the notes. The clearance and settlement procedures for the clearing system we choose will be described in the applicable pricing supplement.

Primary Distribution

Unless the applicable pricing supplement states otherwise, we will issue the notes in global form and the distribution of the notes will be cleared through one or more of the clearing systems that we have described above (i.e., which in all cases will include DTC) or any other clearing system that is specified in the applicable pricing supplement. Payment for notes will be made on a delivery versus payment or free delivery basis.

Clearance and settlement procedures may vary from one class of notes to another according to the currency that is chosen for the specific series of notes. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the notes to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the pricing supplement.

Clearance and Settlement Procedures—DTC. DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Notes will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg. We understand that investors that hold their notes through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

Notes will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. Dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants. We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser. A purchaser of notes that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the notes from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the notes will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the notes will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the notes will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the notes would accrue from the value date. Therefore, in many cases, the investment income on notes that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver notes to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to receive or make a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

Payment and Paying Agent

Currency of Notes

Amounts that become due and payable on your notes in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units (“specified currencies”) specified in the applicable pricing supplement. The specified currency for your notes will be U.S. dollars, unless your pricing supplement states otherwise. Some notes may have different specified currencies for principal, interest or other amounts payable in your notes. We will make payments on your notes in the specified currency, except as described in the applicable pricing supplement. See “Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Currencies or an Index of Currencies” in this prospectus supplement for more information about the risks of investing in this kind of note.

Payments Due in U.S. Dollars

We will follow the practices described below when paying amounts due in U.S. dollars.

Payments on Global Notes. We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global note. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

Payments on Non-Global Notes. We will make payments on a note in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the note. All payments by check will be made in next-day funds – i.e., funds that become available on the day after the check is cashed. Alternatively, if a non-global note has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the note by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the note is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their notes.

For a description of the paying agent, see “Description of Debt Securities—Legal Ownership; Form of Debt Securities—Payment and Paying Agents” in the accompanying prospectus.

Payments Due in Non-U.S. Dollar Currencies

We will follow the practices described below when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Notes. We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at Depositary Trust Company, or DTC, are as follows:

Unless otherwise indicated in your pricing supplement, if you are an indirect owner of global notes denominated in a specified currency other than U.S. dollars you will not have the right to elect to receive payment in that other currency. If your pricing supplement indicates that you have the right to elect to receive payments in that other currency and you do make that election, you must notify the participant through which your interest in the global note is held of your election:

•	on or before the applicable regular record date, which shall be specified in your pricing supplement, in the case of a payment of interest, or

•	on or before the 16th day prior to stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

If any interest, principal or premium payment is due in a specified currency other than U.S. dollars, you may elect to receive all or only a portion of the payment in that other currency.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to stated maturity, or on the redemption or repayment date if your note is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by you or your participant with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—Payment and Paying Agents—Payments Due in Non-U.S. Dollar Currencies—Conversion to U.S. Dollars”. We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Book-entry and other indirect holders of a global note denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Notes. Except where otherwise requested by the holder as described below, we will make payments on notes in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the note is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the senior debt indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a note in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the paying agent at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Indirect owners of a non-global note with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. When we make payments in U.S. dollars of an amount due in another currency, either on a global note or a non-global note as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, which may be Barclays Capital Inc., an affiliate of Barclays Bank PLC, as of 11:00 a.m., New York City time, on the second business day before the payment date.

Currency bid quotations will be requested on an aggregate basis, for all holders of notes requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 a.m., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of notes. (If some but not all of the relevant notes are LIBOR notes or EURIBOR notes, the second preceding business day will be determined for this purpose as if none of those notes were LIBOR notes or EURIBOR notes.)

When we make payments to you in U.S. dollars of an amount due in another currency, you will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or cannot be paid to you due to circumstances beyond our control – such as the imposition of exchange controls or a disruption in the currency markets – we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis specified in the applicable pricing supplement.

For a specified currency other than U.S. dollars, the currency exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.

The foregoing will apply to any note, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any note or the senior debt indenture.

Exchange Rate Agent. If we issue a note in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the note is originally issued in the applicable pricing supplement. We may select Barclays Capital Inc. or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in your pricing supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the exchange rate agent.

Calculations and Calculation Agent

Any calculations relating to the notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. Unless otherwise specified in the applicable pricing supplement, Barclays Bank PLC will act as calculation agent. We may appoint a different institution, including one of our affiliates, to serve as calculation agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

The calculation agent will, in its sole discretion, make all determinations regarding the market value of the notes at maturity, the price, value or level of the reference asset, market disruption events, business days, the default amount upon any acceleration (only in the case of a market disruption event), the maturity date, any early redemption date, the interest rate and the amount payable in respect of your notes and any other calculations or determinations to be made by the calculation agent. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent. If the calculation agent is Barclays Bank PLC or an affiliate of Barclays Bank PLC, the calculation agent is obligated to carry out its duties and functions as calculation agent in good faith and using reasonable judgment. If the calculation agent uses its discretion to make a determination, the calculation agent will notify the trustee who will, to the extent it is required to under the senior debt indenture, notify each holder, or in the case of global notes, the depositary, as holder of the global notes. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

All percentages resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, or to the nearest one hundred-thousandth of a unit, in the case of a currency exchange rate, with one-half cent, one-half of a corresponding hundredth of a unit or one-half of a hundred-thousandth of a unit or more being rounded upward.

In determining the price, value or level of a reference asset that applies to a note during a particular interest or other period, the calculation agent may obtain quotes from various banks or dealers active in the relevant market, as described under “Reference Assets” below. Those reference banks, dealers, reference asset sponsors or information providers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant notes and its affiliates, and they may include Barclays Bank PLC or its affiliates.

The Pricing Supplement

The pricing supplement for each offering of notes will contain the detailed information and terms for that particular offering. The pricing supplement also may add, update or change information contained in the applicable product supplement, if any, this prospectus supplement and the prospectus. If any information in the pricing supplement is inconsistent with the applicable product supplement, this prospectus supplement or the prospectus, you should rely on the information in the pricing supplement. Any pricing supplement should be read in connection with this prospectus supplement and the prospectus. It is important that you consider all of the information in the pricing supplement, this prospectus supplement and the prospectus when making your investment decision.

Terms Specified in a Pricing Supplement

The following contains a partial listing of the information and terms of a note offering which may be included in a pricing supplement:

•	initial public offering price,

•	the reference asset and a description thereof,

•	to the extent that the reference asset is an index, a description of the components thereof,

•	ticker symbol or other identification of the reference asset,

•	stated principal amount,

•	the initial valuation date or other date on which the notes price,

•	settlement date and original issue date,

•	valuation dates, observation dates or averaging dates, if any,

•	maturity date and any terms related to any extension of the maturity date not otherwise set forth in this prospectus supplement,

•	agents’ commission or discount, if any,

•	to the extent the reference asset is based on multiple indices, the relative weighting of each index comprising the reference asset,

•	maximum return, if any,

•	maximum loss, if any, provided that in some instances, the maximum loss will be determined based on a formula or other method as described in the applicable pricing supplement,

•	initial level, value or price of the reference asset,

•	whether your principal investment in the notes is fully protected, partially protected, contingently protected or not protected,

•	upside leverage factor or participation rate, if any,

•	downside leverage factor, if any,

•	barrier percentage or barrier level, if any,

•	buffer percentage or buffer level, if any,

•	payment at maturity, including the formula or method of calculation and the relevant reference assets, if any,

•	to the extent the notes are exchangeable for reference assets, the specified property or the cash value of the specified property the holder may receive at the specified currency exchange rate, at maturity or otherwise,

•	business day, business day convention and day count convention,

•	CUSIP number,

•	over-allotment option, if any,

•	reissuances or reopened issues of the notes,

•	denominations of the notes,

•	issue price and variable price offer,

•	early redemption option, option redemption dates, redemption price, if any,

•	repayment at the option of the note holder, if any,

•	special requirements for optional repayment of global notes, if any,

•	the specified currency and the currency in which the interest will be payable if not U.S. dollars,

•	whether or not the notes will be listed,

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for notes that pay interest, information concerning the related fixed or floating rate, any spread and any other terms relating to the particular method of calculating the interest rate for the note, and

•	any other applicable terms.

TERMS OF THE NOTES

Please note that the information about the price to the public and net proceeds to Barclays Bank PLC in the applicable pricing supplement relates only to the initial sale of the notes. If you have purchased the notes in a purchase/resale transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the notes in more detail below.

To the extent the amounts payable on the notes are based on a reference asset or formula other than the rates or formulas described in this prospectus supplement, the terms of this prospectus supplement will be amended in the applicable pricing supplement to account for such reference asset or formula.

Principal Protection

The applicable pricing supplement will specify whether your principal investment in the notes is fully protected, partially protected, contingently protected or not protected. If your notes are contingently protected, the applicable pricing supplement will specify the “buffer level”, “buffer percentage” or “protection price” described below. If your principal investment is not principal protected, you may receive less, and possibly significantly less, than the amount you invested.

Payment at Maturity

The applicable pricing supplement will detail the payment at maturity. The payment at maturity may be based on movements in the price, value or level or other events relating to one or more reference assets, and if so, the formula or method of calculation and the relevant reference assets will be specified in the applicable pricing supplement.

Interest

The notes will bear interest, if any, from the original issue date or any other date as specified in the applicable pricing supplement at either a fixed-rate, floating-rate or linked to a reference asset as specified in the applicable pricing supplement. See “Interest Mechanics”. Some notes may not bear interest as specified in the applicable pricing supplement.

Exchangeable Notes

An exchangeable note is a note that is optionally or mandatorily exchangeable into cash or one or more reference assets. A note of this type may or may not bear interest or be issued with original discount or at a premium. See “Certain Features of the Notes—Exchangeable Notes” below.

Original Issue Discount Notes

A note may be an original issue discount note. A note of this type generally is issued at a price lower than its principal amount and generally provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount note may be a zero coupon note. See “Certain U.S. Federal Income Tax Considerations” for a description of the U.S. federal income tax consequences of owning an original issue discount note.

Issue Price and Variable Price Offer

The notes may have a fixed price (such as par) or a “variable price offer” where the notes are sold in one or more negotiated transactions (at prices that may be different than par), and these sales may occur at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices. The notes may be sold at a discount and the redemption price may equal 100% or some other percentage of par. The applicable pricing supplement will specify the issue price or the maximum issue price.

Maturity Date

The maturity date will be the maturity date specified in the applicable pricing supplement. Unless otherwise stated therein, the maturity date will be governed by the “following business day” convention (e.g., if the maturity date stated in the applicable pricing supplement is not a business day, the maturity date will be extended to the next following business day). If the final valuation date referred to below occurs on a day which is less than two business days prior to the maturity date, then the maturity date will be the second business day following that date. The calculation agent may postpone the final valuation date—and therefore the maturity date—if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events for the different reference asset classes under “Reference Assets”. See “Certain Features of the Notes—Final Valuation Date, Final Observation Date or Final Averaging Date” and “—Final Observation Date or Final Averaging Date”.

In the event that the maturity date is postponed as described above, the related payment of interest, and other amounts payable on the notes at maturity without additional interest will be made on the postponed maturity date.

Reissuances or Reopened Issues

Under some limited circumstances, and at our sole discretion, we may “reopen” or reissue certain issuances of notes. These further issuances, if any, will be consolidated to form a single class with the originally issued notes and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement. Any additional issuances will increase the aggregate principal amount of the outstanding notes of the class, plus the aggregate principal amount of any notes bearing the same CUSIP number that are issued pursuant to (i) any over-allotment option we may grant to an agent, and (ii) any future issuances of notes bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

We intend to comply with the requirements under the Treasury regulations governing “qualified reopenings” and we will therefore treat any additional offerings of notes as part of the same issue as the notes for U.S. federal income tax purposes. Accordingly, for purposes of the Treasury regulations governing original issue discount on debt instruments, we will treat any additional offerings of notes as having the same original issue date, the same issue price and, with respect to holders, the same adjusted issue price as the notes.

Over-Allotment Option

We grant agents a 30-day over-allotment option from the date of the applicable pricing supplement to purchase or arrange for purchase from us additional principal amount of notes at the public offering price to cover any over-allotments.

Business Day

A “business day” with respect to the notes will be defined in the applicable pricing supplement according to a specified business day convention. See “—Business Day Convention” below.

As used in this prospectus supplement with respect to the reference assets which are interest rates, “business day” means any day that:

•

for any note, is a Monday, Tuesday, Wednesday, Thursday or Friday and that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to be closed,

•	for LIBOR notes only, is also a London business day,

•

for notes having a specified currency other than U.S. dollars only, other than notes denominated in Euros, is also not a day on which banking institutions in the principal financial center (as described below) of the country of the specified currency generally are authorized or obligated by law or executive order to close, and

•	for EURIBOR notes, notes denominated in Euros or LIBOR notes for which the index currency is Euros only, is also a Euro business day.

As used above, a principal financial center means the capital city of the country issuing the specified currency. However, for U.S. dollars, Australian dollars, Canadian dollars and Swiss francs, the principal financial center will be New York City, Sydney, Toronto and Zurich, respectively.

As used in this prospectus supplement, a “London business day” means any day that is a Monday, Tuesday, Wednesday, Thursday or Friday and on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market, and a “Euro business day” means any day that is a Monday, Tuesday, Wednesday, Thursday or Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open.

Business Day Convention

Business day conventions are procedures used to adjust certain events (e.g., interest payment dates, redemption dates, valuation dates, etc.) that fall on days that are not business days. Unless the applicable pricing supplement states otherwise, those events will be governed by the “following business day” convention (e.g., if an interest payment date, redemption date or valuation date, as defined in the applicable pricing supplement, falls on a day that is not a business day, the interest payment date, redemption date or valuation date, as the case may be, will be the next following business day). The descriptions below use payment dates for example purposes.

Following Business Day. Any payment on the notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day.

Modified Following Business Day. Any payment on the notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, unless that day falls in the next calendar month, in which case the payment date will be the first preceding day that is a business day.

Preceding Business Day. Any payment on the notes that would otherwise be due on a day that is not a business day may instead be paid on the first preceding day that is a business day.

In each case, if a payment is made on the following or preceding business day in accordance with the procedures described above with the same effect as if paid on the original due date and without payment of any additional interest, the business day convention is “unadjusted”.

Day Count Convention

A day count convention is a method to calculate the fraction of a year between two dates. The applicable pricing supplement will specify the day count convention, if any.

ACT/360 or Actual/360. The actual number of days between two periods divided by 360.

30/360. Each month is treated as having 30 days and the year is considered to have 360 days.

ACT/ACT or Actual/Actual. Each month represents the actual number of days divided by the actual number of days in the year.

ACT/365 or Actual/365 Fixed. Each month represents the actual number of days, and the year is assumed to have 365 days, regardless of leap year status.

NL/365. “No Leap Year” logic extension to ACT/365 where leap days are subtracted, ensuring the quotient never exceeds 1.

30/365. Extension to 30/360 where each month is treated as having 30 days and the year is considered to have 365 days.

ACT/366 or Actual/366. Extension to ACT/365 where each month represents the actual number of days and the denominator is set to 366, ensuring the quotient never exceeds 1.

ACT/252 or BUS/252 or Actual/252 or Business Days/252. The number of business days in a nominal year of 252 business days. (Weekends and holidays are excluded; thus, Friday to Monday would be considered 1 day.)

Redemption and Repurchase

Early Redemption Option

The applicable pricing supplement will indicate the terms of the option, if any, we have to redeem the notes, in whole or in part. We will notify each holder, or in the case of global notes, the depositary, as holder of the global notes within the redemption notice period specified in the applicable pricing supplement. The notes will not be subject to any sinking fund. See “Description of Debt Securities—Redemption” in the accompanying prospectus.

Optional Redemption Dates

We, at our election, may redeem the notes in whole or in part on any optional redemption date. The applicable pricing supplement will indicate the optional redemption dates and the respective business day convention.

Redemption Price

If we exercise any early redemption option we have, we will pay you the “redemption price” which is the price per note, together with any accrued but unpaid interest thereon to (but excluding) the early redemption date.

Unless stated otherwise in the applicable pricing supplement, the early redemption date will be governed by the “following business day” convention and interest will not accrue during the period from and after the stated early redemption date. See “Terms of the Notes—Business Day Convention”.

Repayment at Option of the Holder

The applicable pricing supplement will indicate whether the holder has the option to require us to repay the note on a date or dates specified prior to its maturity date. The repayment price will be disclosed in the applicable pricing supplement. If the notes were issued with original issue discount, the applicable pricing supplement will specify the amount payable upon repayment.

Exercise of the repayment option by the holder of a note will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the note but, in that event, the principal amount of the note remaining outstanding after repayment must be an authorized denomination.

Special Requirements for Optional Repayment of Global Notes

Since the notes are represented by global notes, the depositary or depositary’s nominee will be the holder of the notes and therefore will be the only entity that can exercise a right to repayment. To ensure that the depositary’s nominee will timely exercise a right to repayment of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify the depositary of its desire to exercise a right to repayment. Each beneficial owner of the note should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which an instruction must be given for timely notice to be delivered to the depositary.

Default Amount on Acceleration

If an event of default occurs and the maturity of the notes is accelerated, we will pay the default amount in respect of the principal of the notes at maturity. We describe the default amount below under “Terms of the Notes—Default Amount on Acceleration—Default Amount”.

For the purpose of determining whether the holders of our medium-term notes, of which the notes are a part, are entitled to take any action under the senior debt indenture, we will treat the stated principal amount of each note outstanding as the principal amount of that note. Although the terms of the notes may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the notes. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the senior debt indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities—Modification and Waiver” and “—Senior Events of Default; Subordinated Events of Default and Defaults; Limitations of Remedies”.

Default Amount

The default amount for the notes on any day will be an amount, in U.S. dollars for the principal of the notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest – or, if there is only one, the only – quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

INTEREST MECHANICS

How Interest Is Calculated

Interest on notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the original issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, the date on which the principal has been paid or duly made available for payment, except as described under “—If a Payment Date Is Not a Business Day” herein.

Accrued interest on a floating rate note during an interest period with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the applicable interest period. Unless otherwise specified in the applicable pricing supplement, the interest factor for each such day will be computed by dividing the interest rate in effect on that day by 360, in the case of CD rate notes, commercial paper rate notes, federal funds rate notes, LIBOR notes, EURIBOR notes, prime rate notes, eleventh district cost of funds rate notes and CMS rate notes. In the case of CMT rate notes and Treasury rate notes, the interest factor for each such day will be computed by dividing the interest rate by the actual number of days in the year. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the applicable interest period. That product is then multiplied by the quotient obtained by dividing the actual number of days in the period for which accrued interest is being calculated by 360, in the case of CD rate notes, commercial paper rate notes, federal funds rate notes, LIBOR notes, EURIBOR notes, prime rate notes, eleventh district cost of funds rate notes and CMS rate notes. In the case of CMT notes and Treasury rate notes, the product is multiplied by the quotient obtained by dividing the actual number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

Regular Record Dates for Interest

Global Notes

In the event that the notes are issued as “global notes”, the ultimate beneficial owners of the notes are indirect holders and interest will be paid to the person in whose name the notes are registered at the close of business on the regular record date before each interest payment date. The regular record date relating to an interest payment date for the notes issued as “global notes” will be the date one business day prior to the interest payment date, whether or not that interest payment date is a business day; provided that for an interest payment date that is also the maturity date, the interest payable on that interest payment date will be payable to the person to whom the principal is payable. If the interest payment date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the maturity date. If a note is issued between a record date and an interest payment date, the first interest payment will be made on the next succeeding interest payment date. For the purpose of determining the holder at the close of business on a regular record date, the close of business will mean 5:00 p.m., New York City time, on that day. See “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

Non-Global Notes

The regular record date relating to an interest payment date for the notes issued in non-global, registered form will be the date 15 business days prior to the interest payment date, whether or not that interest payment date is a business day; provided that for an interest payment date that is also the maturity date, the interest payable on that interest payment date will be payable to the person to whom the principal is payable. If the interest payment date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the maturity date. If a note is issued between a record date and an interest payment date, the first interest payment will be made on the next succeeding interest payment date. For the purpose of determining the holder at the close of business on a regular record date, the close of business will mean 5:00 p.m., New York City time, on that day. See “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

If a Payment Date Is Not a Business Day

If any scheduled interest payment date, maturity date or any earlier redemption or repayment date, is not a business day, we may pay interest or principal according to a designated business day convention, which may be the same for all of those dates or different for each date. See “Terms of the Notes—Business Day Convention”. Interest on that payment may or may not accrue during the period from and after the scheduled or stated payment date. Unless the applicable pricing supplement states otherwise, we will pay interest or principal according to the following business day convention, unadjusted (i.e., interest on that payment will not accrue during the period from and after the scheduled date).

No interest will accrue and be payable on your notes after the maturity date specified in the applicable pricing supplement if the maturity date is postponed or extended.

Interest Payment Dates or Coupon Payment Dates

Subject to adjustment in accordance with the business day convention, the “interest payment dates” or “coupon payment dates” are the dates payments of interest on notes will be made. The interest payment dates will be specified in the applicable pricing supplement. See “Terms of the Notes—Interest” and “Interest Mechanics—Regular Record Dates for Interest” in this prospectus supplement and “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

How Floating Interest Rates Are Reset

The interest rate in effect from the date of issue to the first interest reset date for a floating rate note will be the initial interest rate specified in the applicable pricing supplement. We refer to this rate as the “initial interest rate”. The interest rate on each floating rate note may be reset daily, weekly, monthly, quarterly, semi-annually or annually. This period is the “interest reset period” and the first day of each interest reset period is the “interest reset date”.

Unless otherwise specified in the applicable pricing supplement, if an interest reset date for any floating rate note (other than a LIBOR note, EURIBOR note or federal funds rate note) would fall on a day that is not a business day, the interest reset date will be postponed to the next following business day. If an interest reset date for a LIBOR note would fall on a day that is not a London business day, the interest reset date will be postponed to the next modified following London business day. If an interest reset date for a EURIBOR note would fall on a day that is not a Euro business day, the interest reset date will be postponed to the next modified following Euro business day. If an interest reset date, in the case of a federal funds (open) rate note or a federal funds (effective) rate note, would fall on a day that is not a business day, the interest reset date will be postponed to the next modified following business day. If an auction of direct obligations of U.S. Treasury bills falls on a day that is an interest reset date for treasury rate notes, the interest reset date will be the following business day.

The rate of interest that goes into effect on any interest reset date will be determined by the calculation agent by reference to a particular date called an “interest determination date”. Unless otherwise specified in the applicable pricing supplement:

•	For federal funds (open) rate notes, the interest determination date relating to a particular interest reset date will be the same day as the interest reset date.

•

For prime rate notes and federal funds (effective) rate notes, the interest determination date relating to a particular interest reset date will be the first business day preceding the interest reset date.

•

For commercial paper rate notes, CD rate notes, CMS rate notes and CMT rate notes, the interest determination date relating to a particular interest reset date will be the second business day preceding the interest reset date.

•

For LIBOR notes, the interest determination date relating to a particular interest reset date will be the second London business day before the interest reset date, unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date.

•	For EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second Euro business day preceding the interest reset date.

•

For treasury rate notes, the interest determination date for a particular interest reset date will be the day of the week in which the interest reset date falls on which treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the treasury rate interest determination date pertaining to the interest reset date falling in the next week. If an auction date falls on any day that would otherwise be an interest reset date for a treasury rate note, then that interest reset date will instead be the business day immediately following the auction date.

•

For eleventh district cost of funds rate notes, the interest determination date relating to a particular interest reset date will be the last working day, in the first calendar month before that interest reset date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by a member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month before that interest reset date.

The “index maturity” for any floating rate note is the period of maturity of the instrument or obligation from which the reference asset or base rate is calculated.

CERTAIN FEATURES OF THE NOTES

To the extent the amounts payable on the notes are based on a reference asset or formula other than the rates or formulas described in this prospectus supplement, the terms of this prospectus supplement will be amended in the applicable pricing supplement to account for such reference asset or formula.

Your notes may incorporate several or none of these features or additional features which will be specified in the applicable pricing supplement.

Bull Notes

“Bull notes” are offerings where the payment at maturity and/or interest payments are linked to the increase in the level, value or price of the reference asset. Unless otherwise specified in the applicable pricing supplement, the notes will be bull notes.

Bear Notes

“Bear notes” are offerings where the payment at maturity and/or interest payments are linked to the decrease in the level, value or price of the reference asset.

Rate Cut-off

The “rate cut-off period” is the specified period during which interest accrues on the notes immediately prior to an interest payment date, to but excluding the interest payment date. The reference asset for purposes of determining the amount payable for each day during the rate-cut-off period will be set a specified number of business days prior to the related interest payment date using the applicable interest rate immediately preceding the start of the rate cut-off period, and will remain in effect until the related interest payment date.

Coupon Conversion Right

A “coupon conversion right” will allow us to elect to convert all of your notes on a “conversion date” so that instead of accruing interest, the notes will pay interest periodically at the interest rate on each interest payment date following the conversion date.

Digital Notes

Whether interest, principal or other amount is payable on “digital notes” depends on whether the reference asset has achieved certain levels, values or prices set forth in the applicable pricing supplement, however, the amount of the payments, if any, may or may not be dependent on the reference asset. For example, if the final price of the reference asset is greater than the initial price of the reference asset, the interest payment you receive with respect to the notes and the principal payment you receive at maturity will be a fixed amount and not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate. In this example, if the reference asset has appreciated by 50% as of the final valuation date, you will receive only your principal amount plus the applicable interest payments made at maturity of the notes. You may earn significantly less by investing in digital notes than you would have earned by investing directly in the reference asset.

Inverse Floating Rates

Any floating rate may be designated in the applicable pricing supplement as an inverse floating rate. In that case, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate Note will be equal to:

•

(a) the initial interest rate or another fixed rate of interest specified in the applicable pricing supplement for the period commencing on the original issue date, or the date on which the Note otherwise begins to accrue interest if different from the original issue date, up to the first interest reset date; and

•

(b) a fixed rate of interest specified in the applicable pricing supplement minus the interest rate determined by the reference rate(s) as adjusted by any multiplier for the period commencing on an interest reset date.

•	Commencing on the first interest reset date, the rate at which interest on the inverse floating rate Note is payable will be reset as of each interest reset date.

The interest rate will be determined in accordance with the applicable provisions below. The interest rate in effect on each day will be based on:

•	if the day is an interest reset date, the interest rate determined as of the interest determination date immediately preceding the applicable interest reset date; or

•	if the day is not in interest reset date, the interest rate determined as of the interest determination date immediately preceding the most recent interest reset date.

Maximum Return, Maximum Rate, Ceiling or Cap

The principal, interest or any other amounts payable on the notes may be subject to a “maximum return”, “maximum rate”, “ceiling” or a “cap” limiting the rate of return or interest, which may accrue during the term of the notes or during any interest payment period.

Minimum Rate or Floor

The principal, interest or any other amounts payable on the notes may be subject to a “minimum rate” or “floor” guaranteeing a minimum rate of return or interest, which may accrue during the term of the notes or during any interest payment period.

Spread

The “spread” is the number of basis points (where one basis point equals one one-hundredth of a percentage point) which may be specified in the applicable pricing supplement to be added to or subtracted from the reference asset value or other formula. The spread may also be expressed as a percentage where one percentage point is 100 basis points.

Multiplier

The “multiplier” is the number of basis points or percentage points which may be specified in the applicable pricing supplement to be multiplied by the reference asset value or formula.

Ranges or Range Accruals

“Range accrual notes” are notes where the principal, interest or any other amounts payable on the notes only accrue if the level, value or price of a reference asset is within a specified “range” or above or below a certain threshold value.

Upside Leverage Factor or Participation Rate

The principal, interest or any other amounts payable on the notes may be subject to an “upside leverage factor” or “participation rate”, which will have the effect of increasing your participation in the possible return, if any, on the notes. The upside leverage factor or participation rate may or may not be expressed as a percentage (i.e., expressed as 250% or 2.50).

We refer to an upside leverage factor or participation rate that is less than 100% or 1.00 as a “drag leverage factor”.

Downside Leverage Factor

The principal, interest or any other amounts payable on the notes may be subject to a “downside leverage factor”, which will have the effect of increasing your participation on the possible negative return, if any, on the notes. As a result, small negative changes in the reference asset will be magnified and have a greater effect than notes without a downside leverage factor. The downside leverage factor may or may not be expressed as a percentage (i.e., expressed as 125% or 1.25).

Barrier Percentage, Barrier Level or Protection Level and Protection Price

The principal, interest or any other amounts payable on the notes may be subject to a “barrier percentage”. Payment at maturity will be contingent upon whether the closing level of the reference asset declines and falls below a level equal to the product of the initial level and barrier percentage (the “barrier level”) at any time from and including the issue date to and including the final valuation date. The amount you receive may depend on whether the closing level ever fell below the barrier level during the term of the notes. We may also use the term “protection level” and “protection price”, which is equal to the product of the initial price multiplied by the protection level.

If the closing level never fell below the barrier level, barrier percentage or the protection price during the term of the notes, you will receive the full principal amount of notes.

If the closing level ever fell below the barrier level, barrier percentage or protection price during the term of the notes, you may receive less than the principal amount of notes.

Buffer Percentage or Buffer Level

The payment at maturity may be fully principal protected against a decline in the reference asset up to a “buffer percentage” or “buffer level”. In a bull note, if the performance of the reference asset as calculated on the final valuation date is greater than or equal to the buffer percentage, your principal is fully protected. Your principal is fully exposed to any decline in the reference asset below the buffer percentage. For every 1% decline of the reference asset beyond the buffer percentage, you will lose an amount equal to 1% of the principal amount of your notes multiplied by the downside leverage factor, if any.

Index Return

The “index return” is the performance of a reference asset, usually an index, calculated as the percentage change in the final level as compared to the initial level or strike level.

Initial Level or Initial Price

The “initial level” or “initial price” is the reference asset closing level or price on the initial valuation date or other date as specified in the applicable pricing supplement.

Strike Level

The “strike level” is a level other than the initial level used to calculate the performance of the reference asset.

Final Level or Final Price

The “final level” or “final price” is the reference asset closing level or price on the final valuation date or the arithmetic average of the reference asset closing levels on each of the valuation dates or any other date or dates specified in the pricing supplement.

Closing Level

The closing level on any day during the term of the notes will be the closing level of the reference asset as determined by the calculation agent based upon the determinations with respect thereto made by the related sponsor.

Valuation Dates, Observation Dates or Averaging Dates

The final level, value or price may be calculated or based on more than one date, the “observation dates”, “valuation dates” or “averaging dates”. Each date will be the date stated in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on any respective day. In that event, the valuation date, observation date or averaging date will be postponed as described under “Reference Assets—Equity Securities—Market Disruption Events for Notes Relating to Notes with an Equity Security as the Reference Asset” with respect to reference assets comprised of an equity security, “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to reference assets comprised of an exchange-traded fund, “Reference Assets–-Indices—Market Disruption Events for Notes with the Reference Asset Comprised of an Index or Indices” with respect to reference assets comprised of an index, “Reference Assets—Commodities—Market Disruption Events Relating to Notes with a Commodity as the Reference Asset” with respect to reference assets comprised of a commodity and “Reference Assets—Currency Exchange Rates—Market Disruption Events Relating to Notes with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” with respect to reference assets comprised of a currency exchange rate.

Where the reference asset is comprised of a floating interest rate, the calculation agent shall calculate the level, value or price for a disrupted valuation date, observation date or averaging date as described under “Reference Assets—Floating Interest Rate—Market Disruption Event Relating to Notes with a Floating Interest Rate as the Reference Asset”.

For purposes of this prospectus supplement, valuation dates, observation dates and averaging dates shall herein be collectively referred to as “valuation dates”.

Final Valuation Date, Final Observation Date or Final Averaging Date

The final level or price may be calculated or based on one or more dates, the “final valuation date”, “final observation date or the final averaging date” which will be the last valuation date, observation date or averaging date, respectively. The final valuation, final observation date or final averaging date will be the date stated in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation, final observation date or final averaging date will be postponed as described under “Reference Assets—Equity Securities—Market Disruption Events for Notes Relating to Notes with an Equity Security as the Reference Asset” with respect to reference assets comprised of an equity security, “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to reference assets comprised of an exchange-traded fund, “Reference Assets—Indices—Market Disruption Events for Notes with the Reference Asset Comprised of an Index or Indices” with respect to reference assets comprised of an index, “Reference Assets—Commodities—Market Disruption Events Relating to Notes with a Commodity as the Reference Asset” with respect to reference assets comprised of a commodity and “Reference Assets—Currency Exchange Rates—Market Disruption Events Relating to Notes with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” with respect to reference assets comprised of a currency exchange rate.

Where the reference asset is comprised of a floating interest rate, the calculation agent shall calculate the final level, value or price for a disrupted valuation date, observation date or averaging date as described under “Reference

Assets—Floating Interest Rate—Market Disruption Event Relating to Notes with a Floating Interest Rate as the Reference Asset”.

For purposes of this prospectus supplement, the final valuation date, final observation date and final averaging date shall herein be collectively referred to as the “final valuation date”.

Issuer Fee

The “issuer fee” equals an annual percentage multiplied by the number of years in the term of the notes, applied to the principal amount of the notes with daily accrual.

Basket Return

The “basket return” is the performance of a basket of reference assets, calculated as the percentage change in the final basket level as compared to the initial basket level or strike basket level.

Initial Basket Level

The “initial basket level” will be as specified in the pricing supplement.

Strike Basket Level

The “strike basket level” is a level other than the initial basket level used to calculate the basket return.

Basket Level or Basket Closing Level

The “basket level” or “basket closing level” is a function of the levels, values or prices of each component in the basket and will be determined by a formula set forth in the applicable pricing supplement.

Final Basket Level

The “final basket level” is the basket level on the basket final valuation date or the arithmetic average of the basket levels on each of the basket valuation dates or any other date or dates as specified in the pricing supplement.

Basket Valuation Dates, Basket Observation Dates or Basket Averaging Dates

The final basket level may be calculated or based on more than one date, the “basket valuation dates”, “basket observation dates” or “basket averaging dates”. Each date will be the date stated in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on any respective day. In that event, the “basket valuation dates”, “basket observation dates” or “basket averaging dates” will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Notes with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, any other Assets or any Combination Thereof”.

For purposes of this prospectus supplement, basket valuation dates, basket observation dates and basket averaging dates shall herein be collectively referred to as “basket valuation dates”.

Basket Final Valuation Date, Basket Final Observation Date or Basket Final Averaging Date

The last basket valuation date, basket observation date or averaging date will be referred to as the “basket final valuation date”, “basket final observation date” or “basket final averaging date”, respectively, and will be the date stated in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the “basket final valuation date”, “basket final observation date” or “basket final averaging date” will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Notes with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, any other Assets or any Combination Thereof”.

For purposes of this prospectus supplement, the basket final valuation date, basket final observation date and basket final averaging date shall herein be collectively referred to as the “basket final valuation date”.

Lesser Return

If specified in the applicable pricing supplement, the payment at maturity and/or interest payments will be linked to the performance of the reference asset with the lowest return in a group of two or more reference assets.

Lesser Performing Reference Asset

The “lesser performing reference asset” is the reference asset with the lesser return.

Exchangeable Notes

We may issue notes, referred to as “exchangeable notes”, that are optionally or mandatorily exchangeable into cash or property. The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. Exercise of the repayment option by the holder of a note will be irrevocable.

Optionally Exchangeable Notes. The holder of an exchangeable note may, during a period, or at a specific time or times, require us to repay the note for cash at a specified price.

Mandatorily Exchangeable Notes. The holder of a mandatorily exchangeable note must exchange the note for specified property at a specified rate of exchange, and therefore, depending upon the value of the specified property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity. If so indicated in the applicable pricing supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of specified property. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the specified property.

Payment Upon Exchange. The applicable pricing supplement will specify whether upon exchange, at maturity or otherwise, the holder of an exchangeable note may receive, at the specified currency exchange rate, either the specified property or the cash value of the specified property. The specified property may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the currency exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the specified property are quoted. Exchangeable notes may have other terms and will be specified in the applicable pricing supplement.

Extendible Maturity Date

We may offer notes which will mature on an initial maturity date specified in the applicable pricing supplement, unless the holder extends the term of the note at its option for the period or periods specified in the applicable pricing supplement. The extension may be made on the initial “renewal date”, which will be the interest payment date so specified in the applicable pricing supplement, prior to the initial maturity date of the note. Subsequent renewal dates will be specified in the applicable pricing supplement. Despite the foregoing, the term of the extendible note may not be extended beyond the final maturity date specified in the applicable pricing supplement.

If a holder does not elect to extend the term of any portion of the principal amount of an extendible note during the specified period prior to any renewal date, that portion will become due and payable on the existing maturity date.

An election to renew the term of an extendible note may be made by delivering a notice to that effect to the trustee or any duly appointed paying agent at the corporate trust office of the trustee or agency of the trustee in New York City. The notice must be delivered not less than three nor more than 15 days prior to the renewal date (unless another period is specified in the applicable pricing supplement as the notice period). The election will be irrevocable and will be binding upon each subsequent holder of the extendible note.

An election to renew the term of an extendible note may be exercised for less than the entire principal amount of the extendible note only if so specified in the applicable pricing supplement and only in the amount, or any integral multiple in excess of that amount, that is specified in the applicable pricing supplement.

If the holder does not elect to renew the term, a new note will be issued in exchange for the extendible note on the extension date. If the extendible note is a certificate issued in definitive form, it must be presented to the trustee as soon as practicable following receipt of the new note. The new note will be in a principal amount equal to the principal amount of the exchanged extendible note for which no election to renew the term was exercised, with terms identical to those specified on the extendible note. However, the note will have a fixed stated maturity on the then-existing maturity date.

If an election to renew is made for less than the full principal amount of a holder’s extendible note, the trustee, or any duly appointed paying agent, will issue in exchange for the note in the name of the holder, a replacement extendible note. The replacement extendible note will be in a principal amount equal to the principal amount elected to be renewed of the exchanged extendible note, with terms otherwise identical to the exchanged extendible note.

If a note is represented by a global security, DTC’s nominee will be the holder of the note and, therefore, will be the only entity that can exercise a right to extend a note. In order to ensure that DTC’s nominee will timely exercise an extension right relating to a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise an extension right. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which that type of instruction must be given for timely notice to be delivered to DTC.

Autocallable Notes

The applicable pricing supplement will indicate the terms of our option, if any, to call or redeem the notes, in whole or in part. We will notify each holder, or in the case of global notes, the depositary, as holder of the global notes within the notice period for the call or redemption specified in the applicable pricing supplement. See “Terms of the Notes—Redemption and Repurchase”.

Automatic Call

If specified in the applicable pricing supplement, the notes will be automatically “callable” or “redeemable”. If the level of the reference asset on any review date is equal to or greater than the call level, the autocallable notes will automatically be redeemed for a cash payment as detailed in the applicable pricing supplement.

Call Level

The minimum level of the reference asset which triggers an automatic call on a review date and payment of the applicable call premium.

Call Premium, Call Price and Redemption Price

The “call premium”, call price or redemption price is the additional amount which we will pay you if the notes are called or redeemed. The call premium can be expressed as a percentage and will be specified in the applicable pricing supplement.

The “call price or redemption price” is the aggregate amount, including the call premium, if any, which we will pay you if the notes are called or redeemed. The call price or redemption price can be expressed as a percentage and will be specified in the applicable pricing supplement.

If the notes are automatically called, payment will be made on the fifth business day after the applicable review date, subject to postponement in the event of certain market disruption events. If the notes are automatically called on the last review date, we will redeem each note and pay you on the maturity date.

The applicable pricing supplement will indicate the call premium, if any, the call price, the review dates, the optional call dates or the optional redemption dates and the respective business day convention(s).

Review Dates

If the notes are automatically callable, the review dates will be detailed in the applicable pricing supplement and are subject to postponement in the event of certain market disruption events.

If a review date (including the final review date) is not a business day or if there is a market disruption event on that day, the applicable review date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the review date be postponed by more than five business days. If the closing level or price of the reference asset is not available on the last possible review date either because of a market disruption event or for any other reason, the calculation agent will make an estimate of the closing level or price for each reference asset for that review date that would have prevailed in the absence of the market disruption event.

If, due to a market disruption event or otherwise, a review date (other than the final review date) is postponed so that it falls less than five business days prior to the scheduled optional call dates or optional redemption dates, the date on which the call price for that review date will be paid, if any, will be the fifth business day following the review date as postponed, unless otherwise specified in the applicable pricing supplement.

Optional Call Dates or Optional Redemption Dates

We, at our election, may call or redeem the notes in whole or in part on any optional call date or any optional redemption date. The applicable pricing supplement will indicate the optional call dates or the optional redemption dates and the respective business day convention.

Reverse Convertible Notes

No Principal Protection

If the notes are “reverse convertible notes”, the principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested. The amount of the principal payment at maturity will depend on two variables: (i) the price or level of the reference asset; and (ii) the relationship between the final price and the initial price of the reference asset.

You will receive 100% of your principal at maturity if, either of the following is true: (i) the final price or level is equal to or greater than the initial price or level of the reference asset; or (ii) the price or level of the reference asset on any day never falls below the protection price during the term of the notes.

However, the notes will not be principal protected if both of the following are true: (i) the final price or level is less than the initial price or level of the reference asset; and (ii) the price of the reference asset on any day falls below the protection price during the term of the notes. If both of those conditions are true, the principal amount of your investment will not be protected and you will receive less, and possibly significantly less, than the amount you invested.

Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. You will receive the full principal amount of your notes at maturity unless: (a) the final price of the reference asset is lower than the initial price of the reference asset and (b) between the initial valuation date and the final valuation date, inclusive, the price of the reference asset on any day is below the protection price. If the conditions described in (a) and (b) are both true, at maturity you will receive at our election, instead of the principal amount of your notes, either (i) the physical delivery amount of the reference asset (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the reference asset; provided that the election of clause (i) is only available if the reference asset is an equity security or exchange-traded fund, which we refer to as “linked shares”. See “Reference Assets—Equity Securities” and “Reference Assets—Exchange-Traded Funds” below.

In the event that the maturity date is postponed as described under “Terms of the Notes—Maturity Date” above, the related payment of principal will be made on the postponed maturity date.

You may lose some or all of your principal if you invest in the reverse convertible notes.

Physical Delivery Amount

If the payment at maturity is in linked shares, the number of shares received is referred to as the “physical delivery amount” (fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset—Antidilution Adjustments” below.

REFERENCE ASSETS

Fixed Interest Rate

If the applicable notes have a fixed interest rate, the notes for that particular offering will bear interest from and including the original issue date or any other date specified in the applicable pricing supplement at the annual rate stated in the applicable pricing supplement until the principal is paid or made available for payment.

Floating Interest Rate

If the applicable notes have a floating interest rate, the notes for that particular offering will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the “reference asset”. The reference asset may be one or more of the following:

•	the CD rate,

•	the CMS rate,

•	the CMT rate,

•	the commercial paper rate,

•	the Consumer Price Index,

•	the eleventh district cost of funds rate,

•	EURIBOR,

•	the federal funds (effective) rate,

•	the federal funds (open) rate,

•	LIBOR,

•	the prime rate,

•	the Treasury rate,

•	a combination of any, or

•	any other rate or interest rate formula specified in the applicable pricing supplement and in the floating rate note.

CD Rate

The “CD rate” means, for any interest determination date, the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates”, or any successor publication of the Board of Governors of the Federal Reserve System (“H.15(519)”) under the heading “CDs (Secondary Market)”.

The following procedures will be followed if the CD rate cannot be determined as described above:

•

If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the interest determination date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System, or any successor site or publication, which is commonly referred to as the “H.15 Daily Update”, for the interest determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement , under the caption “CDs (Secondary Market)”.

•

If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the interest determination date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

•

If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

CMS Rate

The “CMS rate” means, on any day during an interest payment period, the rate for U.S. dollar swaps with a maturity for a specified number of years, expressed as a percentage in the applicable pricing supplement, which appears on Reuters screen “ISDAFIX1” page as of 11:00 a.m., New York City time, on the related interest determination date.

The following procedures will be used if the CMS rate cannot be determined as described above:

•

If the above rate is no longer displayed on the relevant page, or if not displayed by 11:00 a.m., New York City time, on the interest determination date, then the CMS rate will be the rate for U.S. dollar swaps with a maturity of the notes designated in the applicable pricing supplement, expressed as a percentage, which appears on the Reuters screen “ISDAFIX1” page as of 11:00 a.m., New York City time, on the interest determination date.

•

If that information is no longer displayed by 11:00 a.m., New York City time, on the interest determination date, then the CMS rate will be a percentage determined on the basis of the mid-market, semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the interest determination date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the maturity of the notes designated in the applicable pricing supplement commencing on that interest determination date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/ 360 day count basis, is equivalent to “LIBOR Moneyline Telerate” with a maturity of three months. The calculation agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate. If at least three quotations are provided, the CMS rate for that interest determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

•

If fewer than three leading swap dealers selected by the calculation agent are quoting as described above, the CMS rate will remain the CMS rate in effect on that interest determination date or, if that interest determination date is the first interest determination date, the initial interest rate.

CMT Rate

The “CMT rate” means, for any interest determination date, the rate as set forth in H.15(519) as defined below, under the caption “Treasury constant maturities”, for:

•	the rate on that interest determination date, if the Designated CMT Telerate page, as defined below, is 7051; and

•	the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs, if the Designated CMT Telerate page is 7052.

CMT rates are yields interpolated by the United State Department of the Treasury from its daily yield curve. That yield curve, which relates to the yield on a U.S. Treasury security to its time to maturity, is based on the closing market bid yields on actively traded U.S. Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations obtained by the Federal Reserve Bank of New York. The yield values are read from the yield curve at fixed maturities. This method provides yields for a 2-year maturity, for example, even if no outstanding U.S. Treasury security has exactly 2 years remaining to maturity.

“USD-CMT-T7051” means that the rate for the interest determination date will be a percentage equal to the yield for U.S. Treasury securities at “constant maturity” for a period of “designated maturity”, as specified in the applicable pricing supplement, and for that interest determination date as set forth in H.15(519) under the caption “Treasury constant maturities”, as that yield is displayed on the Telerate page 7051 for the interest determination date on the day that is two U.S. government securities business days prior to that interest determination date. If that rate does not appear on the Telerate page 7051, the rate for that interest determination date will be a percentage equal to the yield for U.S. Treasury securities at “constant maturity” for a period of the designated maturity and for that interest determination date as set forth in H.15(519) under the caption “Treasury constant maturities”. If that rate does not appear in H.15(519), the rate for that interest determination date will be the rate for a period of the designated maturity as may then be published by either the Federal Reserve System Board of Governors or the U.S. Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15-519.

“1-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 1 year.

“2-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 2 years.

“3-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 3 years.

“5-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 5 years.

“7-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 7 years.

“10-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 10 years.

“20-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 20 years.

“30-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 30 years.

The following procedures will be followed if the CMT rate cannot be determined as described above:

•

If the CMT rate is not displayed on the relevant page by 3:30 p.m., New York City time on the related interest determination date, then the CMT rate will be a percentage equal to the yield for U.S. Treasury securities at “constant maturity” for the Designated CMT Maturity Index on the related interest determination date as set forth in H.15(519) under the caption “Treasury constant maturities”.

•

If the applicable rate described above does not appear in H.15(519) then the CMT rate on the related interest determination date will be the rate for the Designated CMT Maturity Index as may then be published by either the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate page and published in the relevant H.15(519).

•

If on the related interest determination date, neither the Board of Governors of the Federal Reserve System nor the U.S. Department of the Treasury publishes a yield on U.S. Treasury securities at a “constant maturity” for the Designated CMT Maturity Index, the CMT rate on the related interest determination date will be calculated by the calculation agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on the related interest determination date, of three leading primary U.S. government securities dealers in New York City. The calculation agent will select five such securities dealers, and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for U.S. Treasury securities with an original maturity equal to the Designated CMT Maturity Index, a remaining term to maturity of no more than one year shorter than that Designated CMT Maturity Index and in a principal amount equal to the Representative Amount. If two bid prices with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the U.S. Treasury security with the shorter remaining term to maturity will be used. The “Representative Amount” means an amount equal to the outstanding principal amount of the notes.

•

If fewer than five but more than two such prices are provided as requested, the CMT rate for the related interest determination date will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of those quotations will be eliminated.

•

If the calculation agent cannot obtain three U.S. Treasury securities quotations of the kind requested in the prior two paragraphs, the calculation agent will determine the CMT rate to be the yield to maturity based on the arithmetic mean of the secondary market bid prices for U.S. Treasury securities, at approximately 3:30 p.m., New York City time, on the related interest determination date of three leading primary U.S. government securities dealers in New York City. In selecting these bid prices, the calculation agent will request quotations from at least five of those securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest) for U.S. Treasury securities with an original maturity greater than the Designated CMT Maturity Index, a remaining term to maturity closest to the Designated CMT Maturity Index and in a Representative Amount. If two U.S. Treasury securities with an original maturity longer than the Designated CMT Maturity Index have remaining terms to maturity that are equally close to the Designated CMT Maturity Index, the calculation agent will obtain quotations for the U.S. Treasury security with the shorter remaining term to maturity.

•

If fewer than five but more than two of the leading primary U.S. government securities dealers provide quotes as described in the prior paragraph, then the CMT rate will be based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of those quotations will be eliminated.

•

If fewer than three leading primary U.S. government securities reference dealers selected by the calculation agent provide quotes as described above, the CMT rate will be determined by the calculation agent.

“Designated CMT Telerate page” means the display on Moneyline Telerate, or any successor service, on the page designated in the applicable pricing supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable pricing supplement the Designated CMT Telerate page will be 7052, for the most recent week.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve. gov/releases/H15/ or any successor site or publication. We make no representation or warranty as to the accuracy or completeness of the information displayed on that website, and that information is not incorporated by reference herein and should not be considered a part of this prospectus supplement.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the applicable pricing supplement for which the CMT rate will be calculated. If no maturity is specified in the applicable pricing supplement the Designated CMT Maturity Index will be two years.

Commercial Paper Rate

The “commercial paper rate” means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15(519), under the heading “Commercial Paper—Nonfinancial”.

The following procedures will be followed if the commercial paper rate cannot be determined as described above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the interest determination date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Commercial Paper—Nonfinancial”.

•

If by 3:00 p.m., New York City time, on that interest determination date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement, placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized statistical rating agency.

•

If the dealers selected by the calculation agent are not quoting as set forth above, the commercial paper rate for that interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

The “money market yield” will be a yield calculated in accordance with the following formula:

where, “D” refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest payment period for which interest is being calculated.

Consumer Price Index

The “Consumer Price Index” or “CPI” means, for any interest determination date, the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor (the “Bureau of Labor Statistics”) and reported on Bloomberg ticker “CPURNSA” or any successor service. The Bureau of Labor Statistics makes the majority of its consumer price index data and press releases publicly available immediately at the time of release. This material may be accessed electronically by means of the Bureau of Labor Statistics’ home page on the Internet at http://www.bls.gov. The Consumer Price Index for a particular month is published during the following month. The Consumer Price Index is a measure of the average change in consumer prices over time for a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors and dentists services, and drugs. User fees (such as water and sewer service) and sales and excise taxes paid by the consumer are included in determining consumer prices. Income taxes and investment items such as stocks, bonds and life insurance are not included. The Consumer Price Index includes expenditures by urban wage earners and clerical workers, professional, managerial and technical workers, the self-employed, short-term workers, the unemployed, retirees and others not in the labor force. In calculating the Consumer Price Index, price changes for the various items are averaged together with weights that represent their importance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically by the Bureau of Labor Statistics to take into account changes in consumer expenditure patterns.

The Consumer Price Index is expressed in relative terms in relation to a time base reference period for which the level is set at 100.0. The time base reference period is the 1982–1984 average. Because the Consumer Price Index for the period from 1982–1984 is 100, an increase in the price of the fixed market basket of goods and services of 16.5% from that period would be shown as 116.5%. If the Bureau of Labor Statistics rebases the Consumer Price Index when the notes are outstanding, the calculation agent will continue to calculate inflation using 1982–1984 as the base reference period for so long as the current Consumer Price Index continues to be published. Any conversion by the Bureau of Labor Statistics to a new reference base will not affect the measurement of the percent changes in a given index series from one time period to another, except for rounding differences. Rebasing might affect the published “headline” number often quoted in the financial press, but the inflation calculation for the notes should not be adversely affected by any rebasing because the Consumer Price Index based on 1982–1984 will be calculated using the percentage changes of the rebased Consumer Price Index.

The Bureau of Labor Statistics has made technical and methodological changes to the Consumer Price Index, and is likely to continue to do so. Examples of recent methodological changes include:

•	the use of regression models to adjust for improvements in the quality of various goods (televisions, personal computers, etc.);

•	the introduction of geometric averages to account for consumer substitution within the consumer price index categories; and

•	changing the housing/shelter formula to increase rental equivalence estimation.

Similar changes in the future could affect the level of the Consumer Price Index and alter the interest payable on the notes.

“CPI Performance” means the annual percentage change for a month, as specified in the applicable pricing supplement, prior to the month of the relevant interest payment date (the “reference month”).

For example, if the performance of the Consumer Price Index is the annual percentage change in the Consumer Price Index for the third calendar month prior to the reference month, then the interest rate payable on June 30, 2006 will reflect the percentage change in the Consumer Price Index from March 2005 to March 2006 plus the applicable spread, if any.

The performance of the Consumer Price Index will be calculated as follows:

where,

CPIF = CPI for the applicable reference month, as published on Bloomberg CPURNSA;

CPII = CPI for the twelfth month, or otherwise as specified in the applicable pricing supplement, prior to the applicable reference month, as published on Bloomberg CPURNSA.

Using the example above, if CPI Performance for the second calendar month prior to the reference month was used, then the interest rate payable on June 30, 2006 will reflect the percentage change in the Consumer Price Index from April 2005 to April 2006 plus the applicable spread, if any.

If the performance of the Consumer Price Index for a particular reference month is equal to or less than the spread, you will not receive an interest payment on the corresponding interest payment date. The interest payment on any interest payment date will not be less than 0.00% per annum, unless specified in the applicable pricing supplement.

The following procedures will be followed if the Consumer Price Index cannot be determined as described above:

•

If the Consumer Price Index is not reported on Bloomberg CPURNSA for a particular month by 3:00 PM on the interest determination date, but has otherwise been published by the Bureau of Labor Statistics, the calculation agent will determine the Consumer Price Index as published by the Bureau of Labor Statistics for that month using any other source as the calculation agent deems appropriate.

•

If the Consumer Price Index is rebased to a different year or period, the base reference period will continue to be the 1982-1984 reference period as long as the 1982-1984 Consumer Price Index continues to be published.

•

If the Consumer Price Index for the reference month is subsequently revised by the Bureau of Labor Statistics, the calculation agent will continue to use the Consumer Price Index initially published by the Bureau of Labor Statistics on the interest reset date.

•

If, while the notes are outstanding, the Consumer Price Index is discontinued or substantially altered, as determined by the calculation agent, the applicable substitute index for the notes will be that chosen by the Secretary of the Treasury for the Department of Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997). If none of those securities are outstanding, the calculation agent will determine a substitute index for the notes in accordance with general market practice at the time.

Eleventh District Cost of Funds

The “eleventh district cost of funds rate” or “COFI” means, for any interest determination date, the rate on the applicable interest determination date equal to the monthly weighted average cost of funds for the calendar month preceding the interest determination date as displayed under the caption “Eleventh District” on Telerate page 7058. “Telerate page 7058” means the display page designated as page 7058 on Moneyline Telerate, or any successor service or page, for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District.

The following procedures will be followed if the eleventh district cost of funds rate cannot be determined as described above:

•

If the above rate is not displayed by 3:00 p.m., New York City time, on the interest determination date for the applicable interest determination date, the eleventh district cost of funds rate will be the eleventh district cost of funds rate index on the applicable interest determination date.

•

If the Federal Home Loan Bank of San Francisco fails to announce the rate for the calendar month next preceding the applicable interest determination date, then the eleventh district cost of funds rate for the new interest reset period will be the same as for the immediately preceding period. If there was no such interest reset period, the eleventh district cost of funds rate index will be the initial interest rate.

The “eleventh district cost of funds rate index” means the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the Federal Home Loan Bank of San Francisco most recently announced as the cost of funds for the calendar month preceding the date of the announcement.

EURIBOR

“EURIBOR” means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on Moneyline Telerate, or any successor service, on page 248 or any other page as may replace page 248 on that service, which is commonly referred to as “Telerate page 248”, as of 11:00 a.m., Brussels time.

The following procedures will be followed if the rate cannot be determined as described above:

•

If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of US$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

•

If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m., Brussels time, on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of US$1 million in euro that is representative of a single transaction in euro, in that market at that time.

•

If the banks so selected by the calculation agent are not quoting as set forth above, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Euro-zone” means the region comprising member states of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

Federal Funds (Effective) Rate

The “federal funds (effective) rate” means, for any interest determination date, the rate on that date for federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as displayed on Moneyline Telerate, or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as “Telerate page 120”.

The following procedures will be followed if the federal funds (effective) rate cannot be determined as described above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the interest determination date, the federal funds (effective) rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds/Effective Rate”.

•

If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the interest determination date, the calculation agent will determine the federal funds (effective) rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

•

If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will remain the federal funds (effective) rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Federal Funds (Open) Rate

The “federal funds (open) rate” means, for any interest determination date, the rate on that date for federal funds as published in H.15(519) under the heading “Federal Funds” and opposite the caption “Open”, as displayed on Moneyline Telerate, or any successor service, on page 5 or any other page as may replace the applicable page on that service, which is commonly referred to as “Telerate page 5”.

The following procedures will be followed if the federal funds (open) rate cannot be determined as described above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the interest determination date, the federal funds (open) rate will be the rate on that interest determination date as published on Bloomberg, or other recognized electronic source used for the purpose of displaying the applicable rate, on FEDSPREB Index.

•

If the above rate is not yet published on either Telerate page 5 or FEDSPREB Index on Bloomberg by 3:00 p.m., New York City time, on the interest determination date, the calculation agent will determine the federal funds (open) rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

•

If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will remain the federal funds (open) rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

LIBOR

Notes having a coupon based on “LIBOR” or the London Interbank Offered Rate will bear interest at the interest rates specified in the applicable pricing supplement. The calculation agent will determine “LIBOR” for each interest determination date as follows:

•	As of the interest determination date, LIBOR will be either:

-	if “LIBOR Reuters” is specified in the applicable pricing supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the Designated LIBOR page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR page; except that if the specified Designated LIBOR page, by its terms provides only for a single rate, that single rate will be used; or

-	if “LIBOR Telerate” is specified in the applicable pricing supplement, the rate for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appears on the Designated LIBOR page at approximately 11:00 a.m., London time, on that interest determination date.

•

If (i) fewer than two offered rates appear and “LIBOR Reuters” is specified in the applicable pricing supplement, or (ii) no rate appears and the applicable pricing supplement specifies either (a) “LIBOR Telerate” or (b) “LIBOR Reuters” and the Designated LIBOR page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable pricing supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•

If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable pricing supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•

If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

The “index currency” means the currency specified in the applicable pricing supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable pricing supplement, the index currency will be U.S. dollars.

“Designated LIBOR page” means either (i) if “LIBOR Reuters” is designated in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor, or (ii) if “LIBOR Telerate” is designated in the applicable pricing supplement, the display on Moneyline Telerate, or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

“USD-LIBOR-BBA” means that the rate for an interest determination date will be the rate for deposits in U.S. dollars for a period of the “designated maturity”, specified in the applicable pricing supplement, which appears on the Telerate page 3750 as of 11:00 a.m., London time, on the day that is two London banking days preceding that interest determination date. If that rate does not appear on the Telerate page 3750, the rate for that interest determination date will be determined as if the parties had specified “USD-LIBOR-Reference Banks” as the applicable floating rate option.

“USD-LIBOR-Reference Banks” means that the rate for a interest determination date will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (“reference banks”) at approximately 11:00 a.m., London time, on the day that is two London banking days preceding that interest determination date to prime banks in the London interbank market for a designated period commencing on that interest determination date and in a designated amount. The calculation agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two of those quotations are provided, the rate for that interest determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that interest determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m., New York City time, on that interest reset date for loans in U.S. dollars to leading European banks for a designated period commencing on that interest determination date and in a designated amount.

“One-month LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of one month commencing on the interest reset date.

“Three-month LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of three months commencing on the interest reset date.

“Six-month LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of six months commencing on the interest reset date.

“Nine-month LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of nine months commencing on the interest reset date.

“One-year LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of one year commencing on the interest reset date.

“Twenty-month LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of twenty months commencing on the interest reset date.

If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable pricing supplement, LIBOR for the applicable index currency will be determined as if LIBOR Telerate were specified, and, if the U.S. dollar is the index currency, as if page 3750 had been specified.

Prime Rate

The “prime rate” means, for any interest determination date, the rate on that date as published in H.15(519) under the heading “Bank Prime Loan”.

The following procedures will be followed if the prime rate cannot be determined as described above:

•

If the above rate is not published prior to 3:00 p.m., New York City time, on the interest determination date, then the prime rate will be the rate on that interest determination date as published in H.15 Daily Update under the heading “Bank Prime Loan”.

•

If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the interest determination date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters screen USPRIME 1 page, as defined below, as that bank’s prime rate or base lending rate as in effect for that interest determination date.

•

If fewer than four rates appear on the Reuters screen USPRIME 1 page by 3:00 p.m., New York City time, for that interest determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in The City of New York, which may include affiliates of the agent, selected by the calculation agent, after consultation with us.

•

If the banks selected by the calculation agent are not quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Reuters screen USPRIME 1 page” means the display designated as page “USPRIME 1” on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Treasury Rate

The “Treasury rate” means:

•

the rate from the auction held on the applicable interest determination date, which we refer to as the “auction”, of direct obligations of the United States, which are commonly referred to as “Treasury Bills”, having the index maturity specified in the applicable pricing supplement as that rate appears under the caption “INVESTMENT RATE” on the display on Moneyline Telerate, or any successor service, on page 56 or any other page as may replace page 56 on that service, which we refer to as “Telerate page 56”, or page 57 or any other page as may replace page 57 on that service, which we refer to as “Telerate page 57”; or

•

if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the interest determination date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government notes/Treasury Bills/Auction High”; or

•

if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related interest determination date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the U.S. Department of the Treasury; or

•

if the rate referred to in the third bullet point is not announced by the U.S. Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption “U.S. Government notes/Treasury Bills/ Secondary Market”; or

•

if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related interest determination date, the rate on the applicable interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government notes/Treasury Bills/Secondary Market”; or

•

if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related interest determination date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary U.S. government securities dealers, which may include the agent and its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; or

•

if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will remain the Treasury rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

The “bond equivalent yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

where, “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest payment period for which interest is being calculated.

“Treasury spot rate” means the mid-market spot Treasury rate with a designated index maturity specified in the applicable pricing supplement, as determined by the calculation agent, at the time the notes are priced for initial sale to the public, rounded to two decimal places. The continuously reported mid-market spot Treasury rate with a designated index maturity is publicly available on Bloomberg screen “BBT”.

“10-year Treasury spot rate” means the USD-Treasury Rate-T500 with a designated maturity of 10 years.

“USD-Treasury Rate-T500” means that the rate for an interest reset date will be a percentage equal to the mid-market yield-to-maturity of the current “on-the-run” U.S. Treasury with a “designated maturity”, specified in the applicable pricing supplement, which appears on the Telerate page 500 as of 11:00 a.m., New York City time, on that interest reset date. If that rate does not appear on the Telerate page 500, the rate for that interest reset date will be determined by the calculation agent and will be a percentage equal to the yield-to-maturity based on the secondary market mid-market prices as of 11:00 a.m., New York City time, on that interest reset date of three leading primary U.S. government securities dealers in New York City, selected by the calculation agent, (from five of the dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for U.S. Treasury securities with a maturity equal to the designated maturity and taking a simple average of the remaining three values.

“USD-Treasury Rate-T19901” means that the rate for an interest reset date will be a percentage equal to the mid-market yield-to-maturity of the current “on-the-run” U.S. Treasury with a “designated maturity”, specified in the applicable pricing supplement, which appears on the Telerate page 19901 as of 11:00 a.m., New York City time, on that interest reset date. If that rate does not appear on the Telerate page 19901, the rate for that interest reset date will be determined by the calculation agent and will be a percentage equal to the yield-to-maturity based on the secondary market mid-market prices as of 11:00 a.m., New York City time, on that interest reset date of three leading primary U.S. government securities dealers in New York City, selected by the calculation agent, (from five of those dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for U.S. Treasury securities with a maturity equal to the designated maturity and taking a simple average of the remaining three values.

Market Disruption Event Relating to Notes with a Floating Interest Rate as the Reference Asset

Except as may be provided above in “Reference Assets—Floating Rates”, if a reference asset cannot be determined, then the calculation agent will make all determinations.

Equity Securities

The principal, interest or any other amounts payable on the notes may be based on the performance of the shares of one or more equity securities, including price movements in or other events relating to those equity securities. The shares of equity securities may consist of American depositary shares, which are described under “—American Depositary Shares and Deposit Agreements”. If a reference asset is comprised of shares of more than one equity security or shares of one equity security and at least one other type of reference asset, the equity security is a “basket component”.

Reference Asset Issuer and Reference Asset Information

The notes have not been passed on by the issuer of the equity securities or the issuer of any corresponding ADS underlying shares (as described below) as to their legality or suitability. The notes are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the issuer of the equity securities or the issuer of any corresponding ADS underlying shares. The trademarks, service marks or registered trademarks of the issuer of the equity securities or the issuer of any corresponding ADS underlying shares are the property of their owner. The issuer of the reference asset makes no warranties and bears no liabilities with respect to the notes or to the administration or operation of the notes. This prospectus supplement relates only to the notes offered by the applicable pricing supplement and does not relate to any security of an underlying issuer.

If the reference asset is an equity security that is registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, issuers of those equity securities are required to file periodically financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of that material can be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at l-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing the equity securities can be located by reference to the SEC file number provided in the applicable pricing supplement. In addition, information regarding a company issuing the equity security may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of the information referred to above relating to equity securities or any other publicly available information regarding the issuer of the reference asset. Neither we nor the agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the issuer of the reference asset. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the closing prices of the reference asset (and therefore the closing price of that reference asset at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any of those events or the disclosure of or failure to disclose material future events concerning the issuer of the reference asset could affect the value received at maturity with respect to the notes and therefore the price of the notes in the secondary market, if any.

Special Calculation Provisions

With respect to reference assets that are shares of equity securities, the closing price for any security on any day will equal the closing sale price or last reported sale price, regular way, for the security, on a per-share or other unit basis:

•	on the principal national securities exchange on which that security is listed for trading on that day, or

•	if that security is not listed on any national securities exchange, on any other U.S. national market system that is the primary market for the trading of that security.

With respect to the closing sale price or last reported sale price for the NASDAQ, the closing price will be the Nasdaq Official Closing Price (NOCP) unless otherwise specified in the applicable pricing supplement.

If that security is not listed or traded as described above, then the closing price for that security on any day will be determined by the calculation agent. In determining the closing price for that security on any day, the calculation agent may consider any relevant information, including, without limitation, information consisting of relevant market data in the relevant market supplied by one or more third parties or internal sources including, without limitation, relevant rates, prices, yields, yield curves, volatiles, spreads, correlations or other relevant market data in the relevant market.

American Depositary Shares and Deposit Agreements

Any reference asset in the form of an American depositary share is issued pursuant to a deposit agreement, as amended from time to time (the “deposit agreement”). An event that has a diluting or concentrative effect on the corresponding ADS underlying shares may affect the theoretical value of those American depositary shares unless (and to the extent that) the issuer of the ADS underlying shares or the depository for the American depositary shares, pursuant to their authority (if any) under the deposit agreement, elects to adjust the number of ADS underlying shares that are represented by each American depositary share such that the price and other terms of the American depositary share will not be affected by any such event. If the issuer of the ADS underlying shares or the depository for the American depositary share does not adjust the number of ADS underlying shares that are represented by each American depositary share, or makes an adjustment that the calculation agent deems inappropriate to account for such an event, then the calculation agent may make any adjustments that the calculation agent determines to be appropriate to account for that event. The depository of the American depositary shares may also have the ability pursuant to the deposit agreement to make adjustments in respect of the American depositary shares for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depository, the calculation agent may adjust such terms and conditions of the notes as the calculation agent determines appropriate to account for that event.

“ADS underlying shares” means with respect to a reference asset that is an American depositary share, the securities of the issuer underlying that reference asset.

Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset

For purposes of this subsection “Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”, all references to “shares” of equity securities include any corresponding ADS underlying shares unless otherwise specified. Any of the following will be a market disruption event where the reference asset is shares of an equity security:

•

a suspension, absence or limitation of trading in (i) the shares in their primary market, as determined by the calculation agent, or (ii) futures or options contracts relating to the shares in the primary market for those contracts, as determined by the calculation agent;

•

any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (i) effect transactions in, or obtain market values for, the shares in their primary market, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating to the shares in their primary market;

•

the closure on any day of the primary market for the shares where the primary market is scheduled to be open for trading for its regular trading session (a “scheduled trading day”) prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless the earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

•

any scheduled trading day on which (i) the primary market for the shares or (ii) the exchanges or quotation systems, if any, on which futures or options contracts on the shares, fails to open for trading during its regular trading session; or

•

any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this prospectus supplement.

and, in any of these events, the calculation agent determines that the event was material.

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in the futures or options contracts relating to the shares.

For this purpose, an “absence of trading” in the primary securities market on which futures or options contracts related to the shares are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in shares, or in futures or options contracts related to the shares, in their primary markets, by reason of any of:

•	a price change exceeding limits set by that market,

•	an imbalance of orders, or

•	a disparity in bid and ask quotes,

will constitute a suspension or material limitation of trading.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five business days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth business day, the calculation agent will make an estimate of the closing price for the share that would have prevailed on that fifth business day in the absence of the market disruption event.

If the share of equity security is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to the share on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events”.

Share Adjustments Relating to Notes with an Equity Security as the Reference Asset

For purposes of this subsection “Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”, all references to “shares” of equity securities include any corresponding ADS underlying shares unless otherwise specified.

Antidilution Adjustments.

The calculation agent may adjust any variable described in the applicable pricing supplement,

including but not limited to, if applicable, any price (including but not limited to the initial price, final price, barrier price and strike price), barrier percentage, physical delivery amount, any combination thereof or any other variable described in the applicable pricing supplement, if an event described below occurs on or before the final valuation date (or final observation or final averaging date) and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares.

The adjustments described below do not cover all events that could affect the market value of the notes.

How Adjustments Will Be Made. If one of the events described below occurs on or before the final valuation date (or final observation or final averaging date) and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares, the calculation agent may calculate a corresponding adjustment to any variable described in the applicable pricing supplement, including but not limited to, if applicable, any price (including but not limited to the initial price, final price, barrier price and strike price) barrier percentage, physical delivery amount, any combination thereof, as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example in the case of a reverse convertible note, if an adjustment is required because of a two-for-one stock split, then the physical delivery amount for the notes will be adjusted to double the prior physical delivery amount, and, as a result, the initial price and protection price will be halved. The calculation agent will also determine the effective date of that adjustment. Upon making any adjustment of that kind, the calculation agent will provide written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes, stating the adjustment made.

If more than one event requiring adjustment occurs, the calculation agent will make such an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the values for the appropriate variables for the first event, the calculation agent will adjust the appropriate values for the second event, applying the required adjustments cumulatively.

For any dilution event described below, the calculation agent will not have to adjust any variable unless the adjustment would result in a change of at least 0.1% of the unadjusted amount. The values of the variables, including but not limited to, if applicable, any price (including but not limited to the initial price, final price, barrier price and strike price), barrier percentage, physical delivery amount, any combination thereof or any other variable described in the applicable pricing supplement, resulting from any adjustment will be rounded up or down, as appropriate, See “Description of Medium-Term Notes—Calculations and Calculation Agent”.

The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made. The calculation agent will provide information about any adjustments it makes upon your written request.

The following events are those that may require an antidilution adjustment, in each case, if that event occurs on or before the final valuation date (or final observation or final averaging date):

•

a subdivision, consolidation or reclassification of the shares of equity securities or a free distribution or dividend of any of these shares to existing holders of the shares by way of bonus, capitalization or similar issue;

•	a distribution or dividend to existing holders of the shares of equity securities of:

-	shares,

-	other share capital or securities granting the right to payment of dividends and/or proceeds of a liquidation of the issuer of the shares equally or proportionately with such payments to holders of the shares,

-	share capital or other securities of another issuer acquired or owned or owned (directly or indirectly) by the issuer of shares as a result of a spin-off or other similar type transaction; or

-	any other type of securities, rights or warrants or other assets in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

•	the declaration by the issuer of the shares of equity securities of an extraordinary or special dividend or other distribution whether in cash or shares or other assets;

•	a call by the issuer of shares of equity securities in respect of shares that are not fully paid;

•

in respect of an issuer of shares of equity securities, an event that results in any shareholder rights being distributed or becoming separated from shares of common stock or other shares of capital stock of the issuer of shares of equity securities pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, as determined by the calculation agent, provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights;

•	a repurchase by the issuer of shares of equity securities of its common stock whether out of profits or capital and whether the consideration for that repurchase is cash, securities or otherwise; or

•	any other similar event that may have a diluting or concentrative effect on the theoretical value of the shares of equity securities.

Stock Splits. A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split.

For example, in the case of a reverse convertible note where the shares of equity securities are subject to a stock split, the calculation agent will adjust the physical delivery amount to equal the sum of the physical delivery amount before that adjustment (the “prior physical delivery amount”) plus the product of (1) the number of new shares issued in the stock split with respect to one share of the equity security and (2) the prior physical delivery amount. The initial price, protection price and any other variable that the calculation agent determines is appropriate to account for the related dilutive or concentrative effect will also be adjusted as discussed above.

Reverse Stock Splits

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

For example, in the case of a reverse convertible note where the shares of equity securities are subject to a reverse stock split, then the calculation agent will adjust the physical delivery amount to equal the product of the prior physical delivery amount and the quotient of (1) the number of shares outstanding immediately after the reverse stock split becomes effective and (2) the number of shares outstanding immediately before the reverse stock split becomes effective. The initial price and protection price will also be adjusted as discussed above.

Extraordinary Dividends

A dividend or other distribution with respect to the shares of equity securities will be deemed to be an “extraordinary dividend” if, as determined by the calculation agent, it is (i) a payment by the issuer of the shares of equity securities to holders of the shares that such issuer announces will be an extraordinary dividend; (ii) a payment by the issuer of the shares of equity securities to holders of these shares out of that issuer’s capital and surplus; or (iii) any other “special” cash or non-cash dividend on, or distribution with respect to, the shares which is, by its terms or declared intent, declared and paid outside the normal operations or normal dividend procedures of the relevant issuer. The ex-dividend date for any dividend or other distribution is the first day on which the shares trade without the right to receive that dividend or distribution.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. If an extraordinary dividend occurs on or before the final valuation date (or final observation or final averaging date) occurs and the calculation agent determines that such event has a diluting or concentrative effect on the theoretical value of the shares, the calculation agent will adjust any variables it determines appropriate to account for that diluting or concentrative effect.

Reorganization Events

Each of the following is a reorganization event in respect of the shares of equity securities, provided that, in each case, the closing date of the event occurs on or before the final valuation date (or final observation or final averaging date):

•	any reclassification or change of the shares that results in the transfer of or an irrevocable commitment to transfer all of the outstanding shares to another person or entity;

•

the shares have been subject to a merger, consolidation, amalgamation or binding share exchange which is not a merger, consolidation, amalgamation or binding share exchange in which the issuer of the shares is the surviving entity and which does not result in the reclassification or change of all of the outstanding shares;

•

any takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in that entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, not less than 100% of the outstanding voting shares (other than shares of the equity securities owned or controlled by that other entity or person) as determined by the calculation agent, based upon the making of filings with governmental or self-regulatory agencies or any other information as the calculation agent deems relevant;

•

any consolidation, amalgamation, merger or binding share exchange of the issuer of the shares or its subsidiaries with or into another entity in which the issuer of the shares is the continuing entity and which does not result in a reclassification or change of all such outstanding shares but results in the outstanding shares (other than shares of the equity securities owned or controlled by that other entity) immediately prior to that event collectively representing less than 50% of the outstanding shares immediately following that event; or

•

any takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in that entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, not less than 10% of the outstanding voting shares (other than the shares of the shares owned or controlled by that other entity or person) as determined by the calculation agent, based upon the making of filings with governmental or self-regulatory agencies or any other information as the calculation agent deems relevant.

Adjustments for Reorganization Events.

For purposes of this subsection “Adjustments for Reorganization Events”, references to “shares” of equity securities do not include the corresponding ADS underlying shares.

If a reorganization event occurs with respect to the shares of equity securities or any corresponding ADS underlying shares and the consideration for the shares consists solely of new shares (exclusive of fractional share cash amounts) that are publicly quoted, traded or listed on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ (or their respective successors), then the shares of the equity securities will be adjusted to comprise the new number of shares to which a holder of one share of the equity securities immediately prior to the occurrence of the reorganization event, as the case may be, would be entitled upon consummation of that reorganization event, and the calculation agent shall adjust any variable that the calculation agent determines appropriate to account for the reorganization event.

If the new shares offered as consideration for the shares of the equity securities are not publicly quoted, traded or listed on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ (or their respective successors), then the calculation agent shall accelerate the maturity date to the day which is four business days after the approval date (as described below) and the calculation agent shall calculate the market value of the notes (inclusive of the value of the imbedded options) that would preserve for you the economic equivalent of any remaining payment obligations with respect to the notes hereunder. For purposes of that calculation, the final price will be determined by the calculation agent and will be deemed to be the value of all consideration received (or that would be received) in respect of that reorganization event and the final valuation date (or final observation or final averaging date) will be deemed to occur on the approval date. The “approval date” shall mean the closing date with respect to each of the first four reorganization events described above or the date on which the person or entity making the offer, solicitation or proposal acquires the right to obtain the relevant percentage of shares of equity securities with respect to the fifth reorganization event described above, as the case may be.

If a reorganization event occurs and the consideration for the shares of equity securities consists (i) solely of cash and assets and other securities (other than new shares as discussed above), or (ii) of new shares plus cash and assets, then the calculation agent shall accelerate the maturity date to the day which is four business days after the approval date (as described above) and the calculation agent shall calculate the market value of the notes (inclusive of the value of the imbedded options) that would preserve for you the economic equivalent of any remaining payment obligations with respect to the notes hereunder. For purposes of that calculation, the final price will be determined by the calculation agent and will be deemed to be the value of all consideration received (or that would be received) in respect of that reorganization event and the final valuation date (or final observation or final averaging date) will be deemed to be the approval date.

In the case of an acceleration of the maturity date, any interest payable under the notes will be paid through and excluding the related date of the accelerated payment. If a holder of a share of equity security or any corresponding ADS underlying shares elects to receive different types or combinations of property in the reorganization event, that property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent.

For any reorganization event described above, the calculation agent will not have to adjust any variable or combination of variables unless the adjustment would result in a change of at least 0.1% of the unadjusted amount. The values of variables resulting from any adjustment will be rounded up or down, as appropriate, in the case of any price, the nearest cent, in the case of the physical delivery amount, the nearest thousandth, and in the case of any percentages, the nearest hundredth of a percent, with one half cent, five hundred thousandths and five hundredth of a percent, respectively, being rounded upward.

If a reorganization event requiring adjustment occurs, the calculation agent will make any adjustments with a view to offsetting, to the extent practical, any change in your economic position relative to the notes, that results solely from that event. The calculation agent may modify any adjustments as necessary to ensure an equitable result.

Additional Adjustment Events.

For purposes of this subsection “Additional Adjustment Events”, references to “shares” of equity securities do not include the corresponding ADS underlying shares.

Each of the following is an additional adjustment event in respect of the shares of equity securities, or any corresponding ADS underlying shares provided that, in each case, the event occurs on or before the final valuation date (or final observation or final averaging date):

•

All the assets or substantially all the assets of the issuer of the shares of equity securities or any corresponding ADS underlying shares are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority or entity.

•

By reason of the voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding involving the issuer of the shares of equity securities, or any corresponding ADS underlying shares (i) all of the shares of the issuer of the shares of equity securities or the issuer of any corresponding ADS underlying shares are required to be transferred to a trustee, liquidator or other similar official or (ii) holders of the shares of equity securities or any corresponding ADS underlying shares become legally prohibited from transferring those shares.

•

The exchange on which the shares of equity securities are traded announces that pursuant to the rules of that exchange, the shares cease (or will cease) to be listed, traded or publicly quoted on that exchange for any reason (other than a reorganization event as described above) and those shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ (or their respective successors).

If an additional adjustment event relating to the shares of equity securities or any corresponding ADS underlying shares occurs on or before the final valuation date (or final observation or final averaging date), the calculation agent may accelerate the maturity date to the day which is four business days after the announcement date (as described below). In the event of such an acceleration, on the maturity date, we shall pay to you the amount payable at maturity and for the purposes of that calculation, the final price will be determined by the calculation agent and the final valuation date (or final observation or final averaging date) will be deemed to be the price on the business day immediately prior to the announcement date. The “announcement date” means, for purposes of this paragraph, (i) in the case of the additional adjustment event first described above, the day of the first public announcement by the relevant government authority that all or substantially all of the assets of the issuer of the shares of equity securities or the issuer of any corresponding ADS underlying shares are to be nationalized, expropriated or otherwise transferred to any governmental agency, authority or entity, (ii) in the case of the second additional adjustment event described above, the day of the first public announcement of the institution of a proceeding or presentation of a petition or passing of a resolution (or other analogous procedure in any jurisdiction) that leads to an insolvency with respect to the issuer of the shares of equity securities or any corresponding ADS underlying shares, or (iii) in the case of the third additional adjustment event described above, the day of the first public announcement by the relevant exchange that the shares of the equity securities will cease to trade or be publicly quoted on that exchange. The calculation agent shall then calculate the market value of the notes (inclusive of the value of the imbedded options) that would preserve for you the economic equivalent of any remaining payment obligations with respect to the notes hereunder.

In the case of an acceleration of the maturity date, any interest payable under the notes will be paid through and excluding the related date of the accelerated payment. In the case where an additional adjustment event relating to the shares of equity securities or any corresponding ADS underlying shares occurs on or before the final valuation date (or final observation or final averaging date) and the calculation agent does not accelerate the maturity date, the calculation agent may adjust any variable the calculation agent determines appropriate to account for that additional adjustment event.

Exchange-Traded Funds

The principal, interest or any other amounts payable on the notes may be based on the performance of the shares or other interests in one or more exchange-traded funds, including price movements in or other events relating to those shares or interests. If a reference asset is comprised of shares or other interests in more than one exchange-traded fund or shares or other interests in an exchange-traded fund and at least one other type of reference asset, the shares or other interests in the exchange-traded fund is a “basket component”.

Reference Asset Investment Company and Reference Asset Information

Exchange-traded funds are generally designed to track the performance of a portfolio of one or more categories of assets, including, among others, securities, commodities and exchange rate contracts. A registered investment company holds all of the portfolio assets in trust and each share of the exchange-traded fund represents an undivided ownership interest in that trust. Exchange-traded funds may also have a sponsor or investment adviser. The notes have not been passed on by the issuer of the exchange-traded funds or the sponsor of the underlying indices as to their legality or suitability. The notes are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the issuer, sponsor or investment adviser of the exchange-traded funds or the sponsor of any underlying indices. The trademarks, service marks or registered trademarks of the issuer of the exchange-traded funds or the sponsor of any underlying indices are the property of their owner. The issuer of the reference asset makes no warranties and bears no liabilities with respect to the notes or to the administration or operation of the notes. This prospectus supplement relates only to the notes offered by the applicable pricing supplement and does not relate to the exchange-traded fund or the underlying index.

If the reference asset is shares or other interests in an exchange-traded fund that is registered under the Securities Exchange Act of 1933, as amended, and the Investment Company Act of 1940, as amended, the issuer of those shares or other interests is required to file periodically financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of that material can be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at l-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC by an investment company issuing shares or other interests in an exchange-traded fund can be located by reference to the SEC file numbers provided in the applicable pricing supplement. In addition, information regarding an exchange-traded fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of the information referred to above relating to exchange-traded funds. Neither we nor the agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the issuer of the reference asset. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the closing prices of the reference asset (and therefore the closing price of that reference asset at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any of those events or the disclosure of or failure to disclose material future events concerning the issuer of the reference asset could affect the value received at maturity with respect to the notes and therefore the price of the notes in the secondary market, if any.

Special Calculation Provisions

With respect to reference assets that are shares or other interests in exchange-traded funds, the closing price for any security on any day will equal the closing sale price or last reported sale price, regular way, for the security, on a per-share or other unit basis:

•	on the principal national securities exchange on which that security is listed for trading on that day, or

•	if that security is not listed on any national securities exchange, on any other U.S. national market system that is the primary market for the trading of that security.

With respect to the closing sale price or last reported sale price for the NASDAQ, the closing price will be the Nasdaq Official Closing Price (NOCP) unless otherwise specified in the applicable pricing supplement.

If that security is not listed or traded as described above, then the closing price for that security on any day will be determined by the calculation agent. In determining the closing price for that security on any day, the calculation agent may consider any relevant information, including, without limitation, information consisting of relevant market data in the relevant market supplied by one or more third parties or internal sources including, without limitation, relevant rates, prices, yields, yield curves, volatiles, spreads, correlations or other relevant market data in the relevant market.

Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds

Valuation dates may be postponed and thus the determination of the price of the shares or other interests in an exchange-traded fund may be postponed if the calculation agent determines that, on the respective date, a market disruption event has occurred or is continuing in respect of the share or other interest.

Any of the following will be a market disruption event with respect to shares or other interests in an exchange-traded fund that is a reference asset:

•	a suspension, absence or limitation of trading in the exchange-traded fund on the relevant exchange (as defined below), as determined by the calculation agent;

•

any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to effect transactions in, or obtain market values for, the exchange-traded fund on the relevant exchange;

•

the closure on any day of the relevant exchange where the relevant exchange is scheduled to be open for trading for its regular trading session (a “scheduled trading day”) prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless the earlier closing time is announced by the relevant exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such scheduled trading day for the relevant exchange and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for the relevant exchange;

•	any scheduled trading day on which the relevant exchange fails to open for trading during its regular trading session; or

•

any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” in this prospectus supplement;

and, in any of these events, the calculation agent determines that the event was material.

A limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant exchange, will not be deemed a market disruption event.

In contrast, a suspension or limitation of trading in the shares or other interests in the exchange-traded fund on the relevant exchange, by reason of any of:

•	a price change exceeding limits set by the relevant exchange,

•	an imbalance of orders, or

•	a disparity in bid and ask quotes

will constitute a suspension or material limitation of trading.

“Relevant exchange” means the primary exchange or market of trading for the shares or other interests in the exchange-traded fund or the shares of any successor fund.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five business days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth business day, the calculation agent will make an estimate of the closing price for the exchange-traded fund that would have prevailed on that fifth business day in the absence of the market disruption event.

If the exchange-traded fund is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to the exchange-traded fund on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events”.

Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds

Discontinuance of the Exchange-Traded Fund.

If the shares or other interests of the exchange-traded fund are de-listed from the relevant exchange or if the fund is liquidated or otherwise terminated, the calculation agent will substitute shares or other interests of an exchange-traded fund (such substituted exchange-traded fund being referred to herein as a “successor fund”) that the calculation agent determines, in its sole discretion, is comparable to the discontinued exchange-traded fund (or discontinued successor fund). If a successor fund is selected, that successor fund will be substituted for the discontinued exchange-traded fund (or discontinued successor fund) for all purposes of the notes. Upon any selection by the calculation agent of a successor fund, the calculation agent may adjust any variable described in the applicable pricing supplement (including, without limitation, any variable relating to the price of the shares or other interests in the exchange-traded fund, the number of such shares or other interests outstanding, created or redeemed or any dividend or other distribution made in respect of such shares or other interests), as, in the good faith judgment of the calculation agent, may be and for such time as may be necessary to render the shares or other interests of the successor fund comparable to the shares or other interests of the discontinued exchange-traded fund (or discontinued successor fund) for purposes of the notes.

Upon any selection by the calculation agent of a successor fund, the calculation agent will provide written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes, stating the selection made.

If the shares or other interests of a successor fund are selected by the calculation agent, those shares or other interests will be used as a substitute for the reference asset for all purposes, including for purposes of determining whether a market disruption event exists with respect to those shares or other interests.

If the shares or other interests of an exchange-traded fund (or any successor fund) is de-listed or the exchange-traded fund (or any successor fund) is liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then the calculation agent may, at its sole discretion, accelerate the maturity date to the day which is four business days after the date of such de-listing, liquidation or termination, as applicable. In the event of such an acceleration, we shall pay to you the amount payable at maturity, and for the purposes of that calculation, the final price will be deemed to be the closing price on the trading day corresponding to the date of the de-listing, liquidation or termination (or, if such date is not a trading day, the immediately preceding trading day), unless the calculation agent determines in his sole discretion that another day is more appropriate to, as closely as reasonably possible, replicate the discontinued exchange-traded fund (or discontinued successor fund), in which case, the final price shall be the closing price on such other day. In the event that the calculation agent decides to accelerate the maturity date and to make use of a closing price other than the price on the trading day corresponding to the date of de-listing, liquidation or termination (or the immediately preceding trading day, as applicable), the calculation agent will, in its sole discretion, calculate the appropriate closing price of the shares or other interests in the discontinued exchange-traded fund (or discontinued successor fund) on any day that such calculation is required by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the shares or other interests of the discontinued exchange-traded fund (or discontinued successor fund).

The calculation agent will be solely responsible for the method of determining and/or calculating the closing price of the shares or other interests of an exchange-traded fund (or any successor fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error and binding on any investor in the notes.

The calculation agent will provide information as to the method of calculating the closing price of the shares or other interests of an exchange-traded fund (or any successor fund) upon written request by any investor in the notes.

Antidilution Adjustments.

If an event occurs which, in the sole discretion of the calculation agent, has a diluting or concentrative effect on the theoretical value of the shares of the exchange-traded fund, the calculation agent may adjust any variable described in the applicable pricing supplement, and will make such adjustments as it deems necessary to negate such diluting or concentrative effect. All such adjustments will occur in the manner described under “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset—Antidilution Adjustments” in this prospectus supplement.

Indices

The principal, interest or any other amounts payable on the notes may be based on one or more indices, including movements in the levels of the indices, the prices of their components or other events relating to that index. The index or indices that comprise the reference asset shall be specified in the applicable pricing supplement. If a reference asset is comprised of more than one index or an index and at least one other type of asset, the index is a “basket component”.

Reference Asset Sponsor and Reference Asset Information

The notes have not been passed on by the sponsor of the reference asset as to their legality or suitability. The notes are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the sponsor of the reference asset. The trademarks, service marks or registered trademarks of the sponsor of the reference asset are the property of their owner. The sponsor of the reference asset makes no warranties and bears no liabilities with respect to the notes or to the administration or operation of the notes. This prospectus supplement relates only to the notes offered by the applicable pricing supplement and does not relate to any index of a sponsor.

Information regarding a reference asset comprised of an index or the sponsor of the reference asset may be obtained from various public sources including, but not limited to, press releases, newspaper articles, the sponsor website and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of the information referred to above relating to the reference asset or any other publicly available information regarding the sponsor of the reference asset. In connection with any issuance of notes under this prospectus supplement, neither we nor the agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the sponsor of the reference asset. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the levels of the reference asset (and therefore the levels of the reference asset at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the sponsor of the reference asset could affect the interest, payments at maturity or any other amounts payable on your notes and therefore the market value of the notes in the secondary market, if any.

Market Disruption Events for Notes with the Reference Asset Comprised of an Index or Indices

Valuation dates may be postponed and thus the determination of the index levels may be postponed if the calculation agent determines that, on the respective date, a market disruption event has occurred or is continuing in respect of an index.

Any equity security, interest rate, currency exchange rate, currency, commodity or other asset or variable that comprises an index is herein referred to as an “index component”.

Any of the following will be a market disruption event with respect an index:

•	a suspension, absence or limitation of trading in index components constituting 20% or more, by weight, of that index;

•	a suspension, absence or limitation of trading in futures or options contracts relating to that index on their respective markets;

•

any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (i) effect transactions in, or obtain market values for, index components constituting 20% or more, by weight, of that index, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating to that index on their respective markets;

•

the closure on any day of the primary market for futures or options contracts relating to that index or index components constituting 20% or more, by weight, of that index on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

•

any scheduled trading day on which (i) the primary markets for index components constituting 20% or more, by weight, of that index or (ii) the exchanges or quotation systems, if any, on which futures or options contracts on that index are traded, fails to open for trading during its regular trading session; or

•

any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this prospectus supplement.

and, in any of these events, the calculation agent determines that the event was material.

The following event will not be a market disruption event:

•

a limitation on the hours or number of days of trading on which any index component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in futures or options contracts relating to an index.

For this purpose, an “absence of trading” on an exchange or market will not include any time when the relevant exchange or market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in futures or options contracts related to the index, if available, in the primary market for those contracts, by reason of any of:

•	a price change exceeding limits set by that market,

•	an imbalance of orders relating to those contracts, or

•	a disparity in bid and ask quotes relating to those contracts,

will constitute a suspension or material limitation of trading in futures or options contracts related to an index in the primary market for those contracts.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five business days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth business day, the calculation agent will make an estimate of the closing level for the reference asset that would have prevailed on that fifth business day in the absence of the market disruption event.

If the index is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to the index on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events”.

Adjustments Relating to Notes with the Reference Asset Comprised of an Index or Indices

If any sponsor discontinues publication of or otherwise fails to publish any index comprising the reference asset and that sponsor or another entity publishes a successor or substitute index that the calculation agent determines to be comparable to the discontinued index (that index being referred to herein as a “successor index”), then the level will be determined by reference to the level of that successor index on the date as of which that level is to be determined.

Upon any selection by the calculation agent of a successor index, the calculation agent will provide written notice to the trustee thereof, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes.

If a successor index is selected by the calculation agent, the successor index will be used as a substitute for the reference asset for all purposes, including for purposes of determining whether a market disruption event exists with respect to that index.

If (i) the index is discontinued or (ii) a sponsor fails to publish the index, in either case, prior to (and that discontinuance is continuing on) a valuation date and the calculation agent determines that no successor or substitute index is available at that time, then the calculation agent will determine the value to be used for the level. The value to be used for the level will be computed by the calculation agent in the same general manner previously used by the related sponsor and will reflect the performance of that index through the business day on which that index was last in effect preceding such date of discontinuance. In that case, the calculation agent will treat any business day on which the primary exchange for futures or options contracts relating to that index is open for trading as a business day for that index for purposes of the determination of the final level. In that event, the calculation agent will provide written notice to the trustee thereof, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes.

Notwithstanding these alternative arrangements, discontinuance of the publication of any index comprising the reference asset may adversely affect the value of, and trading in, the notes.

If at any time, there is:

•	a material change in the formula for or the method of calculating the level of the reference asset, an index comprising the reference asset, or a successor index;

•	a material change in the content, composition or constitution of the reference asset, an index comprising the reference asset or a successor index;

•

a change or modification to the reference asset or a successor index such that the reference asset or successor index does not, in the opinion of the calculation agent, fairly represent the value of that reference asset or successor index had those changes or modifications not been made, or

•

any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this prospectus supplement.

•

then, for purposes of calculating the level of the index, any payments on the notes or making any other determinations as of or after that time, the calculation agent will make those calculations and adjustments as the calculation agent determines may be necessary in order to arrive at a level for the index comparable to such index or such successor index, as the case may be, as if those changes or modifications had not been made, and calculate the amount of interest, payment at maturity and other amounts payable on the note (including the individual inputs thereof) with reference to such index or such successor index, as adjusted. In that event, the calculation agent will provide written notice to the trustee thereof, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes.

The calculation agent will make all determinations with respect to adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made. The calculation agent will provide information about any adjustments it makes upon your written request.

Commodities

The principal, interest or any other amounts payable on the notes may be based on a commodity, including price or level movements in or other events relating to those commodities. If a reference asset is comprised of more than one commodity or a commodity and at least one other type of asset, the commodity is a “basket component”.

Commodities Futures Markets

Futures contracts on physical commodities and commodity indices are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities and commodity indices are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities provides for the payment and receipt of cash based on the level of the index at settlement or liquidation of the contract. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”. This amount varies based on the requirements imposed by the exchange clearing houses. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market”.

Futures contracts are traded on organized exchanges, known as “contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant”, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling”. For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodities Futures Trading Commission. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in some circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

Settlement Price

The official U.S. dollar cash buyer settlement price for each commodity will be determined as described below.

(a) where the commodity is gold, the afternoon Gold fixing price per troy ounce of unallocated Gold bullion for delivery in London through a member of the London Bullion Market Association (“LBMA”) authorized to effect such delivery, stated in U.S. dollars, as calculated by the LBMA;

(b) where the commodity is silver, the Silver fixing price per troy ounce of unallocated Silver bullion for delivery in London through a member of the LBMA authorized to effect such delivery, stated in U.S. dollars, as calculated by the LBMA;

(c) where the commodity is platinum, the afternoon Platinum fixing price per troy ounce of unallocated Platinum bullion for delivery in Zurich through a member of the London Platinum and Palladium Market (“LPPM”) authorized to effect such delivery, stated in U.S. dollars, as calculated by the LPPM;

(d) where the commodity is palladium, the afternoon Palladium fixing price per troy ounce of unallocated Palladium bullion for delivery in Zurich through a member of the LPPM authorized to effect such delivery, stated in U.S. dollars, as calculated by the LPPM

(e) where the commodity is aluminum, the official settlement price per tonne of high grade primary aluminum on the London Metal Exchange (“LME”) for cash delivery, as stated in U.S. dollars, as determined by the LME;

(f) where the commodity is copper, the official settlement price per tonne of copper-Grade A on the LME for cash delivery, stated in U.S. dollars, as determined by the LME;

(g) where the commodity is lead, the official settlement price per tonne of Standard Lead on the LME for cash delivery, stated in U.S. dollars, as determined on the LME;

(h) where the commodity is nickel, the official settlement price per tonne of Primary Nickel on the LME for cash delivery, stated in U.S. dollars, as determined by the LME;

(i) where the commodity is tin, the official settlement price per tonne of Tin on the LME for cash delivery, stated in U.S. dollars, as determined by the LME;

(j) where the commodity is zinc, the official settlement price per tonne of Special High Grade Zinc on the LME for cash delivery, as stated in U.S. dollars, as determined by the LME;

(k) where the commodity is WTI Crude, the closing settlement price per barrel of West Texas Intermediate light sweet crude oil on the New York Mercantile Exchange (“NYMEX”) of the futures contract in respect of the first nearby month, stated in U.S. dollars, as made public by the NYMEX;

(l) where the commodity is brent crude, the closing settlement price per barrel of brent blend crude oil on the International Petroleum Exchange (“IPE”) of the futures contract in respect of the first nearby month, stated in U.S. Dollars, as made public by the IPE;

(m) where the commodity is heating oil, the closing settlement price per gallon of New York Harbor No. 2 heating oil on the NYMEX of the futures contract in respect of the first nearby month, stated in U.S. dollars, as made public by the NYMEX;

(n) where the commodity is gas oil, the closing settlement price per metric ton of gas oil on the IPE of the futures contract in respect of the first nearby month, stated in U.S. dollars, as made public by the IPE;

(o) where the commodity is unleaded gasoline, the closing settlement price per gallon of New York Harbor unleaded gasoline on the NYMEX of the futures contract in respect of the first nearby month, stated in U.S. dollars, as made public by the NYMEX;

(p) where the commodity is Gasoline RBOB, the closing settlement price per gallon of New York Harbor Gasoline Blendstock for Oxygen Blending on the NYMEX of the Futures Contract for the Delivery Date, stated in U.S. Dollars, as made public by the NYMEX;

(q) where the commodity is natural gas, the closing settlement price per MMBTU of natural gas on the NYMEX of the Henry Hub Natural Gas futures contract in respect of the first nearby month, stated in U.S. Dollars, as made public by NYMEX;

(r) where the commodity is coal, the official price per tonne of steam coal 6,000 kcal/kg, up to 1% sulphur NAR basis, cif ARA, stated in U.S. Dollars, published under the heading “International Coal Indexes incorporating the TFS API(TM) Indices: Monthly Coal Price Indexes: TFS API 2 (cif ARA)” for the preceding calendar month in the issue of Argus/McCloskey’s Coal Price Index Report that reports prices effective on that pricing date; and

(s) where the commodity is German Electricity, the official closing price per MWh of electricity on the European Energy Exchange (“EEX”) of the Phelix Baseload Year futures contract in respect of the first nearby full year, in Euros, as made public by the EEX.

Market Disruption Events Relating to Notes with a Commodity as the Reference Asset

Any of the following will be a market disruption event with respect to a commodity:

•

a suspension, absence or limitation of trading in (i) that commodity in its primary market, as determined by the calculation agent, or (ii) futures or options contracts relating to that commodity in the primary market for those contracts, as determined by the calculation agent;

•

any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (i) effect transactions in, or obtain market values for, the commodity in its primary market, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating the commodity in its primary market;

•

the closure on any day of the primary market for that commodity on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

•

any scheduled trading day on which (i) the primary market for that commodity or (ii) the exchanges or quotation systems, if any, on which futures or options contracts on that commodity are traded, fails to open for trading during its regular trading session; or

•

any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this prospectus supplement.

and, in any of these events, the calculation agent determines that the event was material.

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in the futures or options contracts relating to the commodity.

For this purpose, an “absence of trading” in the primary market on which futures or options contracts related to the commodity are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in a commodity, or futures or options contracts related to the commodity, if available, in their primary markets, by reason of any of:

•	a price change exceeding limits set by that market,

•	an imbalance of orders, or

•	a disparity in bid and ask quotes,

will constitute a suspension or material limitation of trading.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five business days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth business day, the calculation agent will make an estimate of the settlement price for the commodity that would have prevailed on that fifth business day in the absence of the market disruption event.

If the commodity is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to a commodity on any basket valuation date, the respective date will be postponed as described under “Reference Assets – Baskets – Market Disruption Events”.

Discontinuation of Trading; Alteration of Method of Calculation

If the relevant exchange discontinues trading in any commodity, the calculation agent may replace the commodity with another commodity, whose settlement price is quoted on that exchange or any other exchange, that the calculation agent determines to be comparable to the discontinued commodity (a “successor commodity”).

If the relevant exchange discontinues trading in the commodity comprising the reference asset prior to, and the discontinuance is continuing on, any valuation date and the calculation agent determines that no successor commodity is available at that time, then the calculation agent will determine the settlement price for that date.

Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchange in any commodity may adversely affect the market value of the notes.

If at any time (i) the method of calculating the official U.S. dollar cash buyer settlement price of a commodity is changed in a material respect by the applicable exchange or any other relevant exchange, (ii) there is a material change in the composition or constitution of a commodity or (iii) if the reporting thereof is in any other way modified so that the settlement price does not, in the opinion of the calculation agent, fairly represent the settlement price of the commodity, the calculation agent shall, at the close of business in New York City on each business day on which the settlement price is to be determined, make those calculations and adjustments as, in the judgment of the calculation agent, may be necessary in order to arrive at a settlement price for the commodity comparable to such commodity or such successor commodity, as the case may be, as if those changes or modifications had not been made, and calculate the amount of interest, payment at maturity and other amounts payable on the note (including the individual inputs thereof) with reference to such commodity or such successor commodity, as adjusted. In that event, the calculation agent will provide written notice to the trustee of these calculations and adjustments, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes.

Currency Exchange Rates

The principal, interest or any other amounts payable on the notes may be based on a currency exchange rate, including level movements in or other events relating to the currency exchange rates. If a reference asset is comprised of more than one currency exchange rate or a currency exchange rate and at least one other type of asset, the currency exchange rate is a “basket component”.

To the extent that amounts payable on the notes are based on a reference asset comprised of one or more of the currency exchange rates below, the level with respect to that exchange rate on any day will equal the currency exchange rate as determined by the calculation agent by reference to the mechanics specified below:

(a) where the currency exchange rate is ARS, the Argentine Peso/U.S. Dollar official fixing rate, expressed as the amount of Argentine Pesos per one U.S. Dollar for settlement on the same day (or, if that day is not a business day in New York, for settlement on the first succeeding day that is a business day in both Buenos Aires and New York) which appears on the Reuters screen BNAR page at the close of business in Buenos Aires on the relevant valuation date;

(b) where the currency exchange rate is AUD, U.S. Dollar/Australian Dollar official fixing rate, expressed as the amount of U.S. Dollars per one Australian Dollar, for settlement in two business days reported by the Federal Reserve Bank of New York which appears on Reuters screen 1FEE to the right of the caption “AUD” at approximately 12.00 p.m., New York time, on the relevant valuation date;

(c) where the currency exchange rate is BRL, the Brazilian Real/U.S. Dollar offered rate for U.S. Dollars, expressed as the amount of Brazilian Reals per one U.S. Dollar, for settlement in two business days reported by the Banco Central do Brasil on SISBACEN Data System under transaction code PTAX-800 (“Consulta de Cambio” or exchange rate Inquiry), Option 5 (“Cotacoes para Contabilidade” or Rates for Accounting Purposes), which appears on Reuters screen “BRFR” page under the caption “Dolar PTAX” at approximately 6:30 pm Sao Paolo time on the relevant valuation date;

(d) where the currency exchange rate is CAD, the Canadian Dollar/U.S. Dollar official fixing rate, expressed as the amount of Canadian Dollars per one U.S. Dollar, for settlement in one business day reported by the Federal Reserve Bank of New York which appears on Reuters screen 1FED to the right of the caption “CAD” at approximately 10:00 a.m. New York time, on the relevant valuation date;

(e) where the currency exchange rate is CLP, the Chilean Peso/U.S. Dollar observado rate, expressed as the amount of Chilean Pesos per one U.S. Dollar, for settlement on the same day (or, if that day is not a business day in New York, for settlement on the first succeeding day that is a business day in both Santiago and New York) reported by the Banco Central de Chile which appears on the Reuters screen “BCCH” page under the caption “OBSERVADO” at 10:00 a.m., Santiago time, on the first business day following the relevant valuation date;

(f) where the currency exchange rate is CNY, the Chinese Yuan/U.S. Dollar official fixing rate, expressed as the amount of Chinese Yuan per one U.S. Dollar, for settlement in two business days reported by the Federal Reserve Bank of New York which appears on Reuters screen 1FEE to the right of the caption “CNY” at approximately 12.00 p.m. New York time, on the relevant valuation date;

(g) where the currency exchange rate is CZK, the Czech Koruna/Euro fixing rate, expressed as the amount of Czech Koruna per one Euro which appears on Reuters screen ECB37 to the right of the caption “CZK” at approximately 2:15 p.m., Central European time, on the relevant valuation date;

(h) where the currency exchange rate is DKK, the Danish Krone/Euro fixing rate, expressed as the amount of Danish Krone per one Euro which appears on Reuters screen ECB37 to the right of the caption “DKK” at approximately 2:15 p.m., Central European time, on the relevant valuation date;

(i) where the currency exchange rate is COP, the Colombian Peso/U.S. Dollar official fixing rate, expressed as the amount of

Colombian Pesos per one U.S. Dollar, for settlement on the same day (unless that day is not a business day in New York, then for settlement on the first succeeding day that is a business day in Bogota and New York) reported by the Colombian Banking Superintendency as the “TASA Representative del Mercado” as of 12:00 noon, Bogota time, on the first business day following the relevant valuation date;

(j) where the currency exchange rate is ECS, the Ecuadorian Sucre/U.S. Dollar official fixing rate, expressed as the amount of Ecuadorian Sucres per one U.S. Dollar, for settlement in one business day (where that day is a business day in Guayaquil and New York) which appears on the Reuters screen “DNRP” page at 12:00 noon, Guayaquil time, on the relevant valuation date;

(k) where the currency exchange rate is EUR, one divided by the U.S. Dollar/Euro official fixing rate, expressed as the amount of U.S. Dollars per one Euro, for settlement in two business days reported by the Federal Reserve Bank of New York which appears on Reuters screen 1FED to the right of the caption “EUR” at approximately 10:00 a.m. New York time, on the relevant valuation date;

(l) where the currency exchange rate is GBP, one divided by the U.S. Dollar/Sterling official fixing rate, expressed as the amount of U.S. Dollars per one Pound Sterling, for settlement in two business days reported by the Federal Reserve Bank of New York which appears on Reuters screen 1FED to the right of the caption “GBP” at approximately 10:00 a.m. New York time, on the relevant valuation date;

(m) where the currency exchange rate is HKD, the Hong Kong Dollar/U.S. Dollar official fixing rate, expressed as the amount of Hong Kong Dollars per one U.S. Dollar, for settlement in two business days reported by the Federal Reserve Bank of New York which appears on Reuters screen 1FEE to the right of the caption “HKD” at approximately 12:00 p.m. New York time, on the relevant valuation date;

(n) where the currency exchange rate is HUF, the Hungarian Forint/Euro fixing rate, expressed as the amount of Hungarian Forint per one Euro which appears on Reuters screen ECB37 to the right of the caption “HUF” at approximately 2:15 p.m., Central European time, on the relevant valuation date;

(o) where the currency exchange rate is IDR, the Indonesian Rupiah/U.S. Dollar spot rate at 11:00 a.m., Singapore time, expressed as the amount of Indonesian Rupiah per one U.S. Dollar, for settlement in two business days, reported by the Association of Banks in Singapore which appears on the Reuters page “ABSIRFIX01” to the right of the caption “Spot” under the column “IDR” at approximately 11:30 a.m., Singapore time, on the relevant valuation date;

(p) where the currency exchange rate is ILS, the Israeli Shekel/U.S. Dollar official fixing rate, expressed as the amount of Israeli Shekels per one U.S. Dollar, for settlement in two business days which appears on the Reuters “BOIJ” page as of 1:00 p.m., Tel Aviv time, on the relevant valuation date;

(q) where the currency exchange rate is INR, the spot rate for the relevant valuation date will be the Indian Rupee/U.S. Dollar reference rate, expressed as the amount of Indian Rupee per one U.S. Dollar, for settlement in two business days reported by the Reserve Bank of India which appears on the Reuters screen “RBIB” page at approximately 12:30 p.m., Mumbai time, or as soon thereafter as practicable, on the relevant valuation date;

(r) where the currency exchange rate is ISK, the Icelandic Krona/Euro fixing rate, expressed as the amount of Icelandic Krona per one Euro which appears on Reuters screen ECB37 to the right of the caption “ISK” at approximately 2:15 p.m., Central European time, on the relevant valuation date;

(s) where the currency exchange rate is JPY, the Japanese Yen/U.S. Dollar official fixing rate, expressed as the amount of Japanese Yen per one U.S. Dollar, for settlement in two business days reported by the Federal Reserve Bank of New York which appears on Reuters screen “1FED” to the right of the caption “JPY” at approximately 10:00 a.m. New York time, on the relevant valuation date;

(t) where the currency exchange rate is KRW, the Korean Won/U.S. Dollar market average rate (official fixing), expressed as the amount of Korean Won per one U.S. Dollar, for settlement in two business days reported by the Korea Financial Telecommunications and Clearing Corporation which appears on the Reuters screen “KFTC18” page under the heading “KRW” and in the row “USD” between the hours of 8:00 a.m. and 9:00 a.m., Seoul time, on the first business day following the relevant valuation date;

(u) where the currency exchange rate is LBP, the Lebanese Pound/U.S. Dollar official fixing rate, expressed as the amount of Lebanese Pounds per one U.S. Dollar, for settlement in two business days which appears on the Reuters screen “BDLX” page as of 12:00 noon, Beirut time, on the relevant valuation date;

(v) where the currency exchange rate is MAD, the Moroccan Dirham/U.S. Dollar official fixing rate, expressed as the amount of Moroccan Dirham per one U.S. Dollar, for settlement in two business days reported by the Central Bank of Morocco as of 1:00 p.m., Rabat time, on the relevant valuation date;

(w) where the currency exchange rate is MXP, the Mexican Pesos/U.S. Dollar official fixing rate, expressed as the amount of Mexican Pesos per one U.S. Dollar, for settlement in two business days reported by Banco de Mexico which appears on the Reuters screen “BNMX” page opposite the caption “Fix” at the close of business in Mexico City on the relevant valuation date;

(x) where the currency exchange rate is MYR, the Malaysian Ringgit/U.S. Dollar spot rate at 11:00 a.m., Singapore time, expressed as the amount of Malaysian Ringgit per one U.S. Dollar, for settlement in two business days, reported by the Association of Banks in Singapore, which appears on the Reuters page “ABSIRFIX01” to the right of the caption “Spot” under the column “MYR” at approximately 11:30 a.m., Singapore time, on the relevant valuation date;

(y) where the currency exchange rate is NOK, the Norwegian Krone/Euro fixing rate, expressed as the amount of Norwegian Krone per one Euro which appears on Reuters screen “ECB37” to the right of the caption “NOK” at approximately 2:15 p.m., Central European time, on the relevant valuation date;

(z) where the currency exchange rate is NZD, the New Zealand Dollar/U.S. Dollar official fixing rate, expressed as the amount of New Zealand Dollars per one U.S. Dollar, for settlement in two business days reported by the Federal Reserve Bank of New York which appears on Reuters screen “1FEE” to the right of the caption “NZD” at approximately 12.00 p.m., New York time, on the relevant valuation date.

(aa) where the currency exchange rate is PEN, the Peruvian Sol/U.S. Dollar fixing rate (mid market last), expressed as the amount of Peruvian Sols per one U.S. Dollar, for settlement on that same day which appears on the Reuters screen “PDSB” page opposite the caption “PEN=“ as of 12:00 noon, Lima time, on the relevant valuation date;

(bb) where the currency exchange rate is PHP, the Philippine Peso/U.S. Dollar tom rate (mid market), expressed as the amount of Philippine Pesos per one U.S. Dollar, for settlement in one business day which appears on the Reuters screen “PHPESO” page at approximately 11:00 a.m., Manila time, on the relevant valuation date;

(cc) where the currency exchange rate is PLN, the Polish Zloty/Euro fixing rate, expressed as the amount of Polish Zloty per one Euro which appears on Reuters screen ECB37 to the right of the caption “PLN” at approximately 2:15 p.m., Central European time, on the relevant valuation date;

(dd) where the currency exchange rate is PKR, the Pakistan Rupee/U.S. Dollar reference rate, expressed as the amount of Pakistan Rupee per one U.S. Dollar, for settlement in two business days which appears on Reuters screen “SBPK” page at the specified time, if any, on the relevant valuation date;

(ee) where the currency exchange rate is PLZ, the Polish Zloty/U.S. Dollar fixing rate, expressed as the amount of Polish Zloty per one U.S. Dollar, for settlement in two business days reported by the National Bank of Poland which appears on the Reuters screen “NBPR” page at the specified time, if any, on the relevant valuation date;

(ff) where the currency exchange rate is RUB, the Russian Ruble/U.S. Dollar official fixing rate, expressed as the amount of Russian Rubles per one U.S. Dollar, for settlement on the same day reported by the Chicago Mercantile Exchange pursuant to its arrangement with the Emerging Markets Traders Association which appears on the Reuters screen “EMTA” page as of 11:00 a.m., Moscow time, on the relevant valuation date;

(gg) where the currency exchange rate is SEK, the Swedish Krona/Euro fixing rate, expressed as the amount of Swedish Krona per one Euro which appears on Reuters screen “ECB37” to the right of the caption “SEK” at approximately 2:15 p.m., Central European time, on the relevant valuation date;

(hh) where the currency exchange rate is SGD, the Singapore Dollar/U.S. Dollar spot rate at 11:00 a.m., Singapore time, expressed as the amount of Singapore Dollar per one U.S. Dollar, for settlement in two business days, reported by the Association of Banks in Singapore which appears on the Reuters page “ABSIRFIX01” to the right of the caption “Spot” under the column “SGD” at approximately 11:30 a.m., Singapore time, on the relevant valuation date;

(ii) where the currency exchange rate is SKK, the Slovak Koruna/U.S. Dollar official fixing rate, expressed as the amount of Slovak Koruna per one U.S. Dollar, for settlement in two business days reported by the National Bank of Slovakia which appears on the Reuters screen “NBSB” page as of 11:40 a.m., Bratislava time, on the relevant valuation date;

(jj) where the currency exchange rate is THB, the Thai Baht/U.S. Dollar spot rate at 11:00 a.m., Singapore time, expressed as the amount of Thai Baht per one U.S. Dollar, for settlement in two Business Days, reported by the Association of Banks in Singapore which appears on the Reuters page “ABSIRFIX01” to the right of the caption “Spot” under the column “THB” at approximately 11:30 a.m., Singapore time, on the relevant valuation date;

(kk) where the currency exchange rate is TRY, the Turkish Lira/Euro fixing rate, expressed as the amount of Turkish Lira per one Euro which appears on Reuters screen “ECB37” to the right of the caption “TRY” at approximately 2:15 p.m., Central European time, on the relevant valuation date;

(ll) where the currency exchange rate is TWD, the Taiwanese Dollar/U.S. Dollar specified rate, expressed as the amount of Taiwanese Dollars per one U.S. Dollar, for settlement in two business days which appears on the Reuters screen “TFEMA” page as of 11:00 a.m., Taipei time, on the relevant valuation date;

(mm) where the currency exchange rate is UAH, the Ukrainian Hryvnia/U.S. Dollar interbank rate, expressed as the amount of Ukrainian Hryvnia per one U.S. Dollar, for settlement on the same day reported by the Ukraine Interbank Currency Exchange which appears on the Reuters screen “UICE1” page at the specified time, if any, on the relevant valuation date;

(nn) where the currency exchange rate is USD, the U.S. Dollar/Euro fixing rate, expressed as the amount of U.S. Dollar per one Euro which appears on Reuters screen ECB37 to the right of the caption “USD” at approximately 2:15 p.m., Central European time, on the relevant valuation date;

(oo) where the currency exchange rate is VER, the Venezuelan Bolivar/U.S. Dollar tipo de câmbio referencial rate, expressed as the amount of Venezuelan Bolivar per one U.S. Dollar, for settlement in two business days (where these days are business days in both Caracas and New York) reported by the Banco Central de Venezuela which appears on the Reuters screen “VBCV” page at approximately 5:00 p.m., Caracas time, on the relevant valuation date; and

(pp) where the currency exchange rate is ZAR, the South African Rand/Euro fixing rate, expressed as the amount of South African Rand per one Euro which appears on Reuters screen “ECB37” to the right of the caption “ZAR” at approximately 2:15 p.m., Central European time, on the relevant valuation date.

The screen or time of observation indicated in relation to any currency exchange rate above shall be deemed to refer to that screen or time of observation as modified or amended from time to time, or to any substitute screen thereto.

To the extent that amounts payable on the notes are based on a reference asset comprised of one or more currency exchange rates not described above, the closing level of that currency exchange rate on any day will equal the currency exchange rate as determined by the calculation agent by reference to the mechanics, the Reuters screen, Bloomberg page or other pricing source and the time specified in the applicable pricing supplement.

Market Disruption Events Relating to Notes with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates

Any of the following will be a market disruption event where the reference asset is comprised of a currency exchange rate or exchanges rates:

•

any event or any condition (including without limitation any event or condition that occurs as a result of the enactment, promulgation, execution, ratification, interpretation or application of, or any change in or amendment to, any law, rule or regulation by any applicable governmental authority) that results in an illiquid market for currency transactions or that generally makes it impossible, illegal or impracticable for market participants, or hinders their abilities, (a) to convert from one foreign currency to another through customary commercial channels, (b) to effect currency transactions or (c) to obtain the currency exchange rate by reference to the applicable price source;

•

(i) the declaration of a banking moratorium or (ii) the suspension of payments by banks, in either case, in the country of any currency used to determine the applicable currency exchange rate or (iii) the declaration of capital and/or currency controls (including without limitation any restriction placed on assets in or transactions through any account through which a non-resident of the country of any currency used to determine the applicable currency exchange rate may hold assets or transfer monies outside the country of that currency, and any restriction on the transfer of funds, securities or other assets of market participants from or within or outside of the country of any currency used to determine the applicable currency exchange rate); or

•

any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this prospectus supplement;

•	and, in any of these events, the calculation agent determines that the event was material.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five business days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth business day, the calculation agent will make an estimate of the currency exchange rate for the currency that would have prevailed on that fifth business day in the absence of the market disruption event.

If the currency exchange rate is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to a currency exchange rate on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events”.

Adjustments Relating to Notes with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates

If the calculation agent determines that (i) any currency exchange rate has been removed from circulation or otherwise discontinued and (ii) banks dealing in foreign exchange and foreign currency deposits in the underlying currency commence trading a successor or substitute currency substantially similar to the foreign currency that the calculation agent determines is comparable to the discontinued currency (that currency being referred to herein as a “successor currency”), then the level for the currency will be determined by reference to the value of the successor currency at the time determined by the calculation agent on the markets for the successor currency on the relevant valuation date.

If the calculation agent determines that any successor currency shall be utilized for purposes of calculating the level of the currency comprising the currency exchange rate, or making any other determinations as of or after that time, the calculation agent will make those calculations and adjustments as, in judgment of the calculation agent, may be necessary in order to arrive at a value of a currency exchange rate for a currency comparable to the underlying currency, as if those changes or modifications had not been made, and shall calculate the payment at maturity (including the individual inputs thereof) and the final level with reference to that currency or the successor currency, as adjusted. In this event, the calculation agent will provide written notice to the trustee thereof, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes.

Notwithstanding these alternative arrangements, discontinuance of the publication of the level of any currency comprising the currency exchange rate may adversely affect the value of, and trading in, the notes.

If at any time the method of calculating the level of a currency or a successor currency, or the value thereof, is changed in a material respect, or is in any other way modified so that the conventional market quotation does not, in the opinion of the calculation agent, fairly represent the value of that currency or successor currency had those changes or modifications not been made, then, for purposes of calculating any level, the payment at maturity or making any other determinations as of or after that time, the calculation agent will make those calculations and adjustments as the calculation agent determines may be necessary in order to arrive at a value for that currency comparable to the underlying currency comprising the currency exchange rate or that successor currency, as the case may be, as if those changes or modifications have not been made, and calculate the amount of interest, payment at maturity and other amounts payable on the note (including the individual inputs thereof) with reference to the currency or the successor currency, as adjusted. In such event, the calculation agent will provide written notice to the trustee thereof, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes.

Baskets

The principal, interest or any other amounts payable on the notes may be based on a basket of multiple instruments or measures, including but not limited to equity securities, commodities, indices, foreign currencies, interest rates and/or any combination thereof.

To the extent that a component of a basket is comprised of an asset type herein described, see the applicable section under the heading “Reference Assets” for further information that may affect that component of the basket, and therefore the reference asset of your notes.

Market Disruption Events for Notes with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof

With respect to each basket component, a market disruption event will be described in the section of this prospectus supplement applicable to that basket component.

For example, the “Reference Assets—Equity Securities” section describes the circumstances under which the calculation agent may determine that there is a market disruption event with respect to a basket component that consists of an equity security.

The basket valuation date will be the date stated in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that respective day.

If no market disruption event exists with respect to a basket component on a basket valuation date, such basket component’s level, value or price shall be determined on the scheduled basket valuation date. To the extent that a market disruption event exists with respect to a component on the basket valuation date, the price, value or level of that disrupted basket component shall be determined in accordance with the procedures set forth above for the specific reference asset type of the basket component.

Adjustments Relating to Notes with the Reference Asset Comprised of a Basket

If the calculation agent substitutes a successor index, successor currency or successor commodity, as the case may be, or otherwise affects or modifies the reference asset, the calculation agent will make those calculations and adjustments as, in judgment of the calculation agent, may be necessary in order to arrive at a basket comparable to the original basket (including without limitation changing the percentage weights of the basket components), as if those changes or modifications had not been made, and shall calculate the amount of interest, payment at maturity and other amounts payable on the note (including the individual inputs thereof) with reference to that basket or the successor basket (as described below), as adjusted. In this event, the calculation agent will provide written notice to the trustee thereof, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes.

In the event of the adjustment described above, the newly composed basket is referred to herein as the “successor basket” and will be used as a substitute for the original basket for all purposes.

If the calculation agent determines that the available successors as described above do not fairly represent the value of the original basket component or basket, as the case may be, then the calculation agent will determine the level, value or price of the basket component or the basket level for any basket valuation date as described under “Reference Assets—Indices—Adjustments Relating to Notes with the Reference Asset Comprised of an Index” with respect to indices comprising the basket component, “Reference Assets—Commodities—Discontinuation of Trading; Alteration of Method of Calculation” with respect to commodities comprising the basket component and “Reference Assets—Currency Exchange Rates—Adjustments Relating to Notes with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” with respect to currency exchange rates comprising the basket component.

Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchanges or markets in any basket component may adversely affect the market value of the notes.

Reference Asset Information Provider

The notes have not been passed on by the information provider of the reference asset as to their legality or suitability. The notes are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the information provider of the reference asset. The trademarks, service marks or registered trademarks of the information provider of the reference asset are the property of their respective owners. The information provider of the reference asset makes no warranties and bears no liabilities with respect to the notes or to the administration or operation of the notes.

Applicable historical data on the reference asset will be provided in the applicable pricing supplement.

The possible “information providers” of the reference assets are Bloomberg screen, Reuters screen, Telerate or any other information provider as specified in the applicable pricing supplement.

Bloomberg screen

“Bloomberg screen” means, when used in connection with any designated pages, the display page so designated on the Bloomberg service (or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor).

Reuters screen

“Reuters screen” means, when used in connection with any designated page, the display page so designated on the Reuters Money 3000 Service (or any other page as may replace that page on that service for the purpose of displaying rates or prices).

Telerate

“Telerate” means, when used in connection with any designated page, the display page so designated on the Moneyline Telerate Service (or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor).

EMPLOYEE RETIREMENT INCOME SECURITY ACT

Each fiduciary of a pension, profit-sharing or other employee benefit plan (a “plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans subject only to Section 4975 of the Code (also “plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the plan or account. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless relief is available under an applicable statutory or administrative exemption. Some employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws.

The acquisition of the notes by a plan with respect to which Barclays Bank PLC, Barclays Capital Inc. or certain of our affiliates is or becomes a party in interest may constitute or result in prohibited transaction under ERISA or Section 4975 of the Code, unless those notes are acquired pursuant to and in accordance with an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. These exemptions are:

(a) PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

(b) PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

(c) PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

(d) PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

(e) PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

It should be noted that the recently enacted Pension Protection Act of 2006 contains a new statutory exemption from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code for transactions involving certain parties in interest or disqualified persons who are such merely because they are a service provider to a plan subject to ERISA and/or Section 4975 of the Code, or because they are related to a service provider. Generally, the new exemption would be applicable if the party to the transaction with the plan is a party in interest or a disqualified person to the plan but is not (i) an employer, (ii) a fiduciary who has or exercises any discretionary authority or control with respect to the investment of the plan assets involved in the transaction, (iii) a fiduciary who renders investment advice (within the meaning of ERISA and Section 4975 of the Code) with respect to those assets, or (iv) an affiliate of (i), (ii) or (iii). Any fiduciary relying on this new statutory exemption (Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) and purchasing securities on behalf of a plan will be deemed to have made a determination that (x) the plan is paying no more than, and is receiving no less than, adequate consideration in connection with the transaction and (y) neither

Barclays Bank PLC, Barclays Capital Inc. nor any of their affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice (as defined above) with respect to the assets of the plan which the fiduciary is using to purchase notes, both of which are necessary preconditions to utilizing this new exemption. Any person proposing to acquire any securities on behalf of a plan should consult with counsel regarding the application of the new exemption.

The notes may not be purchased or held by (1) any plan, (2) any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) pursuant to Department of Labor Regulation 29 CFR 2510.3-101, as modified by Section 3(42) of ERISA, or otherwise or (3) any person investing “plan assets” of any plan, unless in each case the purchaser or holder is eligible for the exemptive relief available under one or more of the PTCEs listed above or another applicable statutory or similar exemption. Any purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding of the notes that it either (1) is not a plan or a plan asset entity and is not purchasing those notes on behalf of or with “plan assets” of any plan or plan asset entity or (2) with respect to the purchase or holding, is eligible for the exemptive relief available under any of the PTCEs listed above or another applicable statutory or administrative exemption. Any purchaser or holder of the notes that is or is using the assets of, directly or indirectly, an employee benefit plan not subject to ERISA or Section 4975 of the Code, such as a government plan or a foreign plan, will be deemed to have represented, by its purchase and holding of the notes, that the purchase, holding and subsequent disposition of the notes and the transactions contemplated hereby do not constitute non-exempt violations of any applicable federal, state, local or foreign laws, rules, regulations or other restrictions, regardless of whether those restrictions are materially similar to Section 406 of ERISA and/or Section 4975 of the Code.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any plan, plan asset entity or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under similar laws, as applicable.

The sale of any note to a plan or a non-ERISA arrangement is in no respect a representation by Barclays Bank PLC, Barclays Capital Inc. or any of their affiliates that the investment meets all relevant legal requirements with respect to investments by plans or non-ERISA arrangements generally or any particular plan or non-ERISA arrangement, or that the investment is appropriate for a plan or a non-ERISA arrangement generally or any particular plan or non-ERISA arrangement.

Each plan purchaser and holder of notes, by its purchasing and holding of the notes, will be deemed to have acknowledged, represented to and agreed with Barclays Bank PLC, Barclays Capital Inc. or any of their affiliates that the plan is purchasing and holding the notes pursuant to one of the PTCEs listed above, the “service provider” exemption (Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) or another statutory or administrative exemption from the prohibited transaction provisions of Section 406 of ERISA and/or Section 4975 of the Code.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the notes, you should consult your legal counsel.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Notes

Distribution Agreement. We plan to distribute all or part of the medium-term notes under a distribution agreement with Barclays Capital Inc., as agent, relating to our medium-term notes. Pursuant to the distribution agreement, the agent has agreed to use its reasonable efforts to solicit and receive offers to subscribe for the notes from us upon the terms and conditions set forth in the applicable pricing supplement. We filed the form of distribution agreement with the SEC under cover of Form 6-K on September 20, 2004 (File No. 001-10257). We would have the right to accept offers to subscribe for notes and may reject any proposed subscription of the notes. The agent may also reject any offer to subscribe for notes. We would pay the agent a commission on any notes distributed through the agent. In compliance with the guidelines of the National Association of Securities Dealers, Inc., the maximum discount or commission to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate amount of the notes offered pursuant to the applicable pricing supplement.

We may also issue notes to the agent as principal for its own account in a firm commitment underwriting. In that case, the agent will subscribe for the notes at a price equal to the issue price specified in the applicable pricing supplement, less a discount. The discount will equal the applicable commission on an agency sale of notes with the same stated maturity.

The agent may distribute any notes it purchases as principal to other brokers or dealers at a discount, which may include all or part of the discount the agent received from us. If all the notes are not distributed at the initial offering price, the agents may change the offering price and other subscription terms.

We may appoint agents under the distribution agreement other than or in addition to Barclays Capital Inc. Any of these agents will enter into the distribution agreement referred to above, and the applicable pricing supplement will name any of these agents involved in the offering and issue of the notes and any commission that we will pay to them. Agents through whom we distribute notes may enter into arrangements with other institutions with respect to the distribution of the notes, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from purchasers for whom they may act as agents. The other agents may be our affiliates or customers and may engage in transactions with and perform services for us in the ordinary course of business. Barclays Capital Inc. may resell notes to or through another of our affiliates, as selling agent.

Other Arrangements. In addition to subscriptions under the distribution agreement referred to above, we may also distribute all or part of the notes from time to time, on terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods of distribution. We describe these other arrangements in “Plan of Distribution” in the accompanying prospectus. We may also engage other firms to provide marketing or promotional services in connection with the distribution of the notes. We will describe any of these arrangements in the applicable pricing supplement.

Settlement. The applicable pricing supplement will specify when the notes will be delivered. Delivery of the notes may be made against payment after the third business day following the date of the applicable pricing supplement, or otherwise as specified by the applicable pricing supplement (for example, if delivery against payment is on the seventh business day, the settlement cycle will be referred to as “T+7”). Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of the applicable pricing supplement will be required, by virtue of the fact that the notes initially will settle, for example, in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Market-Making Resales

This prospectus supplement may be used by Barclays Capital Inc. in connection with offers and sales of the notes in market-making transactions. In a market-making transaction, Barclays Capital Inc. may resell a note it acquires from other holders, after the original offering and distribution of the note. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Barclays Capital Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which Barclays Capital Inc. acts as principal, or as agent for both counterparties in a transaction in which Barclays Capital Inc. does not act as principal. Barclays Capital Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Barclays Bank PLC may also engage in transactions of this kind and may use this prospectus supplement for this purpose.

The aggregate initial offering price specified on the cover of the accompanying pricing supplement relates to the initial offering of the notes described in the pricing supplement. This amount does not include notes sold in market-making transactions. The latter includes notes to be issued after the date of this prospectus supplement, as well as notes previously issued.

Barclays Bank PLC may receive, directly or indirectly, all or a portion of the proceeds of any market-making transactions by Barclay’s Capital Inc. and its other affiliates. Fees in connection with possible related swaps and other agreements may need to be described in the applicable pricing supplement depending on the circumstances.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your note is being subscribed for in its original offering and issue, you may assume that you are purchasing your note in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each issue of notes will be a new issue, and there will be no established trading market for any note prior to its original issue date. We do not intend to list any particular issue of notes unless specified in the applicable pricing supplement. We have been advised by Barclays Capital Inc. that it may make a market in the notes, and any underwriters to whom we sell notes for public offering or broker-dealers may also make a market in those notes. However, neither Barclays Capital Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the notes.

Unless otherwise indicated in the applicable pricing supplement or confirmation of sale, the subscription price of the notes will be required to be paid in immediately available funds in New York City.

In this prospectus supplement, the accompanying prospectus, and the applicable pricing supplement, the terms “this offering” means the initial offering of notes made in connection with their original issuance. This term does not refer to any subsequent resales of notes in market-making transactions.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the issue and subscription of the notes for the purposes we describe below. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

On or prior to the issue and subscription of the notes, we or our affiliates expect to enter into hedging transactions to hedge some or all of our anticipated exposure by, for example, taking or modifying positions in the reference assets and listed or over-the-counter options on the reference assets. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

In this regard, we or our affiliates may, throughout the life of the notes:

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures or other instruments linked to the reference asset,

•	acquire or dispose of long or short positions in components of the reference assets,

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures or other instruments designed to track the performance of the reference assets or their components, or

•	any other transaction or arrangement.

We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of some or all of the components of the reference asset, or listed or over-the-counter options, futures or other instruments linked to the reference assets or their components.

The hedging activity discussed above may adversely affect the market value of the notes from time to time. See “Risk Factors” in this prospectus supplement for a discussion of these adverse effects.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion supersedes the discussion set forth in “Tax Considerations” in the accompanying prospectus. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of the notes.

For purposes of this summary, a “U.S. holder” is a beneficial owner of a note that is:

•	an individual who is a citizen or a resident of the United States, for federal income tax purposes;

•

a corporation (or other entity that is treated as a corporation for federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

•	an estate whose income is subject to federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons (as defined for federal income tax purposes) have the authority to control all of its substantial decisions.

For purposes of this summary, a “non-U.S. holder” is a beneficial owner of a note that is:

•	a nonresident alien individual for federal income tax purposes;

•	a foreign corporation for federal income tax purposes;

•	an estate whose income is not subject to federal income tax on a net income basis; or

•

a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if United States persons (as defined for federal income tax purposes) do not have the authority to control all of its substantial decisions.

An individual may, subject to certain exceptions, be deemed to be a resident of the United States for federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three year period ending in the current calendar year (counting for those purposes all of the days present in the current year, one third of the days present in the immediately preceding year, and one sixth of the days present in the second preceding year).

This summary is based on interpretations of the Code, regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any of those changes may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only holders that purchase notes at initial issuance, and own notes as capital assets and not as part of a “straddle”, “hedge”, “synthetic security”, or “conversion transaction” for federal income tax purposes or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as banks, thrifts or other financial institutions; insurance companies; securities dealers or brokers, or traders in securities electing mark-to-market treatment; regulated investment companies or real estate investment trusts; small business investment companies; S corporations; investors that hold their notes through a partnership or other entity treated as a partnership for federal tax purposes; investors whose functional currency is not the U.S. dollar; certain former citizens or residents of the United States; persons subject to the alternative minimum tax; retirement plans or other tax-exempt entities, or persons holding the notes in tax-deferred or tax-advantaged accounts; or “controlled foreign corporations” or “passive foreign investment companies” for federal income tax purposes). This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership or disposition of the notes. Persons considering the purchase of notes should consult their own tax advisors concerning the application of federal income tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of notes arising under the laws of any other taxing jurisdiction.

The applicable pricing supplement may contain a further discussion of the special federal income tax consequences applicable to certain notes. The summary of the federal income tax considerations contained in the applicable pricing supplement supersedes the following summary to the extent it is inconsistent therewith.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes

Unless otherwise indicated in the applicable pricing supplement and except as provided below under “—Certain Notes Treated as Forward Contracts or Executory Contracts” and “Certain Notes Treated as Put Options” we intend to treat the notes as indebtedness for federal income tax purposes, and the balance of this summary, except as provided below under “—Certain Notes Treated as Forward Contracts or Executory Contracts” and “Certain Notes Treated as Put Options” assumes that the notes are treated as indebtedness for federal income tax purposes. However, the treatment of a note as indebtedness for federal income tax purposes depends on a number of factors, and if the notes are not properly treated as indebtedness for federal income tax purposes, the federal income tax treatment of investors in notes may be different than that described below.

Payments of Interest

Unless otherwise indicated in the applicable pricing supplement, interest on a note will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder’s normal method of accounting for tax purposes.

Amounts included in income with respect to your Note will be interest income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a U.S. holder. Under the foreign tax credit rules, interest paid in taxable years beginning before January 1, 2007 will generally be “passive” or “financial services” income, while interest paid in taxable years beginning after December 31, 2006 will generally be “passive” or “general” income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit.

Original Issue Discount

The following is a summary of the principal federal income tax consequences of the ownership of notes having original issue discount.

A note will have original issue discount for federal income tax purposes if its “issue price” is less than its “stated redemption price at maturity” by more than a de minimis amount, as discussed below, and it has a term of more than one year.

The issue price of a note generally is the first price at which a substantial amount of the “issue” of notes is sold to the public for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), excluding pre-issuance accrued interest (as discussed below under “—Pre-Issuance Accrued Interest”). You may obtain the price of each note by contacting Structuring, Investor Solutions Americas at (212) 412-1101.

The “stated redemption price at maturity” of a note generally is the total amount of all payments provided by the note other than “qualified stated interest” payments.

Qualified stated interest generally is stated interest that is “unconditionally payable” in cash or property (other than debt instruments of the issuer) at least annually either at a single fixed rate, or a “qualifying variable rate” (as described below). Qualified stated interest is taxable to a U.S. holder when accrued or received in accordance with the U.S. holder’s normal method of tax accounting.

Interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the note otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment within a reasonable grace period) or non-payment a remote contingency. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between stated interest payments. Thus, if the interval between payments varies during the term of the instrument, the value of the fixed rate on which payment is based generally must be adjusted to reflect a compounding assumption consistent with the length of the interval preceding the payment.

Notes having “de minimis original issue discount” generally will be treated as not having original issue discount unless a U.S. holder elects to treat all interest on the note as original issue discount. See “—Election to Treat All Interest and Discount as Original Issue Discount (Constant Yield Method)”. A note will be considered to have “de minimis original issue discount” if the difference between its stated redemption price at maturity and its issue price is less than the product of  1/4 of 1 percent of the stated redemption price at maturity and the number of complete years from the issue date to maturity (or the weighted average maturity in the case of a note that provides for payment of an amount other than qualified stated interest before maturity).

U.S. holders of notes having original issue discount will be required to include original issue discount in gross income for federal income tax purposes as it accrues (regardless of the U.S. holders’ method of accounting), which may be in advance of receipt of the cash attributable to that income. Original issue discount accrues under the constant yield method, based on a compounded yield to maturity, as described below. Accordingly, U.S. holders of notes having original issue discount will generally be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

The annual amount of original issue discount includible in income by the initial U.S. holder of a note having original issue discount will equal the sum of the “daily portions” of the original issue discount with respect to the note for each day on which the U.S. holder held the note during the taxable year. Generally, the daily portions of original issue discount are determined by allocating to each day in an “accrual period” the ratable portion of original issue discount allocable to the accrual period. The term accrual period means an interval of time with respect to which the accrual of original issue discount is measured and which may vary in length over the term of the note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or last day of an accrual period.

The amount of original issue discount allocable to an accrual period will be the excess of:

•	the product of the “adjusted issue price” of the note at the commencement of the accrual period and its “yield to maturity” over

•	the amount of any qualified stated interest payments allocable to the accrual period.

The adjusted issue price of a note at the beginning of the first accrual period is its issue price and, on any day thereafter, it is the sum of the issue price and the amount of original issue discount previously includible in the gross income of the U.S. holder (without regard to any “acquisition premium” as described below), reduced by the amount of any payment other than a payment of qualified stated interest previously made on the note. If an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest that is payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated on a pro-rata basis to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval is increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but is not payable until the end of the interval. The yield to maturity of a note is the yield to maturity computed on the basis of compounding at the end of each accrual period properly adjusted for the length of the particular accrual period. If all accrual periods are of equal length except for a shorter initial and/or final accrual period(s), the amount of original issue discount allocable to the initial period may be computed using any reasonable method; however, the original issue discount allocable to the final accrual period will always be the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period.

Pre-Issuance Accrued Interest

If (i) a portion of the initial purchase price of a note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the note is to be made within one year of the note’s issue date, and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. holder may compute the issue price of the note by subtracting the amount of the pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.

Notes Subject to Call or Put Options

For purposes of calculating the yield and maturity of a note subject to an option, in general, a call option held by the issuer is presumed exercised if, upon exercise, the yield on the note is less than it would have been had the option not been exercised, and a put option held by a U.S. holder is presumed exercised if, upon exercise, the yield on the note is more than it would have been had the option not been exercised. The effect of this rule generally may accelerate or defer the inclusion of original issue discount in the income of a U.S. holder whose note is subject to a put option or a call option, as compared to a note that does not have those options. The applicable pricing supplement will indicate whether a put option or call option will be presumed to be exercised and the effect of that presumption. If any option that is presumed to be exercised is not in fact exercised, the note is treated as reissued solely for purposes of the original issue discount rules on the date of presumed exercise for an amount equal to its adjusted issue price on that date. The deemed reissuance will have the effect of redetermining the note’s yield and maturity for original issue discount purposes and any related subsequent accruals of original issue discount.

Variable Rate Debt Instruments

Some notes that are treated as “variable rate debt instruments” are subject to special rules described below. The applicable pricing supplement will indicate whether we intend to treat a note as a variable rate debt instrument that is subject to these special rules.

If a variable rate debt instrument bears interest that is unconditionally payable or compounds at least annually at a single qualified floating rate or objective rate (including a qualified inverse floating rate), all stated interest is treated as qualified stated interest. The accrual of any original issue discount is determined by assuming the note bears interest at a fixed interest rate equal to the issue date value of the qualified floating rate or qualified inverse floating rate or, in the case of any other objective rate, a fixed internal rate that is equal to the reasonably expected yield for the note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period. The applicable pricing supplement will indicate whether a note is subject to these rules.

If a variable rate debt instrument bears interest at a qualifying variable rate other than a single qualified floating rate or objective rate, the amount and accrual of original issue discount generally are determined by (i) determining a fixed rate substitute for each variable rate as described in the preceding paragraph, (ii) determining the amount of qualified stated interest and original issue discount by assuming the note bears interest at those substitute fixed rates and (iii) making appropriate adjustments to the qualified stated interest and original issue discount so determined for actual interest rates under the note. However, if that qualifying variable rate includes a fixed rate (other than certain initial fixed rates), the note is treated for purposes of applying clause (i) of the preceding sentence as if it provided for an assumed qualified floating rate (or qualified inverse floating rate if the actual variable rate is such) that would cause the note to have approximately the same fair market value, and the rate is used in lieu of the fixed rate. The applicable pricing supplement will indicate whether a note is subject to these rules.

Short-Term Obligations

Certain notes that are treated as “short-term obligations” are subject to special rules. The applicable pricing supplement will indicate whether we intend to treat the notes as short-term obligations. A note that is a short-term obligation will be acquired with “acquisition discount” equal to all payments under the note over the U.S. holder’s basis in the note. U.S. holders that report income for federal income tax purposes on the accrual method and certain other holders are required to include original issue discount (equal to the difference between all payments on the note over its issue price) in income or, if the U.S. holder elects, acquisition discount with respect to a note that is a short-term obligation. Original issue discount or acquisition discount on notes that are short-term obligations is accrued on a straight-line basis, unless an irrevocable election with respect to the note is made to accrue the original issue discount or acquisition discount under the constant yield method based on daily compounding.

In general, an individual or other cash method U.S. holder of a short-term obligation is not required to accrue original issue discount or acquisition discount with respect to a note that is a short-term obligation, unless the U.S. holder elects to do so. An election by a cash basis U.S. holder to accrue original issue discount on a note that is a short-term obligation, as well as the election to accrue acquisition discount instead of original issue discount with respect to a note that is a short-term obligation, applies to all short-term obligations acquired by the U.S. holder during the first taxable year for which the election is made, and all subsequent taxable years of the U.S. holder, unless the Internal Revenue Service (the “IRS”) consents to a revocation. In the case of a U.S. holder that is not required (and does not elect) to include original issue discount or acquisition discount in income currently, any gain realized on the sale, exchange or other taxable disposition of a note that is a short-term obligation is treated as ordinary income to the extent of the original issue discount that had accrued on a straight-line basis (or, if elected, under the constant yield method based on daily compounding) through the date of sale, exchange or other disposition, and the U.S. holder will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry the note in an amount not exceeding the accrued original issue discount (determined on a ratable basis, unless the U.S. holder elects to use a constant yield basis) on the note, until the original issue discount is recognized.

In general, the treatment of accrual method U.S. holders and cash method U.S. holders that elect to accrue discount currently on short-term obligations that provide for contingent interest is uncertain. Under one approach, the U.S. holder would wait until the maturity of a note to accrue the discount, even if the term of the note spans a taxable year. Under another approach, a U.S. holder would apply rules analogous to the rules that apply to “contingent payment debt instruments” as described below under “—Contingent Payment Debt Instruments” and would accrue acquisition discount at our comparable yield (i.e., the yield at which we would issue a fixed-rate noncontingent debt instrument with terms and conditions similar to those of the notes). Prospective purchasers can obtain the comparable yield of the notes by contacting Structuring, Investors Solutions Americas at (212) 412-1101. Under this approach, if the actual contingent payment received is less than the accrued discount based on the comparable yield, then the U.S. holder would first reduce the acquisition discount accrued for the year in which the contingent payment is paid, and any remainder of the difference between the accrued discount and the actual contingent payment would be treated as an ordinary loss that is not subject to limitations on the deductibility of miscellaneous deductions. Other approaches may be possible. Prospective investors that are accrual method U.S. holders or cash method U.S. holders that elect to accrue the discount currently should consult with their tax advisors regarding the appropriate method of accruing the discount on short-term obligations that provide for contingent interest. Cash method U.S. holders that do not elect to accrue the discount currently should include contingent payments on short-term obligations in income upon receipt.

Market Discount and Premium

If a U.S. holder purchases a note, other than a contingent payment debt instrument or a short-term obligation, for an amount that is less than its stated redemption price at maturity or, in the case of a note having original issue discount, less than its revised issue price (which is the sum of the issue price of the note and the aggregate amount of the original issue discount previously includible in the gross income of any holder (without regard to any acquisition premium)), the amount of the difference generally will be treated as market discount for federal income tax purposes. (It is possible that a U.S. holder may purchase a note at original issuance for an amount that is different than its issue price.) The amount of any market discount generally will be treated as de minimis and disregarded if it is less than the product of  1/4 of 1 percent of the stated redemption price at maturity of the note and the number of complete years to maturity (or weighted average maturity in the case of notes paying any amount other than qualified stated interest prior to maturity).

Under the market discount rules, a U.S. holder is required to treat any principal payment on, or any gain on the sale, exchange, redemption or other disposition of, a note as ordinary income to the extent of any accrued market discount that has not previously been included in income. If the note is disposed of in a nontaxable transaction (other than certain specified nonrecognition transactions), accrued market discount will be includible as ordinary income to the U.S. holder as if the U.S. holder had sold the note at its then fair market value. In addition, the U.S. holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note.

Market discount accrues ratably during the period from the date of acquisition to the maturity of a note, unless the U.S. holder elects to accrue it under the constant yield method. A U.S. holder of a note may elect to include market discount in income currently as it accrues (either ratably or under the constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. The election to include market discount currently applies to all market discount obligations acquired during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If an election is made to include market discount in income currently, the basis of the note in the hands of the U.S. holder will be increased by the market discount thereon as it is included in income.

A U.S. holder that purchases a note having original issue discount, other than a contingent payment debt instrument or a short-term obligation, for an amount exceeding its “adjusted issue price” (which is described above under “—Original Issue Discount”) and less than or equal to the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be treated as having purchased the note with acquisition premium. The amount of original issue discount that the U.S. holder must include in gross income with respect to that note will be reduced in the proportion that the excess bears to the original issue discount remaining to be accrued as of the note’s acquisition and ending on the maturity date. Rather than apply the above fraction, the U.S. holder that, as discussed below, elects to treat all interest as original issue discount would treat the purchase at an acquisition premium as a purchase at an original issuance and calculate original issue discount accruals on a constant yield to maturity.

A U.S. holder that acquires a note, other than a contingent payment debt instrument, for an amount that is greater than the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be treated as having purchased the note at a bond premium and will not be required to include any original issue discount in income. A U.S. holder generally may elect to amortize bond premium. The election to amortize bond premium must be made with a timely filed federal income tax return for the first taxable year to which the U.S. holder wishes the election to apply.

If the bond premium is amortized, the amount of interest that must be included in the U.S. holder’s income for each period ending on an interest payment date or on stated maturity, as the case may be, will be reduced by the portion of the bond premium allocable to that period based on the note’s yield to maturity (or, in some circumstances, until an earlier call date) determined by using the U.S. holder’s basis of the note, compounding at the close of each accrual period. If the bond premium allocable to an accrual period is in excess of qualified stated interest allocable to that period, the excess may be deducted to the extent of prior income inclusions and is then carried to the next accrual period and offsets qualified stated interest in that period. If an election to amortize the bond premium is not made, a U.S. holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale, exchange, redemption or other disposition or payment of the principal amount of the note.

An election to amortize the bond premium will apply to amortizable bond premium on all notes and other bonds, the interest on which is includible in the U.S. holder’s gross income, held at the beginning of the U.S. holder’s first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the IRS. The election to treat all interest as original issue discount is treated as an election to amortize premium. Special rules may apply if a note is subject to call prior to maturity at a price in excess of its stated redemption price at maturity.

Election to Treat All Interest and Discount as Original Issue Discount (Constant Yield Method)

A U.S. holder of a note may elect to include in income all interest and discount (including de minimis original issue discount and de minimis market discount), as adjusted by any premium with respect to the note, based on a constant yield method, which is described above under “—Original Issue Discount”. The election is made for the taxable year in which the U.S. holder acquired the note, and it may not be revoked without the consent of the IRS. If that election is made with respect to a note having market discount, the U.S. holder will be deemed to have elected currently to include market discount on a constant yield basis with respect to all debt instruments having market discount acquired during the year of election or thereafter. If made with respect to a note having amortizable bond premium, the U.S. holder will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the U.S. holder during the year of election or thereafter.

Sale, Exchange, Redemption or Repayment of the Notes

Upon the disposition of a note by sale, exchange, redemption, repayment of principal at maturity or other taxable disposition, a U.S. holder will generally recognize taxable gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued but untaxed interest) and (ii) the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will equal the cost of the note (net of accrued interest) to the U.S. holder, increased by amounts includible in income as original issue discount or market discount, as described above (if the holder elects to include market discount in income on a current basis) and reduced by any amortized bond premium and any payments (other than payments of qualified stated interest) made on the note.

Because the note is held as a capital asset, such gain or loss (except to the extent that the market discount rules or the rules relating to short-term obligations otherwise provide) will generally constitute capital gain or loss. Capital gains of individual taxpayers from the sale, exchange or other disposition of a note held for more than one year may be eligible for reduced rates of taxation. The deductibility of a capital loss realized on the sale, exchange, or other disposition of a note is subject to limitations.

Contingent Payment Debt Instruments

Certain notes that are treated as “contingent payment debt instruments” are subject to special rules. The applicable pricing supplement will indicate whether we intend to treat a note as a contingent payment debt instrument. If a contingent payment debt instrument is issued for cash or publicly traded property, original issue discount is determined and accrued under the “noncontingent bond method”. Unless otherwise indicated in the applicable pricing supplement, we intend to treat all notes that are treated as contingent payment debt instruments as subject to the noncontingent bond method.

Under the noncontingent bond method, for each accrual period, U.S. holders of the notes accrue original issue discount equal to the product of (i) the “comparable yield” (adjusted for the length of the accrual period) and (ii) the “adjusted issue price” of the notes at the beginning of the accrual period. This amount is ratably allocated to each day in the accrual period and is includible as ordinary interest income by a U.S. holder for each day in the accrual period on which the U.S. holder holds the contingent payment debt instrument, whether or not the amount of any payment is fixed or determinable in the taxable year. Thus, the noncontingent bond method may result in recognition of income prior to the receipt of cash.

In general, the comparable yield of a contingent payment debt instrument is equal to the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the contingent payment debt instrument, including level of subordination, term, timing of payments, and general market conditions. For example, if a hedge of the contingent payment debt instrument is available that, if integrated with the contingent payment debt instrument, would produce a “synthetic debt instrument” with a specific yield to maturity, the comparable yield will be equal to the yield of the synthetic debt instrument. However, if such a hedge is not available, but similar fixed rate debt instruments of the issuer are traded at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the benchmark rate on the issue date and the spread. Prospective purchasers can obtain the comparable yield of the notes by contacting Structuring, Investors Solutions Americas at (212) 412-1101.

The adjusted issue price at the beginning of each accrual period is generally equal to the issue price of the note plus the amount of original issue discount previously includible in the gross income of the U.S. holder less any noncontingent payment and the projected amount of any contingent payment contained in the projected payment schedule (as described below) previously made on the contingent payment debt instrument.

In addition to the determination of a comparable yield, the noncontingent bond method requires the construction of a projected payment schedule. The projected payment schedule includes all noncontingent payments and projected amounts for each contingent payment to be made under the contingent payment debt instrument that are adjusted to produce the comparable yield. Prospective purchasers can obtain the projected payment schedule of the notes by contacting Structuring, Investors Solutions Americas at (212) 412-1101. The projected payment schedule remains fixed throughout the term of the contingent payment debt instrument. A U.S. holder is required to use the issuer’s projected payment schedule to determine its interest accruals and adjustments, unless the U.S. holder determines that the issuer’s projected payment schedule is unreasonable, in which case the U.S. holder must disclose its own projected payment schedule in connection with its federal income tax return and the reason(s) why it is not using the issuer’s projected payment schedule.

If the actual amounts of contingent payments are different from the amounts reflected in the projected payment schedule, a U.S. holder is required to make adjustments in its accruals under the noncontingent bond method described above when those amounts are paid. Adjustments arising from contingent payments that are greater than the assumed amounts of those payments are referred to as “positive adjustments”; adjustments arising from contingent payments that are less than the assumed amounts are referred to as “negative adjustments”. Positive and negative adjustments are netted for each taxable year with respect to each note. Any net positive adjustment for a taxable year is treated as additional original issue discount income of the U.S. holder. Any net negative adjustment reduces any original issue discount on the note for the taxable year that would otherwise accrue. Any excess is then treated as a current-year ordinary loss to the U.S. holder to the extent of original issue discount accrued in prior years. The balance, if any, is treated as a negative adjustment in subsequent taxable years. Finally, to the extent that it has not previously been taken into account, an excess negative adjustment reduces the amount realized upon a sale, exchange, redemption or other taxable disposition of the note.

A U.S. holder’s basis in a contingent payment debt instrument is increased by the projected contingent payments accrued by the holder under the projected payment schedule (as determined without regard to adjustments made to reflect differences between actual and projected payments) and reduced by the amount of any noncontingent payments and the projected amount of any contingent payments previously made. Gain on the sale, exchange, redemption or other taxable disposition of a contingent payment debt instrument generally is treated as ordinary income. Loss, on the other hand, is treated as ordinary only to the extent of the U.S. holder’s prior net original issue discount inclusions (i.e., reduced by the total net negative adjustments previously allowed to the U.S. holder as an ordinary loss) and capital to the extent in excess thereof. The deductibility of a capital loss realized on the sale, exchange or other taxable disposition of a note is subject to limitations.

A U.S. holder that purchases a note for an amount other than the issue price of the note will be required to adjust its original issue discount inclusions to account for the difference. These adjustments will affect the U.S. holder’s basis in the note. Reports to U.S. holders may not include these adjustments. U.S. holders that purchase notes at other than the issue price should consult their tax advisors regarding these adjustments.

Prospective investors should consult their own tax advisors with respect to the application of the contingent payment debt instrument provisions to notes.

Amortizing Notes

Payments received pursuant to an amortizing note may consist of both a principal and an interest component. The principal component will generally constitute a tax-free return of capital that will reduce a U.S. holder’s adjusted tax basis in the note.

Foreign Currency Notes

Certain notes that are denominated in or indexed to a foreign currency are subject to special rules. The applicable pricing supplement will indicate whether we intend to treat the notes as subject to these special rules. The following discussion summarizes the principal federal income tax consequences of owning a note that is denominated in or indexed to a foreign currency (other than a currency described in this section that is considered “hyperinflationary”) and is not a contingent payment debt instrument or a dual currency note. Special federal income tax considerations applicable to notes that are denominated in or indexed to a hyperinflationary currency, are contingent payment debt instruments, or are dual currency notes, will be discussed in the applicable pricing supplement.

In general, a U.S. holder that uses the cash method of accounting and holds a note will be required to include in income the U.S. dollar value of the amount of interest income received, whether or not the payment is received in U.S. dollars or converted into U.S. dollars. The U.S. dollar value of the amount of interest received is the amount of the interest paid in the foreign currency, translated into U.S. dollars at the spot rate on the date of receipt. The U.S. holder will not have exchange gain or loss on the interest payment itself, but may have exchange gain or loss when it disposes of any foreign currency received.

A U.S. holder that uses the accrual method of accounting is generally required to include in income the dollar value of interest accrued during the accrual period. Accrual basis U.S. holders may determine the amount of income recognized with respect to that interest in accordance with either of two methods. Under the first method, the dollar value of accrued interest is translated at the average rate for the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). For this purpose, the average rate is the simple average of spot rates of exchange for each business day of that period or other average exchange rate for the period reasonably derived and consistently applied by the U.S. holder. Under the second method, a U.S. holder can elect to accrue interest at the spot rate on the last day of the interest accrual period (in the case of a partial accrual period, the last day of the taxable year) or, if the last day of an interest accrual period is within five business days of the receipt, the spot rate on the date of receipt. Any such election will apply to all debt instruments held by the U.S. holder and is irrevocable without the consent of the IRS. An accrual basis U.S. holder will recognize exchange gain or loss, as the case may be, on the receipt of a foreign currency interest payment if the exchange rate on the date payment is received differs from the rate applicable to the previous accrual of that interest income. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

Original issue discount on a note described in this section is determined in the foreign currency and is translated into U.S. dollars in the same manner that an accrual basis U.S. holder accrues stated interest. Exchange gain or loss is determined when original issue discount is considered paid to the extent the exchange rate on the date of payment differs from the exchange rate at which the original issue discount was accrued.

The amount of market discount on a note described in this section includible in income will generally be determined by computing the market discount in the foreign currency and translating that amount into dollars at the spot rate on the date the note is retired or otherwise disposed of. If the U.S. holder accrues market discount currently, the amount of market discount which accrues during any accrual period is determined in the foreign currency and translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period. Exchange gain or loss may be recognized to the extent that the rate of exchange on the date of the retirement or disposition of the note differs from the exchange rate at which the market discount was accrued.

Amortizable bond premium on a note described in this section is computed in units of foreign currency and, if the U.S. holder elects, will reduce interest income in units of foreign currency. At the time amortized bond premium offsets interest income (i.e., the last day of the tax year in which the election is made and the last day of each subsequent tax year), exchange gain or loss with respect to amortized bond premium is recognized and is measured by the difference between exchange rates at that time and at the time of the acquisition of the note.

With respect to the sale, exchange, redemption or other disposition of a note denominated in a foreign currency, the foreign currency amount realized will be considered to be first, the payment of accrued but unpaid interest (on which exchange gain or loss is recognized as described above); second, accrued but unpaid original issue discount (on which exchange gain or loss is recognized as described above); and, finally, as receipt of principal. With respect to principal, exchange gain or loss is equal to the difference between (i) the foreign currency principal amount translated on the date the payment is received or the date of disposition and (ii) the foreign currency principal amount translated on the date the note was acquired, or deemed acquired. Exchange gain or loss computed on accrued interest, original issue discount, market discount and principal is realized, however, only to the extent of total gain or loss on the transaction. The conversion of U.S. dollars into a foreign currency and the immediate use of that currency to purchase a note described in this section generally will not result in a taxable gain or loss for a U.S. holder.

Certain Other Debt Securities

Some notes may be subject to special rules. The applicable pricing supplement will discuss the principal federal income tax consequences with respect to notes that are subject to special rules, including notes that provide for an extendible maturity an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies relating to payments of interest or of principal.

Certain Notes Treated as Forward Contracts or Executory Contracts

We may treat some notes as a forward contract or executory contract for federal income tax purposes. The applicable pricing supplement will indicate whether we intend to treat a note as a forward contract or executory contract for federal income tax purposes. This section describes the principal federal income tax consequences of the purchase, beneficial ownership and disposition of a note that we intend to treat as a forward contract or executory contract.

There are no regulations, published rulings or judicial decisions addressing the treatment for federal income tax purposes of notes with terms that are substantially the same as those described in this section. Accordingly, the proper federal income tax treatment of the notes described in this section is uncertain. Under one approach, the notes would be treated as forward contracts or executory contracts with respect to the reference asset. We intend to treat each note described in this section consistent with this approach, and pursuant to the terms of the notes, each holder agrees to that treatment for all federal income tax purposes. Except for the possible alternative treatments described below, the balance of this summary assumes that the notes described in this section are so treated.

Unless otherwise indicated in the applicable pricing supplement, if a note that is treated as a forward contract or executory contract provides for current interest payments, we intend to treat that interest as ordinary income at the time it accrues or is received in accordance with the U.S. holder’s normal method of accounting for tax purposes.

A U.S. holder’s tax basis in a note described in this section generally will equal the U.S. holder’s cost for the note. Upon receipt of cash upon maturity or redemption and upon the sale, exchange or other disposition of the note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized at maturity or on the redemption, sale, exchange or other disposition and the U.S. holder’s tax basis in the note. Any such gain upon the maturity, redemption, sale, exchange or other disposition of the note generally will constitute capital gain. Capital gain of non-corporate taxpayers from the maturity, redemption, sale, exchange or other disposition of a note treated as a forward contract or executory contract and held for more than one year may be eligible for reduced rates of taxation. Any loss from the maturity, redemption, sale, exchange or other disposition of a note treated as a forward contract or executory contract will generally constitute a capital loss. The ability of U.S. holders to use capital losses to offset ordinary income is limited.

Although we intend to treat each note described in this section as a forward contract or executory contract as described above, there are no regulations, published rulings or judicial decisions addressing the characterization of securities with terms that are substantially the same as those of the notes described in this section, and therefore the notes could be subject to some other characterization or treatment for federal income tax purposes. For example, the notes could be treated as “contingent payment debt instruments” for federal income tax purposes. In this case, in general, U.S. holders should be treated as described above under “—Contingent Payment Debt Instruments”.

In addition, certain proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain “notional principal contracts”. The preamble to the proposed regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to pre-paid forward contracts, the preamble to the proposed regulations indicates that similar timing issues exist in the case of pre-paid forward contracts. If the IRS or the U.S. Treasury Department publishes future guidance requiring current economic accrual for contingent payments on pre-paid forward contracts, it is possible that a U.S. holder could be required to accrue income over the term of the notes described in this section. In addition, other alternative federal income tax characterizations or treatments of the notes described in this section are possible, and if applied could also affect the timing and the character of the income or loss with respect to the notes.

Finally, it is possible that the IRS could assert that U.S. holders should be subject to the “constructive ownership” rules set forth in Section 1260 of the Code. Specifically, Section 1260 of the Code treats a taxpayer owning certain types of derivative positions in property as having “constructive ownership” in that property, with the result that all or a portion of the long-term capital gain recognized by that taxpayer with respect to the derivative position may be recharacterized as ordinary income. In addition, Section 1260 imposes an interest charge on the long-term capital gain that was recharacterized. Unless otherwise provided in the applicable pricing supplement, we intend to treat the notes as not subject to Section 1260 in its current form. However, Section 1260 authorizes the Treasury Department to promulgate regulations (possible with retroactive effect) to expand the application of the “constructive ownership” regime. If these regulations were promulgated and caused Section 1260 were to apply to the notes, a U.S. holder would be required to treat all or a portion of the long-term capital gain (if any) that it recognizes on sale, exchange, maturity, or other taxable disposition of the notes as ordinary income, but only to the extent such long-term capital gain exceeds the long-term capital gain that it would have recognized if it had made a direct investment in shares of the reference asset (or, possibly, of entities underlying a reference asset). It is possible that these rules could apply, for example, to recharacterize long-term capital gain on the notes in whole or in part to the extent that a holder of shares of the relevant reference assets or, possibly, of entities underlying a reference asset) would have earned dividend income therefrom or would have recognized short-term capital gain from the disposition of the shares upon a rebalancing of the reference assets or, possibly, of entities underlying a reference asset) between the issue date for the notes and the date of the disposition of the notes.

Prospective investors in the notes described in this section should consult their tax advisors as to the tax consequences to them of purchasing the notes, including any alternative characterizations and treatments.

Certain Notes Treated as Deposits and Put Options

This section describes the U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of notes that are described in the applicable pricing supplement as “reverse convertible notes”. See “Certain Features of the Notes—Reverse Convertible Notes” above.

There are no regulations, published rulings or judicial decisions addressing the treatment for federal income tax purposes of notes with terms that are substantially the same as those described in this section. Accordingly, the proper federal income tax treatment of the notes described in this section is uncertain. Under one approach, each note should be treated as a put option written by the holder (the “Put Option”) that permits us to (1) sell the linked shares to the holder at maturity for an amount equal to the Deposit (as described below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit (as described below), or (2) “cash settle” the Put Option (i.e., require the holder to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the linked shares at that time), and a deposit with us of cash in an amount equal to the purchase price of the note (the “Deposit”) to secure the holder’s potential obligation under the Put Option. We intend to treat each note described in this section consistent with this approach, and pursuant to the terms of the notes, each holder agrees to this treatment for all federal income tax purposes. Except for the possible alternative treatments described below, the balance of this summary assumes that the notes described in this section are so treated.

We intend to treat a portion of any stated interest payments and/or discount on a reverse convertible note as a put premium paid to us in respect of the Put Option (the “Put Premium”) and the remainder as interest and/or original issue discount or acquisition discount on the Deposit. The applicable pricing supplement will indicate the portion of the stated interest or discount that is allocable to Put Premium and the portion that is allocable to interest, original issue discount or acquisition discount on the Deposit. By purchasing the notes each holder agrees to this treatment.

Tax Treatment of Put Premium on the Put Option

The Put Premium should not be taxable to a U.S. holder upon its receipt. If the Put Option expires unexercised (i.e., the payment at maturity is equal to the full principal amount of the notes), the U.S. holder should recognize the total Put Premium received as short-term capital gain at that time.

If we exercise the Put Option and sell the linked shares to a U.S. holder, the U.S. holder should not recognize any gain or loss (other than with respect to cash received in lieu of fractional shares, as described below) in respect of the Put Option. In this event, the U.S. holder should have an adjusted tax basis in all linked shares received (including for this purpose any fractional shares) equal to the principal amount of the note less the total Put Premium received. The U.S. holder’s holding period for any linked shares received should start on the day after the delivery of the linked shares. The U.S. holder should generally recognize a short-term capital gain or loss with respect to cash received in lieu of fractional shares in an amount equal to the difference between the amount of that cash received and the U.S. holder’s basis in the fractional shares, which is equal to the U.S. holder’s basis in all of the linked shares (including the fractional shares), times a fraction, the numerator of which is the fractional shares and the denominator of which is all of the linked shares (including fractional shares).

U.S. holders and non-U.S. holders should consult the offering documents for the linked shares for the U.S. federal income tax treatment of acquiring, owning and selling the linked shares.

If we elect to cash settle the Put Option, a U.S. holder should generally recognize a short-term capital gain or loss equal to (i) the amount of cash received on the note less (ii) the principal amount of the note, less the total Put Premium received.

Tax Treatment of the Deposit

Unless otherwise indicated in the applicable pricing supplement, if the term of a reverse convertible note is more than one year, U.S. holders should include the portion of the stated interest payments on the note that is treated as interest income as described above under “—Payments of Interest”. If the term of a reverse convertible note is one year or less, the Deposit should be treated as a short-term obligation, and the portion of the stated interest payments on the note that is treated as interest income should be treated as described above under “—Short-Term Obligations”. The tax treatment of a Deposit issued with OID is described above under “—Original Issue Discount”. The applicable pricing supplement will indicate whether the Deposit is issued with OID.

Sale or Exchange of the Notes

Upon a sale, redemption, or other taxable disposition of a reverse convertible note for cash, a U.S. holder should allocate the cash received between the Deposit and the Put Option on the basis of their respective values on the date of sale. The U.S. holder should generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between the amount of the sales proceeds allocable to the Deposit (less accrued and unpaid “qualified stated interest” and accrued acquisition discount that the U.S. holder has not included in income currently, which will be treated as ordinary interest income) and the U.S. holder’s adjusted tax basis in the Deposit (which generally will equal the initial purchase price of the U.S. holder’s reverse convertible note increased by any accrued original issue discount or acquisition discount previously included in income on the Deposit and decreased by the amount of any payment (other than an interest payment that is treated as qualified stated interest) received on the Deposit). This gain or loss should be capital gain or loss and should be long-term capital gain or loss if a U.S. holder is treated as having held the Deposit for more than one year at the time of such disposition. If the Put Option has a positive value on the date of a sale of a reverse convertible note, the U.S. holder should recognize short-term capital gain equal to the portion of the sale proceeds allocable to the Put Option plus any previously received Put Premium. If the Put Option has a negative value on the date of sale, the U.S. holder should be treated as having paid the buyer an amount equal to the negative value in order to assume the U.S. holder’s rights and obligations under the Put Option. In that case, the U.S. holder should recognize a short-term capital gain or loss in an amount equal to the difference between the total Put Premium previously received and the amount of the payment deemed made by the U.S. holder with respect to the assumption of the Put Option. The amount of the deemed payment will be added to the sales price allocated to the Deposit in determining the gain or loss in respect of the Deposit. The deductibility of capital losses by U.S. holders is subject to limitations.

Alternative Characterizations and Treatments

Although we intend to treat each reverse convertible note as a Deposit and a Put Option as described above, there are no regulations, published rulings or judicial decisions addressing the treatment for federal income tax purposes of notes with terms that are substantially the same as those described in this section, and therefore the reverse convertible notes could be subject to some other characterization or treatment for U.S. federal income tax purposes. For example, the reverse convertible notes could be treated as “contingent payment debt instruments” for U.S. federal income tax purposes as described above under “—Contingent Payment Debt Instruments”. In addition, other alternative characterizations and treatments of the reverse convertible notes are possible, and if applied could also affect the timing and the character of the income or loss with respect to the notes.

Prospective investors in the notes should consult their tax advisors as to the tax consequences to them of purchasing the notes, including any alternative characterizations and treatments.

Tax Treatment of Non-U.S. Holders

In general, payments on the notes to a non-U.S. holder and gain realized on the sale, exchange, redemption or other disposition of the notes by a non-U.S. holder will not be subject to U.S. federal income or withholding tax, unless (i) such income is effectively connected with a trade or business conducted by such non-U.S. holder in the United States, (ii) in the case of gain, such non-U.S. holder is a nonresident alien individual who holds the notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied, or (iii) such non-U.S. holder fails to provide the relevant correct, complete and executed IRS Form W-8 that eliminates U.S. federal withholding tax.

Information Reporting and Backup Withholding

Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a “backup” withholding tax on “reportable payments” unless, in general, the holder complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the notes generally will be refunded by the IRS or allowed as a credit against the holder’s federal income tax, provided the holder makes a timely filing of an appropriate tax return or refund claim.

Reports will be made to the IRS and to holders that are not excepted from the reporting requirements.

THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF CERTAIN OF THE TAX IMPLICATIONS OF AN INVESTMENT IN NOTES. PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS PRIOR TO INVESTING TO DETERMINE THE TAX IMPLICATIONS OF SUCH INVESTMENT IN LIGHT OF EACH SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

VALIDITY OF SECURITIES

If stated in the pricing supplement applicable to a specific issuance of medium-term notes, the validity of the notes under New York law may be passed upon for us by our U.S. counsel, as specified in that pricing supplement. If stated in the pricing supplement applicable to a specific issuance of notes, the validity of the notes under English law may be passed upon by our English solicitors. Our U.S. counsel may rely upon the opinion as to all matters of English law and our English solicitors may rely on the opinion of our U.S. counsel as to all matters of New York law. If this prospectus supplement is delivered in connection with an underwritten offering, the validity of the notes may be passed upon for the underwriters by U.S. and English counsel for the underwriters specified in the related pricing supplement. If no English counsel is specified, such U.S. counsel to the underwriters may also rely on the opinion of our English solicitors as to certain matters of English law.

BARCLAYS BANK PLC

MEDIUM-TERM NOTES, SERIES A

All Asset and Structures Under One RoofSM

Prospectus Supplement

Prospectus

Patent Pending

September 4, 2007

BARCLAYS BANK PLC

Debt Securities

Preference Shares

American Depositary Shares

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered.

We will give you the specific terms of the securities, and the manner in which they are offered, in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest. We may offer and sell these securities to or through one or more underwriters, dealers and agents, including Barclays Capital Inc., or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

We may use this prospectus to offer and sell debt securities or preference shares from time to time. In addition, Barclays Capital Inc. or another of our affiliates may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The securities are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction. Unless otherwise indicated in the applicable prospectus supplement, Barclays PLC, our parent, has not guaranteed or assumed any other obligations in respect of our securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Barclays Capital

The date of this prospectus is August 31, 2007

FORWARD-LOOKING STATEMENTS

This document contains certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to certain of our plans and current goals and expectations relating to our future financial condition and performance. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “aim”, “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding our future financial position, income growth, impairment charges, business strategy, projected levels of growth in the banking and financial markets, projected costs, estimates of capital expenditures, and plans and objectives for future operations.

By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances, including, but not limited to, the further development of standards and interpretations under International Financial Reporting Standards (“IFRS”) applicable to past, current and future periods, evolving practices with regard to the interpretation and application of standards under IFRS, as well as U.K. domestic and global economic and business conditions, market related risks such as changes in interest rates and exchange rates, recent volatility in the global financial markets, the policies and actions of governmental and regulatory authorities, changes in legislation, the outcome of pending and future litigation, the success of future acquisitions and other strategic transactions and the impact of competition – a number of which factors are beyond our control. As a result, our actual future results may differ materially from the plans, goals, and expectations set forth in such forward-looking statements. Any forward-looking statements made by or on our behalf speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect any changes in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the Securities and Exchange Commission (the “SEC”).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s internet site, as discussed below.

We filed our annual report on Form 20-F for the fiscal year ended December 31, 2006 (the “2006 Form 20-F”) with the SEC on March 26, 2007. We are incorporating the 2006 Form 20-F by reference into this prospectus. We are further incorporating by reference our Current Reports on Form 6-K furnished to the SEC on April 23, 2007, April 27, 2007, May 8, 2007, May 31, 2007, June 19, 2007, July 23, 2007, July 30, 2007, August 2, 2007 and August 13, 2007, in each case to the same extent as such report was designated on the cover thereof for incorporation by reference into our Registration Statements on Form F-3 (Nos. 333-126811, 333-85646 and 333-12384).

In addition, we will incorporate by reference into this prospectus all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Barclays Bank PLC, 200 Park Avenue, New York, New York 10166, Attention: General Counsel (telephone: 212-412-4000).

You may read and copy any document that we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports and other information regarding issuers that file electronically with the SEC at www.sec.gov. We maintain an internet site at www.barclays.com.

THE BARCLAYS BANK GROUP

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. It is one of the largest financial services companies in the world by market capitalization. Together with the predecessor companies, the Group has over 300 years of history and expertise in banking, and today the Group operates in over 50 countries and employs approximately 127,700 people. The Group moves, lends, invests and protects money for over 27 million customers and clients worldwide. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the offering of the securities will be used to support the development and expansion of our business and to strengthen further our capital base. That development and expansion may occur through the development of existing operations, the establishment of new subsidiaries or acquisitions if suitable opportunities should arise.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

The debt securities of any series will be either our senior obligations (the “Senior Debt Securities”) or our subordinated obligations (the “Subordinated Debt Securities”). Neither the Senior Debt Securities nor the Subordinated Debt Securities will be secured by any assets or property of Barclays Bank PLC or any of its subsidiaries or affiliates (including Barclays PLC, its parent). The Subordinated Debt Securities will either have a stated maturity (the “Dated Subordinated Debt Securities”) or will not have a stated maturity (the “Undated Subordinated Debt Securities”). Some Undated Subordinated Debt Securities may be entirely or partially convertible into our preference shares, at our option.

We will issue Senior Debt Securities, Dated Subordinated Debt Securities and Undated Subordinated Debt Securities under indentures (respectively the “Senior Debt Indenture”, “Dated Debt Indenture” and “Undated Debt Indenture”) between us and The Bank of New York, as trustee. The terms of the debt securities include those stated in the relevant indenture and any supplements thereto, and those made part of the indenture by reference to the Trust Indenture Act. The Senior, Dated and Undated Debt Indentures are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures”. We have filed or incorporated by reference a copy of, or the forms of, each indenture as exhibits to the registration statement, of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

General

The debt securities are not deposits and are not insured by any regulatory body of the United States or the United Kingdom. Unless otherwise indicated in a prospectus supplement, Barclays PLC, our parent, has not guaranteed or assumed any other obligations in respect of our debt securities.

Because we are a holding company as well as an operating company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of debt securities:

•	whether the debt securities have a maturity date and if so, what that date is;

•	the specific designation and aggregate principal amount of the debt securities;

•	the prices at which we will issue the debt securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates;

•	whether we will issue the Senior Debt Securities or Dated Subordinated Debt Securities as Discount Securities, as explained below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	any condition applicable to payment of any principal, premium or interest on Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	the dates and places at which any payments are payable;

•	the terms of any mandatory or optional redemption;

•	the denominations in which the debt securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•

the amount, or how to calculate the amount, that we will pay the Senior Debt Security holder or Dated Subordinated Debt Security holder, if the Senior Debt Security or Dated Subordinated Debt Security is redeemed before its stated maturity or accelerated, or for which the trustee shall be entitled to file and prove a claim;

•	whether and how the debt securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the debt securities are denominated, and in which we make any payments;

•	whether we will issue the debt securities wholly or partially as one or more global debt securities;

•	what conditions must be satisfied before we will issue the debt securities in definitive form (“definitive debt securities”);

•	any reference asset we will use to determine the amount of any payments on the debt securities;

•

any other or different Senior Events of Default, in the case of Senior Debt Securities, or any other or different Subordinated Events of Default, Dated Debt Defaults or Undated Debt Defaults, in the case of Subordinated Debt Securities, or covenants applicable to any of the debt securities, and the relevant terms if they are different from the terms in the applicable indenture;

•	any restrictions applicable to the offer, sale and delivery of the debt securities;

•	if we will pay Additional Amounts, as explained below, on the debt securities;

•	whether we will issue the debt securities in registered form (“registered securities”) or in bearer form (“bearer securities”) or both;

•	whether and how bearer securities may be exchanged for registered securities;

•	for registered securities, the record date for any payment of principal, interest or premium;

•	any listing of the debt securities on a securities exchange;

•	any other or different terms of the debt securities; and

•	what we believe are any additional material U.S. federal and U.K. tax considerations.

Debt securities may bear interest at a fixed rate or a floating rate or we may sell Senior Debt Securities or Dated Subordinated Debt Securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount (“Discount Securities”). The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to Discount Securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of debt securities have no voting rights except as explained below under “ – Modification and Waiver” and “Senior Events of Default;

Subordinated Event of Default and Defaults; Limitation of Remedies”.

Market-Making Transactions. If you purchase your debt security and/or any of our other securities we describe in this prospectus in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular debt security occurs after the original issuance and sale of the debt security.

Legal Ownership; Form of Debt Securities

Street Name and Other Indirect Holders. Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in street name.

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required. An investor who holds debt securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s debt securities, registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “ – Legal Ownership; Form of Debt Securities – Street Name and Other Indirect Holders”. If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

Investors in debt securities that are issued only in the form of global debt securities should be aware that:

•	They cannot get debt securities registered in their own name.

•	They cannot receive physical certificates for their interest in debt securities.

•

They will be a street name holder and must look to their own bank or broker for payments on the debt securities and protection of their legal rights relating to the debt securities, as explained earlier under “ – Legal Ownership; Form of Debt Securities – Street Name and Other Indirect Holders”.

•

They may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

•

The depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

•	The depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated. In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled “ – Legal Ownership; Form of Debt Securities – Street Name and Other Indirect Holders” and “ – Legal Ownership; Form of Debt Securities – Direct Holders”.

The special situations for termination of a global security are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

•

When a Senior Event of Default, in the case of Senior Debt Securities, or a Subordinated Event of Default, Dated Debt Default or Undated Debt Default, in the case of Subordinated Debt Securities, has occurred and has not been cured. Defaults are discussed below under “ – Senior Events of Default; Subordinated Event of Default and Defaults; Limitation of Remedies”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description “holder” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the subsection entitled “ – Legal Ownership; Form of Debt Securities – Street Name and Other Indirect Holders”.

Payment and Paying Agents. We will pay interest to direct holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if the direct holder no longer owns the security on the interest due date. That particular day, usually about one business day in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. Investors must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of debt securities.

Payments; Deferred Payments; Missed Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, and, in the case of Senior Debt Securities or Dated Subordinated Debt Securities, the date for payments of principal and any premium, on any particular series of debt securities. The prospectus supplement will also specify the interest rate or rates, if any, or how the rate or rates will be calculated.

Dated Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, and subject also to the following paragraph, if we do not make a payment on a series of Dated Subordinated Debt Securities on any payment date, our obligation to make that payment shall be deferred (a “Deferred Payment”), until:

•	if it is an interest payment, the date we pay a dividend on any class of our share capital; and

•	if it is a payment of principal, the first business day after the date that falls six months after the original payment date.

Each of the above dates is a “deferred payment date”. Our failure to make a payment on or before the deferred payment date is not a Dated Debt Default nor will it allow any holder to sue us or take any other action for the payment. Each Deferred Payment will accrue interest at the rate which prevailed for that series of Dated Subordinated Debt Securities immediately before the payment’s original payment date. Any such Deferred Payment shall not be treated as due for any purpose, including for the purpose of determining whether a default has occurred, until the deferred payment date. The term “business day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, or in any jurisdiction where payments on the debt security are payable.

In the case of Dated Subordinated Debt Securities that qualify as “Upper Tier 3 Capital”, we will by notice in writing to the trustee (a “deferral notice”), defer the due date for payment of any principal, premium or interest in respect of that series of Dated Subordinated Debt Securities where our “capital resources” would be less than our “capital resources requirement” after payment of any such principal or interest in whole or in part. In addition, we will be entitled to give a deferral notice when the U.K. Financial Services Authority (the “FSA”) has requested or required us to make that deferral. Accordingly, on providing a deferral notice, the payment due date of the principal, premium or interest (the “Tier 3 Deferred Payment”) shall be deferred. As a result, we will not have to make that payment on the date that it would otherwise have become due and payable.

Interest will continue to accrue on the deferred principal at the rate prevailing immediately before the due date of that principal amount, unless the relevant prospectus supplement otherwise specifies. This interest, however, shall only become due and payable according to this paragraph. In the case of a Tier 3 Deferred Payment that was deferred because our capital resources would have been less than our capital resources requirement if such payment had been made when due, we will give notice to the trustee in writing of our intention to make such Tier 3 Deferred Payment promptly upon being satisfied that our capital resources would not be less than our capital resources requirement after payment of the whole or of any part of such payment (unless such payment is also a “Deferred Payment” as described above). In the case of a Tier 3 Deferred Payment that was deferred because of a request or requirement of the FSA, we will give notice to the trustee of our intention to make such Tier 3 Deferred Payment promptly upon being satisfied that the FSA would no longer object to our payment of the whole or any part of such payment (unless such payment is also a “Deferred Payment” as described above). The relevant Tier 3 Deferred Payment, or the appropriate part of it, and any accrued interest shall become due and payable on the seventh day after the date of the payment notice, the “Tier 3 Deferred Payment Date”. In addition, if a Subordinated Event of Default occurs, all unpaid Tier 3 Deferred Payments in respect of Dated Subordinated Debt Securities of a series shall become due and payable in full upon acceleration of payment of the Dated Subordinated Debt Securities of that relevant series. In case of acceleration, if more than one Tier 3 Deferred Payment remains unpaid in respect of Dated Subordinated Debt Securities of any series, payment shall be made pro rata according to the amounts of the unpaid Tier 3 Deferred Payments and the interest accrued at the time a Subordinated Event of Default has occurred.

Our failure to make any payment prior to a Tier 3 Deferred Payment Date to the extent permitted by the provisions we have just described shall not constitute a Dated Debt Default by us or otherwise allow any holder to sue or take any action for that payment. Any Tier 3 Deferred Payment deferred according to these provisions shall not be treated as due for any purpose, including for the purpose of ascertaining whether a Dated Debt Default has occurred, until the Tier 3 Deferred Payment Date.

We are currently obliged to notify the FSA if our capital for regulatory capital adequacy purposes falls below its target capital requirement, as set by the FSA.

Undated Subordinated Debt Securities

We are not required to make payments on any series of Undated Subordinated Debt Securities on any payment date except as we discuss in the following paragraph. Our failure to make a payment (unless the payment is required as we describe in the following two paragraphs) shall not constitute an Undated Debt Default by us for any purpose. Any payment that we do not make in respect of any series of Undated Subordinated Debt Securities on any applicable payment date, together with any other unpaid payments, shall, so long as they remain unpaid, constitute “Missed Payments”. Missed Payments will accumulate until paid, but will not bear interest.

We may choose to pay any Missed Payments in whole or in part at any time on not less than 14 days’ notice to the trustee. However, all outstanding Missed Payments in respect of all Undated Subordinated Debt Securities of a particular series shall, subject to the solvency condition as explained below, become due and payable in full on whichever is the earlier of:

•

the date on which a dividend is next paid on any class of share capital of Barclays PLC, or any other ultimate holding company of us, or if there is no holding company, ourselves, or on any class of our preference share capital;

•	the date fixed for any redemption of the Undated Subordinated Debt Securities; and

•	the commencement of our winding-up in England.

If we give notice of our intention to pay the whole or part of the Missed Payments on the Undated Subordinated Debt Securities of any series, we shall be obliged, subject to the solvency condition, to do so at the time specified in our notice. When Missed Payments in respect of Undated Subordinated Debt Securities of any series are paid in part, each part payment shall be in respect of the full amount of Missed Payments accrued on the payment date or consecutive payment dates furthest from the date of payment.

All payments of principal, premium and interest, including any Missed Payments, on or with respect to the Undated Subordinated Debt Securities of any series will be conditional upon our being solvent at the time of our payment, and remaining solvent immediately after our payment. This is called the “solvency condition”. The solvency condition must also be satisfied when, and immediately after, we or any of our subsidiaries repurchase Undated Subordinated Debt Securities, except a purchase in the ordinary course of a business dealing in securities. For the purposes of the solvency condition, we shall be solvent if:

•	we are able to pay our debts as they fall due; and

•

our total unconsolidated gross tangible assets exceed our total unconsolidated gross liabilities, subject to certain adjustments specified in the indenture; provided, that as to any event conditional on the solvency condition other than an optional redemption or repurchase, liabilities shall exclude those to persons who are not Undated Debt Senior Creditors (as defined below).

A report as to our solvency by one Director or a senior executive or, in certain circumstances as provided in the indenture, our Auditors, or, if we are in winding-up in England, our liquidator, shall, absent proven error, be treated and accepted by us, the trustee and the holders of Undated Subordinated Debt Securities and the Coupons (if any) appertaining thereto, as correct and sufficient evidence of solvency or insolvency.

If we are unable to make any payment on or with respect to the Undated Subordinated Debt Securities of any series because we are unable to satisfy the solvency condition, the amount of any such payment which we would otherwise make will be available to meet our losses. If we are wound-up, applicable insolvency law may limit the right to claim for any amount payable, including interest and Missed Payments, on the Undated Subordinated Debt Securities.

Ranking

Senior Debt Securities. Senior Debt Securities and the Coupons (if any) appertaining thereto constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Dated Subordinated Debt Securities. Dated Subordinated Debt Securities and the Coupons (if any) appertaining thereto constitute our direct and unsecured obligations ranking pari passu without any preference among themselves. In the event of our winding-up in England (liquidation), the claims of the trustee, the holders of the Dated Subordinated Debt Securities and the holders of the Coupons (if any) appertaining thereto, will be postponed to the claims of all of our other creditors, including any claims related to the Senior Debt Securities, except for:

•

claims in respect of Existing Senior Subordinated Obligations, Capital Note Claims and Subordinated Guarantee Claims (each as defined in the Dated Debt Indenture) and any other claims ranking or expressed to rank equally with them and/or with claims in respect of the Dated Subordinated Debt Securities (“Dated Debt Other Pari Passu Claims”); and

•	any other claims ranking junior to the excepted claims referred to above and/or to claims in respect of Dated Subordinated Debt Securities.

The claims of such other creditors, with the foregoing exceptions, are referred to in this document as “Dated Debt Senior Claims”. Accordingly, no amount will be payable in our winding-up in respect of claims in relation to the Dated Subordinated Debt Securities or the Coupons (if any) appertaining thereto until all Dated Debt Senior Claims admitted in our winding-up have been satisfied.

Any amounts in respect of the Dated Subordinated Debt Securities and the Coupons (if any) appertaining thereto paid to the holders of such Dated Subordinated Debt Securities, the holders of the Coupons appertaining thereto (if any) or to the trustee pari passu with the amounts payable to other creditors admitted in such winding up will be held by such holders or the trustee upon trust to be applied in the following order: (i) to the amounts due to the trustee in or about the execution of the trusts of the Dated Debt Indenture; (ii) in payment of all Dated Debt Senior Claims outstanding at the commencement of, or arising solely by virtue of, our winding up to the extent that such claims shall be admitted in the winding up and shall not be satisfied out of our other resources; and (iii) in payment of the Dated Subordinated Debt Securities and the Coupons (if any) appertaining thereto. By accepting the Dated Subordinated Debt Securities or the Coupons (if any) appertaining thereto, each holder agrees to be bound by the Dated Debt Indenture’s subordination provisions and irrevocably authorizes our liquidator to perform on behalf of the holder the above subordination trust.

Because of subordination, in the event of our winding-up in England, our creditors who hold Dated Debt Senior Claims may recover more, ratably, than the holders of the Dated Subordinated Debt Securities or the Coupons (if any) appertaining thereto and Dated Debt Other Pari Passu Claims. At June 30, 2007, the amount of outstanding Dated Debt Senior Claims on a consolidated basis was approximately £1,114.707 billion (including £380.079 billion of deposits and £118.745 billion of debt securities in issue). Currently we have no limitations on issuing indebtedness which would constitute Dated Debt Senior Claims. At December 31, 2006, Dated Debt Other Pari Passu Claims on a consolidated basis were approximately £7.989 billion, consisting of debt securities we issued, our guarantees in respect of outstanding debt securities issued by our subsidiaries and intra-group loans to us. The amounts of all securities, guarantees or intra-group loans denominated in a currency other than pounds sterling included in the above totals have been converted at the exchange rates prevailing on June 30, 2007 or December 31, 2006, as applicable.

Undated Subordinated Debt Securities. The Undated Subordinated Debt Securities of each series will be our unsecured obligations, subject to the solvency condition and the subordination provisions described here. They will rank equally without any preference among themselves and will also rank equally as to subordination with our Undated Debt Other Pari Passu Claims (as defined in the Undated Debt Indenture).

The rights of the trustee and the holders of Undated Subordinated Debt Securities and the Coupons (if any) appertaining thereto will be subordinated to the claims of our creditors:

•	who are our depositors and/or other unsubordinated creditors; or

•	whose claims are, or are expressed to be, subordinated to the claims of depositors and other unsubordinated creditors (whether only in our winding up or otherwise) but not to other claims; or

•

who are subordinated creditors (whether as above or otherwise) other than creditors whose claims constitute Undated Debt Other Pari Passu Claims and creditors whose claims are expressed to rank pari passu with or junior to the claims of the holders of the Undated Subordinated Debt Securities.

These creditors, with the foregoing exceptions, are referred to in this document as “Undated Debt Senior Creditors” and the claims of Undated Debt Senior Creditors are referred to in this document as “Undated Debt Senior Claims”. In the event of our winding-up in England (liquidation) there shall be payable in respect of the Undated Subordinated Debt Securities and the Coupons (if any) appertaining thereto, in lieu of any other payment but subject to the solvency condition, those amounts (if any) as would have been payable as if on the day immediately before the commencement of our winding-up and thereafter, the holders of Undated Subordinated Debt Securities were the holders of a class of preference shares in our capital having a preferential right to a return of assets over the holders of all other classes of shares in our capital issued and outstanding. As a result the holders of the Undated Subordinated Debt Securities would therefore be treated as entitled, to the exclusion of any other rights or privileges, to receive as a return of capital in the winding-up an amount equal to the principal amount of the Undated Subordinated Debt Securities then outstanding, together with any premium and interest accrued to the date of repayment and any Missed Payments. Accordingly, no amount will be payable in our winding-up in England in respect of claims under any Undated Subordinated Debt Securities and the Coupons (if any) appertaining thereto, until all Undated Debt Senior Claims admitted in such winding-up have been satisfied.

Because of the subordination, in the event of our winding-up in England, holders of Undated Debt Senior Claims may recover more, ratably, than holders of the Undated Subordinated Debt Securities, the Coupons (if any) appertaining thereto and Undated Debt Other Pari Passu Claims. In this context, the claims of holders of any Senior Debt Securities, Dated Subordinated Debt Securities then outstanding, the Coupons (if any) appertaining thereto and Dated Debt Other Pari Passu Claims then outstanding, would be included in Undated Debt Senior Claims.

On June 30, 2007, the amount of outstanding Undated Debt Senior Claims on a consolidated basis was approximately £1,124.114 billion (including £380.079 billion of deposits and £118.745 billion of debt securities in issue). On December 31, 2006, an aggregate of approximately £3.78 billion of Undated Debt Other Pari Passu Claims on a consolidated basis were outstanding. Currently there is no limitation on our issuing indebtedness which would constitute Undated Debt Senior Claims. If, in our winding-up, the amounts payable with respect to the Undated Subordinated Debt Securities and any Undated Debt Other Pari Passu Claims are not paid in full, the holders will share ratably in any distribution of our assets in proportion to the respective amounts to which they are entitled. The amounts of all securities, guarantees or intra-group loans denominated in a currency other than pounds sterling included in the above totals have been converted at the exchange rates prevailing on June 30, 2007 or December 31, 2006, as applicable.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, at any time a U.K. taxing jurisdiction requires us to deduct or withhold taxes, we will pay the additional amounts of, or in respect of, the principal of, any premium, and any interest, Deferred Payments, Tier 3 Deferred Payments and Missed Payments on the debt securities (“Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Additional Amounts for taxes that are payable because:

•

the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a U.K. taxing jurisdiction requiring that deduction or withholding, or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of the debt security, or the collection of any payment of, or in respect of, principal of, any premium, or any interest, Deferred Payments, Tier 3 Deferred Payments and Missed Payments on, any debt securities of the relevant series;

•	except in the case of our winding-up in England, the relevant debt security is presented for payment in the United Kingdom;

•

the relevant debt security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of such 30-day period;

•

such deduction or withholding is imposed on a payment to an individual and is made pursuant to the Directive on the Taxation of Savings 2003/48/EC (the “Directive”) adopted by the Council of the European Union (the “Council”) on June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, such Directive;

•

the relevant debt security is presented for payment by or on behalf of a holder who would have been able to avoid such deduction or withholding by presenting the relevant debt security to another paying agent in a member state of the European Union (the “EU”) or elsewhere;

•

the holder or the beneficial owner of the relevant debt securities or the beneficial owner of any payment of, or in respect of, principal of, any premium, or any interest, Deferred Payments, Tier 3 Deferred Payments or Missed Payments on the debt securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the holder or beneficial owner, if that claim or compliance is required by statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a condition to relief or exemption from the taxes; or

•	if the taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the debt securities had been the holder of the debt securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of the principal of, any premium, or any interest, Deferred Payments, Tier 3 Deferred Payments or Missed Payments, if any, on, or in respect of, any debt securities of any series, we mean to include the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.

Redemption

Redemption or Conversion for tax reasons. Unless the relevant prospectus supplement provides otherwise, and, in the case of Undated Subordinated Debt Securities, if the solvency condition is satisfied, we will have the option to redeem the debt securities of any series upon not less than 30 nor more than 60 days’ notice (or, in the case of Undated Subordinated Debt Securities, if the relevant prospectus supplement so provides, not less than 45 nor more than 60 days’ notice) on any dates as are specified in the applicable prospectus supplement, and we will have the option of converting any Undated Subordinated Debt Securities that are convertible into preference shares, if:

•

we are required to issue definitive debt securities (see “ – Legal Ownership; Form of Debt Securities – Special Situations When a Global Security Will Be Terminated”) and, as a result, we are or would be required to pay Additional Amounts with respect to the debt securities; or

•

we determine that as a result of a change in or amendment to the laws or regulations of a taxing jurisdiction, including any treaty to which the taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), we (or any successor entity) will or would be required to pay holders Additional Amounts, or we (or any successor entity) would not be entitled to claim a deduction in respect of any payments in computing our (or its) taxation liabilities.

In each case, before we give a notice of redemption or conversion, we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption or conversion. The redemption or conversion must be made in respect of all, but not some, of the debt securities of the relevant series. The redemption price will be equal to 100% of the principal amount of debt securities being redeemed together with any accrued but unpaid interest, Deferred Payments, Tier 3 Deferred Payments and Missed Payments, if any, in respect of such debt securities to the date fixed for redemption or, in the case of Discount Securities, such portion of the principal amount of such Discount Securities as may be specified by their terms.

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series;

•	the redemption price;

•

that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP number or numbers, if any, with respect to the debt securities.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate.

We or any of our subsidiaries may at any time purchase debt securities of any series in the open market or by tender (available alike to each holder of debt securities of the relevant series) or by private agreement, if applicable law allows, and, in the case of Undated Subordinated Debt Securities, if the solvency condition is satisfied. We will treat as cancelled and no longer issued and outstanding any debt securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities.

We may not redeem at our option any Dated Subordinated Debt Securities nor may we or any of our subsidiaries purchase beneficially or procure others to purchase beneficially for our accounts any Dated Subordinated Debt Securities, other than a purchase in the ordinary course of a business dealing in securities, unless our Auditors shall have reported to the trustee within six months before such redemption or purchase that, in their opinion, based on the most recent published consolidated balance sheet of us and our Subsidiary Undertakings, as defined in the indenture, available at the date of our report, the aggregate book value of the tangible assets of us and our Subsidiary Undertakings exceeds the aggregate book value of the liabilities of us and our Subsidiary Undertakings. We may not redeem any Undated Subordinated Debt Securities unless the solvency condition is satisfied.

In addition, we may not redeem or repurchase any Subordinated Debt Securities, other than a repurchase in the ordinary course of a business dealing in securities, prior to the fifth anniversary of their date of issue (or, in the case of Dated Subordinated Debt Securities qualifying as “Upper Tier 3 capital”, prior to the second anniversary of their date of issue) unless:

•

the circumstances that entitles us to exercise that right of redemption is a change in law or regulation in any relevant jurisdiction or in the interpretation of such law or regulation by any court or authority entitled to do so;

•

at the time of the exercise of that right of redemption, we comply with the FSA’s main Pillar 1 rules applicable to BIPRU firms (within the meaning of the FSA’s General Prudential Sourcebook) and continue to do so after the redemption of the relevant securities; and

•	we have obtained the FSA’s prior consent to the redemption of the relevant securities.

Convertible or Exchangeable Securities

Unless the applicable prospectus supplement specifies otherwise, optionally convertible or exchangeable securities will entitle the holder, during a period, or at specific times, to convert or exchange optionally convertible or exchangeable securities into or for the underlying security, basket or baskets of securities, index or indices of securities, or combination of these, at a specified rate of exchange. Optionally convertible or exchangeable securities will be redeemable at our option prior to maturity, if the applicable prospectus supplement so states. If a holder does not elect to convert or exchange the optionally convertible or exchangeable securities before maturity or any applicable redemption date, the holder will receive the principal amount of the optionally convertible or exchangeable securities.

Unless the applicable prospectus supplement specifies otherwise, the holder is not entitled to convert or exchange mandatorily convertible or exchangeable securities before maturity. At maturity, the holder must convert or exchange the mandatorily convertible or exchangeable securities for the underlying security, basket or baskets of securities or index or indices of securities, or a combination of these, at a specified rate of exchange, and, therefore, the holder may receive less than the principal amount of the mandatorily convertible or exchangeable security. If the applicable prospectus supplement so indicates, the specified rate at which a mandatorily convertible or exchangeable security will be converted or exchanged may vary depending on the value of the underlying securities, basket or baskets of securities, index or indices of securities, or combination of these so that, upon conversion or exchange, the holder participates in a percentage, which may be other than 100%, of the change in value of the underlying securities, basket or baskets, index or indices of securities, or combination of these.

Upon conversion or exchange, at maturity or otherwise, the holder of a convertible or exchangeable security may receive, at the specified exchange rate, either the underlying security or the securities constituting the relevant basket or baskets, index or indices, or combination of these, or the cash value thereof, as the applicable prospectus supplement may specify.

In addition, subject to certain conditions specified in the applicable prospectus supplement and unless it specifies otherwise, we may choose to convert all but not part of the Undated Subordinated Debt Securities into preference shares, on any payment date. You should refer to the applicable prospectus supplement for a description of the terms and conditions of this conversion.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder(s) of not less than, in the case of the Senior Debt Securities, a majority of or, in the case of the Subordinated Debt Securities, 66 2/3% in aggregate principal amount of the debt securities of the series outstanding under the applicable indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected debt security that would:

•

change the terms of any debt security to include, in the case of an Undated Subordinated Debt Security, a maturity date of its principal amount, or in the case of any other debt security, change the stated maturity date of its principal amount;

•	reduce the principal amount of, or any premium, or interest, Deferred Payments, Tier 3 Deferred Payments or Missed Payments, with respect to any debt security;

•

reduce the amount of principal on a Discount Security that would be due and payable upon an acceleration of the maturity date of any series of Senior Debt Securities or Dated Subordinated Debt Securities;

•	change our obligation, or any successor’s, to pay Additional Amounts;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

•

reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Senior Event of Default, Subordinated Event of Default, Dated Debt Default or Undated Debt Default (in each case as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the indenture;

•	change the terms and conditions of the preference shares or other securities into which the Undated Subordinated Debt Securities may be converted;

•

modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities, in either case in a manner adverse to the holders; or

•

modify the foregoing requirements or the provisions of the indenture relating to the waiver of any past Senior Event of Default, Subordinated Event of Default, Dated Debt Default or Undated Debt Default or covenants, except as otherwise specified.

In addition, under the practice of the FSA prevailing as of the date of this prospectus, material variations in the terms and conditions of Subordinated Debt Securities of any series, including modifications relating to the subordination or redemption provisions of such securities, may not be made unless at least one month before the amendment is due to take effect we have given the FSA notice in writing (in the form required by the FSA) of the proposed amendment and the FSA has not objected to such amendment.

Senior Events of Default; Subordinated Event of Default and Defaults; Limitation of Remedies

Senior Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Event of Default” with respect to any series of Senior Debt Securities shall result if:

•

we do not pay any principal or interest on any Senior Debt Securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in principal amount of the Senior Debt Securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Event of Default if during the 14 days after the notice we satisfy the trustee that such sums (“Withheld Amounts”) were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Event of Default if we act on the advice given to us during the 14-day period by independent legal advisers approved by the trustee; or

•

we breach any covenant or warranty of the Senior Debt Indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 21 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the Senior Debt Securities of that series and requiring the breach to be remedied or from holders of at least 25% in principal amount of the Senior Debt Securities of that series requiring the breach to be remedied; or

•

either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the Senior Debt Securities of that series may at their discretion declare the Senior Debt Securities of that series to be due and repayable immediately (and the Senior Debt Securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the Senior Debt Indenture, and must not be unjustly prejudicial to the holder(s) of any Senior Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the Senior Debt Indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of Senior Debt Securities or holders of Coupons or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amount together with interest accrued on it. For the purposes of this subsection this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld

Amounts. Payment will be subject to applicable laws, regulations or court orders, but in the case of payment of any Withheld Amount, without prejudice to the provisions described under “ – Additional Amounts”. Interest accrued on any Withheld Amount will be paid net of any taxes required by applicable law to be withheld or deducted and we shall not be obliged to pay any Additional Amount in respect of any such withholding or deduction.

The holder(s) of a majority of the aggregate principal amount of the outstanding Senior Debt Securities of any affected series may waive any past Senior Event of Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium, or interest, on any Senior Debt Securities; or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Senior Debt Securities of the series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Event of Default if, in the opinion of the trustee, that Senior Event of Default would not be materially prejudicial to the interests of the holders.

The trustee will, within 90 days of a default with respect to the Senior Debt Securities of any series, give to each affected holder of the Senior Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on the Senior Debt Securities, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holder(s).

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Senior Debt Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a Senior Event of Default.

Subordinated Events of Default

If either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up, other than under or in connection with a scheme of amalgamation, merger or reconstruction not involving a bankruptcy or insolvency, that order or resolution will constitute a “Subordinated Event of Default” with respect to all of the Subordinated Debt Securities. If a Subordinated Event of Default occurs and is continuing, the trustee or the holder(s) of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of each series may declare any accrued but unpaid payments, or, in the case of Discount Securities, the portion of principal amount specified in its terms, on the debt securities of the series to be due and payable immediately. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder(s) of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of the series may rescind the declaration of acceleration and its consequences, but only if the Subordinated Event of Default has been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

Dated Debt Defaults. Unless the relevant prospectus supplement provides otherwise, a “Dated Debt Default” with respect to any series of Dated Subordinated Debt Securities shall result if we do not pay any installment of interest upon, or any part of the principal of, and any premium on, any Dated Subordinated Debt Securities of that series on the date on which the payment is due and payable, whether upon redemption or otherwise, and the failure continues for 14 days in the case of interest and seven days in the case of principal. Current FSA regulations do not permit us to provide for any additional events of default with respect to Dated Subordinated Debt Securities.

If a Dated Debt Default occurs and is continuing, the trustee may pursue all legal remedies available to it,

including the institution of proceedings for our winding-up in England (but not elsewhere), but the trustee may not declare the principal amount of any outstanding Dated Subordinated Debt Securities due and payable. However, failure to make any payment in respect of a series of Dated Subordinated Debt Securities shall not be a Dated Debt Default if the payment is withheld or refused either:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction; or

•

in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time before the expiry of the 14-day period in the case of payment of interest or 7-day period in the case of payment of principal by independent legal advisers acceptable to the trustee.

In the second case, however, the trustee may, by notice to us, require us to take action, including proceedings for a court declaration, to resolve the doubt, if counsel advises it that the action is appropriate and reasonable. In this situation we will take the action promptly and be bound by any final resolution of the doubt. If the action results in a determination that we can make the relevant payment without violating any law, regulation or order then the payment shall become due and payable on the expiration of the 14-day period in the case of payment of interest or seven-day period in the case of payment of principal after the trustee gives us written notice informing us of the determination.

By accepting a Dated Subordinated Debt Security each holder and the trustee will be deemed to have waived any right of set-off or counterclaim that they might otherwise have against us. No holder of Dated Subordinated Debt Securities shall be entitled to proceed directly against us unless the trustee has become bound to proceed but fails to do so within a reasonable period and the failure is continuing.

Undated Debt Defaults. Unless the relevant prospectus supplement provides otherwise, an Undated Debt Default shall result if, with respect to any series of Undated Subordinated Debt Securities, we fail to pay:

•

any Missed Payments on or prior to any date upon which a dividend is next paid on any class of share capital of Barclays PLC, or any other ultimate holding company of us, or if there is no holding company, ourselves, or on any class of our preference share capital, and this failure continues for 30 days; or

•

the principal amount and any premium, or any accrued but unpaid interest and any Missed Payments on the date fixed for redemption of such Undated Subordinated Debt Securities and this failure continues for seven business days.

If any Undated Debt Default occurs and is continuing, the trustee may pursue all legal remedies available to it, including the institution of proceedings for our winding-up in England (but not elsewhere), but the trustee may not declare the principal amount of any outstanding Undated Subordinated Debt Securities due and payable. For the purposes of determining whether an Undated Debt Default has occurred, a payment shall not be deemed to be due on any date on which the solvency condition is not satisfied, but this does not apply in regard to proceedings by the trustee for our winding-up in England. However, the trustee may not commence proceedings for our winding-up in England for failure to make any payment in respect of a series of Undated Subordinated Debt Securities if the payment is withheld or refused either:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of jurisdiction; or

•

in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time before the expiry of the 30-day or seven-business day period, as applicable, by independent legal advisers acceptable to the trustee.

In the second case, however, the trustee may, by notice to us, require us to take action, including proceedings for a court declaration, to resolve the doubt, if counsel advises it that the action is appropriate and reasonable. In this case we shall proceed with the action promptly and be bound by any final resolution of the doubt. If the action results in a determination that we can make the relevant payment without violating any law, regulation or order then the payment shall become due and payable on the expiration of the 30-day or seven-business day period, as applicable, after the trustee gives us written notice informing us of the determination.

By accepting an Undated Subordinated Debt Security, each holder and the trustee will be deemed to have waived any right of set-off or counterclaim that they might otherwise have against us with respect to the Undated Subordinated Debt Security or the applicable indenture. No holder of Undated Subordinated Debt Securities shall be entitled to proceed directly against us unless the trustee has become bound to proceed but fails to do so within a reasonable period, and the failure is continuing.

Waiver; Trustee’s Duties – Subordinated Debt Securities. The holder(s) of not less than a majority in aggregate principal amount of the debt securities of any affected series may waive any past Subordinated Event of Default, Dated Debt Default or Undated Debt Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium, or interest, Deferred Payments, Tier 3 Deferred Payments or Missed Payments on any Subordinated Debt Securities; or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Subordinated Debt Securities of the series.

Subject to the applicable indenture provisions regarding the trustee’s duties, in case a Subordinated Event of Default, Dated Debt Default or Undated Debt Default occurs and is continuing with respect to the debt securities of any series, the trustee will have no obligation to any holder(s) of the Subordinated Debt Securities of that series, unless they have offered the trustee reasonable indemnity. Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the applicable indenture, and must not be unjustly prejudicial to the holder(s) of any Subordinated Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of a default with respect to the Subordinated Debt Securities of any series, give to each affected holder of the Subordinated Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on any Subordinated Debt Securities, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holder(s).

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under each Subordinated Debt Indenture.

Limitations on suits. Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	The holder must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

•	In the case of our winding-up in England, such legal action or proceeding is in the name and on behalf of the trustee to the same extent, but no further, as the trustee would have been entitled to do.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Subordinated Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Subordinated Event of Default, Dated Debt Default or Undated Debt Default.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable indenture. However, any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, must be a bank organized under the laws of the United Kingdom that assumes our obligations on the debt securities and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder. We, however, must irrevocably guarantee, (on a subordinated basis in substantially the manner described under “ – Ranking” above, in the case of Subordinated Debt Securities,) the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by a U.K. taxing jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by a U.K. taxing jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Additional Amounts related to taxes (subject to the exceptions set forth in “ – Additional Amounts” above) imposed by a U.K. taxing jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “ – Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations. However, the determination of whether the applicable solvency condition has been satisfied shall continue to be made with reference to us, unless applicable law requires otherwise.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

The debt securities and indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the relevant Subordinated Debt Indenture, the subordination provisions of each series of Subordinated Debt Securities and the related indenture will be governed by and construed in accordance with the laws of England.

Notices

Notices regarding the debt securities will be valid:

•	with respect to global debt securities, if in writing and delivered or mailed to each direct holder;

•	if registered debt securities are affected, if given in writing and mailed to each direct holder as provided in the applicable indenture; or

•

with respect to bearer definitive debt securities, if published at least once in an Authorized Newspaper (as defined in the indentures) in the Borough of Manhattan in New York City and as the applicable prospectus supplement may specify otherwise.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine.

The Trustee

The Bank of New York will be the trustee under the indentures. The trustee has two principal functions:

•

First, it can enforce an investor’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee acts on an investor’s behalf, described under “Senior Events of Default; Subordinated Event of Default and Defaults; Limitation of Remedies”; and

•	Second, the trustee performs administrative duties for us, such as sending the investor’s interest payments, transferring debt securities to a new buyer and sending investors notices.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The indentures provide that we irrevocably designate Barclays Bank PLC, 200 Park Avenue, New York, New York 10166, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the indentures or debt securities brought in any federal or state court in New York City and we irrevocably submit to the jurisdiction of these courts.

Clearance and Settlement

Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company, or DTC, in the United States, Clearstream Banking, société anonyme, or Clearstream, Luxembourg, in Luxembourg and Euroclear Bank S.A./N.V., or Euroclear, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositories. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of debt securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC. DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg. Clearstream, Luxembourg has advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear. Euroclear has advised us as follows:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•

Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems. We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures – DTC. DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures – Euroclear and Clearstream, Luxembourg. We understand that investors that hold their debt securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. Dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants. We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser. A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

DESCRIPTION OF PREFERENCE SHARES

The following is a summary of the general terms of the preference shares of any series we may issue under this registration statement. Each time we issue preference shares we will prepare a prospectus supplement, which you should read carefully. The prospectus supplement relating to a series of preference shares or to a series of debt securities that are convertible into or exchangeable for the preference shares will summarize the terms of the preference shares of the particular series. Those terms will be set out in the resolutions establishing the series that our Board of Directors or an authorized committee adopt, and may be different from those summarized below. If so, the applicable prospectus supplement will state that, and the description of the preference shares of that series contained in the prospectus supplement will apply.

This summary does not purport to be complete and is subject to, and qualified by, our Articles of Association and the resolutions of the Board of Directors or an authorized committee. You should read our Articles of Association as well as those resolutions, which we have filed or we will file with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You should also read the summary of the general terms of the deposit agreement under which ADRs evidencing ADSs that may represent preference shares may be issued, under the heading “Description of American Depositary Receipts”.

General

Under our Articles of Association, our Board of Directors or an authorized committee of the Board is empowered to provide for the issuance of U.S. dollar-denominated preference shares, in one or more series.

The resolutions providing for their issue, adopted by the Board of Directors or the authorized committee, will set forth the dividend rights, liquidation value per share, redemption provisions, voting rights, other rights, preferences, privileges, limitations and restrictions of the preference shares.

As of the date of this prospectus, we have 100,000 issued dollar-denominated preference shares, Series 1 and 30,000,000 issued dollar-denominated preference shares, Series 2.

The preference shares of any series will be U.S. dollar-denominated in terms of nominal value, dividend rights and liquidation value per share. They will, when issued, be fully paid and non-assessable. For each preference share issued, an amount equal to its nominal value will be credited to our issued share capital account and an amount equal to the difference between its issue price and its nominal value will be credited to our share premium account. The applicable prospectus supplement will specify the nominal value of the preference shares. The preference shares of a series deposited under the deposit agreement referred to in the section “Description of American Depositary Receipts” will be represented by ADSs of a corresponding series, evidenced by ADRs of such series. The preference shares of such series may only be withdrawn from deposit in registered form. See “Description of American Depositary Receipts”.

Our Board of Directors or the relevant authorized committee of our Board may only provide for the issuance of preference shares of any series if a resolution of our shareholders has authorized the allotment of such preference shares.

The preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the relevant prospectus supplement provides otherwise. You should read the prospectus supplement for the specific terms of any series, including:

•	the number of shares offered, the number of shares offered in the form of ADSs and the number of preference shares represented by each ADS;

•	the public offering price of the series;

•	the liquidation value per share of that series;

•	the dividend rate, or the method of calculating it;

•	the place where we will pay dividends;

•	the dates on which dividends will be payable;

•	voting rights of that series of preference shares, if any;

•	restrictions applicable to the sale and delivery of the preference shares;

•	whether and under what circumstances we will pay additional amounts on the preference shares in the event of certain developments with respect to withholding tax or information reporting laws;

•	any redemption, conversion or exchange provisions;

•	whether the shares shall be issued as units with shares of a related series;

•	any listing on a securities exchange; and

•	any other rights, preferences, privileges, limitations and restrictions relating to the series.

The applicable prospectus supplement will also describe material U.S. and U.K. tax considerations that apply to any particular series of preference shares.

Title to preference shares of a series in registered form will pass by transfer and registration on the register that the registrar shall keep at its office in the United Kingdom. For more information on such registration, you should read “ – Registrar and Paying Agent”. The registrar will not charge for the registration of transfer, but the person requesting it will be liable for any taxes, stamp duties or other governmental charges.

We may issue preference shares in more than one related series if necessary to ensure that we continue to be treated as part of the Barclays PLC Group for U.K. tax purposes. The preference shares of any two or more related series will be issued as preference share units, unless the applicable prospectus supplement specifies otherwise, so that holders of any preference share units will effectively have the same rights, preferences and privileges, and will be subject to the same limitations and restrictions. The following characteristics, however, may differ:

•	the aggregate amount of dividends,

•	the aggregate amounts which may be payable upon redemption,

•	the redemption dates,

•	the rights of holders to deposit the preference shares under the deposit agreement, and

•	the voting rights of holders.

You should read the applicable prospectus supplement for the characteristics relating to any preference shares issuable in two or more related series as a unit.

Unless the applicable prospectus supplement specifies otherwise, the preference shares of each series will rank equally as to participation in our profits and assets with the preference shares of each other series.

Our affiliates may resell preferred shares after their initial issuance in market-making transactions. We describe these transactions above under “Description of Debt Securities – General – Market-Making Transactions.”

Dividend Rights

The holders of the preference shares will be entitled to receive cash dividends on the dates and at the rates as described in the applicable prospectus supplement out of our “distributable profits”. Except as provided in this prospectus and in the applicable prospectus supplement, holders of preference shares will have no right to participate in our profits.

For information concerning the declaration of dividends out of our distributable profits, see “Description of Share Capital – Ordinary Shares – Dividend Rights”.

We will pay the dividends on the preference shares of a series to the record holders as they appear on the register on the record dates. A record date will be fixed by our Board of Directors or an authorized committee. Subject to applicable fiscal or other laws and regulations, each payment will be made by dollar check drawn on a bank in London or in New York City and mailed to the record holder at the holder’s address as it appears on the register for the preference shares. If any date on which dividends are payable on the preference shares is not a “business day”, which is a day on which banks are open for business and on which foreign exchange dealings may be conducted in London and in New York City, then payment of the dividend payable on that date will be made on the next business day. There will be no additional interest or other payment due to this type of delay.

Dividends on the preference shares of any series will be non-cumulative. If a dividend on a series is not paid, or is paid only in part, the holders of preference shares of the relevant series will have no claim in respect of such unpaid amount. We will have no obligation to pay the dividend accrued for the relevant dividend period or to pay any interest on the dividend, whether or not dividends on the preference shares of that series or any other series or class of our shares are paid for any subsequent dividend period.

No full dividends will be paid or set apart for payment on any of our preference shares ranking, as to dividends, equally with or below the preference shares of any series for any period unless full dividends have been, or at the same time are, paid, or set aside for payment, on the preference shares of that series for the then-current dividend period. When dividends are not paid in full upon the preference shares of a series and any other of our preference shares ranking equally as to dividends, all dividends upon the preference shares of that series and the other preference shares will be paid pro rata so that dividends paid upon the preference shares of each series are in proportion to dividends accrued on the preference shares of the series.

Except as provided in the preceding sentence, unless full dividends on all outstanding preference shares of a series have been paid for the most recently completed dividend period, no dividends, will be declared or paid or set apart for payment, or other distribution made, upon our ordinary shares or other shares ranking, as to dividends or upon liquidation, equally with or below the preference shares of the series. In addition, we will not redeem, repurchase or otherwise acquire for consideration, or pay any money or make any money available for a sinking fund for the redemption of, any of our ordinary shares or other shares ranking equally with or below the preference shares of the series as to dividends or upon liquidation, except by conversion into or exchange for shares ranking below the preference shares of the series as to dividends and upon liquidation, until we have resumed the payment of full dividends for four consecutive quarterly dividend periods on all outstanding preference shares of the series and those ranking equally as to dividends with the preference shares of the series.

We will compute the amount of dividends payable on the preference shares of any series for each dividend period based upon the liquidation value per share of the preference shares of the series by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year. However, we will compute the amount of dividends payable for any dividend period shorter than a full dividend period on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, on the basis of the actual number of days elapsed.

Rights Upon Liquidation

If there is a return of capital in respect of our voluntary or involuntary liquidation, dissolution, winding-up or otherwise, other than in respect of any redemption or repurchase of the preference shares of a series in whole or in part permitted by our Articles of Association and under applicable law, the holders of the outstanding preference shares of a series will be entitled to receive liquidating distributions. Liquidating distributions will:

•

come from the assets we have available for distribution to shareholders, before any distribution of assets is made to holders of our ordinary shares or any other class of shares ranking below the preference shares upon a return of capital; and

•

be in an amount equal to the liquidation value per share of the preference shares, plus an amount equal to accrued and unpaid dividends, whether or not declared or earned, for the then-current dividend period up to and including the date of commencement of our winding-up or the date of any other return of capital, as the case may be.

If, upon a return of capital, the assets available for distribution are insufficient to pay in full the amounts payable on the preference shares and any other of our shares ranking as to any distribution equally with the preference shares, the holders of the preference shares and of the other shares will share pro rata in any distribution of our assets in proportion to the full respective liquidating distributions to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preference shares of that series will have no claim on any of our remaining assets and will not be entitled to any further participation in the return of capital. If there is a sale of all or substantially all of our assets, the distribution to our shareholders of all or substantially all of the consideration for the sale, unless the consideration, apart from assumption of liabilities, or the net proceeds consists entirely of cash, will not be deemed a return of capital in respect of our liquidation, dissolution or winding-up.

Redemption

Unless the relevant prospectus supplement specifies otherwise, we may redeem the preference shares of each series, at our option, in whole or in part, at any time and from time to time on the dates and at the redemption prices and on all other terms and conditions as set forth in the applicable prospectus supplement. Preference shares comprising preference share units will be redeemed only as units.

If fewer than all of the outstanding preference shares of a series are to be redeemed, we will select by lot, in the presence of our independent auditors, which particular preference shares will be redeemed.

If we redeem preference shares of a series, we will mail a redemption notice to each record holder of preference shares to be redeemed between 30 and 60 days before the redemption date. Each redemption notice will specify:

•	the redemption date;

•	the particular preference shares of the series to be redeemed;

•	the redemption price, specifying the included amount of accrued and unpaid dividends;

•	that any dividends will cease to accrue upon the redemption of the preference shares; and

•	the place or places where holders may surrender documents of title and obtain payment of the redemption price.

No defect in the redemption notice or in the giving of notice will affect the validity of the redemption proceedings.

If we give notice of redemption in respect of the preference shares of a series, then, by 12:00 noon, London time, on the redemption date, we will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price, including the amount of accrued and unpaid dividends (if any) for the then-current quarterly dividend period to the date fixed for redemption. We will also give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of those preference shares called for redemption.

If we give notice of redemption, then, when we make the deposit with the paying agent, all rights of holders of the preference shares of the series called for redemption will cease, except the holders’ right to receive the redemption price, but without interest, and these preference shares will no longer be outstanding. Subject to any applicable fiscal or other laws and regulations, payments in respect of the redemption of preference shares of a series will be made by dollar check drawn on a bank in London or in New York City against presentation and surrender of the relevant share certificates at the office of the paying agent located in the United Kingdom.

In the event that any date on which a redemption payment on the preference shares is to be made is not a business day, then payment of the redemption price payable on that date will be made on the next business day. There will be no interest or other payment due to the delay. If payment of the redemption price is improperly withheld or refused, dividends on the preference shares will continue to accrue at the then applicable rate, from the redemption date to the date of payment of the redemption price.

Subject to applicable law, including U.S. securities laws, and the consent of, or prior notification to, the FSA, as applicable, we may purchase outstanding preference shares of any series by tender, in the open market or by private agreement. Unless we tell you otherwise in the applicable prospectus supplement, any preference shares of any series that we purchase for our own account, other than in the ordinary course of a business of dealing in securities, will be treated as canceled and will no longer be issued and outstanding.

Under the current practices of the FSA, we may not redeem any preference shares following the fifth anniversary of their date of issue unless the FSA is given one month’s prior written notice.

Voting Rights

The holders of the preference shares of any series will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided below or in the applicable prospectus supplement.

Variation of Rights

If applicable law permits, the rights, preferences and privileges attached to any series of preference shares may be varied or abrogated only with the written consent of the holders of at least three-fourths of the outstanding preference shares of the series or with the sanction of a special resolution passed at a separate general meeting of the holders of the outstanding preference shares of the series. A special resolution will be adopted if passed by a majority of at least three-fourths of those holders voting in person or by proxy at the meeting. The quorum required for this separate general meeting will be persons holding or representing by proxy at least one-third of the outstanding preference shares of the affected series, except that if at any adjourned meeting where this quorum requirement is not met, any two holders present in person or by proxy will constitute a quorum.

In addition to the voting rights referred to above, if any resolution is proposed for our liquidation, dissolution or winding-up, then the holders of the outstanding preference shares of each series, other than any series of preference shares which do not have voting rights, will be entitled to receive notice of and to attend the general meeting of shareholders called for the purpose of adopting the resolution and will be entitled to vote on that resolution, but no other. When entitled to vote, each holder of preference shares of a series present in person or by proxy has one vote for each preference share held.

Notices of Meetings

A notice of any meeting at which holders of preference shares of a particular series are entitled to vote will be mailed to each record holder of preference shares of that series. Each notice will state:

•	the date of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

•	instructions for the delivery of proxies.

A holder of preference shares of any series in registered form who is not registered with an address in the United Kingdom and who has not supplied an address within the United Kingdom to us for the purpose of notices is not entitled to receive notices of meetings from us. For a description of notices that we will give to the ADR depositary and that the ADR depositary will give to ADR holders, you should read “Description of American Depositary Receipts – Reports and Notices” and “Where You Can Find More Information”.

Registrar and Paying Agent

Our registrar, presently located at One Canada Square, London E14 5AL, United Kingdom, will act as registrar and paying agent for the preference shares of each series.

DESCRIPTION OF AMERICAN

DEPOSITARY RECEIPTS

The following is a summary of the general terms and provisions of the deposit agreement under which the ADR depositary will issue the ADRs. The deposit agreement is among us, The Bank of New York, as ADR depositary, and all holders from time to time of ADRs issued under the deposit agreement. This summary does not purport to be complete. We may amend or supersede all or part of this summary to the extent we tell you in the applicable prospectus supplement. You should read the deposit agreement, which is filed with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You may also read the deposit agreement at the corporate trust office of The Bank of New York in New York City and the office of The Bank of New York in London.

Depositary

The Bank of New York will act as the ADR depositary. The office of The Bank of New York in London will act as custodian. The ADR depositary’s principal office in New York City is presently located at 101 Barclay Street, Floor 21 West, New York, New York 10286, and the custodian’s office is presently located at One Canada Square, London E14 5AL, United Kingdom.

American Depositary Receipts

An ADR is a certificate evidencing a specific number of ADSs of a specific series, each of which will represent preference shares of a corresponding series. Unless the relevant prospectus supplement specifies otherwise, each ADS will represent one preference share, or evidence of rights to receive one preference share, deposited with the London branch of The Bank of New York, as custodian. An ADR may evidence any number of ADSs in the corresponding series.

Deposit and Issuance of ADRs

When the custodian has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its corporate trust office in New York City to the person(s) specified by us in writing, an ADR or ADRs registered in the name of such person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series.

When the ADR depositary has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its principal office to the person(s) specified by us in writing, an ADR or ADRs registered in the name of that person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series. Preference shares may be deposited under the deposit agreement as units comprising a preference share of a series and a preference share of a related series. The ADR depositary’s principal office is presently located at 101 Barclay Street, Floor 22 West, New York, New York 10286.

Withdrawal of Deposited Securities

Upon surrender of ADRs at the ADR depositary’s corporate trust office in New York City and upon payment of the taxes, charges and fees provided in the deposit agreement and subject to its terms, an

ADR holder is entitled to delivery, to or upon its order, at the ADR depositary’s corporate trust office in New York City or the custodian’s office in London, of the amount of preference shares of the relevant series represented by the ADSs evidenced by the surrendered ADRs. The ADR holder will bear the risk and expense for the forwarding of share certificates and other documents of title to the corporate trust office of the ADR depositary.

Holders of preference shares that have been withdrawn from deposit under the deposit agreement will not have the right to redeposit the preference shares.

Dividends and Other Distributions

The ADR depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited preference shares of a particular series to ADR holders, after payment of any charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. The cash amount distributed will be reduced by any amounts that we or the ADR depositary must withhold on account of taxes.

If we make a non-cash distribution in respect of any deposited preference shares of a particular series, the ADR depositary will distribute the property it receives to ADR holders, after deduction or upon payment of any taxes, charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. If a distribution that we make in respect of deposited preference shares of a particular series consists of a dividend in, or free distribution of, preference shares of that series, the ADR depositary may, if we approve, and will, if we request, distribute to ADR holders, in proportion to their holdings of ADSs of the relevant series, additional ADRs evidencing an aggregate number of ADSs of that series representing the amount of preference shares received as such dividend or free distribution. If the ADR depositary does not distribute additional ADRs, each ADS of that series will from then forward also represent the additional preference shares of the corresponding series distributed in respect of the deposited preference shares before the dividend or free distribution.

If the ADR depositary determines that any distribution of property, other than cash or preference shares of a particular series, cannot be made proportionately among ADR holders or if for any other reason, including any requirement that we or the ADR depositary withhold an amount on account of taxes or other governmental charges, the ADR depositary deems that such a distribution is not feasible, the ADR depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The ADR depositary will then distribute the net proceeds of any such sale (net of any fees and expenses of the ADR depositary provided for in the deposit agreement) to ADR holders as in the case of a distribution received in cash.

Redemption of ADSs

If we redeem any preference shares of a particular series that are represented by ADSs, the ADR depositary will redeem, from the amounts that it receives from the redemption of deposited preference shares of that series, a number of ADSs of the series representing those preference shares which corresponds to the number of deposited preference shares of that series. The ADS redemption price will correspond to the redemption price per preference share payable with respect to the redeemed preference shares. If we do not redeem all of the outstanding preference shares of a particular series, the ADR depositary will select the ADSs of the corresponding series to be redeemed, either by lot or pro rata to the number of preference shares represented.

We must give notice of redemption in respect of the preference shares of a particular series that are represented by ADSs to the ADR depositary not less than 30 days before the redemption date. The ADR depositary will promptly deliver the notice to all holders of ADRs of the corresponding series.

Record Date

Whenever any dividend or other distribution becomes payable or shall be made in respect of preference shares of a particular series, or any preference shares of a particular series are to be redeemed, or the ADR depositary receives notice of any meeting at which holders of preference shares of a particular series are entitled to vote, the ADR depositary will fix a record date for the determination of the ADR holders who are entitled to receive the dividend, distribution, amount in respect of redemption of ADSs of the corresponding series, or the net proceeds of their sale, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the deposit agreement. This record date will be as near as practicable to the corresponding record date for the underlying preference share.

Voting of the Underlying Deposited Securities

When the ADR depositary receives notice of any meeting or solicitation of consents or proxies of holders of preference shares of a particular series, it will, at our written request and as soon as practicable thereafter, mail to the record holders of ADRs a notice including:

•	the information contained in the notice of meeting;

•

a statement that the record holders of ADRs at the close of business on a specified record date will be entitled, subject to any applicable provision of English law, to instruct the ADR depositary as to the exercise of any voting rights pertaining to the preference shares of the series represented by their ADSs; and

•

a brief explanation of how they may give instructions, including an express indication that they may instruct the ADR depositary to give a discretionary proxy to designated member or members of our board of directors if no such instruction is received.

The ADR depositary has agreed that it will endeavor, in so far as practical, to vote or cause to be voted the preference shares in accordance with any written non-discretionary instructions of record holders of ADRs that it receives on or before the record date set by the ADR depositary. The ADR depositary will not vote the preference shares except in accordance with such instructions or deemed instructions.

If the ADR depositary does not receive instructions from any ADR holder on or before the date the ADR depositary establishes for this purpose, the ADR depositary will deem such holder to have directed the ADR depositary to give a discretionary proxy to a designated member or members of our board of directors. However, the ADR depositary will not give a discretionary proxy to a designated member or members of our board of directors with respect to any matter as to which we inform the ADR depositary that:

•	we do not wish the proxy to be given;

•	substantial opposition exists; or

•	the rights of holders of the preference shares may be materially affected.

Holders of ADRs evidencing ADSs will not be entitled to vote shares of the corresponding series of preference shares directly.

Inspection of Transfer Books

The ADR depositary will, at its corporate trust office in New York City, keep books for the registration and transfer of ADRs. These books will be open for inspection by ADR holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADR holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADRs.

Reports and Notices

We will furnish the ADR depositary with our annual reports as described under “Where You Can Find More Information” in this prospectus. The ADR depositary will make available at its corporate trust office in New York City, for any ADR holder to inspect, any reports and communications received from us that are both received by the ADR depositary as holder of preference shares and made generally available by us to the holders of those preference shares. This includes our annual report and accounts. Upon written request, the ADR depositary will mail copies of those reports to ADR holders as provided in the deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of:

•	any meeting of holders of preference shares of a particular series;

•	any adjourned meeting of holders of preference shares of a particular series; or

•	the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of, preference shares of a particular series we have agreed to transmit to the ADR depositary and the custodian a copy of the notice in the form given or to be given to holders of the preference shares. If requested in writing by us, the ADR depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the preference shares, to all holders of ADRs evidencing ADSs of the corresponding series.

Amendment and Termination of the Deposit Agreement

The form of the ADRs evidencing ADSs of a particular series and any provisions of the deposit agreement relating to those ADRs may at any time and from time to time be amended by agreement between us and the ADR depositary, without the consent of holders of ADRs, in any respect which we may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADRs evidencing ADSs of a particular series, will not take effect as to any ADRs until 30 days after notice of the amendment has been given to the record holders of those ADRs. Every holder of any ADR at the time an amendment becomes effective, if it has been given notice, will be deemed by continuing to hold the ADR to consent and agree to the amendment and to be bound by the deposit agreement or the ADR as amended. No amendment may impair the right of any holder of ADRs to surrender ADRs and receive in return the preference shares of the corresponding series represented by the ADSs.

Whenever we direct, the ADR depositary has agreed to terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to the record holders of all ADRs then outstanding at least 30 days before the date fixed in the notice of termination. The ADR depositary may likewise terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to us and the record holders of all ADRs then outstanding if at any time 90 days shall have expired since the ADR depositary delivered a written notice to us of its election to resign and a successor ADR depositary shall not have been appointed and accepted its appointment.

If any ADRs evidencing ADSs of a particular series remain outstanding after the date of any termination, the ADR depositary will then:

•	discontinue the registration of transfers of those ADRs;

•	suspend the distribution of dividends to holders of those ADRs; and

•	not give any further notices or perform any further acts under the deposit agreement, except those listed below, with respect to those ADRs.

The ADR depositary will, however, continue to collect dividends and other distributions pertaining to the preference shares of the corresponding series. It will also continue to sell rights and other property as provided in the deposit agreement and deliver preference shares of the corresponding series, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to it.

At any time after the expiration of one year from the date of termination of the deposit agreement as to ADRs evidencing ADSs of a particular series, the ADR depositary may sell the preference shares of the corresponding series then held. The ADR depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the deposit agreement in respect of those ADRs, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADRs that have not previously been surrendered.

Charges of ADR Depositary

Unless the applicable prospectus supplement specifies otherwise, the ADR depositary will charge the party to whom it delivers ADRs against deposits, and the party surrendering ADRs for delivery of preference shares of a particular series or other deposited securities, property and cash, $5.00 for each 100, or fraction of 100, ADSs evidenced by the ADRs issued or surrendered. We will pay all other charges of the ADR depositary and those of any registrar, co-transfer agent and co-registrar under the deposit agreement, but unless the applicable prospectus supplement specifies otherwise, we will not pay:

•	taxes, including issue or transfer taxes, U.K. stamp duty or U.K. stamp duty reserve tax other than that payable on the issue of preference shares to the custodian, and other governmental charges;

•	any applicable share transfer or registration fees on deposits or withdrawals of preference shares;

•

cable, telex, facsimile transmission and delivery charges which the deposit agreement provides are at the expense of the holders of ADRs or persons depositing or withdrawing preference shares of any series; or

•	expenses incurred or paid by the ADR depositary in conversion of foreign currency into U.S. dollars.

You will be responsible for any taxes or other governmental charges payable on your ADRs or on the preference shares underlying your ADRs. The ADR depositary may refuse to transfer your ADRs or allow you to withdraw the preference shares underlying your ADRs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited preference shares underlying your ADRs to pay any taxes owed and you will remain liable for any deficiency. If the ADR depositary sells deposited preference shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

General

Neither the ADR depositary nor we will be liable to ADR holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental authority, any present or future provision of our articles of association or of the preference shares, or any act of God or war or other circumstances beyond our control in performing our obligations under the deposit agreement. The obligations of us both under the deposit agreement are expressly limited to performing our duties without gross negligence or bad faith.

If any ADSs of a particular series are listed on one or more stock exchanges in the U.S., the ADR depositary will act as registrar or, at our request or with our approval, appoint a registrar or one or more co-registrars for registration of the ADRs evidencing the ADSs in accordance with any exchange requirements. The ADR depositary may remove the registrars or co-registrars and appoint a substitute(s) if we request it or with our approval.

The ADRs evidencing ADSs of any series are transferable on the books of the ADR depositary or its agent. However, the ADR depositary may close the transfer books as to ADRs evidencing ADSs of a particular series at any time when it deems it expedient to do so in connection with the performance of its duties or at our request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of any preference shares of the corresponding series, the ADR depositary or the custodian may require the person presenting the ADR or depositing the preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the deposit agreement. The ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the preference shares evidenced by the ADR, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADR holder will remain liable for any deficiency.

Any ADR holder may be required from time to time to furnish the ADR depositary or the custodian with proof satisfactory to the ADR depositary of citizenship or residence, exchange control approval, information relating to the registration on our books or those that the registrar maintains for us for the preference shares in registered form of that series, or other information, to execute certificates and to make representations and warranties that the ADR depositary deems necessary or proper. Until those requirements have been satisfied, the ADR depositary may withhold the delivery or registration of transfer of any ADR or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited preference shares or other property related to the ADR. The delivery, transfer and surrender of ADRs of any series may be suspended during any period when the transfer books of the ADR depositary are closed or if we or the ADR depositary deem it necessary or advisable.

The deposit agreement and the ADRs are governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of general information about our share capital and some provisions of our Articles of Association. This summary does not purport to be complete. It is subject to, and qualified by reference to, our Articles of Association, which you should read. We have included a copy of our Articles of Association with the SEC as an exhibit to the Registration Statement of which this prospectus forms a part.

General

Our authorized share capital as of the date of this prospectus consists of 3,000,000,000 ordinary shares of £1 each, 80,000,000 dollar-denominated preference shares of $0.25 each, 400,000 dollar-denominated preference shares of $100 each, 400,000 euro-denominated preference shares of €100 each, 1,000 sterling-denominated preference shares of £1 each and 400,000 sterling-denominated preference shares of £100 each. As of the date of this prospectus, 2,332,560,515 ordinary shares are issued (all of which are beneficially held by Barclays PLC), 30,000,000 dollar-denominated preference shares of $0.25 each, 100,000 dollar-denominated preference shares of $100 each, 240,000 euro-denominated preference shares of €100 each, 1,000 sterling-denominated preference shares of £1 each all of which are beneficially held by Barclays PLC and 75,000 sterling-denominated preference shares of £100 each, all of which have been issued.

Ordinary Shares

Dividend Rights

Holders of ordinary shares are entitled to receive on a pro rata basis, according to the number of paid-up shares held, any dividends that we may declare at a general meeting of shareholders, but no dividends are payable in excess of the amount that our Board of Directors recommends. The Board of Directors may declare and pay to the holders of ordinary shares interim dividends if, in the opinion of our Board, our distributable reserves justify such payment.

Dividends on ordinary shares, as well as on dollar-denominated preference shares of any series, may only be declared and paid out of our “distributable profits”. Rules prescribed by the UK Companies Act 1985 determine how much of our funds represent distributable profits. In broad outline, dividend distributions may only be made out of the outstanding balance of accumulated realized profits, less the outstanding balance of any accumulated realized losses, and provided that our net assets are not, or would not be reduced to, less than the total of our paid-up share capital and undistributable reserves.

So long as dollar-denominated preference shares of any series are outstanding and full dividends on them have not been paid (or a sum has not been set aside in full) for any dividend period, no dividends may be declared or paid, or other distribution made, upon our ordinary shares. We may, however, pay dividends on our ordinary shares or other shares ranking below the dollar-denominated preference shares of those series as to dividends upon liquidation. In addition, we may not redeem, repurchase or otherwise acquire for any consideration, or pay or make any moneys available for a sinking fund for the redemption of these shares, except by conversion into or exchange for our shares ranking below the dollar-denominated preference shares as to dividends and upon liquidation, until we have resumed the payment of full dividends (or a sum set aside in full) on all outstanding dollar-denominated preference shares or redeem the relevant preference shares in full.

Rights upon Liquidation

If there is a return of capital on our winding up or otherwise, after payment of all liabilities, and after paying or setting apart for payment the full preferential amounts to which the holders of all outstanding dollar-denominated preference shares of any series and any other of our shares ranking senior to the ordinary shares upon liquidation are entitled, our remaining assets will be divided among the holders of ordinary shares pro rata according to the number of ordinary shares held by them.

Voting Rights

Each holder of ordinary shares who is entitled to be present and is present in person or by proxy at a general meeting of shareholders has on a show of hands one vote, and on a poll one vote for each ordinary share held. Voting at any general meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of the meeting or by any shareholder present in person or by proxy and entitled to vote.

Miscellaneous

Holders of ordinary shares and dollar-denominated preference shares have no pre-emptive rights under our Articles of Association. However, except in some cases, English law restricts the ability of our Board of Directors, without appropriate authorization from the holders of our ordinary shares at a general meeting, to:

•	allot any shares or rights to subscribe for, or to convert any security into, any of our shares under any circumstances; or

•	issue for cash ordinary shares or rights to subscribe for, or to convert any security into, ordinary shares other than through rights to existing holders of ordinary shares.

TAX CONSIDERATIONS

U.S. Taxation

This section describes the material U.S. federal income tax consequences of owning preference shares, ADSs or debt securities. It is the opinion of Sullivan & Cromwell LLP, our U.S. tax counsel. It applies to you only if you acquire your preference shares, ADSs or debt securities in an offering and you hold your preference shares, ADSs or debt securities as capital assets for tax purposes. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a tax-exempt organization;

•	a life insurance company;

•	a person that holds preference shares, ADSs or debt securities as part of a straddle or a hedging or conversion transaction;

•	a person whose functional currency is not the U.S. dollar;

•	in the case of debt securities, a bank,

•	in the case of preference shares or ADSs, a person liable for alternative minimum tax; or,

•	in the case of preference shares or ADSs, a person that actually or constructively owns 10% or more of our voting stock.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the income tax convention between the United States of America and the United Kingdom (the “Treaty”). These laws are subject to change, possibly on a retroactive basis. In addition, this section is based in part upon the representations of the ADR depositary. Assuming that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms, for U.S. federal income tax purposes, if you hold ADRs evidencing ADSs, you will in general be treated as the owner of the preference shares represented by those ADSs. Exchanges of preference shares for ADSs or ADSs for preference shares generally will not be subject to U.S. federal income tax.

If a partnership holds the preference shares, ADSs or debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the notes.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of preference shares, ADSs or debt securities in your particular circumstances.

U.S. Holders

This subsection describes the material U.S. federal income tax consequences to a U.S. holder of owning preference shares, ADSs or debt securities. You are a U.S. holder if you are a beneficial owner of preference shares, ADSs or debt securities and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

Taxation of Debt Securities

This subsection deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. Undated Subordinated Debt Securities generally will not be treated as debt securities for U.S. federal income tax purposes; the U.S. federal income tax consequences of owning and disposing Undated Subordinated Debt Securities will be discussed in an applicable prospectus supplement.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “ – Original Issue Discount – General”, you will be taxed on any interest on your debt securities as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the debt security’s stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “ – Variable Rate Debt Securities”.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of  1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “ – Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “ – General”, the excess is acquisition premium. If you do not make the election described below under “ – Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security;

divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies, Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. If applicable, these rules will be discussed in the prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not to exercise an option or combination of options in the manner that minimizes the yield on your debt security; and,

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not to exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “ –General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “ – Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount note, you will be treated as having made the election discussed below under “ – Market Discount” to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	1.5 percent of the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

2.	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates;

2.	a single fixed rate and one or more qualified floating rates;

3.	a single objective rate; or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35; or

2.	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period; and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “Original Issue Discount – General”; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than  1/4 of 1 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than  1/4 of 1 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “Original Issue Discount – Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be your cost of your debt security adjusted by:

•	adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “Original Issue Discount – Short-Term Debt Securities” or “Market Discount”;

•	attributable to accrued but unpaid interest; or

•	the rules governing contingent payment obligations apply.

Capital gain of a noncorporate U.S. holder that is recognized before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period of greater than one year.

Other Debt Securities

The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any reference asset and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities.

Taxation of Preference Shares and ADSs

Dividends. Under the U.S. federal income tax laws, if you are a U.S. holder, the gross amount of any dividend paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. Subject to the discussion below under the heading “Passive Foreign Investment Company Considerations”, if you are a noncorporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2011 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you hold the shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date. Dividends we pay with respect to the shares or ADSs generally will be qualified dividend income. The dividend is ordinary income that you must include in income when you, in the case of preference shares, or the ADR depositary, in the case of ADSs, receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the preference shares or ADSs and thereafter as capital gain.

Capital Gains. Subject to the discussion below under the heading “Passive Foreign Investment Company Considerations”, if you are a U.S. holder and you sell or otherwise dispose of your preference shares or ADSs, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount that you realize and your tax basis in your preference shares or ADSs. Capital gain of a noncorporate U.S. holder that is recognized before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period of greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Passive Foreign Investment Company Considerations

A non-United States corporation will be a passive foreign investment company (a “PFIC”) for any taxable year if either (1) 75% or more of its gross income in the taxable year is passive income or (2) 50% or more of the average value of its assets in the taxable year produces, or is held for the production of, passive income. Based upon certain management estimates and proposed Treasury regulations, Barclays believes that it was not a PFIC for the 2006 taxable year and expects that it will not be a PFIC during the current or in subsequent taxable years. However, since Barclays’ status as a PFIC for any taxable year depends on the composition of Barclays’ income and assets (and the market value of such assets) from time to time, there can be no assurance that Barclays will not be considered a PFIC for any taxable year. If Barclays were considered a PFIC for any taxable year during which you hold preference shares or ADSs, you could be subject to unfavorable tax consequences, including significantly more tax upon a disposition of such preference shares or ADSs or upon receipt of certain dividends from Barclays.

U.S. Alien Holders

This subsection describes the tax consequences to a U.S. alien holder of owning and disposing of debt securities, preference shares or ADSs. Undated Subordinated Debt Securities generally will not be treated as debt securities for U.S. federal income tax purposes; the U.S. federal income tax consequences of owning and disposing Undated Subordinated Debt Securities will be discussed in an applicable prospectus supplement. You are a U.S. alien holder if you are a beneficial owner of a debt security, preference share or ADS and you are, for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a debt security.

If you are a U.S. holder, this subsection does not apply to you.

Interest on Debt Securities. Under U.S. federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a U.S. alien holder, interest on a debt security paid to you is exempt from U.S. federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a U.S. insurance business to which the interest is attributable, within the meaning of the Internal Revenue Code; or

•

you have an office or other fixed place of business in the United States to which the interest is attributable and derive the interest in the active conduct of a banking, financing or similar business within the United States.

Dividend on Preference Shares or ADSs. If you are a U.S. alien holder, dividends paid to you in respect of your preference shares or ADSs will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and, if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, the dividends are attributable to a permanent establishment that you maintain in the United States. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate U.S. alien holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30 percent or a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Disposition of the Debt Securities, Preference Shares or ADSs. If you are a U.S. alien holder, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of your debt security, preference share or ADS unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

If you are a corporate U.S. alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30 percent rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Information Reporting and Backup Withholding

If you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•

payments of principal and interest on a debt security and dividends or other taxable distributions with respect to a preference share or an ADS within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States; and

•	the payment of the proceeds from the sale of a debt security, preference share or ADS effected at a U.S. office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate U. S. holder that:

•

fails to provide an accurate taxpayer identification number, is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a U.S. alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	payments of principal and interest on a debt security or dividends with respect to a preference share or ADS made to you outside the United States by us or another non-U.S. payor; and

•

other payments of principal, interest and dividends and the payment of the proceeds from the sale of a debt security, preference share or ADS effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax; and:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:

•	an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person; or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security, preference share or ADS effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a debt security, preference share or ADS that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a debt security, preference share or ADS effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

United Kingdom Taxation

The following paragraphs summarize certain United Kingdom withholding and other tax considerations with respect to the acquisition, ownership and disposition of the debt securities, preference shares and ADSs described in this prospectus by persons who are the absolute beneficial owners of their debt securities, preference shares or ADSs (as the case may be) and who are neither (a) resident in the United Kingdom for tax purposes nor (b) hold debt securities, preference shares or ADSs in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. The summary is based on current United Kingdom law and HM Revenue & Customs practice and the provisions of the Double Taxation Treaty between the United Kingdom and the United States (the “Treaty”) of July 24, 2001 (as amended), all of which are subject to change at any time, possibly with retrospective effect.

The summary is not comprehensive and does not deal with the position of United Kingdom resident persons or with that of persons who are resident outside the United Kingdom who carry on a trade, profession or vocation in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom through or for the purposes of which their debt securities, preference shares or ADSs are used or held. Additionally the summary may not apply to certain classes of persons, such as dealers in securities. The summary below assumes that holders of ADSs will in practice be treated for the purposes of United Kingdom tax as beneficial owners of the preference shares represented by the ADSs.

You should consult your own tax advisors concerning the consequences of acquiring, owning and disposing of debt securities, preference shares and ADSs in your particular circumstances, including the applicability and effect of the Treaty.

Debt Securities

Payments of Interest. If the interest on the debt securities does not have a United Kingdom source, no withholding or deduction for or on account of United Kingdom tax will be made from payments of interest on the debt securities.

Interest on the debt securities may, however, constitute United Kingdom source income for United Kingdom tax purposes. Even if the interest does have a United Kingdom source, debt securities that carry a right to interest will constitute “quoted Eurobonds” within the meaning of Section 987 of the Income Tax Act 2007 (the “ITA”), provided they are and continue to be listed on a “recognised stock exchange” within the meaning of Section 1005 of the ITA. Accordingly, payments of interest (including payments of premium, if any, to the extent such premium, or any part of such premium, constitutes interest for United Kingdom tax purposes) on the debt securities made by us or any paying agent (or received by any collecting agent) may be made (or received, as the case may be) without withholding or deduction for or on account of United Kingdom income tax provided the debt securities are listed on a recognised stock exchange at the time the interest is paid.

Interest on debt securities having a maturity of less than one year may also be paid without withholding or deduction for or on account of United Kingdom income tax, provided the debt securities are not issued under arrangements the effect of which is to render such debt securities part of a borrowing with a total term of a year or more. In all other cases, unless the interest on the debt securities is paid by a “bank” (as defined in section 991 of the ITA) in the ordinary course of its business, an amount must be withheld on account of income tax at the savings rate (currently 20%), subject to any direction to the contrary by HM Revenue & Customs under an applicable double tax treaty and subject to any entitlement to pay gross to holders of debt securities who are within the charge to United Kingdom corporation tax. In accordance with the published practice of HM Revenue & Customs, interest will be accepted as being paid by a “bank” in the ordinary course of business unless either (i) the borrowing in question conforms to any of the definitions of tier 1, 2 or 3 capital adopted by the FSA, whether or not it actually counts toward tier 1, 2 or 3 capital for regulatory purposes, or (ii) the characteristics of the transaction giving rise to the interest are primarily attributable to an intention to avoid United Kingdom tax. We are currently a “bank” for the purposes of Section 991 of the ITA.

Interest which has a United Kingdom source may be subject to United Kingdom tax by direct assessment even where such interest is paid without withholding. However, as regards a holder of debt securities who is not resident in the United Kingdom for United Kingdom tax purposes, interest paid on the debt securities without withholding will not be subject to United Kingdom tax provided that the relevant holder does not have a “U.K. representative”, within the meaning of the Finance Act 1995, through whom the holder carries on a trade, profession or vocation in the United Kingdom and to which the interest is attributable.

Discount. The profit realized on any disposal (which includes redemption) of any Discount Security may attract United Kingdom withholding tax. However, even if it does not, it may be subject to United Kingdom tax by direct assessment to the same extent as interest which has a United Kingdom source and may also be subject to reporting requirements as outlined below under “Provision of Information.”

Provision of Information. Persons in the United Kingdom paying interest to or receiving interest on behalf of another person may be required to provide certain information to HM Revenue & Customs regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries.

In this respect, on June 3, 2003 the Council adopted EC Council Directive 2003/48/EC (the “Directive”). Under the Directive, each Member State of the EU is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in that other Member State; however, for a transitional period, Austria, Belgium and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at rates rising over time to 35 percent. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

A number of non-EU countries, and certain dependent or associated territories of certain Member States, have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in a Member State. In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident or certain limited types of entity established in one of those territories.

Disposal (including Redemption), Accruals and Changes in Value. A holder of debt securities who is neither resident nor (in the case of an individual) ordinarily resident in the United Kingdom will not be liable to United Kingdom taxation in respect of a disposal (including redemption) of a debt security, any gain accrued in respect of a debt security or any change in the value of a debt security unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment and the debt security was used in or for the purposes of this trade, profession or vocation or acquired for the use and used by or for the purposes of the branch or agency or permanent establishment.

Inheritance Tax. A holder of debt securities who is an individual domiciled outside the United Kingdom will generally not be liable to United Kingdom inheritance tax in respect of his holding of debt securities. This will be the case if any register of the debt securities is held outside the United Kingdom and the securities are only enforceable outside the United Kingdom. If no register is maintained, there may be a liability to inheritance tax if the debt securities are held or enforceable in the United Kingdom, and this may also be the case if the debt securities are registered and the only register which is maintained is maintained in the United Kingdom. If so, exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the Estate Tax Treaty made between the United Kingdom and the United States. Holders should note that “domicile” has an extended meaning in respect of inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for 17 of the preceding 20 years will be regarded as domiciled in the United Kingdom.

Stamp Duty and Stamp Duty Reserve Tax. No United Kingdom stamp duty or stamp duty reserve tax will generally be payable by a holder of debt securities on the creation, issue or redemption of debt securities.

Except as set out in the following paragraphs, no liability for United Kingdom ad valorem stamp duty or stamp duty reserve tax will arise on a transfer of, or an agreement to transfer, full legal and beneficial ownership of any debt securities.

Subject to any other exemptions that may apply, stamp duty may be chargeable on the transfer of, or any agreement to transfer, any debt security which carries or (in the case of (ii), (iii) and (iv)) has at any time carried any of the following rights: (i) a right of conversion into shares or other securities or to the acquisition of shares or other securities, including loan capital of the same description, (ii) a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital, (iii) a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property, or (iv) a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000. If a transfer of, or an agreement to transfer, debt securities is subject to stamp duty or stamp duty reserve tax, the position will be as summarized below in the case of preference shares.

Preference Shares and ADSs

Dividends. No withholding or deduction for or on account of United Kingdom tax will be made from payments of dividends on the preference shares or ADSs.

Subject to the Finance Act 1996 provisions set out below, holders of preference shares or ADSs who are not resident for tax purposes in the United Kingdom and who receive a dividend from us will not have any further United Kingdom tax to pay in respect of such dividend. Holders of preference shares or ADSs will not normally be able to claim any additional payment in respect of the dividend from HM Revenue & Customs under any applicable double tax treaty; in particular, holders who are resident in the United States for tax purposes will not be able to claim any additional payment in respect of the dividend from HM Revenue & Customs under the Treaty.

Disposals. Subject to the Finance Act 1996 provisions set out below, shareholders or ADS holders who are neither resident nor (in the case of an individual) ordinarily resident in the United Kingdom will not normally be liable for United Kingdom tax on chargeable gains (or for any other United Kingdom tax upon a disposal or deemed disposal of preference shares or ADSs) unless they carry on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment, and the preference shares or ADSs are or have been used or held by or for the purposes of the branch or agency or permanent establishment, in which case such shareholder or ADS holder might, depending on individual circumstances, be liable to United Kingdom tax on chargeable gains on any disposal (or deemed disposal) of preference shares or ADSs.

Finance Act 1996. Under sections 91A to 91G of the Finance Act 1996, it is possible that a holder of preference shares or ADSs subject to UK corporation tax would be taxed as if its preference shares or ADSs were debt securities and the position outlined above under the sub-headings “Dividends” and “Disposals” would not apply. The Finance Act 1996 sets out certain circumstances in which the provisions would not apply, such as where the preference shares concerned are “qualifying publicly issued shares” or where the holder does not hold its preference shares for a “tax avoidance purpose”. There are also certain limited circumstances in which particular holders could fall within the scope of the provisions, even if they held preference shares which were, or would otherwise be, “qualifying publicly issued shares”. In the event that holders of preference shares or ADSs are subject to UK corporation tax, they should obtain independent advice as to their tax position.

Inheritance Tax. A holder of ADSs who is an individual domiciled outside the United Kingdom will generally not be liable to United Kingdom inheritance tax in respect of his holding of ADSs. Such an individual may, however, have a liability to inheritance tax in respect of any holding of preference shares. If so, exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders of preference shares under the Estate Tax Treaty made between the United Kingdom and the United States.

Stamp Duty and Stamp Duty Reserve Tax. Any documentary transfer of, or documentary agreement to transfer, any preference share or any interest in any preference share will generally be liable to United Kingdom ad valorem stamp duty, generally at the rate of 0.5% of the amount or value of the consideration for the transfer (rounded up to the next multiple of £5 in the case of stamp duty). Stamp duty is usually the liability of the purchaser or transferee of the shares. An unconditional agreement to transfer such preference shares will also generally be subject to stamp duty reserve tax, generally at the rate of 0.5% of the amount or value of the consideration for the transfer, but such liability will be cancelled, or, if already paid, refunded, if the agreement is completed by a duly stamped transfer within six years of the agreement having become unconditional. Stamp duty reserve tax is normally the liability of the purchaser or transferee of the shares.

Where we issue preference shares, or a holder of preference shares transfers such preference shares, to an ADR issuer, a liability for United Kingdom stamp duty or stamp duty reserve tax at the rate of 1.5% (rounded up to the next multiple of £5 in the case of stamp duty) of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the preference shares, may arise. This liability for United Kingdom stamp duty or stamp duty reserve tax will strictly be the liability of the ADR issuer (or their nominee or agent). However, in practice, (i) where preference shares are issued to an ADR issuer, we will reimburse the ADR issuer or otherwise bear the cost and (ii) where preference shares are transferred to an ADR issuer, the liability for payment of the United Kingdom stamp duty or stamp duty reserve tax will depend on the arrangements in place between the seller, the ADR issuer and the purchaser.

Where we issue preference shares, or a holder of preference shares transfers such preference shares, to a person providing clearance services (or their nominee or agent) and where the person providing clearance services has not made an election under section 97A Finance Act 1986, a liability for United Kingdom stamp duty or stamp duty reserve tax at the rate of 1.5% (rounded up to the next multiple of £5 in the case of stamp duty) of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the preference shares, may arise. This liability for United Kingdom stamp duty or stamp duty reserve tax will strictly be the liability of the person providing clearance services (or their nominee or agent). However, in practice, (i) where preference shares are issued to a person providing clearance services (or their nominee or agent), we will reimburse the person providing clearing services or otherwise bear the cost and (ii) where preference shares are transferred to a person providing clearance services (or their nominee or agent), the liability for payment of the United Kingdom stamp duty or stamp duty reserve tax will depend on the arrangements in place between the seller, the person providing clearance services and the purchaser. Transfers of preference shares within a clearance system are generally outside the scope of stamp duty as long as there is no instrument of transfer, and are exempt from stamp duty reserve tax.

Where we issue preference shares, or a holder of preference shares transfers such preference shares, to a person providing clearance services (or their nominee or agent), and that person has made an election under section 97A Finance Act 1986, there will be no liability for United Kingdom stamp duty or stamp duty reserve tax at the rate of 1.5% of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the preference shares. However, in such case, a liability for United Kingdom stamp duty or stamp duty reserve tax may arise on the transfer of, or agreement to transfer, preference shares within the clearance system (as set out in the first paragraph under the heading “Stamp Duty and Stamp Duty Reserve Tax”).

Where we issue preference shares in bearer form that are sterling denominated, we may be liable to stamp duty at the rate of 1.5% of the issue price. In the event that we are so liable, we will pay such stamp duty.

If any ADSs are cancelled, with the preference shares that they represent being transferred to the ADS holder, a liability for stamp duty may arise at the fixed rate of £5 on any instrument providing for such transfer of the preference shares.

No liability for stamp duty or stamp duty reserve tax will arise on a transfer of ADSs, provided that any document that effects such transfer is not executed in the United Kingdom and that it remains at all subsequent times outside the United Kingdom. An agreement to transfer ADSs will not give rise to a liability for stamp duty reserve tax.

PLAN OF DISTRIBUTION

Initial Offering and Issue of Securities

We may issue all or part of the securities from time to time, in terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in the applicable prospectus supplement:

•	the terms of the offering of the securities;

•	the names of any underwriters, dealers or agents involved in the sale of the securities;

•	the principal amounts of securities any underwriters will subscribe for;

•	any applicable underwriting commissions or discounts which shall be no more than 3% of the proceeds from the offering; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the securities for their own account and they may effect distribution of the securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or related to prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable prospectus supplement specifies otherwise, the underwriters’ obligations to subscribe for the securities will depend on certain conditions being satisfied. If the conditions are satisfied the underwriters will be obligated to subscribe for all of the securities of the series, if they subscribe for any of them. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless the applicable prospectus supplement specifies otherwise, we will issue the securities to the dealers as principals. The dealers may then sell the securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue securities through agents we designate from time to time, or we may issue securities directly. The applicable prospectus supplement will name any agent involved in the offering and issue of the securities, and will also set forth any commissions that we will pay. Unless the applicable prospectus supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of securities, underwriters may receive compensation from us or from subscribers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable prospectus supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the prospectus supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription of particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may enter into agreements with the underwriters, dealers and agents who participate in the distribution of the securities that may fully or partially indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, or be affiliates of Barclays PLC and the Barclays Bank Group in the ordinary course of business.

Barclays Capital Inc. is a subsidiary of Barclays PLC and may participate in one or more offerings of our securities. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when an NASD member such as Barclays Capital Inc. distributes an affiliated company’s securities, such as those of Barclays Bank PLC. Barclays Capital Inc. has advised us that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 2720.

Barclays Capital Inc. will not confirm initial issues to accounts over which it exercises discretionary authority without the prior written approval of the customer.

Selling Restrictions

Unless the applicable prospectus supplement specifies otherwise, we will not offer the securities or any investments representing securities, including ADSs or ADRs, of any series to the public in the United Kingdom or any member state of the European Economic Area (“EEA”) which has implemented Directive 2003/71/EC (the “Prospectus Directive”).

Selling Restrictions Addressing United Kingdom Securities Laws

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will confirm and agree that:

•

in relation to any securities having a maturity of less than one year (i) it is a person whose ordinary activities involves it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any securities other than to persons (A) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or (B) who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses, where the issue of the debt securities would otherwise constitute a contravention of Section 19 of the FSMA by us;

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities or any investments representing securities, including ADSs or ADRs, in circumstances in which Section 21(1) of the FSMA would not, if we were not an “authorized person” under the FSMA, apply to us; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities, or any investments representing securities, including ADSs and ADRs in, from or otherwise involving the United Kingdom.

Public Offer Selling Restriction Under The Prospectus Directive

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will confirm and agree that with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”) it has not made and will not make an offer of any securities or any investments representing securities which are the subject of the offering contemplated by the prospectus as completed by the prospectus supplement in relation thereto to the public in that relevant member state except that it may, with effect from and including the relevant implementation date, make an offer of the securities to the public in that relevant member state:

•

if the relevant prospectus supplement in relation to the securities specifies that an offer of those securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that relevant member state (a non-exempt offer), following the date of publication of a prospectus in relation to such securities which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, provided that any such prospectus has subsequently been completed by the prospectus supplement contemplating such non-exempt offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus supplement;

•	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

at any time to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•

at any time to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

•	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offering of securities referred to in the second to fifth bullet points above shall require us or any dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

The expression an “an offer of any securities or any investments representing securities to the public” in relation to such securities or investments in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase the securities or investments, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state.

Market-Making Resales

This prospectus may be used by Barclays Capital Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Barclays Capital Inc. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Barclays Capital Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which Barclays Capital Inc. acts as principal, or as agent for both counterparties in a transaction in which Barclays Capital Inc. does not act as principal. Barclays Capital Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Barclays Bank PLC may also engage in transactions of this kind and may use this prospectus for this purpose.

The indeterminate aggregate initial offering price relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

Barclays Bank PLC may receive, directly or indirectly, all or a portion of the proceeds of any market making transactions by Barclays Capital Inc. and its other affiliates.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by Barclays Capital Inc. that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither Barclays Capital Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus or any accompanying prospectus supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

SERVICE OF PROCESS AND

ENFORCEMENT OF LIABILITIES

We are an English public limited company. Substantially all of our directors and executive officers and a number of the experts named in this document are non-residents of the United States. All or a substantial portion of the assets of those persons are located outside the United States. Most of our assets are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon those persons or to enforce against them judgments of U.S. courts based upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Clifford Chance LLP, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file jointly with Barclays PLC, reports and other information with the SEC.

The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. You may also inspect and copy reports and other information that we file with the SEC at the public reference facilities maintained at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549 at prescribed rates. In addition, you may inspect and copy that material at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed.

We will furnish to the debt trustee referred to under “Description of Debt Securities” annual reports, which will include a description of operations and annual audited consolidated financial statements prepared in accordance with IFRS, together with a reconciliation of consolidated net income and consolidated ordinary shareholders’ equity to estimated amounts in accordance with U.S. GAAP. We will also furnish the debt trustee with interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with IFRS. If we choose to do so, those interim reports may contain a reconciliation of consolidated net income and consolidated ordinary shareholders’ equity to estimated amounts in accordance with U.S. GAAP. We will furnish the debt trustee all notices of meetings at which holders of securities are entitled to vote, and all other reports and communications that are made generally available to those holders.

FURTHER INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this prospectus. This prospectus is a part of that registration statement and it omits some information that is contained in the registration statement. You can access the registration statement together with exhibits on the internet site maintained by the SEC at http://www.sec.gov or inspect these documents at the offices of the SEC in order to obtain that additional information about us and about the securities offered with this prospectus.

VALIDITY OF SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities, the validity of the securities under New York law may be passed upon for us by our U.S. counsel, Sullivan & Cromwell LLP. If stated in the prospectus supplement applicable to a specific issuance of debt securities, the validity of the securities under English law may be passed upon by our English solicitors, Clifford Chance LLP. Sullivan & Cromwell LLP may rely on the opinion of Clifford Chance LLP as to all matters of English law and Clifford Chance LLP may rely on the opinion of Sullivan & Cromwell LLP as to all matters of New York law. If this prospectus is delivered in connection with an underwritten offering, the validity of the debt securities may be passed upon for the underwriters by United States and English counsel for the underwriters specified in the related prospectus supplement. If no English counsel is specified, such U.S. counsel to the underwriters may also rely on the opinion of Clifford Chance LLP as to certain matters of English law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report of Barclays PLC and Barclays Bank PLC on Form 20-F for the year ended December 31, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of ABN AMRO appearing in the ABN AMRO 2006 Form 20-F, and the ABN AMRO management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young Accountants, independent registered accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of an assumed amount of $100,000,000 of securities registered under this Registration Statement:

Securities and Exchange Commission registration fee	$0	*
NASD fee	10,500
Printing and engraving expenses	40,000
Legal fees and expenses	455,000
Accountants’ fees and expenses	175,000
Trustee fees and expenses	10,000
ADR Depositary’s fees and expenses	15,000
Miscellaneous	20,000

Total	$725,500

*	Deferred in accordance with Rule 456(b) and 457(r)

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MEDIUM-TERM NOTES, SERIES A

Pricing Supplement

June 24, 2008

(to Prospectus dated August 31, 2007 and

Prospectus Supplement dated September 4, 2007)

Patent Pending

BCY-F-100-06008